Exhibit 10.12

EXECUTION VERSION

THIRD AMENDMENT

THIRD AMENDMENT TO CREDIT AGREEMENT (this “Third Amendment”), dated as of December 1, 2016, among Envision Healthcare Corporation (together with its successors in interest, the “Parent Borrower”), the Subsidiary Borrowers party hereto (the “Subsidiary Borrowers” and together with the Parent Borrower, the “Borrowers”), the lenders and other financial institutions party hereto (the “Refinancing Lenders”), Deutsche Bank AG New York Branch, as swingline lender, as an issuing lender, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and as collateral agent for the Secured Parties (in such capacity, the “Collateral Agent”) and JPMorgan Chase Bank, N.A., as co-collateral agent under the Restated Credit Agreement (as defined below) (in such capacity, the “Co-Collateral Agent”). Unless otherwise indicated, all capitalized terms used herein and not otherwise defined shall have the respective meanings provided to such terms in the Credit Agreement referred to below.

W I T N E S S E T H :

WHEREAS, the Borrowers, the Lenders from time to time party thereto, the Administrative Agent and the other parties thereto are parties to a Credit Agreement, dated as of May 25, 2011 (as amended, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, pursuant to that certain Agreement and Plan of Merger (the “2016 Merger Agreement”) among Envision Healthcare Holdings, Inc., a Delaware corporation (“Holdings”), AmSurg Corp., a Tennessee corporation (“AmSurg”), and New Amethyst Corp., a Delaware corporation and a wholly owned subsidiary of AmSurg, AmSurg and Holdings will combine in an all stock merger of equals (the mergers contemplated by the 2016 Merger Agreement, the “2016 Mergers”);

WHEREAS, pursuant to and in accordance with Subsection 2.7 of the Credit Agreement, the Parent Borrower has requested Credit Agreement Refinancing Indebtedness in an aggregate principal amount of $550 million be made available to the Borrowers (the “Refinancing ABL Facility”), and the Refinancing Lenders and the Administrative Agent have agreed, upon the terms and subject to the conditions set forth herein, (a) that the Refinancing Lenders will make available Commitments, of which $150 million will be available in the form of Letters of Credit, (b) that such Commitments and Letters of Credit will be used to refinance Commitments outstanding immediately prior to the Refinancing Effective Time (as defined in Section Five below) and to finance the working capital, capital expenditures, business requirements, acquisitions and other general corporate purposes of the Parent Borrower and its Restricted Subsidiaries and (c) to amend the Credit Agreement as provided herein without the consent or approval of any other Lender, as permitted by Subsections 2.7 and 11.1(d) thereof;

WHEREAS, immediately following the Refinancing Effective Time, the Refinancing Lenders will constitute all of the Lenders under the Credit Agreement, as amended by Sections One and Two hereof;

WHEREAS, immediately following the Refinancing, the Refinancing Lenders, then constituting all Lenders under the Credit Agreement, as amended hereby, the Administrative Agent, the Collateral Agent and the Co-Collateral Agent wish and agree to amend the Credit Agreement as set forth in Section Three below and to increase the aggregate amount of the Commitments to $850 million;

WHEREAS, the Parent Borrower, certain of the Parent Borrower’s subsidiaries and the Collateral Agent are party to a Guarantee and Collateral Agreement, dated as of May 25, 2011 (as amended, supplemented, waived or otherwise modified from time to time, the “Guarantee and Collateral Agreement”);

WHEREAS, immediately following the Refinancing Effective Time, pursuant to Section 9.1 of the Guarantee and Collateral Agreement and Subsection 11.1(a) of the Credit Agreement, the Collateral Agent, the Parent Borrower, the other Grantors (as defined therein) and the Lenders party hereto, constituting all Lenders under the Credit Agreement at such time agree to make the amendments to the Guarantee and Collateral Agreement set forth in Section Four below; and

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION ONE – Payment of Accrued Interest and Fees; Letters of Credit. Subject to the satisfaction of the conditions set forth in Section Five hereof:

(a) On the Third Amendment Effective Date (as defined below), (i) immediately upon the occurrence of the Refinancing Effective Time, all Commitments in effect immediately prior to the Third Amendment Effective Date will terminate and (ii) the Parent Borrower shall pay in cash to the Administrative Agent, for the account of each Lender and the relevant Issuing Lender entitled thereto, the principal amount of all outstanding Loans under the Credit Agreement and all interest and fees that are accrued and unpaid under the Credit Agreement to but not including the Third Amendment Effective Date.

(b) The Letters of Credit outstanding on the Third Amendment Effective Date shall continue as Letters of Credit on and after the Third Amendment Effective Date and (x) shall be deemed to constitute a utilization of the Commitments under the Credit Agreement (as amended by this Third Amendment) and (y) shall accrue letter of credit commissions and fees in accordance with Subsection 3.3(a) of the Credit Agreement (as amended by this Third Amendment) on and after the Third Amendment Effective Date as if the Third Amendment Effective Date were a new date of issuance.

SECTION TWO – Refinancing Amendments. The Commitments under the Refinancing ABL Facility shall become effective subject to the satisfaction of the conditions set forth in Section Five hereof and, upon the satisfaction of such conditions, Schedule A of the Credit Agreement is hereby amended by deleting it in its entirely and replacing it with Annex I attached hereto.

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SECTION THREE – Amendment and Restatement of Credit Agreement. Subject to satisfaction of the conditions set forth in Section Six below, effective as of the Restatement Effective Date (as defined below) immediately following the Refinancing Effective Time (as defined below), the Credit Agreement (and the Exhibits and Schedules thereto) is hereby amended and restated in its entirety in the form attached as Annex II hereto (the “Restated Credit Agreement”).

SECTION FOUR – Guarantee and Collateral Agreement Amendments. Effective as of the Restatement Effective Date and upon the occurrence of the GCA Amendments Effective Time (as defined below) (the “GCA Amendments”), the Guarantee and Collateral Agreement is hereby amended as follows:

(a) The Guarantee and Collateral Agreement is hereby amended by deleting the words “CDRT ACQUISITION CORPORATION, a Delaware corporation (“Holdings”),” from the first paragraph thereof and deleting each reference to “CDRT ACQUISITION CORPORATION” and “Holdings”.

(b) Section 1.1 of the Guarantee and Collateral Agreement is hereby amended as follows:

(1) by deleting “if the fair market value of such fee interest is less than $5,000,000 individually” in clause (i) of the definition of “Excluded Assets”;

(2) by deleting the definition of “Excluded Vehicles”;

(3) by amending and restating the definition of “Vehicles” as follows:

““Vehicles”: all vehicles that are owned by a Grantor, including cars, trucks, trailers, ambulances and other vehicles covered by a certificate of title law of any state and all tires and other appurtenances to any of the foregoing.”

(c) Sections 2.1(d)(ii) and (iii) of the Guarantee and Collateral Agreement is hereby amended and rested as follows:

“(ii) as to any Guarantor, a sale or other disposition of all the Capital Stock of such Guarantor (other than to a Borrower or a Subsidiary Guarantor), or any other transaction or occurrence as a result of which such Guarantor ceases to be a Restricted Subsidiary of the Parent Borrower, in each case that is permitted under the Credit Agreement and (iii) so long as immediately after giving effect thereto, Excess Availability would not be less than zero, as to any Guarantor, such Guarantor becoming an Excluded Subsidiary.”

(d) Sections 2.1(e)(ii) and (iii) of the Guarantee and Collateral Agreement are hereby amended and rested as follows:

“(ii) as to any Guarantor, a sale or other disposition of all the Capital Stock of such Guarantor (other than to a Borrower or a Subsidiary Guarantor), or any other transaction or occurrence as a result of which such Guarantor ceases to be a Restricted Subsidiary of the Parent Borrower, in each case that is permitted under the Credit Agreement and (iii) so long as immediately after giving effect thereto, Excess Availability would not be less than zero, as to any Guarantor, such Guarantor becoming an Excluded Subsidiary.”

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(e) Section 3.1 of the Guarantee and Collateral Agreement is hereby amended by replacing the words “all Vehicles” with the word “[reserved]” in clause (p) thereof.

(f) Section 3.3 of the Guarantee and Collateral Agreement is hereby amended as follows:

(1) by amending and restating clause (j) thereof as follows:

“(j) any assets subject to certificate of title;” and

(2) by inserting the words “to the extent the security interest therein is not automatically perfected by the filings under the Uniform Commercial Code of any applicable jurisdiction” immediately before the words “other than Loan Party DDAs” in clause (n) thereof; and

(3) replacing the words “any Excluded Vehicles” with the words “any Vehicles” in clause (q) thereof.

(g) Sections 5.1(ii) and (iii) of the Guarantee and Collateral Agreement are hereby amended and rested as follows:

“(ii) as to any Guarantor, a sale or other disposition of all the Capital Stock of such Guarantor (other than to a Borrower or a Subsidiary Guarantor), or any other transaction or occurrence as a result of which such Guarantor ceases to be a Restricted Subsidiary of the Parent Borrower, in each case that is permitted under the Credit Agreement or (iii) so long as immediately after giving effect thereto, Excess Availability would not be less than zero, as to any Guarantor, such Guarantor becoming an Excluded Subsidiary.”

(h) Sections 5.2(ii) and (iii) of the Guarantee and Collateral Agreement are hereby amended and rested as follows:

“(ii) except in the case of the Parent Borrower, a sale or other disposition of all the Capital Stock of such Grantor (other than to a Borrower or a Subsidiary Guarantor), or any other transaction or occurrence as a result of which such Grantor ceases to be a Restricted Subsidiary of the Parent Borrower, in each case that is permitted under the Credit Agreement or (iii) so long as immediately after giving effect thereto, Excess Availability would not be less than zero, as to any Grantor, such Grantor becoming an Excluded Subsidiary:”

(i) Sections 5.3(ii) and (iii) of the Guarantee and Collateral Agreement are hereby amended and rested as follows:

“(ii) as to any Pledgor other than the Parent Borrower, a sale or other disposition of all the Capital Stock of such Pledgor (other than to a Borrower or a Subsidiary Guarantor), or any other transaction or occurrence as a result of which such Pledgor ceases to be a Restricted Subsidiary of the Parent Borrower, in each case that is permitted under the Credit Agreement or (iii) so long as immediately after giving effect thereto, Excess Availability would not be less than zero, as to any Pledgor, such Pledgor becoming an Excluded Subsidiary:”

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(j) Section 5.4 of the Guarantee and Collateral Agreement is hereby deleted in its entirety.

(k) The second sentence of Section 9.16(b) is hereby amended and restated as follows:

“In connection with a sale or other disposition of all the Capital Stock of any Granting Party (other than any sale or disposition to another Grantor and other than with respect to Capital Stock of the Parent Borrower) or any other transaction or occurrence as a result of which such Granting Party (other than the Parent Borrower) ceases to be a Restricted Subsidiary of the Parent Borrower or the sale or other disposition of Security Collateral (other than a sale or disposition to another Grantor) permitted under the Credit Agreement, the Collateral Agent shall, upon receipt from the Parent Borrower of a written request for the release of such Granting Party from its Guarantee or the release of the Security Collateral subject to such sale or other disposition, identifying such Granting Party or the relevant Security Collateral and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Parent Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents, execute and deliver to the Parent Borrower or the relevant Granting Party (without recourse and without any representation or warranty), at the sole cost and expense of such Granting Party, any Security Collateral of such relevant Granting Party held by the Collateral Agent that is being released, or the Security Collateral subject to such sale or disposition (as applicable), and, at the sole cost and expense of such Granting Party, execute, acknowledge and deliver to such Granting Party such releases, instruments or other documents (including without limitation UCC termination statements and certificates and instructions for terminating Liens on Vehicles, if applicable), and do or cause to be done all other acts, as the Parent Borrower or such Granting Party shall reasonably request (x) to evidence or effect the release of such Granting Party from its Guarantee (if any) and of the Liens created hereby (if any) on such Granting Party’s Security Collateral or (y) to evidence the release of the Security Collateral subject to such sale or disposition.”

(l) Section 9.16(c) of the Guarantee and Collateral Agreement is hereby amended by replacing the words “Upon the designation of any Granting Party as an Unrestricted Subsidiary” with the words “Upon any Granting Party becoming an Excluded Subsidiary so long as immediately after giving effect thereto Excess Availability would be not less than zero”.

(m) by inserting the following new Section 9.18:

“9.18. Transfer Tax Acknowledgment. Each party hereto acknowledges that the shares delivered hereunder are being transferred to and deposited with the Collateral Agent (or other Person in accordance with any applicable Intercreditor Agreement) as security for the Obligations and that this Subsection 9.18 is intended to be the certificate of exemption from New York stock transfer taxes for the purposes of complying with Section 270.5(b) of the Tax Law of the State of New York.”

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SECTION FIVE – Conditions to Effectiveness relating to the Refinancing. This Third Amendment relating to the Refinancing set forth in Sections One and Two above (the “Refinancing Amendments”) shall become effective on the date (the “Third Amendment Effective Date”) and at the time (the “Refinancing Effective Time”) when each of the following conditions shall have been satisfied:

(a) each of the Borrowers, the other Granting Parties (as defined in the Guarantee and Collateral Agreement) the Refinancing Lenders, the Administrative Agent, each Issuing Lender, the Swingline Lender, the Collateral Agent and the Co-Collateral Agent (as defined in the Restated Credit Agreement) shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile or other electronic transmission) the same to the Administrative Agent;

(b) the Administrative Agent shall have received (A) true and complete copies of resolutions of the board of directors or a duly authorized committee thereof of the Parent Borrower approving and authorizing the execution, delivery and performance of this Third Amendment, and the performance of the Credit Agreement as amended by this Third Amendment, certified as of the Third Amendment Effective Date by a Responsible Officer, secretary or assistant secretary of the Parent Borrower as being in full force and effect without modification or amendment and (B) a good standing certificate (or the equivalent thereof) for the Parent Borrower from its jurisdiction of formation;

(c) all fees and expenses then due and payable to the Administrative Agent, the Other Representatives (as defined in the Restated Credit Agreement) and the Refinancing Lenders pursuant to the fee letter agreement, dated June 15, 2016 (as amended by that certain Letter Agreement Pursuant to Commitment Letter dated June 15, 2016 dated as of July 7, 2016, as amended by that certain Letter Agreement Pursuant to Commitment Letter dated June 15, 2016 dated as of July 8, 2016 and as may be further amended, supplemented or otherwise modified from time to time) by and among the Parent Borrower, AmSurg Corp., JPMorgan Chase Bank, N.A., Barclays Bank PLC, Wells Fargo Bank, National Association, Wells Fargo Securities, LLC, SunTrust Bank, SunTrust Robinson Humphrey, Inc., Deutsche Bank AG New York Branch, Deutsche Bank Securities Inc., BMO Harris Bank N.A., BMO Capital Markets Corp., RBC Capital Markets, LLC and Bank of America, N.A. and Section Nine hereof shall have been paid on the Third Amendment Effective Date;

(d) the Parent Borrower shall have delivered to the Administrative Agent (i) a completed field examination of the Loan Parties with assets to be included in the Borrowing Base by a third-party examiner reasonably acceptable to the Lead Arrangers (as defined in the Restated Credit Agreement) and (ii) reasonably satisfactory evidence that, on the Third Amendment Effective Date (after giving effect to the amendments contemplated by Sections Two and Three hereof), Excess Availability shall be no less than $250 million;

(e) the Parent Borrower shall have delivered to the Administrative Agent a Borrowing Base certificate prepared as of October 31, 2016;

(f) the 2016 Mergers shall have been or, substantially concurrently with the initial extension of credit under the Refinancing ABL Facility shall be, consummated in all

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material respects in accordance with the terms of the 2016 Merger Agreement, without giving effect to any modifications, amendments, express waivers or express consents thereunder that are materially adverse to the Refinancing Lenders without the consent of the Lead Arrangers (as defined in the Restated Credit Agreement) (such consent not to be unreasonably withheld, conditioned or delayed), it being understood and agreed that any change in the Exchange Ratio (as defined in the 2016 Merger Agreement) shall not be deemed to be materially adverse to the Refinancing Lenders;

(g) since the date of the 2016 Merger Agreement, (i) no change, event, development, condition, occurrence or effect shall have occurred, arisen or become known that has had, or would reasonably be expected to have, individually or in the aggregate, an Amethyst Material Adverse Effect (as defined in the 2016 Merger Agreement on June 15, 2016) and (ii) no change, event, development, condition, occurrence or effect shall have occurred, arisen or become known that has had, or would reasonably be expected to have, individually or in the aggregate, a Holdings Material Adverse Effect (as defined in the 2016 Merger Agreement on June 15, 2016);

(h) the Administrative Agent shall have received a certificate of the chief financial officer or treasurer (or other comparable officer) of the Parent Borrower certifying the Solvency (as defined in the Restated Credit Agreement), after giving effect to the 2016 Mergers, of the Parent Borrower and its Subsidiaries on a consolidated basis in the form attached as Annex I to Exhibit G to that certain commitment letter among, inter alia, Holdings, AmSurg and the Lead Arrangers, dated as of June 15, 2016 (as amended, supplemented or otherwise modified prior to the date hereof the “Commitment Letter”);

(i) the Administrative Agent and the Lead Arrangers shall have received at least three Business Days prior to the Third Amendment Effective Date all documentation and information as is reasonably requested in writing by the Administrative Agent and the Lead Arrangers (as defined in the Restated Credit Agreement), at least 10 calendar days prior to the Third Amendment Effective Date, about the Parent Borrower and the Guarantors mutually agreed to be required by U.S. regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act;

(j) the representation and warranties in Section Eight below shall, except to the extent they relate to a particular date (in which case, such representations and warranties shall be true and correct in all material respects on and as of such earlier date), be true and correct in all material respects on and as of the Third Amendment Effective Date as if made on and as of such date; and

(k) the Parent Borrower shall have delivered to the Administrative Agent and the Refinancing Lenders an opinion from each of Debevoise & Plimpton LLP, special New York counsel to the Parent Borrower, Richards, Layton & Finger, P.A., special Delaware counsel to the Borrower and Bass Berry & Sims PLC, special Tennessee counsel to the Parent Borrower, in each case, in form and substance reasonably satisfactory to the Administrative Agent and dated as of the Third Amendment Effective Date.

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The Administrative Agent shall promptly notify each Lender party hereto of the occurrence of the Third Amendment Effective Date and unless the Administrative Agent shall have received notice from any Refinancing Lender prior to the Third Amendment Effective Date that one of more of the conditions set forth above has not been satisfied, each Refinancing Lender shall be deemed to have acknowledged that each of the conditions precedent set forth in Section Five of this Third Amendment and the Credit Agreement shall have been satisfied in accordance with its respective terms or shall have been irrevocably waived by such Person.

SECTION SIX – Conditions to Effectiveness of the Restatement of the Existing Credit Agreement. The Restated Credit Agreement shall become effective immediately following the occurrence of the Refinancing Effective Time (such date of effectiveness, the “Restatement Effective Date” and such time, the “Restatement Effective Time”).

SECTION SEVEN – Conditions to Effectiveness relating to GCA Amendments. The GCA Amendments shall become effective immediately following the occurrence of the Restatement Effective Time (the “GCA Amendments Effective Time”).

SECTION EIGHT – Representations and Warranties; No Default. In order to induce the Administrative Agent and the Lenders party hereto to enter into this Third Amendment, the Borrowers represent and warrant to each of such Lenders and the Administrative Agent that on and as of the date hereof, after giving effect to this Third Amendment, (i) no Default or Event of Default exists as of the Third Amendment Effective Date; (ii) the representations and warranties of each Loan Party contained in Section 5 of the Credit Agreement and in the other Loan Documents are true and correct in all material respects on and as of the date hereof except to the extent that such representations and warranties relate to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date; (iii) the execution, delivery and performance of this Third Amendment has been duly authorized by all necessary corporate or limited liability company action on the part of the Borrowers, has been duly executed and delivered by the Borrowers and constitutes a legal, valid and binding obligation of the Borrowers, enforceable against the Borrowers in accordance with its terms, except to the extent that the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law; and (iv) the execution and delivery hereof by the Borrowers and the performance and observance by the Borrowers of the provisions hereof do not violate or conflict with (A) any Organizational Document of any Borrower or (B) any Requirement of Law applicable to any Borrower or result in a breach of any provision of any Contractual Obligation of any Borrower, in the case of this clause (B), in any respect that would reasonably be expected to have a Material Adverse Effect.

SECTION NINE – Fees. The Borrowers agree to reimburse the Administrative Agent and the Other Representatives (as defined in the Restated Credit Agreement) for their reasonable and documented out-of-pocket expenses incurred by them in connection with this Third Amendment, including the reasonable fees, charges and disbursements of Cahill Gordon & Reindel LLP, counsel for such Other Representatives, and White & Case LLP, counsel for the Administrative Agent, (I) in the case of the Administrative Agent, in accordance with Subsection 11.5 of the Credit Agreement and (II) in the case of such Other Representatives, in accordance with the Commitment Letter.

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SECTION TEN – Reference to and Effect on the Credit Agreement and the Notes. On and after the effectiveness of the Refinancing Amendments, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement and each reference in the Notes and each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by the Refinancing Amendments. On and after the Restatement Effective Date, each reference in the Notes and each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Restated Credit Agreement. On and after the effectiveness of the GCA Amendments, each reference in the Guarantee and Collateral Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Guarantee and Collateral Agreement and each reference in the Credit Agreement and each of the other Loan Documents to “the Guarantee and Collateral Agreement”, “thereunder”, “thereof” or words of like import referring to the Guarantee and Collateral Agreement, shall mean and be a reference to the Guarantee and Collateral Agreement, as amended by the GCA Amendments. The Credit Agreement, the Notes and each of the other Loan Documents, as specifically amended by this Third Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Third Amendment shall not, except as expressly provided herein, operate as an amendment or waiver of any right, power or remedy of any Lender or any Agent under any of the Loan Documents, nor constitute an amendment or waiver of any provision of any of the Loan Documents. Each Borrower and each other Grantor hereby expressly acknowledges the terms of this Third Amendment and reaffirms, as of the date hereof, (i) the covenants and agreements contained in each Loan Document to which it is a party, including, in each case, such covenants and agreements as in effect immediately after giving effect to this Third Amendment and the transactions contemplated hereby and (ii) its grant of Liens on the Collateral to secure its Obligations (including, without limitation, in respect of the Commitments established pursuant to this Third Amendment) pursuant to the Security Documents both after giving effect to the Refinancing Amendments and after giving effect to the Restated Credit Agreement and the GCA Amendments.

SECTION ELEVEN – Execution in Counterparts. This Third Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which, when taken together, shall constitute a single contract. Delivery of an executed counterpart of this Third Amendment by facsimile transmission or electronic photocopy (i.e., “pdf”) shall be effective as delivery of a manually executed counterpart of this Third Amendment.

SECTION TWELVE – Governing Law. THIS THIRD AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS THIRD AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

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IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed and delivered as of the day and year first above written.

ENVISION HEALTHCARE CORPORATION

By:	/s/ Randel G. Owen
	Name:	Randel G. Owen
	Title:	Chief Financial Officer

[Signature Page to Third Amendment to ABL Credit Agreement]

DEUTSCHE BANK AG NEW YORK BRANCH,
as Administrative Agent, Collateral Agent, Issuing Lender, Swingline Lender and a Lender

By:	/s/ Peter Cucchiara
Name:	Peter Cucchiara
Title:	Vice President

By:	/s/ Dusan Lazarov
Name:	Benjamin South
Title:	Vice President

[Signature Page to Third Amendment to ABL Credit Agreement]

JPMORGAN CHASE BANK, N.A.,
as Co-Collateral Agent, a Lender and Issuing Lender

By:	/s/ Angela Leake
Name:	Angela Leake
Title:	Authorized Officer

[Signature Page to Third Amendment to ABL Credit Agreement]

BARCLAYS BANK PLC,
as a Lender and Issuing Lender

By:	/s/ Marguerite Sutton
Name:	Marguerite Sutton
Title:	Vice President

[Signature Page to Third Amendment to ABL Credit Agreement]

BANK OF AMERICA, N.A.,
as a Lender and Issuing Lender

By:	/s/ Polly Hackett
Name:	Polly Hackett
Title:	Vice President

[Signature Page to Third Amendment to ABL Credit Agreement]

HEALTHCARE FINANCIAL SOLUTIONS, LLC.
as a Lender

By:	/s/ Alan M. Silbert
Name:	Alan M. Silbert
Title:	Duly Authorized Signatory

[Signature Page to Third Amendment to ABL Credit Agreement]

Wells Fargo Bank, National Association
as a Lender

By:	/s/ Kathy Plisko
Name:	Kathy Plisko
Title:	Duly Authorized Signatory

[Signature Page to Third Amendment to ABL Credit Agreement]

Royal Bank of Canada
as a Lender

By:	/s/ Diana Lee
Name:	Diana Lee
Title:	Authorized Signatory

[Signature Page to Third Amendment to ABL Credit Agreement]

BMO Harris Bank N.A. as a Lender

By:	/s/ Quinn Heiden
Name:	Quinn Heiden
Title:	Director

[Signature Page to Third Amendment to ABL Credit Agreement]

City National Bank, A National Banking Association,
as a Lender

By:	/s/ Lauren Bourke
Name:	Lauren Bourke
Title:	Vice President

[Signature Page to Third Amendment to ABL Credit Agreement]

KEYBANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Nadine M. Eames
Name:	Nadine M. Eames
Title:	Vice President

[Signature Page to Third Amendment to ABL Credit Agreement]

NYCB Specialty Finance Company, LLC,
as a Lender,

By:	/s/ Nadine M. Eames
Name:	Willard D. Dickerson, Jr.
Title:	Senior Vice President

[Signature Page to Third Amendment to ABL Credit Agreement]

SUNTRUST BANK,
as a Lender

By:	/s/ Seth Meier
Name:	Seth Meier
Title:	Director

[Signature Page to Third Amendment to ABL Credit Agreement]

CapStar Bank,
as a Lender

By:	/s/ Mark D. Mattson
Name:	Mark D. Mattson
Title:	Executive Vice President

[Signature Page to Third Amendment to ABL Credit Agreement]

Whitney Bank,
as a Lender

By:	/s/ Dwight Seeley
Name:	Dwight Seeley
Title:	Senior Vice President

[Signature Page to Third Amendment to ABL Credit Agreement]

Pinnacle Bank,
as a Lender

By:	/s/ Carol S. Titus
Name:	Carol S. Titus
Title:	Senior Vice President

[Signature Page to Third Amendment to ABL Credit Agreement]

Each Guarantor acknowledges and consents to each of the foregoing provisions of this Third Amendment. Each Guarantor further acknowledges and agrees that all Obligations with respect to the Commitments under the Credit Agreement as modified by this Third Amendment shall be fully guaranteed and secured pursuant to the Guarantee and Collateral Agreement in accordance with the terms and provisions thereof. Each Guarantor hereby agrees to the amendments to the Guarantee and Collateral Agreement contemplated by Section Four hereof.

GUARANTORS:

ENVISION HEALTHCARE INTERMEDIATE CORPORATION

By:	/s/ William A. Sanger
	Name:	William A. Sanger
	Title:	Chief Executive Officer

CLINICAL PARTNERS MANAGEMENT COMPANY, LLC
NORTHWOOD ANESTHESIA ASSOCIATES, L.L.C.

By:	/s/ William A. Sanger
	Name:	William A. Sanger
	Title:	Manager

[Signature Page to Third Amendment to ABL Credit Agreement]

GUARANTORS (cont’d):

A1 LEASING, INC.
ABBOTT AMBULANCE, INC.
ACCENT HOME HEALTH CARE INC.
ADAM TRANSPORTATION SERVICE, INC.
AFFILION, INC.
AIR AMBULANCE SPECIALISTS, INC.
AMBULANCE ACQUISITION, INC.
AMERICAN EMERGENCY PHYSICIANS MANAGEMENT, INC.
AMERICAN INVESTMENT ENTERPRISES, INC.
AMERICAN MEDICAL PATHWAYS, INC.
AMERICAN MEDICAL RESPONSE AMBULANCE SERVICE, INC.
AMERICAN MEDICAL RESPONSE HOLDINGS, INC.
AMERICAN MEDICAL RESPONSE MANAGEMENT, INC.
AMERICAN MEDICAL RESPONSE MID-ATLANTIC, INC.
AMERICAN MEDICAL RESPONSE NORTHWEST, INC.
AMERICAN MEDICAL RESPONSE OF COLORADO, INC.
AMERICAN MEDICAL RESPONSE OF CONNECTICUT, INCORPORATED
AMERICAN MEDICAL RESPONSE OF GEORGIA, INC.
AMERICAN MEDICAL RESPONSE OF ILLINOIS, INC.
AMERICAN MEDICAL RESPONSE OF INLAND EMPIRE
AMERICAN MEDICAL RESPONSE OF MASSACHUSETTS, INC.
AMERICAN MEDICAL RESPONSE OF NORTH CAROLINA, INC.
AMERICAN MEDICAL RESPONSE OF OKLAHOMA, INC.

By:	/s/ Craig A. Wilson
Name:	Craig A. Wilson
Title:	Secretary

[Signature Page to Third Amendment to ABL Credit Agreement]

GUARANTORS (cont’d):

AMERICAN MEDICAL RESPONSE OF SOUTH CAROLINA, INC.
AMERICAN MEDICAL RESPONSE OF SOUTHERN CALIFORNIA
AMERICAN MEDICAL RESPONSE OF TENNESSEE, INC.
AMERICAN MEDICAL RESPONSE OF TEXAS, INC.
AMERICAN MEDICAL RESPONSE WEST
AMERICAN MEDICAL RESPONSE, INC.
AMR BAY STATE, LLC
AMR HOLDCO, INC.
AMR OF CENTRAL TEXAS I, LLC
AMR OF CENTRAL TEXAS II, LLC
APH LABORATORY SERVICES, INC.
ARIZONA EMS HOLDINGS, INC.
ASSOCIATED AMBULANCE SERVICE, INC.
ATLANTIC AMBULANCE SERVICES ACQUISITION, INC.
ATLANTIC/KEY WEST AMBULANCE, INC.
ATLANTIC/PALM BEACH AMBULANCE, INC.
BEACON TRANSPORTATION, INC.
BESTPRACTICES, INC.
BLYTHE AMBULANCE SERVICE
BOWERS COMPANIES, INC.
BROWARD AMBULANCE, INC.
COMMUNITY AUTO AND FLEET SERVICES L.L.C.
COMMUNITY EMS, INC.
COMTRANS AMBULANCE SERVICE, INC.
COMTRANS, INC.
CORNING AMBULANCE SERVICE INC.
DESERT VALLEY MEDICAL TRANSPORT, INC.
DONLOCK, LTD.

By:	/s/ Craig A. Wilson
Name:	Craig A. Wilson
Title:	Secretary

[Signature Page to Third Amendment to ABL Credit Agreement]

GUARANTORS (cont’d):

E.M.S. VENTURES, INC.
EASTERN AMBULANCE SERVICE, INC.
EASTERN PARAMEDICS, INC.
EHR MANAGEMENT CO.
EMCARE ANESTHESIA PROVIDERS, INC.
EMCARE HOLDCO, INC.
EMCARE HOLDINGS INC.
EMCARE OF CALIFORNIA, INC.
EMCARE PHYSICIAN PROVIDERS, INC.
EMCARE PHYSICIAN SERVICES, INC.
EMCARE, INC.
EMERGENCY MEDICAL SERVICES LP CORPORATION
EMERGENCY MEDICAL TRANSPORT, INC.
EMERGENCY MEDICAL TRANSPORTATION, INC.
EMERGENCY MEDICINE EDUCATION SYSTEMS, INC.
EMS VENTURES OF SOUTH CAROLINA, INC.
FIVE COUNTIES AMBULANCE SERVICE, INC.
FLORIDA EMERGENCY PARTNERS, INC.
FOUNTAIN AMBULANCE SERVICE, INC.
GILA HOLDCO LLC
GOLD COAST AMBULANCE SERVICE
GOLD CROSS AMBULANCE SERVICE OF PA., INC.
GOLD CROSS AMBULANCE SERVICES, INC.
GRACE BEHAVIORAL HEALTH, L.L.C.
GREATER PINELLAS TRANSPORTATION MANAGEMENT SERVICES, INC.
GUARDIAN HEALTH CARE, INC.
GUARDIAN HEALTHCARE GROUP, INC.
GUARDIAN HEALTHCARE HOLDINGS, INC.

By:	/s/ Craig A. Wilson
Name:	Craig A. Wilson
Title:	Secretary

[Signature Page to Third Amendment to ABL Credit Agreement]

GUARANTORS (cont’d):

HANK’S ACQUISITION CORP.
HEALTH PRIORITY HOME CARE, INC.
HEALTHCARE ADMINISTRATIVE SERVICES, INC.
HEMET VALLEY AMBULANCE SERVICE, INC.
HERREN ENTERPRISES, INC.
HOLIDAY ACQUISITION COMPANY, INC.
INTERNATIONAL LIFE SUPPORT, INC.
JLM HEALTHCARE, INC.
KMAC, INC.
KUTZ AMBULANCE SERVICE, INC.
LASALLE AMBULANCE INC.
LIFE LINE AMBULANCE SERVICE, INC.
LIFECARE AMBULANCE SERVICE, INC.
LIFEFLEET SOUTHEAST, INC.
MAINSTAY SOLUTIONS, LLC
MARLBORO HUDSON AMBULANCE & WHEELCHAIR SERVICE, INC.
MEDEVAC MEDICAL RESPONSE, INC.
MEDEVAC MIDAMERICA, INC.
MEDIC ONE AMBULANCE SERVICES, INC.
MEDIC ONE OF COBB, INC.
MEDICAL EMERGENCY DEVICES AND SERVICES (MEDS), INC.
MEDI-CAR AMBULANCE SERVICE, INC.
MEDI-CAR SYSTEMS, INC.
MEDICS AMBULANCE SERVICE (DADE), INC.
MEDICS AMBULANCE SERVICE, INC.
MEDICS AMBULANCE, INC.
MEDICS EMERGENCY SERVICES OF PALM BEACH COUNTY, INC.
MEDICS SUBSCRIPTION SERVICES, INC.
MEDICS TRANSPORT SERVICES, INC.
MEDICWEST AMBULANCE, INC.
MEDICWEST HOLDINGS, INC.
MEDLIFE EMERGENCY MEDICAL SERVICE, INC.
MEDSTAT EMS, INC.
MERCURY AMBULANCE SERVICE, INC.

By:	/s/ Craig A. Wilson
Name:	Craig A. Wilson
Title:	Secretary

[Signature Page to Third Amendment to ABL Credit Agreement]

GUARANTORS (cont’d):

MERCY AMBULANCE OF EVANSVILLE, INC.
MERCY LIFE CARE
MERCY, INC.
METRO AMBULANCE SERVICE (RURAL), INC.
METRO AMBULANCE SERVICE, INC.
METRO AMBULANCE SERVICES, INC.
METRO CARE CORP.
METROPOLITAN AMBULANCE SERVICE
MIDWEST AMBULANCE MANAGEMENT COMPANY
MOBILE MEDIC AMBULANCE SERVICE, INC.
NATIONAL AMBULANCE & OXYGEN SERVICE, INC.
NEVADA RED ROCK AMBULANCE, INC.
NEVADA RED ROCK HOLDINGS, INC.
NORTH MISS. AMBULANCE SERVICE, INC.
OHERBST, INC.
PACIFIC AMBULANCE, INC.
PARAMED, INC.
PARK AMBULANCE SERVICE INC.
PHYSICIAN ACCOUNT MANAGEMENT, INC.
PHYSICIANS & SURGEONS AMBULANCE SERVICE, INC.
PROFESSIONAL MEDICAL TRANSPORT, INC.
PROVIDER ACCOUNT MANAGEMENT, INC.
PUCKETT AMBULANCE SERVICE, INC.
R/M ARIZONA HOLDINGS, INC.
R/M MANAGEMENT CO., INC.
R/M OF TENNESSEE G.P., INC.
R/M OF TENNESSEE L.P., INC.
RADIOLOGY STAFFING SOLUTIONS, INC.
RADSTAFFING MANAGEMENT SOLUTIONS, INC.
RANDLE EASTERN AMBULANCE SERVICE, INC.
REIMBURSEMENT TECHNOLOGIES, INC.
RIVER MEDICAL INCORPORATED

By:	/s/ Craig A. Wilson
Name:	Craig A. Wilson
Title:	Secretary

[Signature Page to Third Amendment to ABL Credit Agreement]

GUARANTORS (cont’d):

RURAL/METRO (DELAWARE), INC.
RURAL/METRO CORPORATION
RURAL/METRO CORPORATION
RURAL/METRO CORPORATION OF FLORIDA
RURAL/METRO CORPORATION OF TENNESSEE
RURAL/METRO FIRE DEPT., INC.
RURAL/METRO OF BREWERTON, INC.
RURAL/METRO OF CALIFORNIA, INC.
RURAL/METRO OF CENTRAL ALABAMA, INC.
RURAL/METRO OF CENTRAL COLORADO, INC.
RURAL/METRO OF CENTRAL OHIO, INC.
RURAL/METRO OF GREATER SEATTLE, INC.
RURAL/METRO OF NEW YORK, INC.
RURAL/METRO OF NORTHERN CALIFORNIA, INC.
RURAL/METRO OF NORTHERN OHIO, INC.
RURAL/METRO OF OHIO, INC.
RURAL/METRO OF OREGON, INC.
RURAL/METRO OF ROCHESTER, INC.
RURAL/METRO OF SAN DIEGO, INC.
RURAL/METRO OF SOUTHERN CALIFORNIA, INC.
RURAL/METRO OF SOUTHERN OHIO, INC.

By:	/s/ Craig A. Wilson
Name:	Craig A. Wilson
Title:	Secretary

[Signature Page to Third Amendment to ABL Credit Agreement]

GUARANTORS (cont’d):

S. FISHER & S. THOMAS INC.
SEMINOLE COUNTY AMBULANCE, INC.
SIOUX FALLS AMBULANCE, INC.
SOUTHWEST AMBULANCE AND RESCUE OF ARIZONA, INC.
SOUTHWEST AMBULANCE OF CASA GRANDE, INC.
SOUTHWEST AMBULANCE OF NEW MEXICO, INC.
SOUTHWEST AMBULANCE OF SOUTHEASTERN ARIZONA, INC.
SOUTHWEST AMBULANCE OF TUCSON, INC.
SOUTHWEST GENERAL SERVICES, INC.
SPRINGS AMBULANCE SERVICE, INC.
SSAG, LLC
STAT HEALTHCARE, INC.
SUNRISE HANDICAP TRANSPORT CORP.
SW GENERAL, INC.
T.M.S. MANAGEMENT GROUP INC.
TEK AMBULANCE, INC.
THE AID AMBULANCE COMPANY, INC.
THE AID COMPANY, INC.
TIDEWATER AMBULANCE SERVICE, INC.
TKG, INC.
TOWNS AMBULANCE SERVICE, INC.
TRANSPORTATION MANAGEMENT SERVICES OF BREVARD, INC.
TROUP COUNTY EMERGENCY MEDICAL SERVICES, INC.
VALLEY FIRE SERVICE, INC.
VELITA SMITH HOME HEALTH, INC.
V.I.P. PROFESSIONAL SERVICES, INC.
VISTA STAFFING SOLUTIONS, INC.
VITAL ENTERPRISES, INC.
W&W LEASING COMPANY, INC.
WP ROCKET HOLDINGS INC.

By:	/s/ Craig A. Wilson
Name:	Craig A. Wilson
Title:	Secretary

[Signature Page to Third Amendment to ABL Credit Agreement]

GUARANTORS (cont’d):

ACCESS 2 CARE, LLC

By: MISSION CARE SERVICES, LLC, as Manager of Access 2 Care, LLC

By: AMERICAN MEDICAL RESPONSE, INC., as Manager of Mission Care Services, LLC

By:	/s/ Craig A. Wilson
	Name:	Craig A. Wilson
	Title:	Secretary

ACUTE MANAGEMENT, LLC

By: HAWKEYE HOLDCO LLC, as Sole Member of Acute Management, LLC

By:	/s/ Craig A. Wilson
	Name:	Craig A. Wilson
	Title:	Secretary

AGAPE HEALTH CARE AGENCY, LLC.
CARE CONNECTION OF CINCINNATI LLC
GEM CITY HOME CARE, LLC
GUARDIAN OHIO NEWCO, LLC

By: GUARDIAN HEALTHCARE HOLDINGS, INC., as Sole Member of Agape Health Care Agency, LLC, Care Connection of Cincinnati LLC, Gem City Home Care, LLC and Guardian Ohio NewCo, LLC

By:	/s/ Craig A. Wilson
	Name:	Craig A. Wilson
	Title:	Secretary

[Signature Page to Third Amendment to ABL Credit Agreement]

GUARANTORS (cont’d):

ALPHA PHYSICIAN RESOURCES, L.L.C.

By:	/s/ Craig A. Wilson
	Name:	Craig A. Wilson
	Title:	Secretary

AMERICAN MEDICAL RESPONSE DELAWARE VALLEY, LLC

By:	/s/ Craig A. Wilson
	Name:	Craig A. Wilson
	Title:	Secretary

AMERICAN MEDICAL RESPONSE HPPP, LLC

By: AMERICAN MEDICAL RESPONSE, INC., as Sole Member of American Medical Response HPPP, LLC

By:	/s/ Craig A. Wilson
	Name:	Craig A. Wilson
	Title:	Secretary

AMERICAN MEDICAL RESPONSE OF MARICOPA, LLC

By:	/s/ Craig A. Wilson
	Name:	Craig A. Wilson
	Title:	Secretary

AMERICAN MEDICAL RESPONSE OF PIMA, LLC

By:	/s/ Craig A. Wilson
	Name:	Craig A. Wilson
	Title:	Secretary

[Signature Page to Third Amendment to ABL Credit Agreement]

GUARANTORS (cont’d):

AMR BROCKTON, L.L.C.

By:	/s/ Craig A. Wilson
	Name:	Craig A. Wilson
	Title:	Secretary

APEX ACQUISITION LLC

By:	/s/ Craig A. Wilson
	Name:	Craig A. Wilson
	Title:	Secretary

BRAVO REIMBURSEMENT SPECIALIST, L.L.C.

By:	/s/ Craig A. Wilson
	Name:	Craig A. Wilson
	Title:	Secretary

CMORX, LLC

By: EMCARE, INC., as Sole Member of CMORx, LLC

By:	/s/ Craig A. Wilson
Name:	Craig A. Wilson
Title:	Secretary

ED SOLUTIONS, LLC

By:	/s/ Craig A. Wilson
	Name:	Craig A. Wilson
	Title:	Secretary

[Signature Page to Third Amendment to ABL Credit Agreement]

GUARANTORS (cont’d):

EDIMS, L.L.C.

By:	/s/ Craig A. Wilson
	Name:	Craig A. Wilson
	Title:	Secretary

EMS MANAGEMENT LLC

By:	/s/ Craig A. Wilson
	Name:	Craig A. Wilson
	Title:	Secretary

EMS OFFSHORE MEDICAL SERVICES, LLC

By:	/s/ Craig A. Wilson
	Name:	Craig A. Wilson
	Title:	Secretary

EMSC SERVICESCO, LLC

By:	/s/ Craig A. Wilson
Name:	Craig A. Wilson
Title:	Secretary

EVERRAD, LLC

By: TEMPLETON READINGS, LLC, as Sole Member of EverRad, LLC

By: EMCARE, INC., as Sole Member of Templeton Readings, LLC

By:	/s/ Craig A. Wilson
	Name:	Craig A. Wilson
	Title:	Secretary

[Signature Page to Third Amendment to ABL Credit Agreement]

GUARANTORS (cont’d):

EVOLUTION HEALTH LLC

By:	/s/ Craig A. Wilson
	Name:	Craig A. Wilson
	Title:	Secretary

EVOLUTION MOBILE IMAGING, LLC

By:	/s/ Craig A. Wilson
	Name:	Craig A. Wilson
	Title:	Secretary

HAWKEYE HOLDCO LLC

By:	/s/ Craig A. Wilson
	Name:	Craig A. Wilson
	Title:	Secretary

MEDASSOCIATES, LLC

By: EMCARE, INC., as Sole Member of MedAssociates, LLC

By:	/s/ Craig A. Wilson
	Name:	Craig A. Wilson
	Title:	Secretary

MISSION CARE OF ILLINOIS, LLC

By: MISSION CARE SERVICES, LLC, as Manager of Mission Care of Illinois, LLC

By: AMERICAN MEDICAL RESPONSE, INC., as Manager of Mission Care Services, LLC

By:	/s/ Craig A. Wilson
	Name:	Craig A. Wilson
	Title:	Secretary

[Signature Page to Third Amendment to ABL Credit Agreement]

GUARANTORS (cont’d):

MISSION CARE OF MISSOURI, LLC

By: MISSION CARE SERVICES, LLC, as Manager of Mission Care of Missouri, LLC

By: AMERICAN MEDICAL RESPONSE, INC., as Manager of Mission Care Services, LLC

By:	/s/ Craig A. Wilson
	Name:	Craig A. Wilson
	Title:	Secretary

MISSION CARE SERVICES, LLC

By: AMERICAN MEDICAL RESPONSE, INC., as Manager of Mission Care Services, LLC

By:	/s/ Craig A. Wilson
	Name:	Craig A. Wilson
	Title:	Secretary

MSO NEWCO, LLC

By:	/s/ Craig A. Wilson
	Name:	Craig A. Wilson
	Title:	Secretary

[Signature Page to Third Amendment to ABL Credit Agreement]

GUARANTORS (cont’d):

PHOENIX PHYSICIANS, LLC
STREAMLINED MEDICAL SOLUTIONS LLC

By: EMCARE, INC., as Sole Member of Phoenix Physicians, LLC and Streamlined Medical Solutions LLC

By:	/s/ Craig A. Wilson
	Name:	Craig A. Wilson
	Title:	Secretary

PINNACLE CONSULTANTS MID-ATLANTIC, L.L.C.

By:	/s/ Craig A. Wilson
	Name:	Craig A. Wilson
	Title:	Secretary

PROVEN HEALHCARE SOLUTIONS OF NEW JERSEY, LLC

By:	/s/ Craig A. Wilson
	Name:	Craig A. Wilson
	Title:	Secretary

PROVIDACARE, L.L.C.

By: AMERICAN MEDICAL PATHWAYS, INC., as Sole Member of ProvidaCare, L.L.C.

By:	/s/ Craig A. Wilson
	Name:	Craig A. Wilson
	Title:	Secretary

[Signature Page to Third Amendment to ABL Credit Agreement]

GUARANTORS (cont’d):

QRX MEDICAL MANAGEMENT, LLC

By:	/s/ Craig A. Wilson
	Name:	Craig A. Wilson
	Title:	Senior Vice President and Secretary

RMC CORPORATE CENTER, L.L.C.

By: RURAL/METRO CORPORATION, as Member of RMC Corporate Center, L.L.C.

By:	/s/ Craig A. Wilson
	Name:	Craig A. Wilson
	Title:	Secretary

RURAL/METRO MID-SOUTH, L.P.

By: R/M OF TENNESSEE G.P., INC., as General Partner of Rural/Metro Mid-South, L.P.

By:	/s/ Craig A. Wilson
	Name:	Craig A. Wilson
	Title:	Secretary

RURAL/METRO OF INDIANA, L.P.

By: THE AID AMBULANCE COMPANY, INC., as General Partner of Rural/Metro of Indiana, L.P.

By:	/s/ Craig A. Wilson
	Name:	Craig A. Wilson
	Title:	Secretary

[Signature Page to Third Amendment to ABL Credit Agreement]

GUARANTORS (cont’d):

RURAL/METRO OF TENNESSEE, L.P.

By: R/M OF TENNESSEE G.P., INC., as General Partner of Rural/Metro of Tennessee, L.P.

By:	/s/ Craig A. Wilson
	Name:	Craig A. Wilson
	Title:	Secretary

RURAL/METRO OPERATING COMPANY, LLC

By: RURAL/METRO CORPORATION, as Sole Member of Rural/Metro Operating Company, LLC

By:	/s/ Craig A. Wilson
	Name:	Craig A. Wilson
	Title:	Secretary

SAN DIEGO MEDICAL SERVICES ENTERPRISE, LLC

By: RURAL/METRO OF SOUTHERN CALIFORNIA, INC., as Member of San Diego Medical Services Enterprise, LLC

By:	/s/ Craig A. Wilson
	Name:	Craig A. Wilson
	Title:	Secretary

By: RURAL/METRO OF SAN DIEGO, INC., as Member of San Diego Medical Services Enterprise, LLC

By:	/s/ Craig A. Wilson
	Name:	Craig A. Wilson
	Title:	Secretary

[Signature Page to Third Amendment to ABL Credit Agreement]

GUARANTORS (cont’d):

REGIONAL EMERGENCY SERVICES, L.P.

By: FLORIDA EMERGENCY PARTNERS, INC., as General Partner of Regional Emergency Services, L.P.

By:	/s/ Craig A. Wilson
	Name:	Craig A. Wilson
	Title:	Secretary

ROSE RADIOLOGY, LLC

By: SPOTLIGHT HOLDCO LLC, as Sole Member of Rose Radiology, LLC

By: EMCARE, INC., as Sole Member of EmCare, Inc.

By:	/s/ Craig A. Wilson
	Name:	Craig A. Wilson
	Title:	Secretary

SEAWALL ACQUISITION, LLC

By:	/s/ Craig A. Wilson
	Name:	Craig A. Wilson
	Title:	Secretary

SPOTLIGHT HOLDCO LLC

By:	/s/ Craig A. Wilson
	Name:	Craig A. Wilson
	Title:	Secretary

[Signature Page to Third Amendment to ABL Credit Agreement]

GUARANTORS (cont’d):

SUN DEVIL ACQUISITION LLC

By:	/s/ Craig A. Wilson
	Name:	Craig A. Wilson
	Title:	Secretary

TEMPLETON READINGS, LLC

By: EMCARE, INC., as Sole Member of Templeton Readings, LLC

By:	/s/ Craig A. Wilson
	Name:	Craig A. Wilson
	Title:	Secretary

WHITAKER PHYSICIANS SERVICES, L.L.C.

By:	/s/ Craig A. Wilson
	Name:	Craig A. Wilson
	Title:	Secretary

[Signature Page to Third Amendment to ABL Credit Agreement]

GUARANTORS (cont’d):

AMERICAN MEDICAL RESPONSE OF NEW YORK, LLC

By: AMERICAN MEDICAL RESPONSE, INC., as Sole Member of American Medical Response of New York, LLC

By:	/s/ Craig A. Wilson
	Name:	Craig A. Wilson
	Title:	Secretary

METROCARE SERVICES – ABILENE, L.P.

By: AMR OF CENTRAL TEXAS II, LLC, as General Partner of MetroCare Services – Abilene, L.P.

By: AMERICAN MEDICAL RESPONSE, INC., as Sole Member of AMR of Central Texas II, LLC

By:
	Name:	Craig A. Wilson
	Title:	Secretary

PATIENT ADVOCACY GROUP, LLC

By: AMR HOLDCO, INC., as Sole Member of Patient Advocacy Group, LLC

By:	/s/ Craig A. Wilson
	Name:	Craig A. Wilson
	Title:	Secretary

[Signature Page to Third Amendment to ABL Credit Agreement]

ACKNOWLEDGEMENT

Deutsche Bank AG New York Branch, as ABL Agent under that certain Intercreditor Agreement dated as of May 25, 2011 (as amended, supplemented, waived or otherwise modified, the “Intercreditor Agreement”) and JPMorgan Chase Bank, N.A. (as successor to Deutsche Bank AG New York Branch), as Term Loan Agent under the Intercreditor Agreement hereby acknowledge that the Commitments as amended by this Third Amendment will constitute ABL Obligations (as defined in the Intercreditor Agreement), under the Original ABL Credit Agreement (as defined in the Intercreditor Agreement).

DEUTSCHE BANK AG NEW YORK BRANCH
in its capacity as ABL Agent

By:	/s/ Frank Fazio
Name:	Frank Fazio
Title:	Managing Director

By:	/s/ Robert D. Miller
Name:	Robert D. Miller
Title:	Managing Director

JPMORGAN CHASE BANK, N.A.,
in its capacity as Term Loan Agent

By:	/s/ John A. Horst
Name:	John A. Horst
Title:	Executive Director

[Signature Page to Third Amendment to ABL Credit Agreement]

Annex I

SCHEDULE A

Commitments1

Lender	Commitment
JPMorgan Chase Bank, N.A. 3424 Peachtree Road, NE, 23rd Floor Atlanta, GA 30326	$122,750,000
Barclays Bank PLC 745 7th Avenue New York, NY 10019	$122,750,000
Bank of America, N.A. 150 N. College St., NC1-028-17-16 Charlotte, NC 28255	$100,000,000
SunTrust Bank 303 Peachtree Street, N.E. Atlanta, GA 30308	$100,000,000
Wells Fargo Bank, N.A. 2450 Colorado Avenue, Suite 3000 West Santa Monica, CA 90404	$100,000,000
Deutsche Bank AG New York Branch 60 Wall Street New York, NY 10005	$50,000,000
NYCB Specialty Finance Company, LLC 16 Chestnut Street Foxboro, NY 02035	$50,000,000
BMO Harris Bank, N.A. 115 S. LaSalle St. Chicago, IL 60603	$40,000,000
Royal Bank of Canada 200 Vesey Street New York, NY 10281	$40,000,000
KeyBank National Association 127 Public Square Cleveland, OH 44114-1306	$37,500,000
City National Bank, A National Banking Association 400 Park Avenue – 7th Floor New York, NY 10022	$35,000,000
Healthcare Financial Solutions, LLC 77 W. Wacker Drive Chicago, IL 60601	$25,000,000

[1]	Reflects Amount of Commitment under Restated Credit Agreement. 55/85 of the amount of each Commitment set forth in the table above constitutes the portion of such Commitment being provided as part of the Refinancing ABL Facility.

A-1

Annex I

Pinnacle Bank 150 3rd Avenue South Nashville, TN 37201	$15,000,000
Whitney Bank 2510 14th Street Gulfport, MS 39501	$10,000,000
CapStar Bank PO Box 305065 Nashville, TN 37230-5065	$2,000,000

Total:	$850,000,000

A-2

Annex II

[Attached]

A-1

EXECUTION VERSION

$850,000,000

AMENDED AND RESTATED

CREDIT AGREEMENT

among

ENVISION HEALTHCARE CORPORATION,

and

THE SUBSIDIARY BORROWERS PARTY HERETO,

as Borrowers,

THE LENDERS

FROM TIME TO TIME PARTIES HERETO,

DEUTSCHE BANK AG NEW YORK BRANCH,

as an Issuing Lender, Swingline Lender, Administrative Agent and Collateral Agent,

JPMORGAN CHASE BANK, N.A.,

as an Issuing Lender and Co-Collateral Agent,

JPMORGAN CHASE BANK, N.A.

and

BARCLAYS BANK PLC,

as Co-Syndication Agents

BANK OF AMERICA, N.A.

WELLS FARGO BANK, NATIONAL ASSOCIATION

and

SUNTRUST BANK,

as Co-Documentation Agents

JPMORGAN CHASE BANK, N.A.

BARCLAYS BANK PLC

BANK OF AMERICA, N.A.

WELLS FARGO BANK, NATIONAL ASSOCIATION

and

SUNTRUST ROBINSON HUMPHREY, INC.,

as Joint Lead Arrangers and Joint Bookrunners

dated as of December 1, 2016

-i-

-ii-

-iii-

-iv-

SCHEDULES

A	—	Commitments and Addresses
1.1(a)	—	Assumed Indebtedness
1.1(b)	—	Disposition of Certain Assets
1.1(c)	—	Existing Financing Leases
1.1(d)	—	Existing Letters of Credit
1.1(e)	—	Fiscal Periods
1.1(f)	—	Existing Investments
5.2	—	Material Adverse Effect Disclosure
5.3	—	Good Standing Disclosure
5.4	—	Consents Required
5.6	—	Litigation
5.9	—	Intellectual Property Claims
5.15	—	Subsidiaries
5.17	—	Environmental Matters
5.20	—	Insurance
7.2	—	Website Address for Electronic Financial Reporting
8.11	—	Affiliate Transactions
8.13(d)	—	Third Amendment Effective Date Existing Indebtedness
8.14(b)	—	Existing Liens

EXHIBITS

A-1	—	Form of Revolving Credit Note
A-2	—	Form of Swingline Note
B	—	[Reserved]
C	—	[Reserved]
D	—	Form of U.S. Tax Compliance Certificate
E	—	Form of Assignment and Acceptance
F	—	Form of Swingline Loan Participation Certificate
G	—	[Reserved]
H	—	[Reserved]
I	—	[Reserved]
J	—	Form of L/C Request
K	—	Form of Borrowing Base Certificate
L	—	Form of Lender Joinder Agreement
N	—	Form of Subsidiary Borrower Joinder
O	—	[Reserved]
P	—	Form of Junior Lien Intercreditor Agreement

-v-

AMENDED AND RESTATED CREDIT AGREEMENT, dated as of December 1, 2016, as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, among Envision Healthcare Corporation (the “Parent Borrower”), a Delaware corporation, the Subsidiary Borrowers from time to time party hereto (together with the Parent Borrower, collectively, the “Borrowers” and each individually, a “Borrower”), the several banks and other financial institutions from time to time party hereto (as further defined in Subsection 1.1, the “Lenders”), DEUTSCHE BANK AG NEW YORK BRANCH, as swingline lender (in such capacity, the “Swingline Lender”), as an issuing lender, as administrative agent (in such capacity and as further defined in Subsection 1.1, the “Administrative Agent”) for the Lenders hereunder and as collateral agent (in such capacity and as further defined in Subsection 1.1, the “Collateral Agent”) for the Secured Parties (as defined below), JPMorgan Chase Bank, N.A., as an issuing lender and as co-collateral agent (in such capacity and as further defined in Subsection 1.1, the “Co-Collateral Agent”) and the other Issuing Lenders party hereto.

The parties hereto hereby agree as follows:

W I T N E S S E T H:

WHEREAS, the Parent Borrower is party to that certain Credit Agreement, dated as of May 25, 2011 (as amended by Amendment No. 1 dated as of February 27, 2013, Amendment No. 2 dated as of February 6, 2015 and as further amended, supplemented, waived or otherwise modified prior to the “Restatement Effective Time” (as defined in the Third Amendment (as defined below)), the “Original Credit Agreement”);

WHEREAS, on the Third Amendment Effective Date, all Commitments of the Lenders party to the Original Credit Agreement were refinanced pursuant to Subsection 2.7 of the Original Credit Agreement (the “2016 Refinancing”);

WHEREAS, immediately following the effectiveness of the 2016 Refinancing, the Lenders party to the Third Amendment constitute all of the Lenders under the Credit Agreement;

WHEREAS, the Administrative Agent and the Lenders have agreed to amend and restate the Original Credit Agreement in its entirety to read as set forth in this Agreement, and it has been agreed by such parties that the Loans and Letters of Credit outstanding as of the Third Amendment Effective Date and other “Obligations” under and as defined in the Original Credit Agreement shall be governed by and deemed to be outstanding under this Agreement with the intent that the terms of the Original Credit Agreement shall hereafter have no further effect upon the parties thereto, and all references to the “Credit Agreement” in any Loan Document or other document or instrument delivered in connection therewith shall be deemed to refer to this Agreement and the provisions hereof;

Defined terms used in these Recitals and not previously defined are as defined below.

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereto agree as follows:

SECTION 1

Definitions

1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“2016 Merger Agreement”: that certain Agreement and Plan of Merger among Envision Healthcare Holdings, Inc., AmSurg Corp., a Tennessee corporation, and New Amethyst Corp., a Delaware corporation and a wholly owned subsidiary of AmSurg Corp., pursuant to which AmSurg Corp. and Envision Healthcare Holdings, Inc. will combine in an all stock merger of equals.

“2016 Mergers”: the consummation of Mergers (as defined in the 2016 Merger Agreement) and all other transactions relating to any of the foregoing (including payment of fees and expenses related thereto).

“2016 Refinancing”: as defined in the recitals hereto.

“30-Day Specified Availability”: as of the date of any Specified Transaction, the quotient obtained by dividing (a) the sum of each day’s Specified Availability during the thirty (30) consecutive day period immediately preceding such Specified Transaction (calculated on a pro forma basis for each day during such 30-day period to include the borrowing or repayment of any Loans or issuance or cancellation of any Letters of Credit and the addition or use of any Specified Unrestricted Cash in connection with such Specified Transaction) by (b) thirty (30) days.

“ABL Priority Collateral”: as defined in the ABL/Term Loan Intercreditor Agreement whether or not the same remains in full force and effect.

“ABL Term Loans”: Incremental ABL Term Loans, Extended ABL Term Loans and Other ABL Term Loans.

“ABL/Term Loan Intercreditor Agreement”: the intercreditor agreement, dated as of the Closing Date, between the Collateral Agent and the Term Loan Agent (in its capacity as collateral agent under the Term Loan Documents), and acknowledged by certain of the Loan Parties, as the same may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms hereof and thereof.

“ABR”: when used in reference to any Loan or Borrowing, is used when such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“ABR Loans”: Loans to which the rate of interest applicable is based upon the Alternate Base Rate.

“Acceleration”: as defined in Subsection 9.1(e).

“Accelerated”: as defined in Subsection 9.1(e).

“Account Debtor”: each Person who is obligated on an Account, chattel paper or a General Intangible.

“Accounts”: “accounts” as defined in the UCC (including any “health-care-insurance receivables” as defined in the UCC) and, with respect to any Person, all such Accounts of such Person, whether now existing or existing in the future, including (a) all accounts receivable of such Person (whether or not specifically listed on schedules furnished to the Administrative Agent), including all accounts receivable created by or arising from all of such Person’s sales of goods or rendition of services made under any of its trade names, or through any of its divisions, (b) all unpaid rights of such Person (including rescission, replevin, reclamation and stopping in transit) relating to the foregoing or arising therefrom, (c) all rights to any goods represented by any of the foregoing, including returned or repossessed goods, (d) all reserves and credit balances held by such Person with respect to any such accounts receivable of any Account Debtor, (e) all letters of credit, guarantees or collateral for any of the foregoing and (f) all insurance policies or rights relating to any of the foregoing.

“Acquisition Consideration”: the purchase consideration for any acquisition and all other payments by the Parent Borrower or any of its Restricted Subsidiaries in exchange for, or as part of, or in connection with, any acquisition, consisting of cash or by exchange of property (other than Capital Stock of any Parent Entity) or the assumption of Indebtedness payable at or prior to the consummation of such acquisition or deferred for payment at any future time (provided that any such future payment is not subject to the occurrence of any contingency). For purposes of the foregoing, any Acquisition Consideration consisting of property shall be valued at the Fair Market Value thereof.

“Additional ABL Agent”: as defined in the ABL/Term Loan Intercreditor Agreement.

“Additional Assets”: (a) any property or assets that replace the property or assets that are the subject of an Asset Sale; (b) any property or assets (other than Indebtedness and Capital Stock) used or to be used by the Parent Borrower or a Restricted Subsidiary or otherwise useful in a business permitted by Subsection 8.9 (including any capital expenditures in respect of any property or assets already so used); (c) the Capital Stock of a Person that is engaged in a business permitted by Subsection 8.9 and becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Parent Borrower or another Restricted Subsidiary; or (d) Capital Stock of any Person that at such time is a Restricted Subsidiary acquired from a third party.

“Additional Indebtedness”: as defined in the ABL/Term Loan Intercreditor Agreement, any Junior Lien Intercreditor Agreement or any Other Intercreditor Agreement, as applicable.

“Additional Lender”: as defined in Subsection 2.6(a).

“Additional Obligations”: subordinated or senior Indebtedness (which Indebtedness may be (x) unsecured, (y) secured by a Lien ranking pari passu to the Lien securing the First Lien Term Obligations or (z) secured by a Lien ranking junior to the Lien securing the First Lien Term Obligations), including customary bridge financings, in each case issued or incurred by the Parent Borrower or a Guarantor in compliance with Subsection 8.13.

“Additional Obligations Documents”: any document or instrument (including any guarantee, security agreement or mortgage and which may include any or all of the Term Loan Documents) issued or executed and delivered with respect to any Additional Obligations or Rollover Indebtedness by any Loan Party.

“Additional Term Credit Facility”: as defined in the ABL/Term Loan Intercreditor Agreement.

“Adjusted LIBOR Rate”: with respect to any Borrowing of Eurodollar Loans for any Interest Period, an interest rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1.00%) determined by the Administrative Agent to be equal to (a) the LIBOR Rate for such Borrowing of Eurodollar Loans in effect for such Interest Period divided by (b) 1 minus the Statutory Reserves (if any) for such Borrowing of Eurodollar Loans for such Interest Period.

“Administrative Agent”: as defined in the Preamble hereto and shall include any successor to the Administrative Agent appointed pursuant to Subsection 10.9.

“Affected Eurodollar Rate”: as defined in Subsection 4.7.

“Affected Loans”: as defined in Subsection 4.9.

“Affiliate”: as to any specified Person, any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent Advance”: as defined in Subsection 2.1(c).

“Agent Advance Period”: as defined in Subsection 2.1(c).

“Agents”: the collective reference to the Administrative Agent, the Collateral Agent and the Co-Collateral Agent and “Agent” shall mean any of them; provided that for purposes of the ABL/Term Loan Intercreditor Agreement, “Agent” shall mean the Collateral Agent.

“Aggregate Lender Exposure”: the sum of (a) the aggregate principal amount of all Revolving Credit Loans then outstanding, (b) the aggregate amount of all L/C Obligations at such time and (c) the aggregate amount of all Swingline Exposure at such time.

“Aggregate Outstanding Credit”: as to any Revolving Credit Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans made by such Revolving Credit Lender then outstanding, (b) the aggregate amount equal to such Revolving Credit Lender’s Commitment Percentage of the L/C Obligations then outstanding and (c) the aggregate amount equal to such Revolving Credit Lender’s Commitment Percentage, if any, of the Swingline Loans then outstanding.

“Agreement”: this Credit Agreement, as amended, supplemented, waived or otherwise modified, from time to time.

“AHYDO Payment”: a payment in respect of Indebtedness in an amount sufficient to ensure that such Indebtedness will not be an “applicable high yield discount obligation” within the meaning of Section 163(i)(1) of the Code.

“Alternate Base Rate”: for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus  1⁄2 of 1%, and (c) the Adjusted LIBOR Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that, the Adjusted LIBOR Rate for any day shall be based on the LIBOR Rate at approximately 11:00 a.m. London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted LIBOR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted LIBOR Rate, respectively.

“Amendment”: as defined in Subsection 8.8(d).

“AMR Accounts Historical Collection Analysis”: the Parent Borrower’s analysis of write-offs and collectability of AMR Service Accounts by payor type consistent with the past practice of the Parent Borrower or otherwise in a form and level of detail reasonably acceptable to the Security Agents.

“AMR Business”: the provision of ambulance services to communities, government agencies, healthcare providers and insurers, other Persons and individuals and at sporting events, concerts and other events and of training services, dispatch services, management services and other services, including to communities, joint ventures and public safety agencies and other Persons and individuals, and other businesses of a similar type or reasonably related thereto and any business related thereto.

“AMR Other Accounts”: all other Accounts relating to the AMR Business that are not AMR Service Accounts, including Accounts for ambulance services at sporting events and concerts, air ambulance services, services for public safety agencies, receivables for government subsidies and capitated contract receivables.

“AMR Self-Pay Accounts Collection Rate”: as of any date of determination, based on the applicable part of the most recent AMR Accounts Historical Collection Analysis (referred to by the Company as the “Closed Accounts Analysis”), a historical collection percentage in respect of Self-Pay Accounts that are Closed Accounts calculated as follows: the amount produced by dividing (i) the amount of total collections made on Closed Accounts that are Self-Pay Accounts during the eighteen (18) consecutive month period ending on the date that is one (1) month prior to the date of determination, in respect of Closed Accounts that are Self-Pay Accounts billed during the twelve (12) consecutive month period ending on the date that is seven (7) months prior to the date of determination by (ii) the aggregate amount billed in respect of Closed Accounts that are Self-Pay Accounts during the twelve (12) consecutive month period ending on the date that is seven (7) months prior to the date of determination, or a collection percentage calculated in another manner reasonably satisfactory to the Security Agents.

“AMR Service Accounts”: all Accounts relating to the provision of 911 emergency and non-emergency ambulance and other services of the kind reported in the Parent Borrower’s accounts receivables financial reporting systems under the categories “AM2000,” “Non-AM2000” and “Unbilled Receivables” (or any successor categories in the current accounts receivables financial reporting systems of the Parent Borrower or any successor accounts receivables financial reporting system).

“AMR Service Eligible Accounts”: those AMR Service Accounts created by a Loan Party in the ordinary course of business, that comply in all material respects with each of the representations and warranties respecting Eligible Accounts made in the Loan Documents, and that are not excluded as ineligible by virtue of one or more of the excluding criteria set forth below. AMR Service Eligible Accounts shall not include the following:

(a) Excluded Accounts Receivable;

(b) if applicable, an amount equal to the amount of any reductions made to the gross amount invoiced or to be invoiced to Account Debtors reflecting contractual allowances provided to Account Debtors in respect of Accounts that would otherwise be AMR Service Eligible Accounts;

(c) Accounts that have not been billed by the date that is 30 days after the earlier of (i) the Service Date or (ii) the date as of which such Account is first included in the Borrowing Base Certificate or otherwise reported to the Security Agents as Collateral;

(d) billed Accounts that Account Debtors have failed to pay within one hundred and eighty (180) days after the original Service Date;

(e) (i) Accounts that have been written off, (ii) Accounts that the Security Agents, in their Permitted Discretion, believe to be doubtful by reason of the Account Debtor’s financial condition, upon notice thereof to the Borrower Representative or (iii) AMR Service Third Party Payor Accounts (that would otherwise be AMR Service Eligible Accounts) and Self-Pay Accounts (that would otherwise be AMR Service Eligible Accounts) up to an amount equal to the bad debt allowance applicable to such AMR Service Third Party Payor Accounts and such Self-Pay Accounts calculated in a manner consistent with the most recently completed field exam (but excluding from such calculation any AMR Service Third Party Payor Accounts and/or Self-Pay Accounts that Account Debtors have failed to pay within one hundred and eighty (180) days);

(f) an amount equal to the amount of any unallocated cash or unapplied cash relating to AMR Service Accounts that has not been applied to or posted to any AMR Service Account;

(g) an amount equal to (i) the aggregate amount of Self-Pay Accounts (that would otherwise be AMR Service Eligible Accounts but ignoring for this purpose clause (e) above and this clause (g)) minus (ii) the product of the amount calculated in clause (i) multiplied by the most recent AMR Self-Pay Accounts Collection Rate, provided that the amount of Self-Pay Accounts that are included as AMR Service Eligible Accounts, when aggregated with the amount of Self-Pay Accounts that are included as EmCare General Adjusted Eligible Accounts, does not at any time exceed ten percent (10%) of the Borrowing Base (calculated for this purpose excluding the amount of any Self-Pay Accounts that would otherwise be included in the calculation thereof);

(h) Accounts with respect to which the Account Debtor is (i) an Affiliate of any Loan Party or (ii) an employee or agent of any Loan Party or any Affiliate of such Loan Party, in each case, other than Accounts arising from the provision of medical care, including ambulance services, delivered in the ordinary course of business;

(i) Accounts that are not payable in Dollars;

(j) Accounts with respect to which the Account Debtor is insolvent, is subject to a proceeding related thereto, has gone out of business, or as to which a Loan Party has received notice of an imminent proceeding related to such Account Debtor being or alleged to be insolvent or which proceeding is reasonably likely to result in a material impairment of the financial condition of such Account Debtor;

(k) Accounts with respect to which the applicable Loan Party’s right to receive payment is deferred or otherwise is not absolute or is contingent upon the fulfillment of any condition whatsoever (other than the preparation and delivery of an invoice), provided that any such Accounts shall be included as AMR Service Eligible Accounts once the related services have been rendered or all conditions have been met and such Accounts are otherwise not excluded under clauses (a) to (u) of this definition;

(l) Accounts with respect to which the Account Debtor is a Person other than a Governmental Authority unless: (i) the Account Debtor (A) is a natural person with a billing address in the United States, (B) maintains its Chief Executive Office in the United States, or (C) is organized under the laws of the United States or any state, territory or subdivision thereof; (ii) the Account Debtor is a Third Party Payor (excluding for this purpose Government Accounts), or (iii) (A) the Account is supported by an irrevocable letter of credit satisfactory to the Security Agents, in their Permitted Discretion (as to form, substance, and issuer or domestic confirming bank), that has been delivered to the Administrative Agent and is directly drawable by the Administrative Agent, or (B) the Account is covered by credit insurance in form, substance, and amount, and by an insurer, satisfactory to the Security Agents, in their Permitted Discretion;

(m) Accounts with respect to which the Account Debtor is the government of any country or sovereign state other than the United States, or of any state, municipality or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless (i) the Account is supported by an irrevocable letter of credit satisfactory to the Security Agents, in their Permitted Discretion (as to form, substance, and issuer or domestic confirming bank) that has been delivered to the Administrative Agent and is directly drawable by the Administrative Agent, or (ii) the Account is covered by credit insurance in form, substance, and amount, and by an insurer, satisfactory to the Security Agents, in their Permitted Discretion;

(n) Accounts with respect to which the Account Debtor is the federal government of the United States or any department, agency or instrumentality of the United States (exclusive, however, of (i) Accounts with respect to which the applicable Loan Party has complied, to the reasonable satisfaction of the Security Agents, with the Assignment of Claims Act of 1940 (31 USC Section 3727) and (ii) Government Accounts, to the extent that these would otherwise be AMR Service Eligible Accounts);

(o) (i) Accounts with respect to which the Account Debtor is a creditor of any Loan Party, and such Account Debtor has or has asserted a right of setoff, or has disputed its obligation to pay all or any portion of the Account, to the extent of such claim, right of setoff, or dispute, (ii) Accounts which are subject to a rebate that has been earned but not taken or a chargeback, to the extent of such rebate or chargeback, (iii) Accounts that comprise service charges or finance charges, or (iv) Accounts with respect to which the applicable Loan Party is not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial process;

(p) Accounts that are not owned by a Loan Party;

(q) Accounts which have been redated or extended (provided that this shall not apply to any Accounts that have been re-categorized from one payor type to another payor type in the ordinary course of business);

(r) Accounts that are not subject to a valid and perfected first priority Lien in favor of the Collateral Agent, as applicable, pursuant to a Security Document (as and to the extent provided therein (provided that in no event shall any Excluded Assets be deemed to be AMR Service Eligible Accounts hereunder));

(s) Accounts that exceed the amount such Loan Party is entitled to receive under any capitation arrangement, fee schedule, discount formula, cost-based reimbursement or other adjustment or limitation to such Loan Party’s usual charges (to the extent of such excess);

(t) Accounts with respect to which the services giving rise to such Account have not yet been performed;

(u) Accounts that were acquired or originated by a Person acquired in a Permitted Acquisition consisting either of (x) receivables of a type substantially different from those in the Borrowing Base at such time, or (y) receivables of a type substantially similar to those in the Borrowing Base at such time, provided that in the case of clause (y) only, such Accounts with an aggregate net book value in an amount not exceeding 10% of the aggregate Borrowing Base at the time of such Permitted Acquisition shall not be excluded, provided, further, that this clause (u)

shall cease to exclude any Accounts of the type listed under clause (x) or (y) above at the time the Parent Borrower delivers to the Security Agents a field exam in form and substance reasonably satisfactory to the Security Agents prepared by a third party field examiner reasonably satisfactory to the Security Agents with respect to such acquired Accounts, or such field exam requirement is waived by the Security Agents.

Notwithstanding the foregoing, the Security Agents may, from time to time, in the exercise of their Permitted Discretion, on not less than ten (10) Business Days’ prior notice to the Parent Borrower, change the criteria for AMR Service Eligible Accounts as reflected on the Borrowing Base Certificate based on either: (i) an event, condition or other circumstance arising after the Third Amendment Effective Date, or (ii) an event, condition or other circumstance existing on the Third Amendment Effective Date to the extent the Security Agents had no knowledge thereof on or prior to the Third Amendment Effective Date, in either case under clause (i) or (ii), which adversely affects, or would reasonably be expected to adversely affect, AMR Service Eligible Accounts in any material respect as determined by the Security Agents in the exercise of their Permitted Discretion. Any such change in criteria shall have a reasonable relationship to the event, condition or other circumstance that is the basis for such change. Upon delivery of the notice of such change pursuant to the foregoing sentence, the Security Agents shall be available to discuss the proposed change, and the applicable Borrower may take such action as may be required so that the event, condition or circumstance that is the basis for such change no longer exists, in a manner and to the extent reasonably satisfactory to the Security Agents in the exercise of their Permitted Discretion. Any Accounts of the Loan Parties that are not AMR Service Eligible Accounts shall nevertheless be part of the Collateral as and to the extent provided in the Security Documents.

“AMR Service Third Party Payor Accounts”: AMR Service Accounts with respect to which the Account Debtor is a Third Party Payor.

“AmSurg”: AmSurg Corp., a Tennessee corporation.

“Anti-Corruption Laws”: the Foreign Corrupt Practices Act of 1977, as amended.

“Applicable Commitment Fee Rate”: with respect to commitment fees payable hereunder, initially a percentage per annum equal to 0.375%; provided that from and after the end of the first full Fiscal Quarter after the Third Amendment Effective Date, the commitment fees payable hereunder shall be subject to adjustment on the first day of each Fiscal Quarter based on the applicable Average Daily Used Percentage for the immediately preceding Fiscal Quarter as set forth below:

Level	Average Daily Used Percentage	Commitment Fee Rate
I	≤ 50%	0.375%
II	> 50%	0.250%

“Applicable Margin”: a rate per annum equal to the rate set forth below for the applicable type of Loan and opposite the applicable Average Daily Excess Availability Percentage:

Level	Average Daily Excess Availability Percentage	Applicable Margin
		Alternate Base Rate	Adjusted LIBOR
I	Less than or equal to 33% of Availability	0.75%	1.75%
II	Greater than 33% but less than or equal to 66% of Availability	0.50%	1.50%
III	Greater than 66% of Availability	0.25%	1.25%

From and after the end of the first full Fiscal Quarter commencing after the Third Amendment Effective Date, the Applicable Margin shall be subject to adjustment on the first day of each Fiscal Quarter based on the Average Daily Excess Availability Percentage for the immediately preceding Fiscal Quarter. Notwithstanding the foregoing, the Average Daily Excess Availability Percentage (i) shall be deemed to be in Level I from and including the Third Amendment Effective Date to but excluding the first day of the first full Fiscal Quarter which occurs after the Third Amendment Effective Date and (ii) shall be deemed to be in Level I at any time (after the expiration of the applicable cure period) during which the Parent Borrower has failed to deliver the Borrowing Base Certificate required by Subsection 7.2(f).

In addition, at all times while an Event of Default known to the Parent Borrower shall have occurred and be continuing, the Applicable Margin shall not decrease from that previously in effect as a result of the delivery of such Borrowing Base Certificate.

“A/R Availability Aged < 180 Days”: 85% of the following amount: the sum of (i) the aggregate amount of AMR Service Eligible Accounts, plus (ii) the aggregate EmCare General Adjusted Eligible Accounts, plus (iii) the aggregate amount of Other Eligible Accounts.

“A/R Availability Aged 180–360 Days”: 85% of the following amount: the sum of (i) the aggregate amount of Accounts that would otherwise be AMR Service Eligible Accounts that Account Debtors have failed to pay within one hundred and eighty (180) days after the original Service Date but which are not unpaid more than three hundred and sixty (360) days after the original Service Date, plus (ii) the following amount: (A) (i) an amount equal to the aggregate amount of Accounts that would otherwise be EmCare General Eligible Accounts that Account Debtors have failed to pay within one hundred and eighty (180) days after the original Service Date but which are not unpaid more than three hundred and sixty (360) days after the original Service Date multiplied by (ii) the most recent EmCare Projected Collection Rate for 180-360 Days, minus (B) an amount equal to the sum of (i) any unreconciled differences plus (ii) an amount equal to the product of (x) unapplied cash relating to such EmCare General Accounts that have not been applied to, or posted to, any such EmCare General Accounts multiplied by (y) the Cash Eligible Account Rate applicable to such EmCare General Eligible Accounts.

“Asset Sale”: any sale, issuance, conveyance, transfer, lease or other disposition (a “Disposition”), by the Parent Borrower or any other Loan Party in one or a series of related transactions, of any real or personal, tangible or intangible, property (including Capital Stock) of the Parent Borrower or any of its Restricted Subsidiaries, other than:

(a) the sale or other Disposition of obsolete, worn-out or surplus property, whether now owned or hereafter acquired, in the ordinary course of business;

(b) the sale or other Disposition of any property (including Inventory) in the ordinary course of business;

(c) the sale or discount without recourse of accounts receivable or notes receivable arising in the ordinary course of business, or the conversion or exchange of accounts receivable into or for notes receivable, in connection with the compromise or collection thereof; provided that, in the case of any Foreign Subsidiary of the Parent Borrower, any such sale or discount may be with recourse if such sale or discount is consistent with customary practice in such Foreign Subsidiary’s country of business;

(d) as permitted by Subsection 8.2(b) or pursuant to any Exempt Sale and Leaseback Transaction;

(e) subject to any applicable limitations set forth in Subsection 8.2, Dispositions of any assets or property by the Parent Borrower or any of its Restricted Subsidiaries to the Parent Borrower or any Wholly Owned Subsidiary of the Parent Borrower;

(f) (i) the abandonment or other Disposition of patents, trademarks or other intellectual property that are, in the reasonable judgment of the Parent Borrower, no longer economically practicable to maintain or useful in the conduct of the business of the Parent Borrower and its Restricted Subsidiaries taken as a whole and (ii) licensing of Intellectual Property in the ordinary course of business;

(g) any Disposition by the Parent Borrower or any of its Restricted Subsidiaries for aggregate consideration not to exceed $100,000,000;

(h) any Disposition set forth on Schedule 1.1(b);

(i) any Minority Business Disposition or Minority Business Offering; provided that at the time of any such Minority Business Disposition or Minority Business Offering (x) the Payment Condition is satisfied and (y) no Specified Default exists or would arise therefrom; and

(j) any disposition arising from foreclosure or similar action with respect to any property or assets subject to a Municipal Contract Lien.

“Assignee”: as defined in Subsection 11.6(b)(i).

“Assignment and Acceptance”: an Assignment and Acceptance, substantially in the form of Exhibit E to the Original Credit Agreement.

“Assumed Indebtedness”: Indebtedness for borrowed money of the Parent Borrower and its Restricted Subsidiaries outstanding on the Third Amendment Effective Date and disclosed on Schedule 1.1(a).

“Auto-Renewal L/C”: as defined in Subsection 3.1(c).

“Availability”: the lesser of (x) the total Commitments as in effect at such time and (y) the Borrowing Base at such time (based on the Borrowing Base Certificate last delivered).

“Availability Reserves”: without duplication of any other reserves or items that are otherwise addressed or excluded through eligibility criteria (including collection rates or collection percentages), (a) any Cash Management Reserve, (b) any Designated Hedging Reserve, (c) any Dilution Reserve, and (d) such reserves, subject to Subsection 2.1(b), as the Security Agents, in their Permitted Discretion, determine as being appropriate to reflect any impairment to (i) the value, or the collectability in the ordinary course of business, of Eligible Accounts (including, without limitation, on account of bad debts, dilution and changes in “historical collection percentages” or “projected collection percentages” applied to Eligible Accounts by payor type, as applicable) or the value (based on cost and quantity) of Eligible Inventory, or (ii) the enforceability or priority of the Lien on the Collateral consisting of Eligible Accounts or Eligible Inventory included in the Borrowing Base (including claims that the Security Agents determine will need to be satisfied in connection with the realization upon such Collateral).

“Available Excluded Contribution Amount Basket”: as of any date, the excess, if any, of (a) the Net Proceeds from Excluded Contributions received by the Parent Borrower as of such date over (b) the Net Proceeds from Excluded Contributions as of such date designated or applied prior to such date, or on such date in a separate designation or application, to an Investment made pursuant to Subsection 8.12, cash consideration for acquisitions made pursuant to clause (c)(ii)(y) of the definition of “Permitted Acquisitions” a Restricted Payment made pursuant to Subsection 8.3(f) or (g) or any payments, prepayments, repurchases or redemptions of Restricted Indebtedness made pursuant to Subsection 8.6(a).

“Available Incremental Amount”: at any time, without duplication, an amount equal to the sum produced by calculating the difference between (a) $1,350,000,000 and (b) the sum of (x) the Commitments (other than Incremental Revolving Commitments) outstanding on such date plus (y) the sum of the aggregate principal amount of all Incremental ABL Term Loans made and outstanding on such date plus all Incremental Revolving Commitments established in each case prior to and outstanding on such date pursuant to Subsection 2.6; provided that the sum of (x) plus (y) may not at any time exceed $1,350,000,000.

“Average Daily Excess Availability Percentage”: for any Fiscal Quarter, the percentage derived by dividing (x) the average daily Excess Availability for such Fiscal Quarter by (y) the average daily amount of the aggregate Commitments during such Fiscal Quarter.

“Average Daily Used Percentage”: for any Fiscal Quarter, the percentage derived by dividing (a) the sum of (x) the average daily principal balance of all Loans (other than the principal balance of any Swingline Loans) during such Fiscal Quarter plus (y) the average daily undrawn amount of all outstanding Letters of Credit by (b) the average daily amount of the aggregate Commitments during such Fiscal Quarter.

“Bail-In Action”: the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation”: with respect to any EEA Member Country implementing Article 55 of the Bank Recovery and Resolution Directive, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bank Products Affiliate”: as defined in the ABL/Term Loan Intercreditor Agreement.

“Bank Products Agreement”: any agreement pursuant to which a bank or other financial institution agrees to provide (a) treasury services, (b) credit card, merchant card, purchasing card or stored value card services (including, without limitation, the processing of payments and other administrative services with respect thereto), (c) cash management services (including, without limitation, controlled disbursements, automated clearinghouse transactions, return items, netting, overdrafts, depository, lockbox, stop payment, electronic funds transfer, information reporting, wire transfer and interstate depository network services) and (d) other banking products or services as may be requested by the Parent Borrower or any Restricted Subsidiary (other than letters of credit and other than loans and advances except indebtedness arising from services described in clauses (a) through (c) of this definition).

“Bank Recovery and Resolution Directive”: Directive 2014/59/EU of the European Parliament and of the Council of the European Union.

“Bankruptcy Proceeding”: as defined in Subsection 11.6(h)(iv).

“Benefited Lender”: as defined in Subsection 11.7(a).

“Blocked Account”: as defined in Subsection 4.16(b)(iv).

“Blocked Account Agreement”: as defined in Subsection 4.16(b)(iv).

“Board”: the Board of Governors of the Federal Reserve System.

“Board of Directors”: for any Person, the board of directors or other governing body of such Person or, if such Person does not have such a board of directors or other governing body and is owned or managed by a single entity, the Board of Directors of such entity, or, in either case, any committee thereof duly authorized to act on behalf of such Board of Directors. Unless otherwise provided, “Board of Directors” means the Board of Directors of the Parent Borrower.

“Borrower Representative”: means the Parent Borrower in its capacity as Borrower Representative pursuant to the provisions of Subsection 10.13.

“Borrowers”: as defined in the Preamble hereto.

“Borrowing”: the borrowing of one Type of Loan of a single Tranche by the Borrowers (on a joint and several basis), from all the Lenders having Commitments of the respective Tranche on a given date (or resulting from a conversion or conversions on such date) having in the case of Eurodollar Loans the same Interest Period.

“Borrowing Base”: as of any date of determination, shall equal the sum of:

(a) 85% of the amount of AMR Service Eligible Accounts; plus

(b) 85% of the amount of EmCare General Adjusted Eligible Accounts; plus

(c) 85% of the amount of Other Eligible Accounts; plus

(d) the lesser of:

(i) A/R Availability Aged 180-360 Days; and

(ii) 5% of A/R Availability Aged < 180 days; plus

(e) the lesser of:

(i) 50% of the Eligible Inventory of the Loan Parties, valued at the lower of (x) cost, calculated on a first-in, first out basis, and (y) fair market value; and

(ii) 5% of A/R Availability Aged < 180 Days; minus

(f) the amount of all Availability Reserves; minus

(g) the outstanding principal amount of any ABL Term Loans.

“Borrowing Base Certificate”: as defined in Subsection 7.2(f).

“Borrowing Date”: any Business Day specified in a notice delivered pursuant to Subsections 2.2, 2.4, or 3.2 as a date on which the Borrower Representative requests the Lenders to make Loans hereunder or an Issuing Lender to issue Letters of Credit hereunder.

“Business Day”: a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York (or with respect only to Letters of Credit issued by an Issuing Lender not located in the City of New York, the location of such Issuing Lender) are authorized or required by law to close, except that, when used in connection with a Eurodollar Loan, “Business Day” shall mean any Business Day on which dealings in Dollars between banks may be carried on in London, England and New York, New York.

“Business Development Amount”: an amount at any time not exceeding $12,500,000 (or a greater amount, as agreed by the Security Agents in their reasonable discretion), the application of which shall apply solely for the purpose of developing or retaining business by any Loan Party or Related Corporation with respect to demonstration of financial condition.

“Capital Expenditures”: with respect to any Person for any period, the aggregate of all expenditures by such Person and its consolidated Restricted Subsidiaries during such period (exclusive of (i) expenditures made for Permitted Investments, (ii) expenditures made for acquisitions permitted by Subsection 8.4, (iii) interest capitalized during such period to the extent relating to Capital Expenditures or (iv) expenditures made with the proceeds of any equity securities issued or capital contributions received, or Indebtedness incurred, by the Parent Borrower or any of its consolidated Restricted Subsidiaries) which, in accordance with GAAP, are or should be included in “capital expenditures.”

“Capital Stock”: as to any Person, any and all shares or units of, rights to purchase, warrants or options for, or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Captive Insurance Subsidiary”: any Subsidiary of the Parent Borrower that is subject to regulation as an insurance company (or any Subsidiary thereof), including EMCA Insurance Company Ltd. and Marblehead Surety & Reinsurance Company, Ltd.

“Cash Analysis”: the Parent Borrower’s analysis of historical unallocated and unapplied cash allocation applicable to (a) EmCare General Eligible Accounts versus EmCare General Accounts and/or (b) Other Eligible Accounts that are EmCare Other Accounts versus EmCare Other Accounts, in each case in a form, substance, level of detail and historical time period reasonably satisfactory to the Security Agents.

“Cash Capped Incremental Facility”: as defined in the definition of “Maximum Incremental Facilities Amount.”

“Cash Eligible Account Rate”: as of any date of determination the number determined by dividing (a) the historical unallocated and unapplied cash amount that is attributable to an EmCare General Eligible Account or, as the case may be, an Other Eligible Account that is an EmCare Other Account by (b) the historical unallocated and unapplied cash amount that is attributable to the corresponding EmCare General Account or EmCare Other Account, as the case may be, in each case as determined by the Parent Borrower in a Cash Analysis, provided that if a Cash Analysis has not been agreed with the Security Agents, the Cash Eligible Account Rate shall be deemed to be 1.

“Cash Equivalents”: any of the following: (1) money and (2)(a) securities issued or fully guaranteed or insured by the United States of America or a member state of the European Union or any agency or instrumentality of any thereof, (b) time deposits, certificates of deposit or bankers’ acceptances of (i) any bank or other institutional lender under this Agreement or the Term Loan Facility or any affiliate thereof or (ii) any commercial bank having capital and surplus in excess of $500,000,000 (or the foreign currency equivalent thereof as of the date of such investment) and the commercial paper of the holding company of which is rated at least A-2 or the equivalent thereof by Standard & Poor’s Ratings Group (a division of The McGraw Hill Companies Inc.) or any successor rating agency (“S&P”) or at least P-2 or the equivalent thereof by Moody’s Investors Service, Inc. or any successor rating agency (“Moody’s”) (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency), (c) repurchase obligations with a term of not more than seven (7) days for underlying securities of the types described in clauses (2)(a) and (b) above entered into with any financial institution meeting the qualifications specified in clause (2)(b) above, (d) money market instruments, commercial paper or other short-term obligations rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody’s (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency), (e) investments in money market funds subject to the risk limiting conditions of Rule 2a-7 or any successor rule of the SEC under the Investment Company Act of 1940, as amended, (f) investments similar to any of the foregoing denominated in foreign currencies approved by the Board of Directors of the Parent Borrower, and (g) solely with respect to any Captive Insurance Subsidiary, any investment that person is permitted to make in accordance with applicable law.

“Cash Management Arrangements”: any agreement or arrangement relating to any service provided pursuant to a Bank Products Agreement.

“Cash Management Party”: any Bank Products Affiliate party to a Bank Products Agreement.

“Cash Management Reserves”: such reserves as may be established or modified by the Parent Borrower in accordance with Subsection 11.22 with respect to anticipated monetary obligations under Designated Cash Management Agreements owing to any Cash Management Party.

“CHAMPVA”: collectively, the Civilian Health and Medical Program of the Department of Veteran Affairs, a program of medical benefits covering retirees and dependents of former members of the armed services administered by the United States Department of Veteran Affairs, and all laws, rules, regulations, manuals, orders, guidelines or requirements pertaining to such program including, without limitation, (a) all federal statutes (whether set forth in 38 U.S.C. § 1713 or elsewhere) affecting such program to the extent applicable to CHAMPVA and (b) all rules, regulations (including 38 C.F.R. § 17.54), manuals, orders and administrative, reimbursement and other guidelines of all Governmental Authorities promulgated in connection with such program (whether or not having the force of law), in each case as the same may be amended, supplemented or otherwise modified from time to time.

“CHAMPVA Account”: an Account payable pursuant to CHAMPVA.

“Change in Law”: as defined in Subsection 4.11(a).

“Change of Control”: (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act as in effect on the Closing Date), shall be the “beneficial owner” of (A) so long as the Parent Borrower is a Subsidiary of any Parent Entity, shares of Voting Stock having more than 35.0% of the total voting power of all outstanding shares of such Parent Entity (other than a Parent Entity that is a Subsidiary of another Parent Entity) and (B) if the Parent Borrower is not a Subsidiary of any Parent Entity, shares of Voting Stock having more than 35.0% of the total voting power of all outstanding shares of the Parent Borrower; or (b) a “Change of Control” as defined in the Term Loan Credit Agreement or the Senior Notes Indenture (or any indenture or agreement governing refinancing Indebtedness in respect of the Senior Notes, in each case relating to Indebtedness in an aggregate principal amount equal to or greater than $150,000,000). Notwithstanding anything to the contrary in the foregoing, the Transactions shall not constitute or give rise to a Change of Control.

“Claim”: as defined in Subsection 11.6(h)(iv).

“Closed Accounts”: Accounts in relation to which the relevant Loan Party has fully closed and settled all amounts owing in respect of such Account and the remaining balance owing in respect of such Account is zero, either through payment and/or write-off.

“Closing Date”: May 25, 2011.

“Co-Collateral Agent”: as defined in the Preamble hereto, and shall include any successor to the Co-Collateral Agent appointed pursuant to Subsection 10.9.

“Code”: the Internal Revenue Code of 1986, as amended from time to time.

“Collateral”: all assets of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

“Collateral Agent”: as defined in the Preamble hereto, and shall include any successor to the Collateral Agent appointed pursuant to Subsection 10.9.

“Commercial L/C”: as defined in Subsection 3.1(b).

“Commitment”: as to any Lender, the commitment, if any, of such Lender to make Extensions of Credit to the Borrowers in the amount set forth opposite its name on Schedule A hereto or as may subsequently be set forth in the Register from time to time. The original amount of the aggregate Commitments of the Lenders on the Third Amendment Effective Date is $850,000,000.

“Commitment Percentage”: of any Lender at any time shall be that percentage which is equal to a fraction (expressed as a percentage) the numerator of which is the Commitment of such Lender at such time and the denominator of which is the aggregate Commitments at such time; provided that for purposes of Subsection 4.15(d) and (e), “Commitment Percentage” shall mean the percentage of the total Commitments (disregarding the Commitment of any Defaulting Lender to the extent its Swingline Exposure or L/C Obligations is reallocated to the Non-Defaulting Lenders) represented by such Lender’s Commitment; provided, further, that if any such determination is to be made after the Commitments (and the related Commitments of the Lenders) has (or have) terminated, the determination of such percentages shall be made immediately before giving effect to such termination.

“Commitment Period”: the period from and including the Third Amendment Effective Date to but not including the Termination Date, or such earlier date as the Commitments shall terminate as provided herein.

“Commonly Controlled Entity”: an entity, whether or not incorporated, which is under common control with the Parent Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Parent Borrower and which is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Sections 414(m) and (o) of the Code.

“Company”: Envision Healthcare Corporation, a Delaware corporation, and any successor in interest thereto.

“Compliance Certificate”: as defined in Subsection 7.2(b).

“Compliance Period”: any period commencing upon any determination by the Security Agents that Specified Availability on any day is less than the greater of (x) 10.0% of Availability at such time and (y) the Excess Availability Floor; provided that the Security Agents have notified the Borrower Representative thereof. The Compliance Period shall be deemed continuing notwithstanding that Specified Availability may thereafter exceed the amount set forth in the preceding sentence unless and until for thirty (30) consecutive days Specified Availability exceeds the greater of (x) 10.0% of Availability at such time and (y) the Excess Availability Floor at such time, in which event a Compliance Period shall no longer be deemed to be continuing.

“Concentration Account”: any Loan Party Concentration Account and/or any Related Corporation Concentration Account, as the context requires.

“Conduit Lender”: any special purpose corporation organized and administered by any Lender for the purpose of making Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument delivered to the Administrative Agent (a copy of which shall be provided by the Administrative Agent to the Borrower Representative on request); provided that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations under this Agreement, including its obligation to fund a Loan if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender, and provided, further, that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to any provision of this Agreement, including without limitation Subsection 4.10, 4.11, 4.12 or 11.5, than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender if such designating Lender had not designated such Conduit Lender hereunder, (b) be deemed to have any Commitment or (c) be designated if such designation would otherwise increase the costs of any Facility to any Borrower.

“Confidential Healthcare Information”: as defined in Subsection 7.6(c).

“Confidential Information Memorandum”: that certain Confidential Information Memorandum dated November 2016, and furnished to the Lenders.

“Consolidated Fixed Charge Coverage Ratio”: (a) as of the last day of the Most Recent Four Quarter Period, the ratio of (a) (i) EBITDA for such period minus (ii) the unfinanced portion of all Capital Expenditures (excluding any Capital Expenditure made in an amount equal to all or part of the proceeds, applied within twelve months of receipt thereof, of (x) any casualty insurance, condemnation or eminent domain or (y) any sale of assets (other than Inventory)) of the Parent Borrower and its consolidated Restricted Subsidiaries during such period, to (b) the sum, without duplication, of (i) Debt Service Charges payable in cash by the Parent Borrower and its consolidated Restricted Subsidiaries during such period plus (ii) federal, state and foreign income taxes paid in cash by the Parent Borrower and its consolidated Restricted Subsidiaries (net of refunds received) for the period of four (4) full Fiscal Quarters ending on such date plus (iii) cash paid by the Parent Borrower during the relevant period pursuant to clause (h) of Subsection 8.3.

“Consolidated Interest Expense”: for any period, an amount equal to (a) interest expense (accrued and paid or payable in cash for such period, and in any event excluding any amortization or write-off of financing costs) on Indebtedness of the Parent Borrower and its consolidated Restricted Subsidiaries for such period (excluding, on or prior to July 1, 2017, dividends paid in cash in respect of the Existing Mandatory Convertible Preferred) minus (b) interest income (accrued and received or receivable in cash for such period) of the Parent Borrower and its consolidated Restricted Subsidiaries for such period, in each case determined on a consolidated basis in accordance with GAAP; provided that for purposes of calculating the Consolidated Fixed Charge Coverage Ratio for any period or portion of a period of four (4) Fiscal Quarters ending on or prior to the first anniversary of the Third Amendment Effective Date, Consolidated Interest Expense shall be calculated by reference to the actual amount of Consolidated Interest Expense as disclosed in the financial statements delivered pursuant to Subsection 7.1(a) or 7.1(b) and/or compliance certificates delivered pursuant to Subsection 7.2(b) for the period from the Third Amendment Effective Date to the last day of the relevant Fiscal Quarter at the end of the applicable test period divided by the number of days from the Third Amendment Effective Date to the last day of such Fiscal Quarter and multiplied by 365 and, provided, further, that for purposes of calculating the Consolidated Fixed Charge Coverage Ratio for any period prior to delivery of financial statements pursuant to Subsection 7.1(b) for the first Fiscal Quarter following the Third Amendment Effective Date, Consolidated Interest Expenses shall be as determined by the Parent Borrower in good faith and certified to the Administrative Agent in a form reasonably acceptable to the Administrative Agent.

“Consolidated Net Income”: for any period, net income of the Parent Borrower and its consolidated Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Total Assets”: as of any date of determination, the total assets of the Parent Borrower and its Restricted Subsidiaries as at the last day of the Most Recent Four Quarter Period, determined on a consolidated basis in accordance with GAAP (and, in the case of any determination relating to any Incurrence of Indebtedness, or Liens or any Investment or any acquisition pursuant to Subsection 8.4, on a Pro Forma Basis, including any property or assets being acquired in connection therewith).

“Contractual Obligation”: as to any Person, any provision of any material security issued by such Person or of any material agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Core Concentration Account”: as defined in Subsection 4.16(f).

“Covered Liabilities”: as defined in Subsection 11.23.

“Credit Agreement Refinancing Indebtedness”: any secured Indebtedness incurred or otherwise obtained by the Borrowers under and in accordance with the terms of this Agreement in the form of revolving commitments or term loans in exchange for, or to extend, renew, replace or refinance, in whole or part, existing ABL Term Loans, outstanding Revolving Credit Loans or Commitments hereunder (including any successive Credit Agreement Refinancing Indebtedness obtained pursuant to a prior Refinancing Amendment) (“Refinanced Debt”); provided that:

(a) such Refinanced Debt shall be repaid and the commitments with respect thereto terminated and all accrued interest, fees and premiums (if any) in connection therewith shall be paid, on the date such Credit Agreement Refinancing Indebtedness is issued, incurred or obtained; provided that to the extent that such Refinanced Debt consists, in whole or in part, of Commitments or Other Revolving Credit Commitments (or Revolving Credit Loans, Other Revolving Credit Loans or Swingline Loans incurred pursuant to any Commitments or Other Revolving Credit Commitments), such Commitments or Other Revolving Credit Commitments, as applicable, shall be terminated, the proceeds of such Credit Agreement Refinancing Indebtedness shall be applied to the prepayment of outstanding ABL Term Loans, outstanding Revolving Credit Loans, or reduction of Commitments in respect of the Revolving Credit Facility being so refinanced on a pro rata basis within each Tranche being refinanced and all accrued fees in connection therewith shall be paid, on the date such Credit Agreement Refinancing Indebtedness is issued, incurred or obtained; and

(b) such Indebtedness (including, if such Indebtedness includes any Other Revolving Credit Commitments, the unused portion of such Other Revolving Credit Commitments) shall:

(i) be governed by the terms of this Agreement (as amended by any Refinancing Amendment) and the Security Documents and no other loan agreement, note purchase agreement or other similar agreement and the Lenders with respect to such Indebtedness shall execute an assumption agreement, reasonably satisfactory to the Administrative Agent, pursuant to which such Lenders agree to be bound by the terms of this Agreement as Lenders; provided that the terms and conditions of such Indebtedness (as amended by such Refinancing Amendment but excluding pricing and optional prepayment or redemption terms) shall be substantially similar to, or (taken as a whole) not more favorable to the investors providing such Indebtedness than the terms and conditions of the applicable Refinanced Debt as reasonably determined by the Parent Borrower in good faith (except with respect to any terms (including covenants) and conditions contained in such Indebtedness that are applicable only after the then Termination Date); provided, further, that the terms and conditions applicable to such Indebtedness may provide for any additional or different financial or other covenants or other provisions that are agreed between the Parent Borrower and the applicable Lenders and applicable only during periods after the Termination Date that is in effect on the date such Credit Agreement Refinancing Indebtedness is incurred or obtained,

(ii) be in an original aggregate principal amount not greater than the aggregate principal amount of the Refinanced Debt except by any amount equal to unpaid accrued interest and premium (including applicable prepayment penalties) thereon plus underwriting discounts, original issue discount, commissions, fees and other costs and expenses incurred in connection therewith (and, in the case of Refinanced Debt consisting, in whole or in part, of unused Commitments or Other Revolving Credit Commitments, the amount thereof),

(iii) not mature or have scheduled amortization or commitment reduction, as applicable, sooner or greater than the same under such Refinanced Debt and not be subject to mandatory redemption, repurchase, prepayment or sinking fund obligation (except customary prepayments with respect to lender exposure or outstandings exceeding commitments or the borrowing base and customary asset sale or change of control provisions), in each case prior to the Termination Date,

(iv) only be secured by assets consisting of Collateral on a pari passu basis (but without regard to the control of remedies) with the Obligations and not be secured by any property or assets of the Borrowers or any Restricted Subsidiary other than the Collateral; provided that such Obligations (including the Credit Agreement Refinancing Indebtedness) shall be secured by the Security Documents and the Lenders with respect to such Credit Agreement Refinancing Indebtedness shall have authorized the Collateral Agent to act as their Agent to take any action with respect to any applicable Collateral or Security Documents which may be necessary to perfect and maintain perfected the security interest in and liens upon the Collateral granted pursuant to the Security Documents,

(v) rank pari passu in right of payment and of security with the Obligations hereunder (including being entitled to the benefits of the same place in the waterfall as the Refinanced Debt) and at any time that a Default or an Event of Default exists, all prepayments of Other ABL Term Loans and Other Revolving Credit Loans (other than in respect of the FILO Tranche) shall be made on a pro rata basis,

(vi) be part of, and count against, the Borrowing Base on the same basis as the Refinanced Debt, and

(vii) not refinance the commitments in respect of the FILO Tranche unless (1) the Loans comprising the FILO Tranche are the only Loans outstanding and (2) the Commitments for the Revolving Credit Facility (excluding the FILO Tranche) have been terminated.

“Cure Amount”: as defined in Subsection 9.3(a).

“Customary Permitted Liens”: (a) Liens for taxes, assessments and similar charges that are not yet delinquent or the nonpayment of which in the aggregate would not reasonably be expected to have a Material Adverse Effect, or which are being contested in good faith by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of the Parent Borrower or its Restricted Subsidiaries, as the case may be, in conformity with GAAP;

(b) Liens with respect to outstanding motor vehicle fines, liens of landlords or of mortgagees of landlords arising by statute and liens of suppliers, mechanics, carriers, materialmen, warehousemen or workmen and other liens imposed by law created in the ordinary course of business for amounts not overdue for a period of more than 60 days or that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained to the extent required by GAAP;

(c) deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other types of social security benefits or other insurance related obligations (including pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements);

(d) encumbrances arising by reason of zoning restrictions, easements, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar encumbrances on the use of real property not materially detracting from the value of such real property or not materially interfering with the ordinary conduct of the business conducted and proposed to be conducted at such real property;

(e) encumbrances arising under leases or subleases of real property that do not, in the aggregate over all such encumbrances, materially detract from the value of such real property or interfere with the ordinary conduct of the business conducted and proposed to be conducted at such real property;

(f) financing statements with respect to a lessor’s rights in and to personal property leased to such Person in the ordinary course of such Person’s business;

(g) Liens, pledges or deposits securing the performance of (x) bids, contracts (other than for borrowed money), obligations for utilities, leases and statutory or regulatory obligations, or (y) performance, bid, surety, appeal, judgment, replevin and similar bonds, other surety arrangements, and other similar obligations, all in, or relating to liabilities or obligations incurred in, the ordinary course of business;

(h) Liens arising by reason of any judgment, decree or order of any court or other Governmental Authority, unless the judgment, decree or order it secures has not, within thirty (30) days after entry of such judgment, been discharged or execution stayed pending appeal, or has not been discharged within thirty (30) days after the expiration of any such stay;

(i) Liens existing on assets or properties at the time of the acquisition thereof by the Parent Borrower or any of its Restricted Subsidiaries which do not materially interfere with the use, occupancy, operation and maintenance of structures existing on the property subject thereto or extend to or cover any assets or properties of the Parent Borrower or such Restricted Subsidiary other than the assets or property being acquired; and

(j) Liens on goods in favor of customs and revenue authorities arising as a matter of law to secure customs duties in connection with the importation of such goods.

“DDA”: any Loan Party DDA and/or any Related Corporation DDA, as the context requires.

“Debt Financing”: the debt financing transactions contemplated under (a) the Loan Documents, (b) the Term Loan Documents and (c) the Senior Notes Debt Documents, in each case including any Interest Rate Protection Agreements related thereto.

“Debt Obligations”: means, with respect to any Indebtedness, any principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, other monetary obligations of any nature and all other amounts payable thereunder or in respect thereof.

“Debt Service Charges”: for any period, the sum of (a) Consolidated Interest Expense plus (b) scheduled principal payments required to be made (after giving effect to any prepayments paid in cash that reduce the amount of such required payments) on account of Indebtedness of the Parent Borrower and its consolidated Restricted Subsidiaries of the type permitted by Subsections 8.13(a), 8.13(c) and (to the extent relating to any renewal, extension, refinancing or refunding of the foregoing) 8.13(i)(ii) hereof, including the full amount of any non-recourse Indebtedness (excluding the obligations hereunder, payments to reimburse any drawings under any commercial letters of credit, and any payments on Indebtedness required to be made on the final maturity date thereof, but including any obligations in respect of Financing Leases) for such period, plus (c) scheduled mandatory payments on account of Disqualified Capital Stock of the Parent Borrower and its consolidated Restricted Subsidiaries (whether in the nature of dividends, redemption, repurchase or otherwise) required to be made during such period, in each case determined on a consolidated basis in accordance with GAAP.

“Default”: any of the events specified in Subsection 9.1, whether or not any requirement for the giving of notice (other than, in the case of Subsection 9.1(e), a Default Notice), the lapse of time, or both, or any other condition specified in Subsection 9.1, has been satisfied.

“Default Notice”: as defined in Subsection 9.1(e).

“Defaulting Lender”: any Lender or Agent whose acts or failure to act, whether directly or indirectly, cause it to meet any part of the definition of Lender Default.

“Deposit Account”: any deposit account (as such term is defined in Article 9 of the UCC).

“Designated Cash Management Agreements”: Bank Products Agreements that are (i) secured by Liens on ABL Priority Collateral that are pari passu in priority with the Liens on such Collateral securing the amounts due under this Agreement, pursuant to (A) the Security Documents (but only to the extent any such Bank Products Agreement secured under a Security Document has also been designated as a Designated Cash Management Agreement in accordance with clause (ii) hereof), or (B) the ABL/Term Loan Intercreditor Agreement or (C) another intercreditor agreement in form and substance reasonably satisfactory to the Parent Borrower and the Security Agents and (ii) designated as a “Designated Cash Management Agreement” as contemplated by Subsection 11.22.

“Designated Hedging Agreements”: Interest Rate Protection Agreements, Hedging Agreements or other Permitted Hedging Arrangements that are (i) secured by Liens on ABL Priority Collateral that are pari passu in priority with the Liens on such Collateral securing the amounts due under this Agreement, pursuant to (A) the Security Documents, or (B) the ABL/Term Loan Intercreditor Agreement or (C) another intercreditor agreement in form and substance reasonably satisfactory to the Parent Borrower and the Security Agents and (ii) designated as a “Designated Hedging Agreement” to the Administrative Agent as contemplated by Subsection 11.22.

“Designated Hedging Reserves”: such reserves as may be established or modified by the Parent Borrower in accordance with Subsection 11.22 with respect to anticipated monetary obligations under Designated Hedging Agreements owing to any Hedging Party.

“Designated Noncash Consideration”: the Fair Market Value of noncash consideration received by the Parent Borrower or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to a certificate signed by a Responsible Officer of the Parent Borrower, setting forth the basis of such valuation.

“Designation Date”: as defined in Subsection 2.8(e).

“Dilution”: as of any date of determination, as to Accounts that are (i) EmCare General Accounts relating to paragraph (b) only of the EmCare Business or (ii) Other Eligible Accounts, in each case if applicable, a percentage, based upon the experience of the immediately prior twelve (12) consecutive months, that is the result of dividing the U.S. Dollar amount of (a) bad debt write downs, discounts, contract allowances, credits, volume or other rebates, returns or chargebacks with respect to such Accounts during such period, by (b) billings with respect to such EmCare General Accounts relating to paragraph (b) only of the EmCare Business or such Other Eligible Accounts respectively in each case without duplication of any exclusion from the definition of “EmCare General Eligible Accounts” or “Other Eligible Accounts” respectively during such twelve (12) month period.

“Dilution Reserve”: as of any date of determination, (i) as to Accounts that are Other Eligible Accounts, an amount equal to the product of (a) the amount (if positive), expressed as a percentage, by which Dilution of such Accounts exceeds 5.00% and (b) the aggregate Accounts that are Other Eligible Accounts and (ii) as to Accounts that are EmCare General Accounts relating to paragraph (b) only of the EmCare Business, an amount equal to the product of (a) the amount (if positive), expressed as a percentage, by which Dilution of such Accounts exceeds 5.00% and (b) the aggregate Accounts that are EmCare General Accounts relating to paragraph (b) only of the EmCare Business.

“Disinterested Director”: as defined in Subsection 8.11.

“Disposition”: as defined in the definition of the term “Asset Sale” in this Subsection 1.1.

“Disqualified Capital Stock”: with respect to any Person, any Capital Stock (other than Management Stock) that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), or upon the happening of any event (other than following the occurrence of a Change of Control or other similar event described under such terms as a “change of control” or an Asset Sale), (a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (b) is convertible or exchangeable for Indebtedness or Disqualified Capital Stock or (c) is redeemable at the option of the holder thereof (other than following the occurrence of a Change of Control or other similar event described under such terms as a “change of control” or an Asset Sale), in whole or in part, in each case on or prior to the Termination Date, provided that Capital Stock issued to any employee benefit plan, or by any such plan to any employees of the Parent Borrower or any Subsidiary, shall not constitute Disqualified Capital Stock solely because it may be required to be repurchased or otherwise acquired or retired in order to satisfy applicable statutory or regulatory obligations.

“Disqualified Lender”: (i) any competitor of the Parent Borrower and its Restricted Subsidiaries that is in the same or a similar line of business as the Parent Borrower and its Restricted Subsidiaries or any affiliate of such competitor designated in writing by the Parent Borrower to the Administrative Agent from time to time and (ii) any Persons designated in writing by the Parent Borrower to the Administrative Agent prior to the Third Amendment Effective Date; provided that (x) such written designation shall be submitted by the Borrower Representative to the Administrative Agent in writing, (y) subject to clause (z) below, any such written designation shall become effective on the third Business Day following the date of receipt of such notice by the Administrative Agent and (z) any such written designation shall not be effective as to any Person that is a Lender, Participant or counterparty to a pending trade at the time such notice is provided to Lenders by the Administrative Agent. The Parent Borrower authorizes the Administrative Agent to post the list of Disqualified Lenders to the Platform and agrees that the Administrative Agent shall have no duty to ascertain, monitor or enforce such list and shall not have any liability therefor.

“Dollars” and “$”: dollars in lawful currency of the United States of America.

“Domestic Subsidiary”: any Restricted Subsidiary of the Parent Borrower which is not a Foreign Subsidiary.

“Dominion Event”: a period (a) commencing on the date on which either (x) a Specified Default has occurred and has been continuing or (y) the Specified Availability, expressed as a percentage, has been less than the greater of (i) 10.0% of Availability at such time and (ii) the Excess Availability Floor, in the case of each of (x) and (y), for a period of five (5) consecutive Business Days; provided that the Security Agents have notified the Borrower Representative thereof and (b) ending on the first date thereafter on which both (x) no Specified Default has existed or been continuing at any time and (y) the Specified Availability, expressed as a percentage, shall have been not less than the greater of (i) 10.0% of Availability and (ii) the Excess Availability Floor at any time, in each case for twenty-one (21) consecutive calendar days; provided that a Dominion Event may not be cured as contemplated by this sentence more than three (3) times in any four (4) Fiscal Quarter period.

“EBITDA”: for any period, the sum of (a) Consolidated Net Income for such period adjusted (i) to exclude the following items (without duplication) of income or expense to the extent that such items are included in the calculation of Consolidated Net Income: (A) Consolidated Interest Expense, (B) any non-cash expenses and charges, (C) total income tax expense, (D) depreciation expense, (E) the expense associated with amortization of intangible and other assets (including amortization or other expense recognition of any costs associated with asset write-ups in accordance with Financial Accounting Standards No. 141(R) and gains or losses associated with FASB Interpretation No. 45), (F) non-cash provisions for reserves for discontinued operations, (G) any extraordinary, unusual or non-recurring gains or losses or charges or credits, including but not limited to any expenses relating to the Transactions and any non-recurring or extraordinary items paid or accrued during such period relating to deferred compensation owed to any Management Investor that was cancelled, waived or exchanged in connection with the grant to such Management Investor of the right to receive or acquire shares of Capital Stock of the Parent Borrower or any Parent Entity, (H) any gain or loss associated with the sale or write-down of assets not in the ordinary course of business, (I) any income or loss accounted for by the equity method of accounting (except in the case of income to the extent of the amount of cash dividends or cash distributions actually paid to the Parent Borrower or any of its Restricted Subsidiaries by the entity accounted for by the equity method of accounting), (J) the amount of any non-cash loss or gain attributable to non-controlling interests, (K) the cumulative effect of a change in accounting principles, (L) any unrealized foreign currency transaction gains or losses in respect of Indebtedness of any Person denominated in a currency other than the functional currency of such Person and (M) any unrealized foreign currency translation or transaction gains or losses in respect of Indebtedness or other obligations of the Parent Borrower or any Restricted Subsidiary owing to the Parent Borrower or any Restricted Subsidiary and (ii) by reducing EBITDA (as otherwise determined above) by the amount of all dividends paid by the Parent Borrower during the relevant period pursuant to any of clauses (a) and (b) of Subsection 8.3 (in each case, unless and to the extent (x) the amount paid with such dividends by the Parent Borrower any Parent Entity would not, if the respective expense or other item had been incurred directly by the Parent Borrower, have reduced EBITDA determined in accordance with the foregoing provisions of this definition or (y) such dividend is paid by the Parent Borrower in respect of an expense or other item that has resulted in, or will result in, a reduction of EBITDA, as calculated pursuant to clause (a) above) plus (b) the amount of net cost savings projected by the Parent Borrower in good faith to be realized as the result of actions taken or to be taken on or prior to the date that is 18 months after the Third Amendment Effective Date, or 18 months after the initiation or consummation of any operational change, respectively, and prior to or during such period (calculated on a Pro Forma Basis as though such cost savings had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions, provided that such cost savings are reasonably identifiable and factually supportable and in an aggregate amount, when aggregated with the amount of prospective net cost savings increasing EBITDA for such period pursuant to the definition of “Pro Forma Basis,” not to exceed 20% of EBITDA (prior to giving effect to any increase pursuant to this clause (b)) in any period of four (4) Fiscal Quarters, plus (c) only with respect to determining compliance with Subsection 8.1 hereof, any Specified Equity Contribution.

“EEA Financial Institution”: (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition and is subject to the supervision of an EEA Resolution Authority, or (c) any institution established in an EEA Member Country which is a Subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision of an EEA Resolution Authority with its parent.

“EEA Member Country”: any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority”: any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EU Bail-In Legislation Schedule”: the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Eligible Accounts”: all AMR Service Eligible Accounts, all EmCare General Eligible Accounts and all Other Eligible Accounts, or each one of them as the context may require.

“Eligible Inventory”: all Inventory of the Loan Parties relating to the AMR Business, except for any Inventory:

(a) that is damaged or unfit for use in the AMR Business or unfit for re-sale or return for credit;

(b) that is not of a type used by any Loan Party in the AMR Business in the ordinary course as is being conducted by each such party;

(c) that is not subject to a valid and perfected first priority Lien in favor of the Collateral Agent, as applicable, pursuant to a Security Document (as and to the extent provided therein (it being agreed that in no event shall any Excluded Assets be deemed to be Eligible Inventory hereunder));

(d) that is not owned by any Loan Party;

(e) that does not comply in all material respects with each of the representations and warranties respecting Eligible Inventory made in the Loan Documents;

(f) that consists of Materials of Environmental Concern that can be transported and used in the rendition of services or sold in connection with the AMR Business only with licenses that are not readily available;

(g) that is covered by a negotiable document of title, unless such document has been delivered to the Administrative Agent; or

(h) that is located outside the United States of America.

Notwithstanding the foregoing, the Security Agents may, from time to time, in the exercise of their Permitted Discretion, on not less than ten (10) Business Days’ prior notice to the Parent Borrower, change the criteria for Eligible Inventory as reflected on the Borrowing Base Certificate based on either: (i) an event, condition or other circumstance arising after the Third Amendment Effective Date, or (ii) an event, condition or other circumstance existing on the Third Amendment Effective Date to the extent the Security Agents had no knowledge thereof on or prior to the Third Amendment Effective Date, in either case under clause (i) or (ii), which adversely affects, or would reasonably be expected to adversely affect, Eligible Inventory in any material respect as determined by the Security Agents in the exercise of their Permitted Discretion. Any such change in criteria shall have a reasonable relationship to the event, condition or other circumstance that is the basis for such change. Upon delivery of the notice of such change pursuant to the foregoing sentence, the Security Agents shall be available to discuss the proposed change, and the applicable Borrower may take such action as may be required so that the event, condition or circumstance that is the basis for such change no longer exists, in a manner and to the extent reasonably satisfactory to the Security Agents in the exercise of their Permitted Discretion. Any Inventory of the Loan Parties that is not Eligible Inventory shall nevertheless be part of the Collateral as and to the extent provided in the Security Documents.

“EmCare Business”: (a) the provision of outsourced facility-based physician services to healthcare facilities in the United States in respect of emergency department, anesthesiology, hospitalist/inpatient, radiology, teleradiology, neonatal and office staffing and other businesses of a similar type or reasonably related thereto and any business related thereto, (b) the provision of office and home-based healthcare and related services by physicians, nurses, and licensed and non-licensed providers to individuals and other businesses of a similar type or reasonably related thereto and any business related thereto and (c) the provision of billing and collection, recruiting, risk management, population health management, care coordination and related services, medical monitoring and call center services and other management services to healthcare facilities, insurance plans and other third parties (other than Related Corporations) in the United States and other businesses of a similar type or reasonably related thereto and any business related thereto.

“EmCare General Accounts”: all Accounts relating to paragraph (a) and paragraph (b) of the EmCare Business.

“EmCare General Adjusted Eligible Accounts”: an amount equal to:

(a) the product of (i) the aggregate amount of EmCare General Eligible Accounts multiplied by (ii) the most recent EmCare Projected Collection Rate for 0-180 Days; minus

(b) the sum of (i) any unreconciled differences plus (ii) an amount equal to the product of (x) unapplied cash relating to EmCare General Accounts that has not been applied to, or posted to, any EmCare General Account multiplied by (y) the Cash Eligible Account Rate applicable to EmCare General Eligible Accounts, provided that the amount of Self-Pay Accounts that are included as EmCare General Adjusted Eligible Accounts, when aggregated with the amount of Self-Pay Accounts that are included as AMR Service Eligible Accounts, does not at any time exceed ten percent (10%) of the Borrowing Base (calculated for this purpose excluding the amount of any Self-Pay Accounts that would otherwise be included in the calculation thereof).

“EmCare General Eligible Accounts”: those EmCare General Accounts created by a Loan Party or a Related Corporation in the ordinary course of their business, which Accounts comply in all material respects with each of the representations and warranties respecting Eligible Accounts made in the Loan Documents, and that are not excluded as ineligible by virtue of one or more of the excluding criteria set forth below. EmCare General Eligible Accounts shall not include the following:

(a) any unearned amounts;

(b) if applicable, an amount equal to the amount of any reductions made to the gross amount invoiced or to be invoiced to Account Debtors reflecting contractual allowances provided to Account Debtors in respect of Accounts that would otherwise be EmCare General Eligible Accounts;

(c) Accounts that have not been billed by the date that is 30 days after the earlier of (i) the Service Date or (ii) the date as of which such Account is first included in the Borrowing Base Certificate or otherwise reported to the Security Agents as Collateral;

(d) billed Accounts that Account Debtors have failed to pay within one hundred and eighty (180) days after the original Service Date;

(e) (i) Accounts that have been written off, or (ii) Accounts that the Security Agents, in their Permitted Discretion, believe to be doubtful by reason of the Account Debtor’s financial condition, upon notice thereof to the Borrower Representative;

(f) Accounts with respect to which the Account Debtor is (i) an Affiliate of any Loan Party or Related Corporation or (ii) an employee or agent of any Loan Party or Related Corporation or any Affiliate of such Loan Party or Related Corporation, in each case, other than Accounts arising from the provision of medical care delivered in the ordinary course of business;

(g) Accounts that are not payable in Dollars;

(h) Accounts with respect to which the Account Debtor is insolvent, is subject to a proceeding related thereto, has gone out of business, or as to which a Related Corporation or a Loan Party has received notice of an imminent proceeding related to such Account Debtor being or alleged to be insolvent or which proceeding is reasonably likely to result in a material impairment of the financial condition of such Account Debtor;

(i) Accounts with respect to which the applicable Related Corporation’s or Loan Party’s right to receive payment is deferred or otherwise is not absolute or is contingent upon the fulfillment of any condition whatsoever (other than the preparation and delivery of an invoice), provided that any such Accounts shall be included as EmCare General Eligible Accounts once the related services have been rendered or all conditions have been met and such Accounts are otherwise not excluded under clauses (a) to (s) of this definition;

(j) Accounts with respect to which the Account Debtor is a Person other than a Governmental Authority unless: (i) the Account Debtor (A) is a natural person with a billing address in the United States, (B) maintains its Chief Executive Office in the United States, or (C) is organized under the laws of the United States or any state, territory or subdivision thereof; (ii) the Account Debtor is a Third Party Payor (excluding for this purpose Government Accounts), or (iii) (A) the Account is supported by an irrevocable letter of credit satisfactory to the Security Agents, in their Permitted Discretion (as to form, substance, and issuer or domestic confirming bank), that has been delivered to the Administrative Agent and is directly drawable by the Administrative Agent, or (B) the Account is covered by credit insurance in form, substance, and amount, and by an insurer, satisfactory to the Security Agents, in their Permitted Discretion;

(k) Accounts with respect to which the Account Debtor is the government of any country or sovereign state other than the United States, or of any state, municipality or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless (i) the Account is supported by an irrevocable letter of credit satisfactory to the Security Agents, in their Permitted Discretion (as to form, substance, and issuer or domestic confirming bank) that has been delivered to the Administrative Agent and is directly drawable by the Administrative Agent, or (ii) the Account is covered by credit insurance in form, substance, and amount, and by an insurer, satisfactory to the Security Agents, in their Permitted Discretion;

(l) Accounts with respect to which the Account Debtor is the federal government of the United States or any department, agency or instrumentality of the United States (exclusive, however, of (i) Accounts with respect to which the applicable Loan Party has complied, to the reasonable satisfaction of the Security Agents, with the Assignment of Claims Act of 1940 (31 USC Section 3727) and (ii) Government Accounts, to the extent that these would otherwise be EmCare General Eligible Accounts);

(m) (i) Accounts with respect to which the Account Debtor is a creditor of any Related Corporation or Loan Party, and such Account Debtor has or has asserted a right of setoff, or has disputed its obligation to pay all or any portion of the Account, to the extent of such claim, right of setoff, or dispute, (ii) Accounts which are subject to a rebate that has been earned but not taken or a chargeback, to the extent of such rebate or chargeback, (iii) Accounts that comprise service charges or finance charges, or (iv) Accounts with respect to which the applicable Related Corporation or a Loan Party is not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial process;

(n) Accounts that are not owned by a Related Corporation or a Loan Party;

(o) Accounts which have been redated or extended (provided that this shall not apply to any Accounts that have been re-categorized from one payor type to another payor type in the ordinary course of business);

(p) (i) with respect to EmCare General Eligible Accounts that are created by a Related Corporation, Accounts that are subject to any Lien in favor of another Person (provided that (x) in no event shall any Excluded Assets be deemed to be EmCare General Eligible Accounts hereunder and (y) this exclusion shall not apply in respect of Liens permitted, mutatis mutandis, pursuant to Subsection 8.14(a), 8.14(c), 8.14(e) (to the extent that the Liens on such Accounts are at least as subordinated to the Liens thereon securing the Obligations as the Liens securing the Term Loan Facility Obligations under the ABL/Term Loan Intercreditor Agreement), 8.14(h), 8.14(q) or 8.14(s)) and (ii) with respect to EmCare General Eligible Accounts that are created by a Loan Party, Accounts that are not subject to a valid and perfected first priority Lien in favor of the Collateral Agent, as applicable, pursuant to a Security Document (as and to the extent provided therein (provided that in no event shall any Excluded Assets be deemed to be EmCare General Eligible Accounts hereunder));

(q) Accounts that exceed the amount such Related Corporation or Loan Party is entitled to receive under any capitation arrangement, fee schedule, discount formula, cost-based reimbursement or other adjustment or limitation to such Loan Party’s usual charges (to the extent of such excess);

(r) Accounts with respect to which the services giving rise to such Account have not yet been performed;

(s) Accounts that were acquired or originated by a Person acquired in a Permitted Acquisition consisting either of (x) receivables of a type substantially different from those in the Borrowing Base at such time, or (y) receivables of a type substantially similar to those in the Borrowing Base at such time, provided that in the case of clause (y) only, such Accounts with an aggregate net book value in an amount not exceeding 10% of the aggregate Borrowing Base at the time of such Permitted Acquisition shall not be excluded, provided, further, that this clause (u) shall cease to exclude any Accounts of the type listed under clause (x) or (y) above at the time the Parent Borrower delivers to the Security Agents a field exam in form and substance reasonably satisfactory to the Security Agents prepared by a third party field examiner reasonably satisfactory to the Security Agents with respect to such acquired Accounts, or such field exam requirement is waived by the Security Agents; or

(t) Accounts of Related Corporations with respect to which the proceeds thereof are not subject to sweep or transfer arrangements providing for such proceeds to be swept or transferred into a Concentration Account in accordance with Subsection 4.16 (for the avoidance of doubt, without regard to the “commercially reasonable efforts” standards set forth therein).

Notwithstanding the foregoing, the Security Agents may, from time to time, in the exercise of their Permitted Discretion, on not less than ten (10) Business Days’ prior notice to the Parent Borrower, change the criteria for EmCare General Eligible Accounts as reflected on the Borrowing Base Certificate based on either: (i) an event, condition or other circumstance arising after the Third Amendment

Effective Date, or (ii) an event, condition or other circumstance existing on the Third Amendment Effective Date to the extent the Security Agents had no knowledge thereof on or prior to the Third Amendment Effective Date, in either case under clause (i) or (ii), which adversely affects, or would reasonably be expected to adversely affect, EmCare General Eligible Accounts in any material respect as determined by the Security Agents in the exercise of its Permitted Discretion. Any such change in criteria shall have a reasonable relationship to the event, condition or other circumstance that is the basis for such change. Upon delivery of the notice of such change pursuant to the foregoing sentence, the Security Agents shall be available to discuss the proposed change, and the applicable Borrower may take such action as may be required so that the event, condition or circumstance that is the basis for such change no longer exists, in a manner and to the extent reasonably satisfactory to the Security Agents in the exercise of their Permitted Discretion. Any Accounts of the Loan Parties that are not EmCare General Eligible Accounts shall nevertheless be part of the Collateral as and to the extent provided in the Security Documents.

“EmCare Hospital Accounts”: all Accounts that are subsidies payable in respect of EmCare Business services provided to healthcare facilities and reported in the Parent Borrower’s accounts receivables financial reporting systems under the category “Hospital” (or any successor category in the current accounts receivables financial reporting systems of the Parent Borrower or any successor accounts receivables financial reporting system).

“EmCare Other Accounts”: all Accounts relating to paragraph (c) of the definition of EmCare Business.

“EmCare Projected Collection Analysis”: the Parent Borrower’s analysis of write-offs and projected collectability of EmCare General Accounts by payor type consistent with the past practice of the Parent Borrower or otherwise in a form and level of detail reasonably acceptable to the Security Agents.

“EmCare Projected Collection Rate for 0-180 Days”: as of any date of determination, based on the most recent EmCare Projected Collection Analysis, a projected collection percentage calculated as follows: the percentage produced by dividing (A) the following amount: (i) the amount produced by multiplying (x) the projected “cash per visit” amount which the Parent Borrower expects to collect for each EmCare General Account billed during the six (6) consecutive month period ending on the date that is one (1) month prior to the date of determination by (y) the number of visits represented by the total number of billed EmCare General Accounts during such period, minus (ii) the aggregate amount of any payments actually received for EmCare General Accounts billed during such period, by (B) the total amount of billed EmCare General Eligible Accounts that are unpaid on the date of determination and have been outstanding for less than 180 days from the original Service Date, or a projected collection percentage calculated in another manner reasonably satisfactory to the Security Agents.

“EmCare Projected Collection Rate for 180-360 Days”: as of any date of determination, based on the most recent EmCare Projected Collection Analysis, a projected collection percentage calculated as follows: the percentage produced by dividing (A) the following amount: (i) the amount produced by multiplying (x) the projected “cash per visit” amount which the Parent Borrower expects to collect for each EmCare General Account billed during the six (6) consecutive month period ending on the date that is seven (7) months prior to the date of determination by (y) the number of visits represented by the total number of billed EmCare General Accounts during such period, minus (ii) the aggregate amount of any payments actually received for EmCare General Accounts billed during such period, by (B) the total amount of billed EmCare General Eligible Accounts that are unpaid on the date of determination and have been outstanding for more than 180 days and less than 360 days from the original Service Date, or a projected collection percentage calculated in another manner reasonably satisfactory to the Security Agents.

“Environmental Costs”: any and all costs or expenses (including attorney’s and consultant’s fees, investigation and laboratory fees, response costs, court costs and litigation expenses, fines, penalties, damages, settlement payments, judgments and awards), of whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way relating to, any actual or alleged violation of, noncompliance with or liability under any Environmental Laws. Environmental Costs include any and all of the foregoing, without regard to whether they arise out of or are related to any past, pending or threatened proceeding of any kind.

“Environmental Laws”: any and all U.S. or foreign, federal, state, provincial, territorial, local or municipal laws, rules, orders, enforceable guidelines and orders-in-council, regulations, statutes, ordinances, codes, decrees, and such requirements of any Governmental Authority properly promulgated and having the force and effect of law or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health (as it relates to exposure to Materials of Environmental Concern) or the environment, as have been, or now or at any relevant time hereafter are, in effect.

“Environmental Permits”: any and all permits, licenses, registrations, notifications, exemptions and any other authorization required under any Environmental Law.

“ERISA”: the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Eurodollar Loans”: Loans the rate of interest applicable to which is based upon the Adjusted LIBOR Rate.

“Event of Default”: any of the events specified in Subsection 9.1, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

“Excess Availability”: as of any date of determination, the excess, if any, of (a) Availability over (b) Aggregate Lender Exposure at such time. For purposes of the definition of “Payment Condition,” the Excess Availability shall be calculated on a pro forma basis to include the borrowing or repayment of any Loans or issuance or cancellation of any Letters of Credit in connection with the proposed transaction.

“Excess Availability Floor”: at any time, an amount equal to $85,000,000.

“Exchange Act”: the Securities Exchange Act of 1934, as amended from time to time.

“Excluded Accounts Receivable”: all Accounts for which the Parent Borrower is unable to provide supporting information and data necessary, as determined by the Security Agents in their reasonable discretion, to determine eligibility.

“Excluded Assets”: as defined in the Guarantee and Collateral Agreement.

“Excluded Bank Accounts”: (a) bank accounts the balance of which consists exclusively of and used exclusively for (i) withheld income taxes and federal, state or local employment taxes in such amounts as are required in the reasonable judgment of the Parent Borrower to be paid to the Internal Revenue Service or state or local government agencies within the following two months with respect to employees of any of the Loan Parties or any Related Corporation and (ii) amounts required to be paid over to an employee benefit plan pursuant to DOL Reg. Sec. 2510.3-102 on behalf of or for the benefit of employees of one or more Loan Parties or any Related Corporation, (b) bank accounts constituting (and the balance of which consists solely of funds set aside to be used in connection with) taxes bank accounts and payroll bank accounts and (c) bank accounts constituting “zero balance” disbursement accounts.

“Excluded Contribution”: (a) Net Proceeds, or the Fair Market Value of property or assets, received by the Parent Borrower as capital contributions to the Parent Borrower after the Third Amendment Effective Date or (b) Net Proceeds from the public or private issuance or sale (other than to a Restricted Subsidiary) of Capital Stock (other than Disqualified Capital Stock) by, or a capital contribution to, the Parent Borrower, in each case to the extent designated as an “Excluded Contribution” in a certificate of a Responsible Officer of the Parent Borrower delivered to the Administrative Agent; provided, however, that Net Proceeds received by the Parent Borrower in connection with any contributions of non-cash property or assets shall only be included so long as such non-cash property or assets were acquired by the Parent Entity of the Parent Borrower in an arms-length transaction within six (6) months prior to such contribution.

“Excluded Liability”: any liability that is excluded under the Bail-In Legislation from the scope of any Bail-In Action including, without limitation, any liability excluded pursuant to Article 44 of the Bank Recovery and Resolution Directive.

“Excluded Subsidiary”: at any date of determination, any Subsidiary of the Parent Borrower:

(a) that is an Immaterial Subsidiary;

(b) that is prohibited by Requirement of Law or Contractual Obligations existing on the Third Amendment Effective Date (or, in the case of any newly acquired Subsidiary, in existence at the time of acquisition but not entered into in contemplation thereof) from Guaranteeing, or granting Liens to secure, the Obligations or if Guaranteeing, or granting Liens to secure, the Obligations would require governmental (including regulatory) consent, approval, license or authorization unless such consent, approval, license or authorization has been received;

(c) with respect to which the Parent Borrower and the Security Agents reasonably agree that the burden or cost or other consequences of providing a guarantee of the Obligations shall be excessive in view of the benefits to be obtained by the Lenders therefrom;

(d) with respect to which the provision of such guarantee of the Obligations would result in material adverse tax consequences to the Parent Borrower or one of its Subsidiaries (as reasonably determined by the Parent Borrower and notified in writing to the Security Agents);

(e) that is a Subsidiary of a Foreign Subsidiary;

(f) that is a joint venture or any non-Wholly Owned Subsidiary;

(g) that is an Unrestricted Subsidiary;

(h) that is a Captive Insurance Subsidiary;

(i) that is a special purpose entity; or

(j) EMS Executive Investco LLC, a Delaware limited liability company;

provided, however, that no Subsidiary of the Parent Borrower shall be an “Excluded Subsidiary” if such Subsidiary is not an “Excluded Subsidiary” (or comparable term) for purposes of the Term Loan Facility. Subject to the proviso in the preceding sentence, any Subsidiary that fails to meet the foregoing requirements as of the last day of the Most Recent Four Quarter Period shall continue to be deemed an Excluded Subsidiary hereunder until the date that is sixty (60) days following the date on which such annual or quarterly financial statements were required to be delivered pursuant to Subsection 7.1 with respect to such Most Recent Four Quarter Period.

“Excluded Taxes”: (a) any Taxes measured by or imposed upon the net income of any Agent or Lender or its applicable lending office, or any branch or affiliate thereof, and all franchise Taxes, branch Taxes, Taxes on doing business or Taxes measured by or imposed upon the overall capital or net worth of any such Agent or Lender or its applicable lending office, or any branch or affiliate thereof, in each case imposed: (i) by the jurisdiction under the laws of which such Agent or Lender, applicable lending office, branch or affiliate is organized or is located, or in which its principal executive office is located, or any nation within which such jurisdiction is located or any political subdivision thereof; or (ii) by reason of any connection between the jurisdiction imposing such Tax and such Agent or Lender, applicable lending office, branch or affiliate other than a connection arising solely from such Agent or Lender having executed, delivered or performed its obligations under, or received payment under or enforced, this Agreement or any Notes, and (b) any Tax imposed by FATCA.

“Exempt Sale and Leaseback Transaction”: any Sale and Leaseback Transaction (a) in which the sale or transfer of property occurs within 90 days of the acquisition of such property by the Parent Borrower or any of its Restricted Subsidiaries or (b) that involves property with a book value of $50,000,000 or less, and is not part of a series of related Sale and Leaseback Transactions involving property with an aggregate value in excess of such amount and entered into with a single Person or group of Persons.

“Existing Financing Leases”: Financing Leases of the Parent Borrower and its Restricted Subsidiaries existing on the Third Amendment Effective Date or permitted to be incurred under the 2016 Merger Agreement and disclosed on Schedule 1.1(c).

“Existing Letters of Credit”: Letters of Credit issued prior to, and outstanding on, the Third Amendment Effective Date and disclosed on Schedule 1.1(d).

“Existing Mandatory Convertible Preferred”: the Parent Borrower’s 5.25% Mandatory Convertible Preferred Stock, Series A-1, with a liquidation preference of $100 per share, issued on July 16, 2014.

“Extended ABL Term Loans”: as defined in Subsection 2.8(a).

“Extended Revolving Commitment”: as defined in Subsection 2.8(a).

“Extending ABL Term Lenders”: as defined in Subsection 2.8(a).

“Extending Lenders”: as defined in Subsection 2.8(a).

“Extending Revolving Credit Lender”: as defined in Subsection 2.8(a).

“Extension”: as defined in Subsection 2.8(a).

“Extension Election”: as defined in Subsection 2.8(d).

“Extension of Credit”: as to any Lender, the making of a Loan or the issuance of a Letter of Credit by such Lender.

“Extension Offer”: as defined in Subsection 2.8(a).

“Extension Offer Deadline”: as defined in Subsection 2.8(d).

“Facility”: each of (a) the Commitments and the Extensions of Credit made thereunder and (b) any other committed facility hereunder and the Extensions of Credit made thereunder.

“Fair Market Value”: with respect to any asset or property, the fair market value of such asset or property as determined in good faith by the senior management of the Parent Borrower or the Board of Directors, whose determination shall be conclusive.

“FATCA”: Sections 1471 through 1474 of the Code as in effect on the Third Amendment Effective Date (and any amended or successor provisions that are substantively comparable), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement entered into in connection with any of the foregoing and any fiscal or regulatory legislation, rules or practices adopted pursuant to any such intergovernmental agreement.

“Federal District Court”: as defined in Subsection 11.13(a).

“Federal Funds Effective Rate”: for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as the NYFRB shall set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as the federal funds effective rate.

“Fee Letter”: the fee letter agreement, dated June 15, 2016 (as amended by that certain Letter Agreement Pursuant to Commitment Letter dated June 15, 2016 dated as of July 7, 2016, as amended by that certain Letter Agreement Pursuant to Commitment Letter dated June 15, 2016 dated as of July 8, 2016 and as may be further amended, supplemented or otherwise modified from time to time) by and among the Borrower, AmSurg Corp., JPMorgan Chase Bank, N.A., Barclays Bank PLC, Wells Fargo Bank, National Association, Wells Fargo Securities, LLC, SunTrust Bank, SunTrust Robinson Humphrey, Inc., Deutsche Bank AG New York Branch, Deutsche Bank Securities Inc., BMO Harris Bank N.A., BMO Capital Markets Corp., RBC Capital Markets, LLC and Bank of America, N.A.

“FILO Tranche”: as defined in Subsection 2.6(b)(iii).

“Financial Covenant Debt”: with respect to any Person, without duplication, Indebtedness of the type specified in clauses (a) through (f) of the definition of “Indebtedness” plus, without duplication, any Guarantee Obligations in respect thereof; provided, however, that Indebtedness of the type specified in clause (d) of the definition thereof shall only be included on the date Indebtedness of such Person is being determined to the extent such Indebtedness identified in such clause constitutes a non-contingent reimbursement obligation owing at such time and clause (e) of the definition thereof shall not include payments required upon any early termination on the date Indebtedness of such Person is being determined if no such early termination has occurred.

“Financing Lease”: any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee. The Stated Maturity of any Indebtedness under a Financing Lease shall be the scheduled date under the terms thereof of the last payment of rent or any other amount due under such Financing Lease.

“Financing Lease Obligations”: obligations under any Financing Lease.

“FIRREA”: the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended from time to time.

“First Lien Term Obligations”: (i) the Term Loan Facility Obligations and (ii) the Additional Obligations, the Permitted Debt Exchange Notes, Rollover Indebtedness and refinancing Indebtedness in respect of the Indebtedness described in this clause (ii) (other than any such Additional Obligations, Permitted Debt Exchange Notes, Rollover Indebtedness and refinancing Indebtedness that are unsecured or secured by a Lien ranking junior to the Lien securing the Term Loan Facility Obligations) secured by a first priority interest in the Term Loan Priority Collateral and a second priority interest in the ABL Priority Collateral, collectively.

“first priority”: with respect to any Lien purported to be created in any Collateral pursuant to any Security Document, that such Lien is the most senior Lien to which such Collateral is subject (subject to Customary Permitted Liens, Retained Rights and Liens permitted under Subsection 8.14(h)).

“Fiscal Period”: each fiscal month of the Parent Borrower as described on Schedule 1.1(e).

“Fiscal Quarter”: for any Fiscal Year, (i) the fiscal period commencing on January 1 of such Fiscal Year and ending on March 31 of such Fiscal Year, (ii) the fiscal period commencing on April 1 of such Fiscal Year and ending on June 30 of such Fiscal Year, (iii) the fiscal period commencing on July 1 of such Fiscal Year and ending on September 30 of such Fiscal Year and (iv) the fiscal period commencing on October 1 of such Fiscal Year and ending on December 31 of such Fiscal Year.

“Fiscal Year”: any period of twelve (12) consecutive months ending on December 31 of any calendar year or any other period agreed by the Parent Borrower and the Administrative Agent pursuant to Subsection 7.11.

“Fixed GAAP Date”: the Closing Date, provided that at any time after the Third Amendment Effective Date, the Parent Borrower may by written notice to the Administrative Agent elect to change the Fixed GAAP Date to be the date specified in such notice, and upon such notice, the Fixed GAAP Date shall be such date for all periods beginning on and after the date specified in such notice.

“Fixed GAAP Terms”: (a) the covenants contained in Subsections 8.1 and 8.13 and the defined terms “Capital Expenditures,” “Consolidated Fixed Charge Coverage Ratio,” “Consolidated Interest Expense,” “Consolidated Net Income,” “Consolidated Total Assets,” “Debt Service Charges,” “EBITDA,” “Financial Covenant Debt,” “Financing Lease Obligations,” “Pro Forma Basis,” “Pro Forma Compliance” or “Total Leverage Ratio,” (b) in each case all defined terms in this Agreement related thereto to the extent used in or relating to any of the foregoing definitions, and all ratios and computations based on any of the foregoing definitions, and (c) any other term or provision of this Agreement or the Loan Documents that, at the Parent Borrower’s election, may be specified by the Parent Borrower by written notice to the Administrative Agent from time to time.

“Foreign Pension Plan”: a registered pension plan which is subject to applicable pension legislation other than ERISA or the Code, which a Restricted Subsidiary sponsors or maintains, or to which it makes or is obligated to make contributions.

“Foreign Plan”: each Foreign Pension Plan, deferred compensation or other retirement or superannuation plan, fund, program, agreement, commitment or arrangement whether oral or written, funded or unfunded, sponsored, established, maintained or contributed to, or required to be contributed to, or with respect to which any liability is borne, outside the United States of America, by the Parent Borrower or any of its Restricted Subsidiaries, other than any such plan, fund, program, agreement or arrangement sponsored by a Governmental Authority.

“Foreign Subsidiary”: any Subsidiary of the Parent Borrower which is organized and existing under the laws of any jurisdiction outside of the United States of America and any Subsidiary of such Foreign Subsidiary or that is a Foreign Subsidiary Holdco. Any subsidiary of the Parent Borrower which is organized and existing under the laws of Puerto Rico or any other territory of the United States of America shall be a Foreign Subsidiary.

“Foreign Subsidiary Holdco”: any Restricted Subsidiary of the Parent Borrower, so long as such Restricted Subsidiary has no material assets other than securities or Indebtedness of one or more Foreign Subsidiaries (or Subsidiaries thereof), and intellectual property relating to such Foreign Subsidiaries (or Subsidiaries thereof) and other assets (including cash, Cash Equivalents or Temporary Cash Investments) relating to an ownership interest in any such securities, Indebtedness, intellectual property or Subsidiaries; provided that no Subsidiary of the Parent Borrower shall be a “Foreign Subsidiary Holdco” if such Subsidiary is not a “Foreign Subsidiary Holdco” (or comparable term) for purposes of the Term Loan Facility.

“GAAP”: generally accepted accounting principles in the United States of America as in effect on the Fixed GAAP Date (for purposes of the Fixed GAAP Terms) and as in effect from time to time (for all other purposes of this Agreement), including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, and subject to the following sentence. If at any time the SEC permits or requires U.S. domiciled companies subject to the reporting requirements of the Exchange Act to use IFRS in lieu of GAAP for financial reporting purposes, the Parent Borrower may elect by written notice to the Administrative Agent to so use IFRS in lieu of GAAP and, upon any such notice, references herein to GAAP shall thereafter be construed to mean (a) for periods beginning on and after the date specified in such notice, IFRS as in effect on the date specified in such notice (for purposes of the Fixed GAAP Terms) and as in effect from time to time (for all other purposes of this Agreement) and (b) for prior periods, GAAP as defined in the first sentence of this definition. All ratios and computations based on GAAP contained in this Agreement shall be computed in conformity with GAAP.

“General Intangibles”: “general intangibles” (as such term is defined in Article 9 of the UCC), including payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trade secrets, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, insurance premium rebates, tax refunds, and tax refund claims, and any and all supporting obligations in respect thereof, and any other personal property other than Accounts, Deposit Accounts, goods, Investment Property, and Negotiable Collateral.

“Government Accounts”: Restricted Government Accounts and Unrestricted Government Accounts.

“Government Accounts Receivable”: any right to payment for goods sold or services rendered for Restricted Government Accounts.

“Government Accounts Receivable Bank”: any bank at which a Government Receivables Deposit Account is maintained.

“Government Receivables Deposit Account”: any Deposit Accounts containing or receiving Government Accounts Receivable deposited or transferred by Governmental Authorities.

“Governmental Authority”: the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supranational bodies such as the European Union or the European Central Bank).

“Guarantee”: any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantee and Collateral Agreement”: the Guarantee and Collateral Agreement, dated as of the Closing Date, by and among the Loan Parties and the Collateral Agent, as the same may be amended, supplemented, waived or otherwise modified from time to time.

“Guarantee Obligation”: as to any Person (the “guaranteeing person”), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any such obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrower Representative in good faith.

“Guarantors”: the collective reference to each Subsidiary Guarantor; individually, a “Guarantor.”

“Hedging Affiliate”: as defined in the ABL/Term Loan Intercreditor Agreement.

“Hedging Agreement”: as defined in the ABL/Term Loan Intercreditor Agreement.

“Hedging Arrangement”: as defined in Subsection 8.10.

“Hedging Party”: any Hedging Affiliate party to an Interest Rate Protection Agreement, Hedging Agreement or other Permitted Hedging Arrangement.

“HIPAA”: has the meaning provided in Subsection 7.6(c).

“Hospital Joint Venture”: a Person that (a) is owned by (i) the Parent Borrower or any Restricted Subsidiary and (ii) a hospital or health system or an Affiliate thereof; (b) owns more than 50% of the outstanding Capital Stock of an Operating Entity and (c) is not subject to any contractual obligation that limits the ability of such Person to pay dividends or make any other distribution on any of such Person’s Capital Stock or other equity interests owned by the Parent Borrower or any Restricted Subsidiary, other than restrictions comparable to those described under Subsection 8.8 (except transactions described in clause (a), (e)(vi), (h) or (i) of such subsection); provided, however, that the Parent Borrower or any Restricted Subsidiary must own no less than 40% of the outstanding Capital Stock of such Person.

“IFRS”: International Financial Reporting Standards and applicable accounting requirements set by the International Accounting Standards Board or any successor thereto (or the Financial Accounting Standards Board, the Accounting Principles Board of the American Institute of Certified Public Accountants, or any successor to either such board, or the SEC, as the case may be), as in effect from time to time.

“Immaterial Subsidiary”: any Subsidiary of the Parent Borrower designated as such in writing by the Borrower Representative to the Security Agents that (i) (x) contributed 2.50% or less of EBITDA for the Most Recent Four Quarter Period, and (y) had consolidated assets representing 2.50% or less of Consolidated Total Assets for the Most Recent Four Quarter Period; and (ii) together with all other Immaterial Subsidiaries designated pursuant to the preceding clause (i) (x) contributed 5.00% or less of EBITDA for the Most Recent Four Quarter Period, and (y) had consolidated assets representing 5.00% or less of Consolidated Total Assets for the Most Recent Four Quarter Period; provided, however, that no Subsidiary of the Parent Borrower shall be an “Immaterial Subsidiary” if such Subsidiary is not an “Immaterial Subsidiary” (or comparable term) for purposes of the Term Loan Facility. Subject to the proviso in the preceding sentence, any Subsidiary so designated as an Immaterial Subsidiary that fails to meet the foregoing requirements as of the last day of the Most Recent Four Quarter Period shall continue to be deemed an “Immaterial Subsidiary” hereunder until the date that is sixty (60) days following the date on which such annual or quarterly financial statements were required to be delivered pursuant to Subsection 7.1(a) or 7.1(b) with respect to such Most Recent Four Quarter Period.

“Incremental ABL Term Loans”: as defined in Subsection 2.6(a).

“Incremental Facility” and “Incremental Facilities”: as defined in Subsection 2.6(a).

“Incremental Facility Increase”: as defined in Subsection 2.6(a).

“Incremental Indebtedness”: Indebtedness incurred by any Borrower pursuant to and in accordance with Subsection 2.6.

“Incremental Revolving Commitment Effective Date”: as defined in Subsection 2.6(d).

“Incremental Revolving Commitments”: as defined in Subsection 2.6(a).

“Indebtedness”: of any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property (other than trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), which purchase price is due more than one year after the date of placing such property in final service or taking final delivery and title thereto, (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under Financing Leases, (d) all obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments issued or created for the account of such Person, (e) for purposes of Subsection 9.1(e) only, all obligations of such Person in respect of interest rate protection agreements, interest rate futures, interest rate options, interest rate caps and any other interest rate hedge arrangements, (f) all indebtedness or obligations of the types referred to in the preceding clauses (a) through (e) to the extent secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof and (g) Guarantee Obligations of such Person in respect of any Indebtedness of the type described in the preceding clauses (a) through (f).

“Individual Lender Exposure”: of any Revolving Credit Lender, at any time, the sum of (a) the aggregate principal amount of all Revolving Credit Loans made by such Lender and then outstanding, (b) the sum of such Lender’s Commitment Percentage in each then outstanding Letter of Credit multiplied by the sum of the Stated Amount of the respective Letters of Credit and any Unpaid Drawings relating thereto and (c) such Lender’s Commitment Percentage of the Swingline Loans then outstanding.

“Initial Agreement”: as defined in Subsection 8.8(d).

“Insolvency”: with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

“Intellectual Property”: as defined in Subsection 5.9.

“Intercreditor Agreement Supplement”: as defined in Subsection 10.8(a).

“Interest Payment Date”: (a) as to any ABR Loan, the last Business Day of each March, June, September and December to occur while such Loan is outstanding, and the final maturity date of such Loan, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, and (c) as to any Eurodollar Loan having an Interest Period longer than three months, (i) each day which is three months, or a whole multiple thereof, after the first day of such Interest Period and (ii) the last day of such Interest Period.

“Interest Period”: with respect to any Eurodollar Loan:

(a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, three or six (6) months (or, if required pursuant to Subsection 2.1(a), or agreed to by each affected Lender, two (2) months, twelve (12) months or a shorter period) thereafter, as selected by the Borrower Representative in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

(b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, three or six (6) months (or if required pursuant to Subsection 2.1(a) or agreed to by each affected Lender, two (2) months, twelve (12) months or a shorter period) thereafter, as selected by the Borrower Representative by irrevocable notice to the Administrative Agent not less than three Business Days (or such shorter period as may be agreed by the Agent) prior to the last day of the then current Interest Period with respect thereto; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

(i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

(ii) any Interest Period that would otherwise extend beyond the Termination Date shall (for all purposes other than Subsection 4.12) end on the Termination Date;

(iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

(iv) the Borrower Representative shall select Interest Periods so as not to require a scheduled payment of any Eurodollar Loan during an Interest Period for such Loan.

“Interest Rate Protection Agreement”: with respect to any Person, any interest rate protection agreement, future agreement, option agreement, swap agreement, cap agreement, collar agreement, hedge agreement or other similar agreement or arrangement (including derivative agreements or arrangements) as to which such Person is a party or a beneficiary.

“Interpolated Rate”: at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBOR Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBOR Screen Rate for the longest period for which the LIBOR Screen Rate is available) that is shorter than the Impacted Interest Period; and (b) the LIBOR Screen Rate for the shortest period (for which that LIBOR Screen Rate is available) that exceeds the Impacted Interest Period, in each case, at such time.

“Inventory”: inventory (as defined in Article 9 of the UCC).

“Investment”: in any Person by any other Person, any direct or indirect advance, loan or other extension of credit (other than to customers, dealers, licensees, franchisees, suppliers, directors, officers or employees of any Person in the ordinary course of business) or capital contribution (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others) to, or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person. For purposes of the definition of “Unrestricted Subsidiary” and Subsection 8.12 only (i) “Investment” shall include the portion (proportionate to the Parent Borrower’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Parent Borrower at the time that such Subsidiary is designated an Unrestricted Subsidiary, provided that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Parent Borrower shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (x) the Parent Borrower’s “Investment” in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Parent Borrower’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation and (ii) any property transferred to or from an

Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer. Guarantees shall not be deemed to be Investments. The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced (at the Parent Borrower’s option) by any dividend, distribution, interest payment, return of capital, repayment or other amount or value received in respect of such Investment.

“Investment Company Act”: the Investment Company Act of 1940, as amended from time to time.

“Investment Grade Rating”: a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or any equivalent rating by any other Rating Agency.

“Investment Grade Securities”: (i) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents); (ii) debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Parent Borrower and its Subsidiaries; (iii) investments in any fund that invests exclusively in investments of the type described in clauses (i) and (ii) above, which fund may also hold cash pending investment or distribution; and (iv) corresponding instruments in countries other than the United States customarily utilized for high quality investments.

“Investment Property”: “investment property” (as such term is defined in Article 9 of the UCC) and any and all supporting obligations in respect thereof.

“ISP”: the International Standby Practices (1998), International Chamber of Commerce Publication No. 590.

“Issuing Lender”: as the context may require, (a) Deutsche Bank AG New York Branch, in its capacity as issuer of Letters of Credit issued by it; (b) Bank of America, N.A., in its capacity as issuer of Letters of Credit (including in its capacity as issuer of the Existing Letters of Credit); (c) JPMorgan Chase Bank, N.A., in its capacity as issuer of Letters of Credit issued by it, (d) Barclays Bank PLC, in its capacity as issuer of Letters of Credit issued by it, (e) any other Lender that may become an Issuing Lender pursuant to Subsections 3.10 and 3.11 in its capacity as issuer of Letters of Credit issued by such Lender; or (f) collectively, all of the foregoing.

“Junior Lien Intercreditor Agreement”: the intercreditor agreement substantially in the form of Exhibit P to the Original Credit Agreement to be entered into as required by the terms hereof, as amended, supplemented, waived or otherwise modified, from time to time.

“L/C Disbursement”: as defined in Subsection 3.5.

“L/C Exposure”: at any time the aggregate principal amount at such time of the L/C Obligations. The L/C Exposure of any Revolving Credit Lender at any time shall equal its Commitment Percentage of the aggregate L/C Exposure at such time.

“L/C Fee Payment Date”: with respect to any Letter of Credit, the last Business Day each of March, June, September and December to occur after the date of issuance thereof, to and including the first such day to occur on or after the date of expiry thereof; provided that if any L/C Fee Payment Date would otherwise occur on a day that is not a Business Day, such L/C Fee Payment Date shall be the immediately preceding Business Day.

“L/C Fees”: the fees and commissions specified in Subsection 3.3.

“L/C Obligations”: at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to Subsection 3.5(a).

“L/C Request”: a letter of credit request in the form of Exhibit J attached to the Original Credit Agreement or, in such form as the applicable Issuing Lender may specify from time to time, requesting the Issuing Lender to issue a Letter of Credit.

“Lead Arrangers”: JPMorgan Chase Bank, N.A., Barclays Bank PLC, Bank of America, N.A., Wells Fargo Bank, National Association and SunTrust Robinson Humphrey, Inc., as Joint Lead Arrangers.

“Lender Default”: (a) the refusal (which may be given verbally or in writing and has not been retracted) or failure of any Lender (including any Agent in its capacity as Lender) to make available its portion of any incurrence of Loans or reimbursement obligations, which refusal or failure is not cured within one (1) Business Day after the date of such refusal or failure, (b) the failure of any Lender (including any Agent in its capacity as Lender) to pay over to the Administrative Agent, any Issuing Lender or any other Lender any other amount required to be paid by it hereunder within one (1) Business Day of the date when due, unless the subject of a good faith dispute, (c) a Lender (including any Agent in its capacity as Lender) has notified the Parent Borrower or the Administrative Agent that it does not intend to comply with its funding obligations hereunder, (d) a Lender (including any Agent in its capacity as Lender) has failed, within ten (10) Business Days after request by the Administrative Agent, to confirm that it will comply with its funding obligations hereunder or (e) an Agent or a Lender has admitted in writing that it is insolvent or such Agent or Lender becomes subject to a Lender-Related Distress Event or a Bail-In Action.

“Lender Joinder Agreement”: as defined in Subsection 2.6(c)(i).

“Lender-Related Distress Event”: with respect to any Agent or Lender (each, a “Distressed Person”), a voluntary or involuntary case with respect to such Distressed Person under any debt relief law, or a custodian, conservator, receiver or similar official is appointed for such Distressed Person or any substantial part of such Distressed Person’s assets, or such Distressed Person makes a general assignment for the benefit of creditors or is otherwise adjudicated as, or determined by any Governmental Authority having regulatory authority over such Distressed Person to be, insolvent or bankrupt; provided that a Lender-Related Distress Event shall not be deemed to have occurred solely by virtue of the ownership or acquisition of any equity interests in any Agent or Lender or any person that directly or indirectly controls such Agent or Lender by a Governmental Authority or an instrumentality thereof.

“Lenders”: the several banks and other financial institutions from time to time parties to this Agreement together with, in each case, any affiliate of any such bank or financial institution through which such bank or financial institution elects, by notice to the Administrative Agent and the Borrower Representative to make any Revolving Credit Loans, Swingline Loans or Letters of Credit available to any Borrower, provided that for all purposes of voting or consenting with respect to (a) any amendment, supplementation or modification of any Loan Document, (b) any waiver of any of the requirements of any Loan Document or any Default or Event of Default and its consequences or (c) any other matter as to which a Lender may vote or consent pursuant to Subsection 11.1 hereof, the bank or financial institution making such election shall be deemed the “Lender” rather than such affiliate, which shall not be entitled to so vote or consent.

“Letter of Credit Sublimit”: with respect to (i) Deutsche Bank AG New York Branch, $50,000,000, (ii) JPMorgan Chase Bank, N.A., $84,000,000, (iii) each of Bank of America, N.A. and

Barclays Bank PLC, $83,000,000 and (iv) any other Issuing Lender, such amount as may be agreed in writing between the Borrower Representative and such Issuing Lender and notified in writing by the Borrower Representative to the Administrative Agent.

“Letters of Credit” or “L/Cs”: letters of credit (including Existing Letters of Credit) issued by any Issuing Lender to, or for the account of the Borrowers, pursuant to Section 3.

“LIBOR Rate”: with respect to any Eurodollar Borrowing for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for U.S. dollars for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; in each case the “LIBOR Screen Rate”) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that if the LIBOR Screen Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement; provided further that if the Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) then the LIBOR Rate shall be the Interpolated Rate; provided that if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“LIBOR Screen Rate”: as defined in the definition of “LIBOR Rate.”

“Lien”: any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Loan”: a Revolving Credit Loan or a Swingline Loan, as the context shall require; collectively, the “Loans.”

“Loan Documents”: this Agreement, any Notes, the L/C Requests, the ABL/Term Loan Intercreditor Agreement, the Guarantee and Collateral Agreement, the Junior Lien Intercreditor Agreement (on and after the execution thereof), each Other Intercreditor Agreement (on and after the execution thereof) and any other Security Documents, each as amended, supplemented, waived or otherwise modified from time to time.

“Loan Parties”: the Borrowers and the Subsidiary Guarantors; individually, a “Loan Party.”

“Loan Party Concentration Account”: any concentration account maintained by any Loan Party (other than any such concentration account if such concentration account is (i) an Excluded Bank Account or (ii) all of the funds and other assets owned by a Loan Party held in such concentration account are excluded from the Collateral pursuant to any Security Document, including Excluded Assets) into which the funds in any Loan Party DDA and/or any funds in any Related Corporation DDA or Related Corporation Concentration Account are transferred on a periodic basis as provided for in Subsection 4.16(b), as shall be set forth on Part 4 of Schedule 4.16 in all material respects as updated from time to time in accordance with the provisions of this Agreement. All funds in any Loan Party Concentration Account shall be conclusively presumed to be Collateral and proceeds of Collateral and the Agents and the Lenders shall have no duty to inquire as to the source of the amounts on deposit in such Loan Party Concentration Account, subject to the Security Documents, the ABL/Term Loan Intercreditor Agreement or any other applicable intercreditor agreement.

“Loan Party DDA”: any checking or other demand deposit bank account maintained by any Loan Party (other than any such checking or other demand deposit account if such checking or other demand deposit account is (i) an Excluded Bank Account or (ii) all of the funds and other assets owned by a Loan Party held in such checking or other demand deposit account are excluded from the Collateral pursuant to any Security Document, including Excluded Assets) into which the proceeds of ABL Priority Collateral are deposited or are expected to be deposited, as shall be set forth on Part 3 of Schedule 4.16 in all material respects as updated from time to time in accordance with the provisions of this Agreement. All funds in any Loan Party DDA shall be conclusively presumed to be Collateral and proceeds of Collateral and the Agents and the Lenders shall have no duty to inquire as to the source of the amounts on deposit in such Loan Party DDA, subject to the Security Documents, the ABL/Term Loan Intercreditor Agreement or any other applicable intercreditor agreement.

“Management Advances”: (1) loans or advances made to directors, officers, employees or consultants of any Parent Entity, any Borrower or any Restricted Subsidiary or to Related Physicians (x) in respect of travel, entertainment or moving related expenses incurred in the ordinary course of business, (y) in respect of moving related expenses incurred in connection with any closing or consolidation of any facility, or (z) in the ordinary course of business and (in the case of this clause (z)) not exceeding $25,000,000 in the aggregate outstanding at any time, (2) promissory notes of Management Investors acquired in connection with the issuance of Management Stock to such Management Investors, (3) Management Guarantees, or (4) other Guarantees of borrowings by Management Investors in connection with the purchase of Management Stock, which Guarantees are permitted under Subsection 8.13.

“Management Guarantees”: guarantees (x) of up to an aggregate principal amount outstanding at any time of $50,000,000 of borrowings by Management Investors in connection with their purchase of Management Stock or (y) made on behalf of, or in respect of loans or advances made to, directors, officers or employees of any Parent Entity, the Parent Borrower or any Restricted Subsidiary or to any Related Physicians (1) in respect of travel, entertainment and moving related expenses incurred in the ordinary course of business, or (2) in the ordinary course of business and (in the case of this clause (2)) not exceeding $25,000,000 in the aggregate outstanding at any time.

“Management Investors”: the officers, directors, employees and other members of the management of any Parent Entity, the Parent Borrower or any of their respective Subsidiaries, or any Related Physicians, or family members or relatives of any of the foregoing, or trusts, partnerships or limited liability companies for the benefit of any of the foregoing, or any of their heirs, executors, successors and legal representatives, who at any date beneficially own or have the right to acquire, directly or indirectly, Capital Stock of the Parent Borrower or any Parent Entity.

“Management Stock”: Capital Stock of the Parent Borrower or any Parent Entity (including any options, warrants or other rights in respect thereof) held by any of the Management Investors.

“Management Subscription Agreements”: one or more stock subscription, stock option, grant or other agreements which have been or may be entered into between the Parent Borrower or any Parent Entity and one or more Management Investors (or any of their heirs, successors, assigns, legal representatives or estates), with respect to the issuance to and/or acquisition, ownership and/or disposition by any of such parties of common stock of the Parent Borrower or any Parent Entity, or options, warrants, units or other rights in respect of common stock of the Parent Borrower or any Parent Entity, any agreements entered into from time to time by transferees of any such stock, options, warrants or other rights in connection with the sale, transfer or reissuance thereof, and any assumptions of any of the foregoing by third parties, as amended, supplemented, waived or otherwise modified from time to time.

“Mandatory Revolving Credit Loan Borrowing”: as defined in Subsection 2.4(c).

“Material Adverse Effect”: a material adverse effect on (a) the business, operations, property or condition (financial or otherwise) of the Parent Borrower and its Restricted Subsidiaries taken as a whole or (b) the validity or enforceability as to any Loan Party thereto of this Agreement or any of the other Loan Documents or the rights or remedies of the Agents and the Lenders under the Loan Documents or with respect to the Collateral comprising the Borrowing Base taken as a whole.

“Material Subsidiaries”: Restricted Subsidiaries of the Parent Borrower constituting, individually or in the aggregate (as if such Restricted Subsidiaries constituted a single Subsidiary), a “significant subsidiary” in accordance with Rule 1-02 under Regulation S-X.

“Materials of Environmental Concern”: any hazardous or toxic substances or materials or wastes defined, listed, or regulated as such in or under, or which may give rise to liability under, any applicable Environmental Law, including gasoline, petroleum (including crude oil or any fraction thereof), petroleum products or by-products, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

“Maximum Incremental Facilities Amount”: at any date of determination, the sum of (i) $1.3 billion (amounts Incurred pursuant to this clause (i), the “Cash Capped Incremental Facility”) plus (ii) an additional amount if, after giving effect to the Incurrence of such additional amount (or, after giving pro forma effect to the Incurrence of the entire committed amount of such additional amount), the Consolidated First-Lien Net Leverage Ratio (as defined in the Term Loan Credit Agreement) shall not exceed 4.00 to 1.00 (as set forth in an officer’s certificate of a Responsible Officer of the Parent Borrower delivered to the Administrative Agent at the time of such Incurrence, together with calculations demonstrating compliance with such ratio) (amounts Incurred pursuant to this clause (ii), the “Ratio Incremental Facility”) (it being understood that (A) if pro forma effect is given to the entire committed amount of any such additional amount on the date of initial borrowing of such Indebtedness, such committed amount may thereafter be borrowed and reborrowed in whole or in part, from time to time, without further compliance with this clause (ii), (B) for purposes of so calculating the Consolidated First-Lien Net Leverage Ratio under this clause (ii), any additional amount, Incurred pursuant to this clause (ii) shall be treated as if such amount is Consolidated First-Lien Net Indebtedness, regardless of whether such amount is actually secured or is secured by Liens ranking junior to the Liens securing the First Lien Obligations and (C) for purposes of so calculating the Consolidated First-Lien Net Leverage Ratio under this clause (ii) in determining the amount of Ratio Incremental Facilities that may be Incurred on any date of determination, Consolidated First-Lien Net Indebtedness shall not include Indebtedness Incurred pursuant to the Cash Capped Incremental Facility (and shall not give effect to any Discharge of Indebtedness from the proceeds thereof) on such date of determination); provided, further, that any amounts incurred under the Cash Capped Incremental Facility, concurrently incurred with, or in a single transaction or series of related transactions with, amounts incurred under the Ratio Incremental Facility will not count as indebtedness for the purposes of calculating the Consolidated First-Lien Net Leverage Ratio to determine availability at such time under the Ratio Incremental Facility.

“Medicaid”: collectively, the healthcare assistance program established by Title XIX of the Social Security Act (42 U.S.C. §§ 1396 et seq.) and any statutes succeeding thereto, and all law, rules, regulations, manuals, orders, guidelines or requirements (whether or not having the force of law) pertaining to such program, in each case as the same may be amended, supplemented or otherwise modified from time to time.

“Medicaid Account”: an Account payable pursuant to an agreement entered into between a state agency or other entity administering Medicaid in such state and a Loan Party or a Related Corporation under which such Loan Party or Related Corporation agrees to provide services for Medicaid patients.

“Medicare”: collectively, the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act (42 U.S.C. §§ 1395 et seq.) and any statutes succeeding thereto, and all laws, rules, regulations, manuals, orders or guidelines (whether or not having the force of law) pertaining to such program, in each case as the same may be amended, supplemented or otherwise modified from time to time.

“Medicare Account”: an Account payable pursuant to an agreement entered into between any entity administering Medicare in any state and a Loan Party or a Related Corporation under which such Loan Party or Related Corporation agrees to provide services for Medicare patients.

“Minimum Extension Condition”: as defined in Subsection 2.8(b).

“Minority Business”: means any business unit of the Company that represents less than 50% of the EBITDA of the Company and its Restricted Subsidiaries as of the last day of the Most Recent Four Quarter Period.

“Minority Business Assets”: the assets of the Company and its Subsidiaries, including Capital Stock of Subsidiaries that relate to or form part of a Minority Business.

“Minority Business Disposition”: (i) any sale or other disposition of Capital Stock of any Minority Business Subsidiary (whether by issuance or sale of Capital Stock, merger, or otherwise) to one or more Persons (other than the Company or a Restricted Subsidiary) in any transaction or series of related transactions following the consummation of which such Minority Business Subsidiary is no longer a Restricted Subsidiary of the Company (excluding any Minority Business Offering) or (ii) any sale or other disposition of any assets of any Minority Business Subsidiary, including all or substantially all of the assets of any Minority Business Subsidiary, to one or more Persons (other than the Company or a Restricted Subsidiary) in any transaction or series of related transactions; provided that at the time of any such Minority Business Disposition (x) the Payment Condition is satisfied and (y) no Specified Default exists or would arise therefrom.

“Minority Business Offering”: a public offering of Capital Stock of any Minority Business Subsidiary for cash pursuant to a registration statement filed with the SEC; provided that at the time of any such Minority Business Offering (x) the Payment Condition is satisfied and (y) no Specified Default exists or would arise therefrom.

“Minority Business Subsidiary”: any of the Company’s Subsidiaries and successors in interest thereto to the extent any of such Subsidiaries form part of the relevant Minority Business.

“Moody’s”: as defined in the definition of “Cash Equivalents” in this Subsection 1.1.

“Most Recent Four Quarter Period”: the four (4) Fiscal Quarter period of the Parent Borrower ending on the last day of the most recently completed Fiscal Year or Fiscal Quarter for which financial statements of the Parent Borrower have been (or have been required to be) delivered under Subsection 7.1(a) or 7.1(b).

“MTM”: as defined in the definition of “Designated Hedging Reserves.”

“Multiemployer Plan”: a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Municipal Contract Lien”: any Lien incurred in connection with any of the Parent Borrower’s or its Subsidiaries’ contracts with Governmental Authorities, including municipalities, providing for emergency 911 ambulance services.

“Negotiable Collateral”: letters of credit, letter of credit rights, instruments, promissory notes, drafts, documents, and chattel paper (including electronic chattel paper and tangible chattel paper), and any and all supporting obligations in respect thereof.

“Net Proceeds”: with respect to any new public or private issuance or sale of any securities, any capital contribution (whether of property or assets, including cash) or any incurrence of Indebtedness, an amount equal to the gross proceeds in cash and Cash Equivalents (or with respect to capital contributions of non-cash property or assets, the Fair Market Value) of such issuance, sale or contribution net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions, and brokerage, consultant and other fees actually incurred in connection with such issuance, sale or contribution and net of taxes paid or reasonably estimated to be payable as a result thereof.

“New York Courts”: as defined in Subsection 11.13(a).

“New York Supreme Court”: as defined in Subsection 11.13(a).

“Non-Defaulting Lender”: any Lender other than a Defaulting Lender.

“Non-Excluded Taxes”: all Taxes other than Excluded Taxes.

“Non-Extending Lender”: any Lender that does not accept an Extension Offer.

“Non-Loan Party”: each Subsidiary of the Parent Borrower that is not a Loan Party.

“Notes”: the collective reference to the Revolving Credit Notes and the Swingline Note.

“NYFRB”: the Federal Reserve Bank of New York.

“NYFRB Rate”: for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received to the Administrative Agent from a Federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Obligations”: obligations of the Parent Borrower and the other Loan Parties from time to time arising under or in respect of the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing during (or would accrue but for) the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by Borrowers and the other Loan Parties under this Agreement in respect of any Letter of Credit, when and as due, including payments in respect of Reimbursement Obligations and interest thereon and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Parent Borrower and the other Loan Parties under this Agreement and the other Loan Documents.

“Obligor”: any purchaser of goods or services or other Person obligated to make payment to the Parent Borrower or any of its Restricted Subsidiaries (other than any Restricted Subsidiary that is not a Loan Party) in respect of a purchase of such goods or services.

“Operating Entity”: a Person (i) that is an ambulatory surgery center, (ii) as to which the Parent Borrower or any Restricted Subsidiary or any Hospital Joint Venture owns more than 50% of the outstanding Capital Stock and as to which a Person other than the Parent Borrower or a Restricted Subsidiary or a Hospital Joint Venture has a noncontrolling or minority ownership interest and (iii) that is not subject to any contractual obligation that limits the ability of such Person to pay dividends or make any other distribution on any of such Person’s Capital Stock owned by the Parent Borrower or any Restricted Subsidiary or any Hospital Joint Venture, other than restrictions comparable to those described in Subsection 8.8 (except transactions described in clauses (a), (e)(iv), (h) or (i) of such subsection).

“Optional Payments”: as defined in Subsection 8.6(e).

“Organizational Documents”: with respect to any Person, (a) the articles of incorporation, certificate of incorporation or certificate of formation (or the equivalent organizational documents) of such Person, (b) the bylaws or operating agreement (or the equivalent governing documents) of such Person and (c) any document (other than policy or procedural manuals or other similar documents) setting forth the manner of election or duties of the directors or managing members of such Person (if any) and the designation, amount or relative rights, limitations and preferences of any class or series of such Person’s Capital Stock.

“Original Credit Agreement”: as defined in the Recitals hereto.

“Other ABL Term Commitments”: one or more Tranches of term loan commitments hereunder that result from a Refinancing Amendment.

“Other ABL Term Loans”: one or more Tranches of term loans hereunder that result from a Refinancing Amendment.

“Other Eligible Accounts”: (i) those AMR Other Accounts created by a Loan Party in the ordinary course of business, (ii) those EmCare Hospital Accounts created by a Related Corporation or a Loan Party in the ordinary course of their business, and (iii) those EmCare Other Accounts created by a Loan Party (including, without limitation, any Loan Party that was a Subsidiary of AmSurg prior to the Third Amendment Effective Date) in the ordinary course of business, which Accounts in each case comply in all material respects with each of the representations and warranties respecting Eligible Accounts made in the Loan Documents, and that are not excluded as ineligible by virtue of one or more of the excluding criteria set forth below. Other Eligible Accounts shall not include the following:

(a) Excluded Accounts Receivable;

(b) if applicable, an amount equal to the amount of any reductions made to the gross amount invoiced or to be invoiced to Account Debtors reflecting contractual allowances provided to Account Debtors in respect of Accounts that would otherwise be Other Eligible Accounts;

(c) (i) Accounts (excluding any Accounts subject to clause (c)(ii) below) that have not been billed by the date that is 30 days after the earlier of (x) the Service Date or (y) the dates as of which such Account is first included in the Borrowing Base Certificate or otherwise reported to the Administrative Agent as Collateral or (ii) if the Accounts are subject to a contractually agreed billing date, Accounts that are not billed on the contractually agreed billing date (provided that in any event Accounts that are billed on a date later than 90 days after the date on which the Service Period, to which such Accounts relate, commenced shall be excluded under this clause (c)(ii));

(d) billed Accounts (i) that are unpaid more than ninety (90) days after the original billing date or, in respect of Accounts relating to the provision of air ambulance services only, the Service Date, for such Accounts or (ii) that are unpaid more than sixty (60) days after the original due date for such Accounts;

(e) the amount of any credit balances which are outstanding (i) more than ninety (90) days after the original billing date or, in respect of Accounts relating to the provision of air ambulance services only, the Service Date, of the Accounts to which such credit balances relate or (ii) more than 60 days after the original due date of the Accounts to which such credit balances relate;

(f) Accounts owed by an Account Debtor (or its Affiliates) where 50% or more of the total amount of all Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause (d) above;

(g) (i) Accounts that have been written off, or (ii) Accounts that the Security Agents, in their Permitted Discretion, believe to be doubtful by reason of the Account Debtor’s financial condition, upon notice thereof to the Borrower Representative;

(h) (i) an amount equal to the amount of any unreconciled differences relating to Other Eligible Accounts that has not been applied to or posted to any AMR Other Account or EmCare Hospital Account plus (ii) an amount equal to the product of (x) unapplied cash relating to EmCare Other Accounts multiplied by (y) the Cash Eligible Account Rate applicable to Other Eligible Accounts that are EmCare Other Accounts;

(i) Accounts with respect to which the Account Debtor is (i) an Affiliate of any Loan Party or an Affiliate of a Related Corporation or (ii) an employee or agent of any Loan Party or a Related Corporation or any Affiliate of such Loan Party or such Related Corporation, in each case, other than Accounts arising from the provision of medical care, including ambulance services, delivered in the ordinary course of business;

(j) Accounts that are not payable in Dollars;

(k) Accounts with respect to which the Account Debtor is insolvent, is subject to a proceeding related thereto, has gone out of business, or as to which a Loan Party or a Related Corporation has received notice of an imminent proceeding related to such Account Debtor being or alleged to be insolvent or which proceeding is reasonably likely to result in a material impairment of the financial condition of such Account Debtor;

(l) Accounts with respect to which the applicable Loan Party’s or Related Corporation’s right to receive payment is deferred or otherwise is not absolute or is contingent upon the fulfillment of any condition whatsoever (other than the preparation and delivery of an invoice), provided that any such Accounts shall be included as Other Eligible Accounts once the related services have been rendered or all conditions have been met and such Accounts are otherwise not excluded under clauses (a) to (v) of this definition;

(m) Accounts with respect to which the Account Debtor is a Person other than a Governmental Authority unless: (i) the Account Debtor (A) is a natural person with a billing address in the United States, (B) maintains its Chief Executive Office in the United States, or (C) is organized under the laws of the United States or any state, territory or subdivision thereof; (ii) the Account Debtor is a Third Party Payor (excluding for this purpose Government Accounts), or (iii) (A) the Account is supported by an irrevocable letter of credit satisfactory to the Security Agents, in their Permitted Discretion (as to form, substance, and issuer or domestic confirming bank), that has been delivered to the Administrative Agent and is directly drawable by the Administrative Agent, or (B) the Account is covered by credit insurance in form, substance, and amount, and by an insurer, satisfactory to the Security Agents, in their Permitted Discretion;

(n) Accounts with respect to which the Account Debtor is the government of any country or sovereign state other than the United States, or of any state, municipality or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless (i) the Account is supported by an irrevocable letter of credit satisfactory to the Security Agents, in their Permitted Discretion (as to form, substance, and issuer or domestic confirming bank) that has been delivered to the Administrative Agent and is directly drawable by the Administrative Agent, or (ii) the Account is covered by credit insurance in form, substance, and amount, and by an insurer, satisfactory to the Security Agents, in their Permitted Discretion;

(o) Accounts with respect to which the Account Debtor is the federal government of the United States or any department, agency or instrumentality of the United States (exclusive, however, of (i) Accounts with respect to which the applicable Loan Party or Related Corporation has complied, to the reasonable satisfaction of the Security Agents, with the Assignment of Claims Act of 1940 (31 USC Section 3727) and (ii) Government Accounts, to the extent that these would otherwise be Other Eligible Accounts);

(p) (i) Accounts with respect to which the Account Debtor is a creditor of any Loan Party or any Related Corporation, and such Account Debtor has or has asserted a right of setoff, or has disputed its obligation to pay all or any portion of the Account, to the extent of such claim, right of setoff, or dispute, (ii) Accounts which are subject to a rebate that has been earned but not taken or a chargeback, to the extent of such rebate or chargeback, (iii) Accounts that comprise service charges or finance charges, or (iv) Accounts with respect to which the applicable Loan Party or Related Corporation is not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial process;

(q) Accounts that are not owned by (i) a Loan Party or (ii) a Related Corporation (excluding for this purpose AMR Other Accounts);

(r) Accounts which have been redated or extended (provided that this shall not apply to any Accounts that have been re-categorized from one payor type to another payor type in the ordinary course of business);

(s) (i) with respect to Other Eligible Accounts that are created by a Loan Party, Accounts that are not subject to a valid and perfected first priority Lien in favor of the Collateral Agent, as applicable, pursuant to a Security Document (as and to the extent provided therein (provided that in no event shall any Excluded Assets be deemed to be Other Eligible Accounts hereunder)) and (ii) with respect to Other Eligible Accounts that are created by a Related Corporation, Accounts that are subject to any Lien in favor of another Person (provided that (x) in no event shall any Excluded Assets be deemed to be Other Eligible Accounts hereunder and (y) this exclusion shall not apply in respect of Liens permitted, mutatis mutandis, pursuant to

Subsection 8.14(a), 8.14(c), 8.14(e) (to the extent that the Liens on such Accounts are at least as subordinated to the Liens thereon securing the Obligations as the Liens securing the Term Loan Facility Obligations under the ABL/Term Loan Intercreditor Agreement), 8.14(h), 8.14(q) or 8.14(s));

(t) Accounts that exceed the amount such Loan Party or Related Corporation is entitled to receive under any capitation arrangement, fee schedule, discount formula, cost-based reimbursement or other adjustment or limitation to such Loan Party’s or such Related Corporation’s usual charges (to the extent of such excess);

(u) Accounts with respect to which the services giving rise to such Account have not yet been performed;

(v) Accounts that were acquired or originated by a Person acquired in a Permitted Acquisition consisting either of (x) receivables of a type substantially different from those in the Borrowing Base at such time, or (y) receivables of a type substantially similar to those in the Borrowing Base at such time, provided that in the case of clause (y) only, such Accounts with an aggregate net book value in an amount not exceeding 10% of the aggregate Borrowing Base at the time of such Permitted Acquisition shall not be excluded, provided, further, that this clause (u) shall cease to exclude any Accounts of the type listed under clause (x) or (y) above at the time the Parent Borrower delivers to the Security Agents a field exam in form and substance reasonably satisfactory to the Security Agents prepared by a third party field examiner reasonably satisfactory to the Security Agents with respect to such acquired Accounts, or such field exam requirement is waived by the Security Agents;

(w) any unearned amounts; or

(x) Accounts of Related Corporations with respect to which the proceeds thereof are not subject to sweep or transfer arrangements providing for such proceeds to be swept or transferred into a Concentration Account in accordance with Subsection 4.16 (for the avoidance of doubt, without regard to the “commercially reasonable efforts” standards set forth therein).

Notwithstanding the foregoing, the Security Agents may, from time to time, in the exercise of their Permitted Discretion, on not less than ten (10) Business Days’ prior notice to the Parent Borrower, change the criteria for Other Eligible Accounts as reflected on the Borrowing Base Certificate based on either: (i) an event, condition or other circumstance arising after the Third Amendment Effective Date, or (ii) an event, condition or other circumstance existing on the Third Amendment Effective Date to the extent the Security Agents had no knowledge thereof on or prior to the Third Amendment Effective Date, in either case under clause (i) or (ii), which adversely affects, or would reasonably be expected to adversely affect, Other Eligible Accounts in any material respect as determined by the Security Agents in the exercise of their Permitted Discretion. Any such change in criteria shall have a reasonable relationship to the event, condition or other circumstance that is the basis for such change. Upon delivery of the notice of such change pursuant to the foregoing sentence, the Security Agents shall be available to discuss the proposed change, and the applicable Borrower may take such action as may be required so that the event, condition or circumstance that is the basis for such change no longer exists, in a manner and to the extent reasonably satisfactory to the Security Agents in the exercise of their Permitted Discretion. Any Accounts of the Loan Parties that are not Other Eligible Accounts shall nevertheless be part of the Collateral as and to the extent provided in the Security Documents.

“Other Intercreditor Agreement”: an intercreditor agreement in form and substance reasonably satisfactory to the Parent Borrower and the Security Agents.

“Other Representatives”: each of JPMorgan Chase Bank, N.A., Barclays Bank PLC, Bank of America, N.A., Wells Fargo Bank, National Association and SunTrust Robinson Humphrey, Inc., in their collective capacity as Lead Arrangers, Deutsche Bank Securities Inc., BMO Capital Markets Corp. and RBC Capital Markets, in their collective capacity as co-managers, JPMorgan Chase Bank, N.A. and Barclays Bank PLC, in their collective capacity as co-syndication agents and Bank of America, N.A., Wells Fargo Bank, National Association and SunTrust Bank, in their collective capacity as co-documentation agents.

“Other Revolving Credit Commitments”: one or more Tranches of revolving credit commitments hereunder or extended Commitments in respect of the Revolving Credit Facility that result from a Refinancing Amendment.

“Other Revolving Credit Loans”: the Revolving Credit Loans made pursuant to any Other Revolving Credit Commitment.

“Overnight Bank Funding Rate”: for any day, the rate comprised of both overnight federal funds and overnight Eurodollar borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate (from and after such date as the NYFRB shall commence to publish such composite rate).

“Parent Borrower”: as defined in the Preamble hereto.

“Parent Entity”: any Other Parent, and any other Person that is a Subsidiary of any Other Parent and of which the Parent Borrower is a Subsidiary. As used herein, “Other Parent” means a Person of which the Parent Borrower becomes a Subsidiary after the Third Amendment Effective Date, provided that either (x) immediately after the Parent Borrower first becomes a Subsidiary of such Person, more than 50.0% of the Voting Stock of such Person shall be held by one or more Persons that held more than 50.0% of the Voting Stock of the Parent Borrower or a Parent Entity of the Parent Borrower immediately prior to the Parent Borrower first becoming such Subsidiary or (y) such Person shall be deemed not to be an Other Parent for the purpose of determining whether a Change of Control shall have occurred by reason of the Parent Borrower first becoming a Subsidiary of such Person.

“Parent Entity Expenses”: (i) costs (including all professional fees and expenses) incurred by any Parent Entity in connection with maintaining its existence or in connection with its reporting obligations under, or in connection with compliance with, applicable laws or applicable rules of any governmental, regulatory or self-regulatory body or stock exchange, this Agreement or any other agreement or instrument relating to Indebtedness of the Parent Borrower or any Restricted Subsidiary, including in respect of any reports filed with respect to the Securities Act, the Exchange Act or the respective rules and regulations promulgated thereunder, (ii) expenses incurred by any Parent Entity in connection with the acquisition, development, maintenance, ownership, prosecution, protection and defense of its intellectual property and associated rights (including but not limited to trademarks, service marks, trade names, trade dress, patents, copyrights and similar rights, including registrations and registration or renewal applications in respect thereof; inventions, processes, designs, formulae, trade secrets, know-how, confidential information, computer software, data and documentation, and any other intellectual property rights; and licenses of any of the foregoing) to the extent such intellectual property and associated rights relate to the business or businesses of the Parent Borrower or any Subsidiary thereof, (iii) indemnification obligations of any Parent Entity owing to directors, officers, employees or other Persons under its charter or by-laws or pursuant to written agreements with or for the benefit of any such Person, or obligations in respect of director and officer insurance (including premiums therefor), (iv) other administrative and operational expenses of any Parent Entity incurred in the ordinary course of business, and (v) fees and expenses incurred by any Parent Entity in connection with any offering of Capital Stock or Indebtedness, (w) which offering is not completed, or (x) where the net proceeds of such offering are intended to be received by or contributed or loaned to the Parent Borrower or a Restricted Subsidiary, or (y) in a prorated amount of such expenses in proportion to the amount of such net proceeds intended to be so received, contributed or loaned, or (z) otherwise on an interim basis prior to completion of such offering so long as any Parent Entity shall cause the amount of such expenses to be repaid to the Parent Borrower or the relevant Restricted Subsidiary out of the proceeds of such offering promptly if completed.

“Participant”: as defined in Subsection 11.6(c)(i).

“Participant Register”: as defined in Subsection 11.6(b)(v).

“Patient Receivables”: with respect to any Restricted Subsidiary, the patient accounts receivable of such Restricted Subsidiary existing or hereafter created, any and all rights to receive payments due on such accounts receivable from any Governmental Authority payor under or in respect of such accounts receivable (including, without limitation, Medicare, Medicaid, CHAMPVA and TRICARE), and all proceeds of or in any way derived, whether directly or indirectly, from any of the foregoing (including, without limitation, all interest, finance charges and other amounts payable by any Governmental Authority obligor, directly or indirectly, in respect thereof).

“Payment Condition”: at any time of determination with respect to any Specified Transaction, that the following conditions are all satisfied: (x) (1) 30-Day Specified Availability (divided by Availability as of such time of determination and expressed as a percentage) and (2) the Specified Availability on the date of such Specified Transaction (divided by Availability as of such time of determination and expressed as a percentage), in each case exceed the applicable Availability Percentage (as defined below) and (y) unless the Fixed Charge Condition (as defined below) is satisfied (to the extent applicable), the Parent Borrower shall be in Pro Forma Compliance with a minimum Consolidated Fixed Charge Coverage Ratio of at least 1.00:1.00. “Availability Percentage”: (a) in respect of any Restricted Payment pursuant to Subsection 8.3(i), 17.5%; (b) in respect of (A) any investment or acquisition permitted pursuant to clause (u), (w) or (z) of the definition of “Permitted Investments,” (B) any acquisition permitted pursuant to clause (c) of the definition of “Permitted Acquisition,” or (C) any Guarantee Obligation Incurred pursuant to Subsection 8.13(f)(ii), 12.5%; (c) in respect of any payment, repurchase or redemption pursuant to Subsection 8.6(a), 15%; (d) in respect of a Minority Business Disposition or Minority Business Offering, 20%; and (e) in respect of (A) any merger, consolidation or amalgamation pursuant to Subsection 8.2(a) or 8.2(b) or (B) any Asset Sale that would otherwise have to comply with Subsection 8.5, 12.5%. “Fixed Charge Condition” shall mean 30-Day Specified Availability (divided by Availability as of such time of determination and expressed as a percentage) exceeds: (a) in respect of (A) any acquisition permitted pursuant to clause (c) of the definition of “Permitted Acquisition,” (B) clause (w) or (z) of the definition of “Permitted Investments” or (C) Subsection 8.13(f)(ii), 17.5%; (b) in respect of any investment permitted pursuant to clause (u) of the definition of “Permitted Investments,” 20%; (c) in respect of any payment, repurchase or redemption pursuant to Subsection 8.6(a), 17.5%; (d) in respect of (A) any merger, consolidation or amalgamation pursuant to Subsection 8.2(a) or (b) or (B) any Asset Sale that would otherwise have to comply with Subsection 8.5, 20%; and (e) in respect of any dividend payment pursuant to Subsection 8.3(i), 25.0%.

“PBGC”: the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor thereto).

“Permitted Acquisitions”: any acquisition in a transaction that satisfies each of the following requirements:

(a) the business of the acquired company shall be substantially similar to, or ancillary, complementary or related to the line of business of the Parent Borrower and its Restricted Subsidiaries on the Third Amendment Effective Date, or the assets so acquired shall be used or useful in or otherwise relate to, any such business;

(b) the acquired company and its Subsidiaries will become (i) Guarantors and pledge their Collateral to the Administrative Agent to the extent required by Subsection 7.9(b) and Subsection 7.9(c) or (ii) Related Corporations on a basis consistent with past practices on or prior to the Third Amendment Effective Date or made in the ordinary course of business, including the entry into applicable Related Corporation Contracts in connection therewith; and

(c) either:

(i) the Payment Condition in respect of Permitted Acquisitions is satisfied, or

(ii) to the extent such Payment Condition is not satisfied, the Acquisition Consideration consists solely of any combination of (x) Capital Stock of any Parent Entity; and/or (y) amounts not to exceed the Available Excluded Contribution Amount Basket; and/or (z) additional cash and other property (excluding cash and other property covered in subclauses (x) and (y) of this clause (c)(ii)) and Indebtedness (whether incurred or assumed), provided that the aggregate amount of such cash consideration paid pursuant to this clause (c)(ii)(z) and all other cash consideration paid for Permitted Acquisitions consummated during any Fiscal Year in reliance on this clause (c)(ii)(z) is less than or equal to $50,000,000 (during the first Fiscal Year) and $25,000,000 (during each subsequent Fiscal Year), provided, further, that amounts unused in any Fiscal Year may be carried forward and used to make Permitted Acquisitions in succeeding Fiscal Years, and provided, further, that the Acquisition Consideration paid or payable pursuant to this clause (c)(ii)(z) during any one Fiscal Year shall not exceed $75,000,000 in the aggregate.

“Permitted Cure Securities”: common equity securities of any Parent Entity or other equity securities of any Parent Entity that do not constitute Disqualified Capital Stock.

“Permitted Debt Exchange”: as defined in Subsection 2.7(a) of the Term Loan Credit Agreement.

“Permitted Debt Exchange Notes”: as defined in Subsection 2.7(a) of the Term Loan Credit Agreement.

“Permitted Discretion”: the commercially reasonable judgment of the Security Agents exercised in good faith in accordance with customary business practices for comparable asset-based lending transactions, as to any factor which the Security Agents reasonably determine: (a) will or reasonably could be expected to adversely affect in any material respect the value of any Eligible Inventory or Eligible Accounts, the enforceability or priority of the applicable Agent’s Liens thereon or the amount which any Agent, the Lenders or any Issuing Lender would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Eligible Inventory or Eligible Accounts or (b) is evidence that any collateral report or financial information delivered to the Security Agents by any Person on behalf of the applicable Borrower is incomplete, inaccurate or misleading in any material respect. In exercising such judgment, the Security Agents may consider, without duplication, such factors already included in or tested by the definition of Eligible Inventory or Eligible Accounts, as well as any of the following: (i) changes after the Third Amendment Effective Date in any material respect in demand for, pricing of, or product mix of Inventory; (ii) changes after the Third Amendment Effective Date in any material respect in any concentration of risk with respect to Accounts; and (iii) any other factors arising after the Third Amendment Effective Date that change in any material respect the credit risk of lending to the Borrowers on the security of the Eligible Inventory or Eligible Accounts.

“Permitted Hedging Arrangements”: as defined in Subsection 8.10.

“Permitted Indebtedness”: as defined in Subsection 8.13.

“Permitted Investments”:

(a) Investments in accounts, payment intangibles and chattel paper (each as defined in the UCC), notes receivable, extensions of trade credit and similar items arising or acquired in the ordinary course of business consistent with the past practice of the Parent Borrower and its Restricted Subsidiaries;

(b) Investments in cash, Cash Equivalents, Investment Grade Securities and Temporary Cash Investments;

(c) Investments existing or made pursuant to legally binding written commitments in existence on the Third Amendment Effective Date and set forth on Schedule 1.1(f);

(d) Investments by any Loan Party in any other Loan Party or in any Captive Insurance Subsidiary; provided, however, that if any such Investment is in the form of intercompany Indebtedness, such Indebtedness shall not be secured by any Lien;

(e) Investments received in settlement amounts due to the Parent Borrower or any Restricted Subsidiary of the Parent Borrower effected in the ordinary course of business;

(f) Investments by any Non-Loan Parties in any other Non-Loan Party;

(g) Investments by Loan Parties in any Non-Loan Parties; provided, however, that (i) the aggregate outstanding amount at any time of all intercompany Investments made pursuant to this clause (g) in any Fiscal Year shall not exceed $50,000,000 during such Fiscal Year; provided, further, that amounts unused in any Fiscal Year may be carried forward and used to make Investments in succeeding Fiscal Years in an amount not to exceed $75,000,000 in the aggregate in any one Fiscal Year and (ii) in lieu of the Investments permitted by this clause (g), any Restricted Payment from Loan Parties to Non-Loan Parties may be made in amounts not exceeding the available limit as determined pursuant to this clause (g) (with a corresponding reduction in such limit as a result thereof);

(h) Investments by any Non-Loan Party in any Loan Party; provided, however, that if any such Investment is in the form of intercompany Indebtedness, such Indebtedness shall not be secured by any Lien;

(i) Investments by any Loan Party in any Non-Loan Party to the extent substantially concurrent with, and in any event within three (3) Business Days of, such Investment, a corresponding cash Investment or Restricted Payment is made from such Non-Loan Party, directly or indirectly, to a Loan Party;

(j) any Investment constituting or acquired in connection with a Permitted Acquisition, including any Investment in the form of a capital contribution or intercompany Indebtedness among the Parent Borrower and their respective Subsidiaries for the purpose of consummating a Permitted Acquisition;

(k) Investments made in connection with the Transactions;

(l) loans and advances (and guarantees of loans and advances by third parties) made to officers, directors or employees of any Parent Entity, the Parent Borrower or any of its Restricted Subsidiaries, or Related Physicians and Guarantee Obligations of the Parent Borrower or any of its Restricted Subsidiaries in respect of obligations of officers, directors or employees of any Parent Entity, the Parent Borrower or any of its Restricted Subsidiaries, or Related Physicians, in each case (i) in the ordinary course of business (other than in connection with the Management Subscription Agreement or the Stock Transfer and Option Agreements), (ii) existing on the Third Amendment Effective Date and described on Schedule 1.1(f), (iii) made after the Third Amendment Effective Date for relocation expenses in the ordinary course of business, (iv) made for other purposes in an aggregate principal amount not to exceed $25,000,000 at any time or (v) relating to indemnification or reimbursement of any officers, directors or employees in respect of liabilities relating to their serving in any such capacity, in each case other than any loans or advances to any director or executive officer (or equivalent thereof) that would be in violation of Section 402 of the United States Sarbanes-Oxley Act of 2002; provided, however, that with respect to any employee of any Parent Entity, no such loans or advances shall be permitted unless the activities of such employee relate primarily to the Parent Borrower and its Restricted Subsidiaries;

(m) loans and advances (and guarantees of loans and advances by third parties) made to Management Investors in connection with the purchase by such Management Investors of Capital Stock of the Parent Borrower or any Parent Entity (so long as the Parent Borrower or such Parent Entity, as applicable, applies an amount equal to the Net Proceeds of such purchases to, directly or indirectly, make capital contributions to, or purchase Capital Stock of, the Parent Borrower or applies such proceeds to pay Parent Entity Expenses) of up to $35,000,000 outstanding at any one time and promissory notes of Management Investors acquired in connection with the issuance of Management Stock to such Management Investors;

(n) (i) Investments of the Parent Borrower and its Restricted Subsidiaries under Interest Rate Protection Agreements, Hedging Agreements or other Permitted Hedging Arrangements and (ii) any Investment by any Captive Insurance Subsidiary in connection with its provision of insurance to the Parent Borrower or any of its Subsidiaries which Investment is made in the ordinary course of business of such Captive Insurance Subsidiary, or by reason of applicable law, rule, regulation or order, or that is required or approved by any regulatory authority having jurisdiction over such Captive Insurance Subsidiary or its business, as applicable;

(o) Investments in the nature of pledges or deposits (x) with respect to leases or utilities provided to third parties in the ordinary course of business or (y) otherwise described in the definition of “Customary Permitted Liens” or made in connection with Liens permitted under Subsection 8.14;

(p) Investments representing non-cash consideration received by the Parent Borrower or any of its Restricted Subsidiaries in connection with any Disposition, provided that any such non-cash consideration received by the Parent Borrower or any other Loan Party is pledged to the Collateral Agent for the benefit of the Secured Parties pursuant to the Security Documents as and to the extent provided for therein;

(q) Investments by the Parent Borrower or any of its Restricted Subsidiaries in a Person in connection with a joint venture or similar arrangement; provided that (i) the aggregate amount of such Investments outstanding pursuant to this clause (q) do not exceed $75,000,000 at any time and (ii) the Parent Borrower or such Restricted Subsidiary complies with the provisions of Subsection 7.9(b) and (c) hereof, if applicable, with respect to such ownership interest;

(r) Investments in industrial development or revenue bonds or similar obligations secured by assets leased to and operated by the Parent Borrower or any of its Restricted Subsidiaries that were issued in connection with the financing of such assets, so long as the Parent Borrower or any such Restricted Subsidiary may obtain title to such assets at any time by optionally canceling such bonds or obligations, paying a nominal fee and terminating such financing transaction;

(s) Investments representing evidences of Indebtedness, securities or other property received from another Person by the Parent Borrower or any of its Restricted Subsidiaries in connection with any bankruptcy proceeding or other reorganization of such other Person or as a result of foreclosure, perfection or enforcement of any Lien or exchange for evidences of Indebtedness, securities or other property of such other Person held by the Parent Borrower or any of its Restricted Subsidiaries; provided that any such securities or other property received by the Parent Borrower or any other Loan Party is pledged to the Collateral Agent for the benefit of the Secured Parties pursuant to the Security Documents as and to the extent required thereby;

(t) any Investment to the extent not exceeding the Available Excluded Contribution Amount Basket;

(u) other Investments; provided that at the time such Investments are made the Payment Condition is satisfied;

(v) Investments by the Parent Borrower and its Restricted Subsidiaries in an aggregate amount outstanding at any time not to exceed $50,000,000;

(w) loans and advances to and other Investments in Related Corporations (a) made on a basis consistent with past practices on or prior to the Third Amendment Effective Date or made in the ordinary course of business, pursuant to or in connection with Related Corporation Contracts, including obtaining letters of credit on behalf of Related Corporations or (b) in connection with the acquisition of, or Investment in, any Person that becomes a Related Corporation (promptly following such acquisition or Investment), in any such case by the Related Corporation in which such loans, advances or other Investments were made in or to on a basis consistent with past practices on or prior to the Third Amendment Effective Date or made in the ordinary course of business, including the entry into applicable Related Corporation Contracts in connection therewith, in the case of this clause (b) subject to (A) meeting the Payment Condition and (B) that no Specified Default or other Event of Default known to the Parent Borrower has occurred and is continuing or would result therefrom;

(x) any Investment to the extent made using Capital Stock of the Parent Borrower (other than Disqualified Capital Stock), or Capital Stock of any Parent Entity, as consideration; and

(y) any Investment by any Captive Insurance Subsidiary in connection with the provision of insurance to the Parent Borrower or any of its Subsidiaries, which Investment is made in the ordinary course of business of such Captive Insurance Subsidiary, or by reason of applicable law, rule, regulation or order, or that is required or approved by any regulatory authority having jurisdiction over such Captive Insurance Subsidiary or its business, as applicable; and

(z) so long as the Payment Condition is met and no Specified Default or other Event of Default known to the Parent Borrower has occurred and is continuing or would result therefrom, any purchase, redemption or other acquisition or retirement for value of shares of Capital Stock of a Restricted Subsidiary owned by a Strategic Investor if such purchase, redemption or other acquisition or retirement for value is made for consideration not in excess of the Fair Market Value of such Capital Stock.

For purposes of determining compliance with Subsection 8.12, (i) in the event that any Investment meets the criteria of more than one of the types of Investments described in clauses (a) through (z) above, the Parent Borrower, in its sole discretion, shall classify such item of Investment and may include the amount and type of such Investment in one or more of such clauses (including in part under one such clause and in part under another such clause) and (ii) the amount of any Investment made or outstanding at any time under clause (g), (l), (m), (q), (v) and (w) shall be the original cost of such Investment, reduced (at the Parent Borrower’s option) by any dividend, distribution, interest payment, return of capital, repayment or other amount or value received in respect of such Investment.

“Permitted Liens”: as defined in Subsection 8.14.

“Person”: an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Plan”: at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Parent Borrower or a Commonly Controlled Entity is an “employer” as defined in Section 3(5) of ERISA.

“Platform”: Intralinks, SyndTrak Online or any other similar electronic distribution systems.

“Preferred Stock”: as applied to the Capital Stock of any corporation, Capital Stock of any class or classes (however designated) that by its terms is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

“Prime Rate”: the rate of interest per annum publicly announced from time to time by the Administrative Agent as its “prime rate” (which, in the case of Deutsche Bank AG New York Branch shall be its “prime rate” in effect at its office located at 60 Wall Street, New York, New York); each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Pro Forma Basis” or “Pro Forma Compliance”: with respect to any determination for any period, that such determination shall be made giving pro forma effect to any event that by the terms of the Loan Documents requires compliance on a “Pro Forma Basis” or “Pro Forma Compliance” (and, if relevant, to each Material Acquisition and each Material Disposition of any Person, business or asset), together with all transactions relating thereto, in each case consummated during such period or thereafter and on or prior to the date of determination (including any incurrence, assumption, refinancing or repayment of Indebtedness), as if such acquisition, investment, sale (or other disposition), other event and related transactions had been consummated on the first day of such period, in each case based on historical results accounted for in accordance with GAAP, and taking into account adjustments consistent with the definition of EBITDA, including the amount of net cost savings projected by the Parent Borrower in good faith to be realized as the result of actions taken or to be taken on or prior to the date that is eighteen (18) months after the closing date of such transaction and prior to or during such period (calculated on a Pro Forma Basis as though such cost savings had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions, provided that such costs savings are reasonably identifiable and factually supportable and in an aggregate amount, when aggregated with the amount of prospective net cost savings increasing EBITDA for such period pursuant to clause (b) of the definition of “EBITDA,” not to exceed 20% of EBITDA (prior to giving effect to such cost savings) in any period of four (4) Fiscal Quarters. For purposes of the foregoing, “Material Acquisition” means any acquisition of property or series of related acquisitions of property that (x) constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the common stock of a Person and (y) involves the payment of consideration by the Parent Borrower or any of its Subsidiaries in excess of $12,500,000; and “Material Disposition” means any Disposition of property or series of related Dispositions of property that (x) constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the common stock of a Person and (y) yields gross proceeds to the Parent Borrower or any of its Subsidiaries in excess of $12,500,000.

“Projections”: those financial projections included in the Confidential Information Memoranda and related material prepared in connection with the syndication of the Loans and provided to the Lenders on or about November, 2016, covering the Fiscal Years ending in 2016 through 2020, inclusive.

“Purchase Money Obligations”: any Indebtedness incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets, and whether acquired through the direct acquisition of such property or assets or the acquisition of the Capital Stock of any Person owning such property or assets, or otherwise.

“Ratio Incremental Facility”: as defined in the definition of “Maximum Incremental Facilities Amount.”

“Recovery Event”: any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of the Parent Borrower or any of its Restricted Subsidiaries.

“refinance”: refinance, refund, replace, renew, repay, modify, restate, defer, substitute, supplement, reissue, resell or extend (including pursuant to any defeasance or discharge mechanism); and the terms “refinances,” “refinanced” and “refinancing” as used for any purpose in this Agreement shall have a correlative meaning.

“Refinanced Debt”: as defined in the definition of “Credit Agreement Refinancing Indebtedness.”

“Refinancing Agreement”: as defined in Subsection 8.8(d).

“Refinancing Amendment”: an amendment to this Agreement in form and substance reasonably satisfactory to the Administrative Agent and the institutions providing such Credit Agreement Refinancing Indebtedness executed by each of (a) the Parent Borrower, (b) the Administrative Agent and (c) each financial institution that agrees to provide any portion of the Credit Agreement Refinancing Indebtedness being incurred pursuant thereto, in accordance with Subsection 2.7.

“Register”: as defined in Subsection 11.6(b)(iv).

“Regulation S-X”: Regulation S-X promulgated by the United States Securities and Exchange Commission, as in effect on the Third Amendment Effective Date.

“Regulation D”: Regulation D of the Board as in effect from time to time.

“Regulation T”: Regulation T of the Board as in effect from time to time.

“Regulation U”: Regulation U of the Board as in effect from time to time.

“Regulation X”: Regulation X of the Board as in effect from time to time.

“Reimbursement Obligations”: the obligation of the applicable Borrower to reimburse the applicable Issuing Lender pursuant to Subsection 3.5(a) for amounts drawn under the applicable Letters of Credit.

“Related Billing Entity”: any Person whose only substantial activity is invoicing and collecting payments for professional medical services on behalf of a Related Professional Corporation or a Subsidiary of the Parent Borrower.

“Related Corporation”: (i) a Related Professional Corporation, (ii) a Related Billing Entity, (iii) a Hospital Joint Venture or (iv) an Operating Entity; provided that, (x) no assets of any Hospital Joint Venture or Operating Entity shall be included in the calculation of the Borrowing Base until the Security Agents have received the results of a field examination from a field examiner reasonably satisfactory to the Security Agents and the Security Agents shall have agreed in their Permitted Discretion to include assets of such Hospital Joint Venture and/or Operating Entity, as applicable, in the Borrowing Base and (y) no Hospital Joint Venture or Operating Entity shall be required to comply with Subsection 4.16 hereof unless the Security Agents shall have agreed in their Permitted Discretion to include assets of such Hospital Joint Venture and/or Operating Entity, as applicable, in the Borrowing Base.

“Related Corporation Concentration Account”: any concentration account (other than any Excluded Bank Account) maintained by any Related Corporation into which the proceeds of EmCare General Accounts, EmCare Hospital Accounts or EmCare Other Accounts are transferred after initial collection in a Related Corporation DDA, which Related Corporation Concentration Accounts as shall be set forth from time to time in all material respects on Part 2 of Schedule 4.16.

“Related Corporation Contracts”: (i) management, practice support, administrative support, consulting and similar agreements, entered into on a basis consistent with past practices on or prior to the Third Amendment Effective Date or entered into in the ordinary course of business, with Related Corporations and (ii) joint venture agreements (including operating agreements and partnership agreements) entered into on a basis consistent with past practices on or prior to the Restatement Effective Date or entered into in the ordinary course of business with respect to Related Corporations.

“Related Corporation DDAs”: any checking or other demand deposit bank account (other than any Excluded Bank Account) maintained by any Related Corporation into which the proceeds of EmCare General Accounts, EmCare Hospital Accounts or EmCare Other Accounts are deposited or are expected to be deposited, which Related Corporation DDAs as shall be set forth from time to time in all material respects on Part 1 of Schedule 4.16.

“Related Parties”: with respect to any Person, such Person’s affiliates and the partners, officers, directors, trustees, employees, shareholders, members, attorneys and other advisors, agents and controlling persons of such person and of such person’s affiliates and “Related Party” shall mean any of them.

“Related Physicians”: physicians or independent contractors that own, are employed by, or are under contract with, a Related Professional Corporation or a Subsidiary of the Parent Borrower.

“Related Professional Corporation”: any Person that is owned by one or more physicians and/or independent contractor physicians, in each case to whom a Subsidiary of the Parent Borrower or another Related Professional Corporation provides management services pursuant to a management services, practice support or similar agreement.

“Related Taxes”: (x) any taxes, charges or assessments, including but not limited to sales, use, transfer, rental, ad valorem, value-added, stamp, property, consumption, franchise, license, capital, net worth, gross receipts, excise, occupancy, intangibles or similar taxes, charges or assessments (other than federal, state or local taxes measured by income and federal, state or local withholding imposed by any government or other taxing authority on payments made by any Parent Entity other than to another Parent Entity), required to be paid by any Parent Entity by virtue of its being incorporated or having Capital Stock outstanding (but not by virtue of owning stock or other equity interests of any corporation or other entity other than the Parent Borrower, any of its Subsidiaries or any Parent Entity), or being a holding company parent of the Parent Borrower, any of its Subsidiaries or any Parent Entity or receiving dividends from or other distributions in respect of the Capital Stock of the Parent Borrower, any of its Subsidiaries or any Parent Entity or having guaranteed any obligations of the Parent Borrower or any Subsidiary thereof, or having made any payment in respect of any of the items for which the Parent Borrower or any of its Subsidiaries is permitted to make payments to any Parent Entity pursuant to Subsection 8.3, or acquiring, developing, maintaining, owning, prosecuting, protecting or defending its intellectual property and associated rights (including but not limited to receiving or paying royalties for the use thereof) relating to the business or businesses of the Parent Borrower or any Subsidiary thereof, or (y) any taxes attributable to any taxable period (or portion thereof) ending on or prior to the Third Amendment Effective Date, or to the consummation of any of the Transactions, or to any Parent Entity’s receipt of (or entitlement to) any payment in connection with the Transactions, including any payment received after the Third Amendment Effective Date pursuant to any agreement relating to the Transactions, or (z) any other federal, state, foreign, provincial or local taxes measured by income for which any Parent Entity is liable up to an amount not to exceed, with respect to federal taxes, the amount of any such taxes that the Parent Borrower and its Subsidiaries would have been required to pay on a separate company basis, or on a consolidated basis as if the Parent Borrower had filed a consolidated return on behalf of an affiliated group (as defined in Section 1504 of the Code) of which it were the common parent, or with respect to state and local taxes, the amount of any such taxes that the Parent Borrower and its Subsidiaries would have been required to pay on a separate company basis, or on a consolidated, combined, unitary or affiliated basis as if the Parent Borrower had filed a consolidated, combined, unitary or affiliated return on behalf of an affiliated group (as defined in the applicable state or local tax laws for filing such return) consisting only of the Parent Borrower and its Subsidiaries. Taxes include all interest, penalties and additions relating thereto.

“Reorganization”: with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

“Reportable Event”: any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty (30) day notice period is waived under Section 21, 22, 23, 24, 25, 27 or 28 of PBGC Regulation Section 4043 or any successor regulation thereto.

“Required Lenders”: Lenders the sum of whose outstanding Commitments (or after the termination thereof, outstanding Individual Lender Exposures) represent a majority of aggregate Commitments (or after the termination thereof, the sum of the Individual Lender Exposures) at such time; provided that the Commitments (or Individual Lender Exposures) held or deemed held by Defaulting Lenders shall be excluded for purposes of making a determination of Required Lenders.

“Requirement of Law”: as to any Person, the Organizational Documents of such Person, and any law, statute, ordinance, code, decree, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its material property or to which such Person or any of its material property is subject, including laws, ordinances and regulations pertaining to zoning, occupancy and subdivision of real properties; provided that the foregoing shall not apply to any non-binding recommendation of any Governmental Authority.

“Responsible Officer”: as to any Person, any of the following officers of such Person: (a) the chief executive officer or the president of such Person and, with respect to financial matters, the chief financial officer, the treasurer or the controller of such Person, (b) any vice president of such Person or, with respect to financial matters, any assistant treasurer or assistant controller of such Person, in each case who has been designated in writing to the Administrative Agent or the Collateral Agent as a Responsible Officer by such chief executive officer or president of such Person or, with respect to financial matters, by such chief financial officer of such Person, (c) with respect to Subsection 7.7 and without limiting the foregoing, the general counsel of such Person and (d) with respect to ERISA matters, the senior vice president -human resources (or substantial equivalent) of such Person.

“Restricted Bank Account”: any Loan Party DDA, Related Corporation DDA, Related Corporation Concentration Account or Loan Party Concentration Account as shall be set forth from time to time in all material respects on Part 5 of Schedule 4.16.

“Restricted Government Accounts”: collectively, any and all Accounts which are (a) Medicare Accounts, (b) Medicaid Accounts, (c) TRICARE Accounts and (d) CHAMPVA Accounts, in each case, pursuant to Medicare, Medicaid, TRICARE, CHAMPVA or any other similar or replacement laws, rules or regulations of a Governmental Authority as amended or re-enacted from time to time and (e) Accounts arising from services provided under agreements with the U.S. Department of Health and Human Services but only to the extent such Accounts are subject to Medicare, Medicaid, TRICARE, CHAMPVA or any other similar or replacement laws, rules or regulations of a Governmental Authority as amended or re-enacted from time to time.

“Restricted Indebtedness”: as defined in Subsection 8.6(a).

“Restricted Payment”: any dividend or any other payment whether direct or indirect (other than dividends payable solely in common stock of the Parent Borrower or options, warrants or other rights to purchase common stock of the Parent Borrower) on, or any payment on account of, or any setting apart of assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Parent Borrower (other than any acquisition of Capital Stock deemed to occur upon the exercise of options if such Capital Stock represents a portion of the exercise price thereof) or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or any other distribution (other than (x) distributions payable solely in common stock of the Parent Borrower or (y) options, warrants or other rights to purchase common stock of the Parent Borrower) in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Parent Borrower.

“Restricted Subsidiary”: any Subsidiary of the Parent Borrower other than an Unrestricted Subsidiary.

“Retained Rights”: with respect to any Patient Receivable owing from any Governmental Authority, the rights of any payee granted by applicable law and regulation over such Patient Receivable, which in the absence of a court order in the manner expressly contemplated by applicable state and federal law are subject to restrictions on assignment, pledging or are otherwise encumbered by applicable law or regulation, including, without limitation, and as applicable, restrictions on the collection thereof and discretion over the transfer thereof, to any party and restrictions on any such party’s ability to enforce the claim giving rise to such Patient Receivable against such Governmental Authority.

“Revolving Credit Facility”: the revolving credit facility available to the Borrowers hereunder.

“Revolving Credit Lender”: any Lender having a Commitment hereunder and/or a Revolving Credit Loan outstanding hereunder.

“Revolving Credit Loan”: a Loan made pursuant to Subsection 2.1(a).

“Revolving Credit Note”: as defined in Subsection 2.1(d).

“Revolving Exposure”: at any time the aggregate principal amount at such time of all outstanding Revolving Credit Loans. The Revolving Exposure of any Revolving Credit Lender at any time shall equal its Commitment Percentage of the aggregate Revolving Exposure at such time.

“Rollover Indebtedness”: Indebtedness of the Parent Borrower issued to any lender under the Term Loan Facility in lieu of such lender’s pro rata portion of any prepayment of Term Loans made pursuant to the Term Loan Credit Agreement.

“S&P”: as defined in the definition of the term “Cash Equivalents” in this Subsection 1.1.

“Sale and Leaseback Transaction”: any arrangement with any Person providing for the leasing by the Parent Borrower or any of its Restricted Subsidiaries of real or personal property which has been or is to be sold or transferred by the Parent Borrower or any such Restricted Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Parent Borrower or such Restricted Subsidiary.

“SEC”: the United States Securities and Exchange Commission.

“Secured Parties”: the “Secured Parties” as defined in the Guarantee and Collateral Agreement.

“Securities Act”: the Securities Act of 1933, as amended from time to time.

“Security Agents”: the Collateral Agent and the Co-Collateral Agent.

“Security Documents”: the collective reference to the Guarantee and Collateral Agreement and all other similar security documents hereafter delivered to the Collateral Agent granting or perfecting a Lien on any asset or assets of any Person to secure the obligations and liabilities of the Loan Parties hereunder and/or under any of the other Loan Documents or to secure any guarantee of any such obligations and liabilities, including any security documents executed and delivered or caused to be delivered to the Collateral Agent pursuant to Subsection 7.9(a), 7.9(b) or 7.9(c), in each case, as amended, supplemented, waived or otherwise modified from time to time.

“Self-Pay Account”: any Account owed directly from a natural person for services provided or rendered to such natural person.

“Senior Notes”: 8.125% Senior Notes due 2019 of the Parent Borrower issued on the Closing Date, as the same may be exchanged for substantially similar senior notes that have been registered under the Securities Act, and as the same or such substantially similar notes may be amended, supplemented, waived or otherwise modified from time to time.

“Senior Notes Debt Documents”: the Senior Notes Indenture and all other instruments, agreements and other documents evidencing or governing the Senior Notes or providing for any guarantee, obligation, security or other right in respect thereof.

“Senior Notes Indenture”: the Indenture dated as of the Closing Date, under which the Senior Notes are issued, as the same may be amended, supplemented, waived or otherwise modified from time to time.

“Senior Notes Offering”: the issuance by the Parent Borrower of senior unsecured notes pursuant to Rule 144A and Regulation S under the Securities Act, under the Senior Notes Indenture on the Closing Date.

“Service Date”: with respect to services rendered to any patient, the date on which such services are rendered.

“Service Period”: with respect to any EmCare Other Business services rendered, each monthly or quarterly service period in respect of such services.

“Set”: the collective reference to Eurodollar Loans of a single Tranche, the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Eurodollar Loans shall originally have been made on the same day).

“Settlement Service”: as defined in Subsection 11.6(b).

“Single Employer Plan”: any Plan which is covered by Title IV or Section 302 of ERISA or Section 412 of the Code, but which is not a Multiemployer Plan.

“Solvent” and “Solvency”: with respect to the Parent Borrower and its Subsidiaries on the Third Amendment Effective Date on a consolidated basis after giving pro forma effect to the Transactions on the Third Amendment Effective Date means (i) the Fair Value and Present Fair Salable Value of the assets of the Parent Borrower and its Subsidiaries taken as a whole exceed their Stated Liabilities and Identified Contingent Liabilities; (ii) the Parent Borrower and its Subsidiaries taken as a whole do not have Unreasonably Small Capital; and (iii) the Parent Borrower and its Subsidiaries taken as a whole will be able to pay their Stated Liabilities and Identified Contingent Liabilities as they mature (all capitalized terms used in this definition other than “Parent Borrower” shall have the meaning assigned to such terms in the form of solvency certificate delivered pursuant to the Third Amendment).

“Specified Availability”: as of any date of determination, without duplication of amounts calculated thereunder, the sum of the Excess Availability plus Specified Unrestricted Cash (but excluding therefrom the cash proceeds of any Specified Equity Contribution), plus Specified Suppressed Availability as at such date.

“Specified Default”: (a) the occurrence and continuance of an Event of Default under Subsection 9.1(b) as a result of a material breach of any representation or warranty set forth in Subsection 5.21 or Subsection 5.22, (b) the occurrence and continuance of an Event of Default under Subsection 9.1(c) as a result of the failure of any Loan Party to comply with the terms of Subsection 4.16 or a failure to comply with the delivery obligations with respect to Borrowing Base Certificates set forth in Subsection 7.2(f) or (c) the occurrence and continuance of an Event of Default under Subsection 9.1(a) or Subsection 9.1(f).

“Specified Equity Contribution”: any cash equity contribution made to the Parent Borrower or any Parent Entity in exchange for Permitted Cure Securities; provided that (a)(i) such cash equity contribution to the Parent Borrower or any Parent Entity and (ii) the contribution of any proceeds therefrom to, and the receipt thereof by, the Parent Borrower occur (x) after the Third Amendment Effective Date and (y) (A) on or prior to the date that is ten (10) Business Days after the date on which financial statements are required to be delivered for a Fiscal Quarter (or Fiscal Year) pursuant to Subsection 7.1(a) or 7.1(b) or (B) on the date on which a Borrowing Base Certificate is delivered (provided that the right to make a cash equity contribution for Permitted Cure Securities under this clause (a)(i)(y)(B) shall be limited to no more than once in each Fiscal Period) in accordance with Subsection 7.2(f); (b) the Parent Borrower identifies such equity contribution as a “Specified Equity Contribution” in a certificate of a Responsible Officer of the Parent Borrower delivered to the Administrative Agent; (c) in each four (4) Fiscal Quarter period, there shall exist a period of at least two (2) Fiscal Quarters in respect of which no Specified Equity Contribution shall have been made; (d) no more than four (4) Specified Equity Contributions may be made during the term of this Agreement; and (e) the amount of any Specified Equity Contribution included in the calculation of EBITDA hereunder shall be limited to the amount required to effect or continue compliance with Subsection 8.1 hereof, whether or not a Compliance Period is in effect, and such amount shall be added to EBITDA solely when calculating EBITDA for purposes of determining compliance with Subsection 8.1.

“Specified Suppressed Availability”: an amount, if positive, by which the Borrowing Base exceeds the aggregate amount of the Commitments; provided that Specified Suppressed Availability shall not at any time exceed 5% of Availability at such time.

“Specified Transaction”: (a) any Restricted Payment pursuant to Subsection 8.3(i), (b) any acquisition permitted pursuant to clause (c)(i) of the definition of “Permitted Acquisition,” (c) any investment or acquisition permitted pursuant to clause (u), (w) or (z) of the definition of “Permitted Investments,” (d) any Guarantee Obligation Incurred pursuant to Subsection 8.13(f)(ii), (e) any Minority Business Disposition or any Minority Business Offering, (f) any payment, repurchase or redemption pursuant to Subsection 8.6(a), (g) any merger, consolidation, amalgamation or asset sale pursuant to Subsection 8.2(a) or 8.2(b), and (h) any Asset Sale pursuant to Subsection 8.5.

“Specified Unrestricted Cash”: as of any date of determination, an amount equal to all Unrestricted Cash of the Parent Borrower and the Loan Parties that (in the case of cash) is deposited in (i) Loan Party DDAs, (ii) Loan Party Concentration Accounts, or (iii) other deposit accounts in the United States, in each case with respect to which a control agreement is in place between the applicable Loan

Party, the applicable depositary institution and the Administrative Agent or the Collateral Agent (or over which any such Agent has “control” whether or not pursuant to a control agreement) or that (in the case of Cash Equivalents) (a) are not in a securities account in respect of which the applicable Loan Party has entered into a “control agreement” with the applicable broker or securities intermediary for purposes of perfecting a security interest in favor of a third party and (b) are subject to the laws of any state, commonwealth, province or territory of the United States of America, provided that if, as of such date, the Excess Availability is less than the lesser of (x) 10% of Availability and (y) $50,000,000, the amount of Specified Unrestricted Cash shall equal zero and provided, further, that for purposes of calculating Specified Unrestricted Cash, (i) the term “Cash Equivalents” shall be deemed not to include any money, and (ii) the term “Unrestricted Cash” shall be deemed not to include any Temporary Cash Investments.

“Standby Letter of Credit”: as defined in Subsection 3.1(b).

“Stated Amount”: at any time, as to any Letter of Credit, the maximum amount available to be drawn thereunder (regardless of whether any conditions for drawing could then be met).

“Stated Maturity”: with respect to any Indebtedness, the date specified in such Indebtedness as the fixed date on which the payment of principal of such Indebtedness is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase or repayment of such Indebtedness at the option of the holder thereof upon the happening of any contingency).

“Statutory Reserves”: for any day as applied to a Eurodollar Loan, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the United States Federal Reserve System in New York City with deposits exceeding one billion Dollars against “Eurocurrency liabilities” (as such term is used in Regulation D). Eurodollar Loans shall be deemed to constitute Eurocurrency liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets which may be available from time to time to any Lender under Regulation D.

“Stock Transfer and Option Agreement”: each Stock Transfer and Option Agreement entered into by EmCare Inc. with a Related Professional Corporation.

“Strategic Investors”: physicians, hospitals, health systems, other healthcare providers, other healthcare companies and other similar strategic joint venture partners which joint venture partners are actively involved in the day-to-day operations of providing surgical care and surgery-related services, or, in the case of physicians, that have retired therefrom, individuals who are former owners or employees of surgical care facilities purchased by the Parent Borrower, any of its Restricted Subsidiaries, and consulting firms that receive common stock solely as consideration for consulting services performed.

“Subsidiary”: as to any Person, a corporation, partnership, limited liability company or other entity (a) of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the Board of Directors or other managers of such corporation, partnership, limited liability company or other entity are at the time owned by such Person, or (b) the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person and, in the case of this clause (b), which is treated as a consolidated subsidiary for accounting purposes. The term “Subsidiary” shall not include any Related Corporation, provided that, for the avoidance of doubt, nothing in this sentence shall limit or otherwise affect the treatment of Related Corporations (including with respect to consolidation) for financial reporting purposes under and in accordance with GAAP. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Parent Borrower.

“Subsidiary Borrower Joinder”: a joinder in substantially the form of Exhibit N to the Original Credit Agreement, to be executed by each Subsidiary Borrower designated as such after the Third Amendment Effective Date.

“Subsidiary Borrowers”: each Domestic Subsidiary that is a Wholly Owned Subsidiary and a Restricted Subsidiary that becomes a Borrower after twelve (12) days’ (or such shorter period as may be agreed by the Security Agents) written notice to the Security Agents pursuant to a Subsidiary Borrower Joinder, together with their respective successors and assigns after such Subsidiary Borrower provides all information at least 3 Business Days prior to the date such Domestic Subsidiary is to become a Subsidiary Borrower as may be reasonably requested in writing by the Administrative Agent at least 10 days prior to such Domestic Subsidiary becoming a Subsidiary Borrower in order to comply with applicable “know your customer” requirements established by U.S. regulatory authorities; provided that any Domestic Subsidiary that is a Loan Party as of the Third Amendment Effective Date may become a Subsidiary Borrower on five (5) days’ notice and shall not be required to provide any such information.

“Subsidiary Guarantor”: each Domestic Subsidiary that is a Wholly Owned Subsidiary (other than any Borrower or Excluded Subsidiary) of the Parent Borrower which executes and delivers a Subsidiary Guaranty pursuant to Subsection 7.9 or otherwise, in each case, unless and until such time as the respective Subsidiary Guarantor (a) ceases to constitute a Domestic Subsidiary of the Parent Borrower in accordance with the terms and provisions hereof, (b) is designated an Unrestricted Subsidiary pursuant to the terms of this Agreement or (c) is released from all of its obligations under the Subsidiary Guaranty in accordance with terms and provisions thereof.

“Subsidiary Guaranty”: the guaranty of the Obligations of the Borrowers under the Loan Documents provided pursuant to the Guarantee and Collateral Agreement.

“Successor Borrower”: as defined in Subsection 8.2(a).

“Supermajority Lenders”: Lenders the sum of whose outstanding Commitments (or after the termination thereof, outstanding Individual Lender Exposures) representing more than 66  2⁄3% of the sum of the aggregate amount of the total Commitments less the Commitments of all Defaulting Lenders (or after the termination thereof, the sum of the Individual Lender Exposures of Non-Defaulting Lenders) at such time.

“Swingline Commitment”: the Swingline Lender’s obligation to make Swingline Loans pursuant to Subsection 2.4.

“Swingline Exposure”: at any time the aggregate principal amount at such time of all outstanding Swingline Loans. The Swingline Exposure of any Revolving Credit Lender at any time shall equal its Commitment Percentage of the aggregate Swingline Exposure at such time.

“Swingline Lender”: as defined in the Preamble hereto.

“Swingline Loan Participation Certificate”: a certificate in substantially the form of Exhibit F to the Original Credit Agreement.

“Swingline Loans”: as defined in Subsection 2.4(a).

“Swingline Note”: as defined in Subsection 2.4(b).

“Target Amount”: an amount, when aggregated with all other amounts remaining on deposit in all DDAs and Related Corporation Concentration Accounts (excluding any Loan Party DDAs that are Blocked Accounts, Restricted Bank Accounts and Business Development Amounts) at any time, not exceeding $10,000,000.

“Taxes”: any and all present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority.

“Temporary Cash Investments”: any of the following: (i) any investment in (x) direct obligations of the United States of America, a member state of the European Union or any country in whose currency funds are being held pending their application in the making of an investment or capital expenditure by the Parent Borrower or a Restricted Subsidiary in that country or with such funds, or any agency or instrumentality of any thereof or obligations Guaranteed by the United States of America or a member state of the European Union or any country in whose currency funds are being held pending their application in the making of an investment or capital expenditure by the Parent Borrower or a Restricted Subsidiary in that country or with such funds, or any agency or instrumentality of any of the foregoing, or obligations guaranteed by any of the foregoing or (y) direct obligations of any foreign country recognized by the United States of America rated at least “A” by S&P or “A-1” by Moody’s (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any nationally recognized rating organization), (ii) overnight bank deposits, and investments in time deposit accounts, certificates of deposit, bankers’ acceptances and money market deposits (or, with respect to foreign banks, similar instruments) maturing not more than one year after the date of acquisition thereof issued by (x) any bank or other institutional lender under this Agreement or the Term Loan Facility or any affiliate thereof or (y) a bank or trust company that is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital and surplus aggregating in excess of $250,000,000 (or the foreign currency equivalent thereof) and whose long term debt is rated at least “A” by S&P or “A-1” by Moody’s (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any nationally recognized rating organization) at the time such Investment is made, (iii) repurchase obligations with a term of not more than thirty (30) days for underlying securities or instruments of the types described in clause (i) or (ii) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) Investments in commercial paper, maturing not more than 270 days after the date of acquisition, issued by a Person (other than that of the Parent Borrower or any of its Subsidiaries), with a rating at the time as of which any Investment therein is made of “P-2” (or higher) according to Moody’s or “A-2” (or higher) according to S&P (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any nationally recognized rating organization), (v) Investments in securities maturing not more than one year after the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by S&P or “A” by Moody’s (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any nationally recognized rating organization), (vi) Preferred Stock (other than of the Parent Borrower or any of its Subsidiaries) having a rating of “A” or higher by S&P or “A2” or higher by Moody’s (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any nationally recognized rating organization), (vii) investment funds investing 95.0% of their assets in securities of the type described in clauses (i) through (vi) above (which funds may also hold reasonable amounts of cash pending investment and/or distribution), (viii) any money market deposit accounts issued or offered by a domestic commercial bank or a commercial bank organized and located in a country recognized by the United States of America, in each case, having capital and surplus in excess of $250,000,000 (or the foreign currency equivalent thereof), or investments in money market funds subject to the risk limiting conditions of Rule 2a-7 (or any successor rule) of the SEC under the Investment Company Act of 1940, as amended, and (ix) similar investments approved by the Board of Directors in the ordinary course of business.

“Term Loan Agent”: JPMorgan Chase Bank, N.A., in its capacity as administrative agent and collateral agent under the Term Loan Documents, or any successor administrative agent or collateral agent under the Term Loan Documents.

“Term Loan Credit Agreement”: the Amended and Restated Credit Agreement, dated as of the Third Amendment Effective Date, among the Parent Borrower, the lenders party thereto from time to time and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent thereunder, as such agreement may be amended, supplemented, waived or otherwise modified from time to time or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original administrative agent and lenders or other agents and lenders or otherwise, and whether provided under the original Term Loan Credit Agreement or other credit agreements or otherwise, unless such agreement or instrument expressly provides that it is not intended to be and is not a Term Loan Credit Agreement hereunder). Any reference to the Term Loan Credit Agreement hereunder shall be deemed a reference to any Term Loan Credit Agreement then in existence.

“Term Loan Documents”: the “Loan Documents” as defined in the Term Loan Credit Agreement, as the same may be amended, supplemented, waived or otherwise modified from time to time or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (other than any agreement, document or instrument that expressly provides that it is not intended to be and is not a Term Loan Document).

“Term Loan Facility”: the collective reference to the Term Loan Credit Agreement, any Term Loan Documents, any notes and letters of credit issued pursuant thereto and any guarantee and collateral agreement, patent and trademark security agreement, mortgages, letter of credit applications and other guarantees, pledge agreements, security agreements and collateral documents, and other instruments and documents, executed and delivered pursuant to or in connection with any of the foregoing, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original agent and lenders or other agents and lenders or otherwise, and whether provided under the original Term Loan Credit Agreement or one or more other credit agreements, indentures (including the Senior Notes Indenture) or financing agreements or otherwise, unless such agreement, instrument or document expressly provides that it is not intended to be and is not a Term Loan Facility). Without limiting the generality of the foregoing, the term “Term Loan Facility” shall include any agreement (i) changing the maturity of any Indebtedness incurred thereunder or contemplated thereby, (ii) adding Subsidiaries of the Parent Borrower as additional borrowers or guarantors thereunder, (iii) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder or (iv) otherwise altering the terms and conditions thereof.

“Term Loan Facility Obligations”: obligations of the Parent Borrower and the other Loan Parties from time to time arising under or in respect of the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing during (or would accrue but for) the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Term Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Parent Borrower and the other Loan Parties under the Term Loan Credit Agreement and the other Term Loan Documents.

“Term Loan Priority Collateral”: as defined in the ABL/Term Loan Intercreditor Agreement whether or not the same remains in full force and effect.

“Term Loans”: the loans borrowed under the Term Loan Facility.

“Termination Date”: the date which is the five (5) year anniversary of the Third Amendment Effective Date.

“Third Amendment”: the Third Amendment to ABL Credit Agreement, dated as of the Third Amendment Effective Date, among the Parent Borrower, the Subsidiary Borrowers party thereto, the Lenders party thereto and the Agents party thereto.

“Third Amendment Effective Date”: December 1, 2016.

“Third Amendment Effective Date Existing Indebtedness”: as defined in Subsection 8.13(d).

“Third Party Payor”: any governmental entity, insurance company, health maintenance organization, professional provider organization or similar entity or any other Person (other than a natural person) that is obligated to make payments on any Account.

“Total Leverage Ratio”: as of any date of determination, the ratio (calculated on a Pro Forma Basis) of (a) Financial Covenant Debt of the Parent Borrower and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP minus the amount of cash, Cash Equivalents, and Temporary Cash Investments held by the Parent Borrower and its Restricted Subsidiaries (whether or not such cash is held in a deposit account over which the Administrative Agent has “control”) as at such date to (b) EBITDA of the Parent Borrower and its Restricted Subsidiaries for the four (4) Fiscal Quarters ended on or most recently prior to such date for which financial statements have been delivered pursuant to Subsection 7.1.

“Tranche”: each Tranche of Loans available hereunder, with there being two tranches on the Third Amendment Effective Date; namely, Revolving Credit Loans and Swingline Loans.

“Transaction Documents”: collectively, (i) the 2016 Merger Agreement, (ii) the indenture, dated as of December 1, 2016, among the Parent Borrower and Wilmington Trust, National Association, (iii) the purchase agreement, dated as of November 16, 2016, among the Parent Borrower and the initial purchasers party thereto, (iv) the Third Amendment, (v) the seventh amendment to the Term Loan Credit Agreement and (vi) customary director indemnification agreements.

“Transactions” means, collectively, any or all of the following: (i) the entry into the indenture, dated as of December 1, 2016, among the Parent Borrower and Wilmington Trust, National Association, entry into the purchase agreement, dated as of November 16, 2016, among the Parent Borrower and the initial purchasers party thereto and the issuance of the senior unsecured notes on December 1, 2016, (ii) the entry into the seventh amendment to the Term Loan Facility and the Incurrence of Term Loans thereunder, (iii) the entry into the Third Amendment, (iv) the consummation of the 2016 Mergers, (v) the repayment, refinancing, defeasance and/or redemption of certain Indebtedness of each of Envision

Healthcare Holdings, Inc. and its Subsidiaries and AmSurg in connection with the foregoing and (vi) all other transactions relating to any of the foregoing (including payment of fees and expenses related to any of the foregoing).

“Transferee”: any Participant or Assignee.

“TRICARE”: collectively, a program of medical benefits covering former and active members of the uniformed services and certain of their dependents, financed and administered by the United States Departments of Defense, Health and Human Services and Transportation, which program was formerly known as the Civilian Health and Medical Program of the Uniformed Services (CHAMPUS), and all laws, rules, regulations, manuals, orders and administrative, reimbursement and other guidelines of all Governmental Authorities promulgated in connection with such program (whether or not having the force of law), in each case as the same may be amended, supplemented or otherwise modified from time to time.

“TRICARE Account”: an Account payable pursuant to TRICARE.

“Type”: the type of Loan determined based on the currency in which the same is denominated, and the interest option applicable thereto, with there being multiple Types of Loans hereunder, namely ABR Loans and Eurodollar Loans.

“UCC”: the Uniform Commercial Code as in effect in the State of New York from time to time.

“Underfunding”: the excess of the present value of all accrued benefits under a Plan (based on those assumptions used to fund such Plan), determined as of the most recent annual valuation date, over the value of the assets of such Plan allocable to such accrued benefits.

“Uniform Customs”: the Uniform Customs and Practice for Documentary Credits (2007 Revision), International Chamber of Commerce Publication No. 600, as the same may be amended from time to time.

“United States Person”: any United States person within the meaning of Section 7701(a)(30) of the Code.

“Unpaid Drawing”: drawings on Letters of Credit that have not been reimbursed by the applicable Borrower.

“Unrestricted Cash”: as at any date of determination, without duplication (a) the aggregate amount of cash, Cash Equivalents and Temporary Cash Investments included in the cash accounts that would be listed on the consolidated balance sheet of the Parent Borrower prepared in accordance with GAAP as at such date to the extent such cash is not classified as “restricted” for financial statement purposes (unless so classified solely because of any provision under the Loan Documents or any other agreement or instrument governing other Indebtedness that is subject to the ABL/Term Loan Intercreditor Agreement, the Junior Lien Intercreditor Agreement or any Other Intercreditor Agreement governing the application thereof or because they are subject to a Lien securing the Obligations or other Indebtedness that is subject to the ABL/Term Loan Intercreditor Agreement, the Junior Lien Intercreditor Agreement or any Other Intercreditor Agreement), plus (b) the proceeds from any Incurrence of Indebtedness that is (in the good faith judgment of the Parent Borrower) intended to be used for working capital purposes at the date of determination, plus (c) the Net Proceeds from any Excluded Contribution that are intended (in the good faith judgment of the Parent Borrower) to be used for working capital purposes at the date of determination.

“Unrestricted Government Accounts”: collectively, any and all Accounts (other than Restricted Government Accounts) which (a) represent any government subsidies payable by a Governmental Authority, (b) are Accounts arising from services provided under agreements with the U.S. Department of Health and Human Services, including any pilot program, or (c) any other Account payable by a Governmental Authority approved by the Security Agents in their reasonable discretion.

“Unrestricted Subsidiary”: (i) any Subsidiary of the Parent Borrower designated at any time by the Board of Directors of the Parent Borrower as an Unrestricted Subsidiary hereunder by written notice to the Administrative Agent and (ii) any Subsidiary of an Unrestricted Subsidiary, provided that the Board of Directors of the Parent Borrower shall only be permitted to designate a subsidiary as an Unrestricted Subsidiary so long as:

(a) immediately after such designation, no Event of Default under Subsection 9.1(a) or 9.1(f) shall have occurred and be continuing;

(b) (i) such designation was made at or prior to the Third Amendment Effective Date; or

(ii) the Subsidiary to be so designated has Consolidated Total Assets of $1,000 or less at the time of designation; or

(iii) if such Subsidiary has Consolidated Total Assets greater than $1,000 at the time of designation, then immediately after giving effect to such designation, the Parent Borrower and its Restricted Subsidiaries shall be in compliance, on a Pro Forma Basis, with the covenant set forth in Subsection 8.1, whether or not a Compliance Period is in effect, as demonstrated to the reasonable satisfaction of the Administrative Agent;

(c) no Subsidiary shall be designated as an Unrestricted Subsidiary if such Subsidiary owns (directly or indirectly) any Capital Stock or Indebtedness of, or holds any Liens on any property of, any Borrower or any Restricted Subsidiary that is not a Subsidiary of the Subsidiary to be so designated; and

(d) no Subsidiary may be designated as an Unrestricted Subsidiary if it is a “Restricted Subsidiary” for the purpose of the Term Loan Documents or the Senior Notes Debt Documents.

The designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Parent Borrower therein (and must comply as such with the limitations on Investments under Subsection 8.12) at the date of designation in an amount equal to the net book value of the Parent Borrower’s Investment therein.

The Parent Borrower shall only be permitted to designate an Unrestricted Subsidiary as a Restricted Subsidiary so long as:

(a) immediately after such designation, no Event of Default under Subsection 9.1(a) or 9.1(f) shall have occurred and be continuing; and

(b) immediately after giving effect to such designation, the Parent Borrower and its Restricted Subsidiaries shall be in compliance, on a Pro Forma Basis, with the covenant set forth in Subsection 8.1, whether or not a Compliance Period is in effect, as demonstrated to the reasonable satisfaction of the Administrative Agent.

The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary existing at such time and, in each case, shall be subject to the terms of Subsection 7.9 and Section 8.

“Unsecured Ratio Indebtedness”: unsecured Indebtedness of any Loan Party evidenced by any notes, other debt securities or other indebtedness; provided that immediately after giving effect to each issuance of such Unsecured Ratio Indebtedness, the Total Leverage Ratio is less than or equal to 6.75 to 1:00.

“Unutilized Commitment”: with respect to any Lender at any time, an amount equal to the remainder of (x) such Lender’s Commitment as in effect at such time less (y) such Lender’s Individual Lender Exposure at such time (excluding any Swingline Exposure of such Lender).

“U.S. Tax Compliance Certificate”: as defined in Subsection 4.11(b)(ii)(2).

“Voting Stock”: as to any entity, all classes of Capital Stock of such entity then outstanding and normally entitled to vote in the election of directors to the Board of Directors or all interests in such entity with the ability to control the management or actions of such entity.

“Wholly Owned Subsidiary”: as to any Person, any Subsidiary of such Person of which such Person owns, directly or indirectly through one or more Wholly Owned Subsidiaries, all of the Capital Stock of such Subsidiary other than directors qualifying shares or shares held by nominees.

“Write-Down and Conversion Powers”: with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

1.2 Other Definitional Provisions. Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any Notes, any other Loan Document or any certificate or other document made or delivered pursuant hereto.

(a) As used herein and in any Notes and any other Loan Document, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to the Parent Borrower and its Restricted Subsidiaries not defined in Subsection 1.1 and accounting terms partly defined in Subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

(b) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”

(c) Financial ratios and other financial calculations pursuant to this Agreement, including calculations pursuant to Subsection 8.1 shall, following any transaction described in the definition of “Pro Forma Basis,” be calculated on a Pro Forma Basis until the completion of four (4) full Fiscal Quarters following such transaction (and shall also be subject to clause (d) below to the extent applicable).

(d) For purposes of determining any financial ratio or making any financial calculation for any Fiscal Quarter (or portion thereof) ending prior to the Third Amendment Effective Date (other than the calculation of Consolidated Interest Expense, as and to the extent set forth in the definition thereof), the components of such financial ratio or financial calculation shall be determined on a pro forma basis to give effect to the Transactions as if they had occurred at the beginning of such four quarter period; and each Person that is a Restricted Subsidiary upon giving effect to the Transaction shall be deemed to be a Restricted Subsidiary for purposes of the components of such financial ratio or financial calculation as of the beginning of such four quarter period.

(e) For purposes of this Agreement for periods ending on or prior to the Third Amendment Effective Date, references to the consolidated financial statements of the Parent Borrower shall be to (i) the consolidated financial statements of the consolidated financial statements of the Company with pro forma effect being given to the Transactions (with Subsidiaries of the Company being deemed Subsidiaries of the Parent Borrower (after giving pro forma effect to the Transactions)) or (ii) the consolidated financial statements of any Parent Entity whose financial statements satisfy the Parent Borrower’s reporting obligations under Subsection 7.1, as the context may require.

(f) Any financial ratios required to be maintained pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

(g) Any references in this Agreement to “cash and/or Cash Equivalents,” “cash, Cash Equivalents and/or Temporary Cash Investments” or any similar combination of the foregoing shall be construed as not double counting cash or any other applicable amount which would otherwise be duplicated therein.

(h) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(i) The Borrowing Base shall be calculated without duplication, including without duplication of any reserves, items that are otherwise addressed or excluded through eligibility criteria or items that are factored into the calculation of collection rates or collection percentages.

(j) All determinations of the Security Agents under the Loan Documents shall be made jointly by the Security Agents; provided that, in the event that the Security Agents cannot agree on any matter to be determined by the Security Agents, the determination shall be made by the individual Security Agent asserting the more conservative credit judgment, providing a notice to a Borrower requiring additional information, requesting to take an action for the benefit of the Lenders or declining to permit the requested action for which consent is being sought by a Borrower, as applicable.

(k) For purposes of this Agreement references to the consolidated financial statements of the Parent Borrower shall be deemed to include the consolidated financial statements of any Parent Entity whose financial statements satisfy the Parent Borrower’s reporting obligations under Subsection 7.1, as the context may require.

1.3 Effect of Restatement. This Agreement shall amend and restate the Original Credit Agreement in its entirety, with the parties to the Third Amendment hereby agreeing that there is no novation of the Original Credit Agreement and from and after the effectiveness of this Agreement, the rights and obligations of the parties under the Original Credit Agreement shall be subsumed and governed by this Agreement. From and after the effectiveness of this Agreement, the Obligations and Letters of Credit under the Original Credit Agreement shall continue as Obligations and Letters of Credit under this Agreement and the Loan Documents until otherwise paid in accordance with the terms hereof. Without limiting the generality of the foregoing, the Security Documents and the grant of Liens on all of the Collateral described therein do and shall continue to secure the payment of all Obligations (as defined in the Guarantee and Collateral Agreement) of the Loan Parties under the Loan Documents, in each case, as amended by this Agreement.

SECTION 2

Amount and Terms of Commitments

2.1 Commitments.

(a) Subject to and upon the terms and conditions set forth herein, each Lender severally agrees to make, at any time and from time to time on or after the Third Amendment Effective Date and prior to the Termination Date, a Revolving Credit Loan or Revolving Credit Loans to any Borrower, which Revolving Credit Loans:

(i) shall be denominated in Dollars;

(ii) shall, at the option of the applicable Borrower, be incurred and maintained as, and/or converted into, ABR Loans or Eurodollar Loans, provided that except as otherwise specifically provided in Subsections 4.9 and 4.10, all Revolving Credit Loans comprising the same Borrowing shall at all times be of the same Type;

(iii) may be repaid and reborrowed in accordance with the provisions hereof;

(iv) shall not be made (and shall not be required to be made) by any Lender to the extent the incurrence thereof (after giving effect to the use of the proceeds thereof on the date of the incurrence thereof to repay any amounts theretofore outstanding pursuant to this Agreement) would cause the Individual Lender Exposure of such Lender to exceed the amount of its Commitment at such time; and

(v) shall not be made (and shall not be required to be made) by any Lender to the extent the incurrence thereof (after giving effect to the use of the proceeds thereof on the date of the incurrence thereof to repay any amounts theretofore outstanding pursuant to this Agreement) would cause the Aggregate Lender Exposure to exceed the lesser of (A) the total Commitments as then in effect and (B) the Borrowing Base at such time (based on the Borrowing Base Certificate last delivered).

(b) Notwithstanding anything to the contrary in Subsection 2.1(a) or elsewhere in this Agreement, the Security Agents shall have the right to establish Availability Reserves in such amounts, and with respect to such matters, as the Security Agents in their Permitted Discretion shall deem necessary or appropriate, against the Borrowing Base including reserves with respect to (i) sums that the Borrowers are or will be required to pay (such as taxes (including payroll and sales taxes), assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases)

and have not yet paid and (ii) amounts owing by the Borrowers or, without duplication, their respective Restricted Subsidiaries to any Person to the extent secured by a Lien on, or trust over, any of the ABL Priority Collateral, which Lien or trust, in the Permitted Discretion of the Security Agents is capable of ranking senior in priority to or pari passu with one or more of the Liens in the ABL Priority Collateral granted in the Security Documents (such as Liens or trusts in favor of landlords, warehousemen, carriers, mechanics, materialmen, laborers, or suppliers, or Liens or trusts for ad valorem, excise, sales, or other taxes where given priority under applicable law) in and to such item of the ABL Priority Collateral; provided that (x) with respect to any Availability Reserve (other than any Designated Hedging Reserves or Cash Management Reserves), the Security Agents shall have provided the applicable Borrower reasonable advance notice of any such establishment and (y) (i) the imposition of any Designated Hedging Reserve or Cash Management Reserve shall be immediately effective upon the Parent Borrower notifying the Security Agents in writing of the imposition of any such Designated Hedging Reserve or Cash Management Reserve in accordance with Subsection 11.22 and (ii) any adjustment in any Designated Hedging Reserve or Cash Management Reserve contemplated by the respective definitions thereof shall be immediately effective upon the notification to the Security Agents; and provided, further, that the Security Agents may only establish an Availability Reserve after the Third Amendment Effective Date based on an event, condition or other circumstance arising after the Third Amendment Effective Date or based on facts not known to the Security Agents as of the Third Amendment Effective Date. The amount of any Availability Reserve shall have a reasonable relationship to the event, condition or other matter that is the basis for the Availability Reserve. Upon delivery of such notice, the Security Agents shall be available to discuss any proposed Availability Reserve, and the Borrowers may take such action as may be required so that the event, condition or matter that is the basis for such Availability Reserve or increase no longer exists, in a manner and to the extent reasonably satisfactory to the Security Agents in the exercise of its Permitted Discretion. In no event shall such notice and opportunity limit the right of the Security Agents to establish such Availability Reserve, unless the Security Agents shall have determined in their Permitted Discretion that the event, condition or other matter that is the basis for such new Availability Reserve no longer exists or has otherwise been adequately addressed by the applicable Borrower. In the event that the event, condition or other matter giving rise to the establishment of any Availability Reserve shall cease to exist (unless there is a reasonable prospect that such event, condition or other matter will occur again within a reasonable period of time thereafter), the Availability Reserve established pursuant to such event, condition or other matter, shall be discontinued. Notwithstanding anything herein to the contrary, Availability Reserves shall not duplicate (i) eligibility criteria contained in the definition of “Eligible Accounts” or “Eligible Inventory” and vice versa, (ii) reserves or criteria deducted in computing the value of Eligible Inventory (based on cost and quantity) and vice versa, or (iii) collection rate or collection percentages contained in the definition of “AMR Accounts Historical Collection Analysis,” “EmCare Projected Collection Analysis,” “EmCare Projected Collection Rate for 0-180 Days,” “EmCare Projected Collection Rate for 180-360 Days,” “AMR Self-Pay Accounts Collection Rate” and vice versa (it being understood that, notwithstanding this Subclause 2.1(b) (iii), the Security Agents shall not be restricted in their ability to establish a reserve in their Permitted Discretion related to collection rates or collection percentages used in determining eligibility).

(c) In the event the Borrowers are unable to comply with (i) the borrowing base limitations set forth in Subsection 2.1(a) or (ii) the conditions precedent to the making of Revolving Credit Loans or the issuance of Letters of Credit set forth in Section 6, the Lenders authorize the Administrative Agent (at the direction of the Security Agents), for the account of the Lenders, to make Revolving Credit Loans to the Borrowers, which may only be made as ABR Loans (each, an “Agent Advance”) for a period commencing on the date the Administrative Agent first receives a notice of Borrowing requesting an Agent Advance until the earliest of (i) the 30th Business Day after such date, (ii) the date the respective Borrowers or Borrower are again able to comply with the Borrowing Base limitations and the conditions precedent to the making of Revolving Credit Loans and issuance of Letters of Credit, or obtains an amendment or waiver with respect thereto and (iii) the date the Required Lenders instruct the Administrative

Agent to cease making Agent Advances (in each case, the “Agent Advance Period”). The Administrative Agent shall not make any Agent Advance to the extent that at such time the amount of such Agent Advance (A) when added to the aggregate outstanding amount of all other Agent Advances made to the Borrowers at such time, would exceed 5.0% of the Borrowing Base at such time (based on the Borrowing Base Certificate last delivered) or (B) when added to the Aggregate Lender Exposure as then in effect (immediately prior to the incurrence of such Agent Advance), would exceed the total Commitments at such time. It is understood and agreed that, subject to the requirements set forth above, Agent Advances may be made by the Administrative Agent in the discretion of the Security Agents to the extent the Security Agents deems such Agent Advances necessary or desirable (x) to preserve and protect the applicable Collateral, or any portion thereof, (y) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other obligations of the Loan Parties hereunder and under the other Loan Documents or (z) to pay any other amount chargeable to or required to be paid by the Borrowers pursuant to the terms of this Agreement, including payments of reimbursable expenses and other sums payable under the Loan Documents, and that the Borrowers shall have no right to require that any Agent Advances be made.

(d) Each Borrower agrees that, upon the request to the Administrative Agent by any Revolving Credit Lender made on or prior to the Third Amendment Effective Date or in connection with any assignment pursuant to Subsection 11.6(b), in order to evidence such Lender’s Revolving Credit Loans, such Borrower will execute and deliver to such Lender a promissory note substantially in the form of Exhibit A-1 to the Original Credit Agreement (each, as amended, supplemented, replaced or otherwise modified from time to time, a “Revolving Credit Note”), with appropriate insertions as to payee, date and principal amount, payable to such Lender and in a principal amount equal to the aggregate unpaid principal amount of all Revolving Credit Loans made by such Revolving Credit Lender to such Borrower. Each Revolving Credit Note shall (i) be dated the Third Amendment Effective Date, (ii) be stated to mature on the Termination Date and (iii) provide for the payment of interest in accordance with Subsection 4.1.

2.2 Procedure for Revolving Credit Borrowing. Each of the Borrowers may borrow under the Commitments during the Commitment Period on any Business Day, provided that the Borrower Representative shall give the Administrative Agent irrevocable (in the case of any notice except notice with respect to the initial Extension of Credit hereunder, which shall be irrevocable after the funding) notice (which notice must be received by the Administrative Agent prior to (a) 1:00 P.M., New York City time, at least three Business Days (or such later time as may be agreed by the Administrative Agent in its reasonable discretion) prior to the requested Borrowing Date, if all or any part of the requested Revolving Credit Loans are to be initially Eurodollar Loans or (b) noon, New York City time (or such later time as may be agreed by the Administrative Agent in its reasonable discretion), on the requested Borrowing Date, for ABR Loans) specifying (i) the identity of a Borrower, (ii) the amount to be borrowed, (iii) the requested Borrowing Date, (iv) whether the borrowing is to be of Eurodollar Loans, ABR Loans or a combination thereof and (v) if the borrowing is to be entirely or partly of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Periods therefor. Each borrowing shall be in an amount equal to (x) in the case of ABR Loans, except any ABR Loan to be used solely to pay a like amount of outstanding Reimbursement Obligations or Swingline Loans, in multiples of $1,000,000 (or, if the Commitments then available (as calculated in accordance with Subsection 2.1(a)) are less than $1,000,000, such lesser amount) and (y) in the case of Eurodollar Loans, $1,000,000, or a whole multiple of $500,000 in excess thereof. Upon receipt of any such notice from the Borrower Representative the Administrative Agent shall promptly notify each applicable Revolving Credit Lender thereof. Subject to the satisfaction of the conditions precedent specified in Subsection 6.2, each applicable Revolving Credit Lender will make the amount of its pro rata share of each borrowing of Revolving Credit Loans available to the Administrative Agent for the account of the Borrower identified in such notice at the office of the Administrative Agent specified in Subsection 11.2 prior to noon (or (i) 9:00 A.M., in the case of a borrowing hereunder on the Third Amendment Effective Date (other than a borrowing of

ABR Loans for which notice is provided on the Third Amendment Effective Date or (ii) 3:00 P.M. in the case of a borrowing of ABR Loans on same day notice), New York City time, or at such other office of the Administrative Agent or at such other time as to which the Administrative Agent shall notify such Borrower reasonably in advance of the Borrowing Date with respect thereto, on the Borrowing Date requested by such Borrower and in funds immediately available to the Administrative Agent.

2.3 Termination or Reduction of Commitments. The Parent Borrower (on behalf of itself and each other applicable Borrower) shall have the right, upon not less than three Business Days’ (or such later time as may be agreed by the Administrative Agent in its reasonable discretion) notice to the Administrative Agent (who will promptly notify the Lenders), to terminate the Commitments, or, from time to time, to reduce the amount of the Commitments; provided that no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans and Swingline Loans made on the effective date thereof, the aggregate principal amount of the Revolving Credit Loans and Swingline Loans then outstanding, when added to the sum of the then outstanding L/C Obligations, would exceed the Commitments then in effect and provided, further, that any such notice of termination delivered by the Parent Borrower may state that such notice is conditioned upon the occurrence or non-occurrence of any event specified therein (including the effectiveness of other credit facilities), in which case such notice may be revoked by the Parent Borrower (by written notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any such reduction shall be in an amount equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and shall reduce permanently the applicable Commitments then in effect.

2.4 Swingline Commitments.

(a) Subject to the terms and conditions hereof, the Swingline Lender agrees to make Swingline loans (individually, a “Swingline Loan”; collectively, the “Swingline Loans”) to any of the Borrowers from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding not to exceed $50,000,000 (or such greater amount that does not exceed $75,000,000 as may be agreed by the Swingline Lender in its sole discretion from time to time); provided that at no time may the sum of the then outstanding Swingline Loans, Revolving Credit Loans and L/C Obligations exceed the lesser of (1) the Commitments then in effect and (2) the Borrowing Base then in effect (based on the most recent Borrowing Base Certificate). Swingline Loans shall be made in minimum amounts of $1,000,000 and integral multiples of $500,000 above such amount. Amounts borrowed by any Borrower under this Subsection 2.4 may be repaid and, through but excluding the Termination Date, reborrowed. All Swingline Loans made to any Borrower shall be made in Dollars as ABR Loans, and shall not be entitled to be converted into Eurodollar Loans. The Borrower Representative (on behalf of itself or any other Borrower as the case may be), shall give the Swingline Lender irrevocable notice (which notice must be received by the Swingline Lender prior to 12:00 P.M., New York City time, on the requested Borrowing Date) specifying (1) the identity of a Borrower, (2) the amount of the requested Swingline Loan and (3) that the Borrowing is to be of ABR Loans. The proceeds of the Swingline Loans will be made available by the Swingline Lender to the Borrower identified in such notice at an office of the Swingline Lender by crediting the account of such Borrower at such office with such proceeds in Dollars.

(b) Each of the Borrowers agrees that, upon the request to the Administrative Agent by the Swingline Lender made on or prior to the Third Amendment Effective Date or in connection with any assignment pursuant to Subsection 11.6(b), in order to evidence the Swingline Loans such Borrower will execute and deliver to the Swingline Lender a promissory note substantially in the form of Exhibit A-2 to the Original Credit Agreement, with appropriate insertions (as the same may be amended, supplemented, replaced or otherwise modified from time to time, the “Swingline Note”), payable to the Swingline Lender and representing the obligation of such Borrower to pay the amount of the Swingline Commitment or, if less, the unpaid principal amount of the Swingline Loans made to such Borrower, with interest thereon as prescribed in Subsection 4.1. The Swingline Note shall (i) be dated the Third Amendment Effective Date, (ii) be stated to mature on the Termination Date and (iii) provide for the payment of interest in accordance with Subsection 4.1.

(c) The Swingline Lender, at any time in its sole and absolute discretion may, and, at any time as there shall be a Swingline Loan outstanding for more than seven (7) Business Days, the Swingline Lender shall, on behalf of the Borrower to which the Swingline Loan has been made (which hereby irrevocably directs and authorizes such Swingline Lender to act on its behalf), request (provided that such request shall be deemed to have been automatically made upon the occurrence of an Event of Default under Subsection 9.1(f)) each Lender, including the Swingline Lender, to make a Revolving Credit Loan as an ABR Loan in an amount equal to such Lender’s Commitment Percentage of the principal amount of all Swingline Loans made in Dollars (each, a “Mandatory Revolving Credit Loan Borrowing”) in an amount equal to such Lender’s Commitment Percentage of the principal amount of all of the Swingline Loans (collectively, the “Refunded Swingline Loans”) outstanding on the date such notice is given; provided that the provisions of this Subsection 2.4 shall not affect the obligations of any Borrower to prepay Swingline Loans in accordance with the provisions of Subsection 4.4(c). Unless the Commitments shall have expired or terminated (in which event the procedures of clause (d) of this Subsection 2.4 shall apply), each Lender hereby agrees to make the proceeds of its Revolving Credit Loan (including any Eurodollar Loan) available to the Administrative Agent for the account of the Swingline Lender at the office of the Administrative Agent prior to 11:00 A.M., New York City time, in funds immediately available on the Business Day next succeeding the date such notice is given notwithstanding (i) that the amount of the Mandatory Revolving Credit Loan Borrowing may not comply with the minimum amount for Revolving Credit Loans otherwise required hereunder, (ii) whether any conditions specified in Section 6 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) the date of such Mandatory Revolving Credit Loan Borrowing and (v) the amount of the Commitment of such, or any other, Lender at such time. The proceeds of such Revolving Credit Loans (including without limitation, any Eurodollar Loan) shall be immediately applied to repay the Refunded Swingline Loans.

(d) If the Commitments shall expire or terminate at any time while Swingline Loans are outstanding, each Lender shall, at the option of the Swingline Lender, exercised reasonably, either (i) notwithstanding the expiration or termination of the Commitments, make a Loan as an ABR Loan (which Revolving Credit Loan shall be deemed a “Revolving Credit Loan” for all purposes of this Agreement and the other Loan Documents) or (ii) purchase an undivided participating interest in such Swingline Loans, in either case in an amount equal to such Lender’s Commitment Percentage determined on the date of, and immediately prior to, expiration or termination of the Commitments of the aggregate principal amount of such Swingline Loans; provided that in the event that any Mandatory Revolving Credit Loan Borrowing cannot for any reason be made on the date otherwise required above (including as a result of the commencement of a proceeding under any domestic or foreign bankruptcy, reorganization, dissolution, insolvency, receivership, administration or liquidation or similar law with respect to any Borrower), then each Lender hereby agrees that it shall forthwith purchase (as of the date the Mandatory Revolving Credit Loan Borrowing would otherwise have occurred, but adjusted for any payments received from such Borrower on or after such date and prior to such purchase) from the Swingline Lender such participations in such outstanding Swingline Loans as shall be necessary to cause such Lenders to share in such Swingline Loans ratably based upon their respective Commitment Percentages, provided, further, that (x) all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective participation is required to be purchased and, to the extent attributable to the purchased participation, shall be payable to the participant from and after such date and (y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Lender shall be required to pay the Swingline Lender interest on the principal amount of the participation purchased for each day from and including the day upon which the Mandatory Revolving Credit Loan Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the rate otherwise applicable to Revolving Credit Loans made as ABR Loans. Each Lender will make the proceeds of any Revolving Credit Loan made pursuant to the immediately preceding sentence available to the Administrative Agent for the account of the Swingline Lender at the office of the Administrative Agent prior to 11:00 A.M., New York City time, in Dollars in funds immediately available on the Business Day next succeeding the date on which the Commitments expire or terminate. The proceeds of such Revolving Credit Loans shall be immediately applied to repay the Swingline Loans outstanding on the date of termination or expiration of the Commitments. In the event that the Lenders purchase undivided participating interests pursuant to the first sentence of this clause (d), each Lender shall immediately transfer to the Swingline Lender, in Dollars in immediately available funds, the amount of its participation and upon receipt thereof the Swingline Lender will deliver to such Lender a Swingline Loan Participation Certificate dated the date of receipt of such funds and in such amount.

(e) Whenever, at any time after the Swingline Lender has received from any Lender such Lender’s participating interest in a Swingline Loan, the Swingline Lender receives any payment on account thereof (whether directly from a Borrower or otherwise, including proceeds of Collateral applied thereto by the Swingline Lender), or any payment of interest on account thereof, the Swingline Lender will, if such payment is received prior to 11:00 A.M., New York City time, on a Business Day, distribute to such Lender its pro rata share thereof prior to the end of such Business Day and otherwise, the Swingline Lender will distribute such payment on the next succeeding Business Day (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participating interest was outstanding and funded); provided, however, that in the event that such payment received by the Swingline Lender is required to be returned, such Lender will return to the Swingline Lender any portion thereof previously distributed by the Swingline Lender to it.

(f) Each Lender’s obligation to make the Revolving Credit Loans and to purchase participating interests with respect to Swingline Loans in accordance with Subsections 2.4(c) and 2.4(d) shall be absolute and unconditional and shall not be affected by any circumstance, including without limitation (i) any set-off, counterclaim, recoupment, defense or other right that such Lender or any of the Borrowers may have against the Swingline Lender, any of the Borrowers or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default; (iii) any adverse change in condition (financial or otherwise) of any of the Borrowers; (iv) any breach of this Agreement or any other Loan Document by any of the Borrowers, any other Loan Party or any other Lender; (v) any inability of any of the Borrowers to satisfy the conditions precedent to borrowing set forth in this Agreement on the date upon which such Revolving Credit Loan is to be made or participating interest is to be purchased or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

2.5 Repayment of Loans.

(a) Each Borrower hereby unconditionally promises to pay to the Administrative Agent in Dollars for the account of: (i) each Lender the then unpaid principal amount of each Revolving Credit Loan of such Lender made to such Borrower, on the Termination Date (or such earlier date on which the Revolving Credit Loans become due and payable pursuant to Section 9); and (ii) the Swingline Lender, the then unpaid principal amount of the Swingline Loans made to such Borrower, on the Termination Date (or such earlier date on which the Swingline Loans become due and payable pursuant to Section 9). Each Borrower hereby further agrees to pay interest (which payments shall be in Dollars) on the unpaid principal amount of such Loans from time to time outstanding from the Third Amendment Effective Date until payment in full thereof at the rates per annum, and on the dates, set forth in Subsection 4.1.

(b) Each Lender (including the Swingline Lender) shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of each of the Borrowers to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

(c) The Administrative Agent shall maintain the Register pursuant to Subsection 11.6(b), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder, the Type thereof, the Borrowers to which such Loan is made, each Interest Period, if any, applicable thereto and whether such Loans are Revolving Credit Loans or Swingline Loans, (ii) the amount of any principal or interest due and payable or to become due and payable from each of the Borrowers to each applicable Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from each of the Borrowers and each applicable Lender’s share thereof.

(d) The entries made in the Register and the accounts of each Lender maintained pursuant to Subsection 2.5(c) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of each of the Borrowers therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of any Borrower to repay (with applicable interest) the Loans made to such Borrower by such Lender in accordance with the terms of this Agreement.

2.6 Incremental Facility.

(a) So long as no Specified Default exists or would arise therefrom, the Borrowers shall have the right, at any time and from time to time after the Third Amendment Effective Date, to request (i) an increase of the aggregate amount of the then outstanding Commitments (the “Incremental Revolving Commitments”) or (ii) one or more term loans (the “Incremental ABL Term Loans” and together with the Incremental Revolving Commitments, collectively, the “Incremental Facilities” and each, an “Incremental Facility”). Notwithstanding anything to contrary herein, the principal amount of any Incremental ABL Term Loans or Incremental Revolving Commitments shall not exceed the Available Incremental Amount at such time. The Parent Borrower may seek to obtain Incremental Revolving Commitments or Incremental ABL Term Loans from existing Lenders or other Persons, as applicable (each an “Incremental Facility Increase,” and each Person extending, or Lender extending, Incremental Revolving Commitments or Incremental ABL Term Loans, an “Additional Lender”), provided, however, that (i) no Lender shall be obligated to provide an Incremental Facility Increase as a result of any such request by the Borrowers, and (ii) any Additional Lender which is not an existing Lender shall be subject to the approval of, the Administrative Agent, the Swingline Lender, each Issuing Lender and the Borrowers (each such approval not to be unreasonably withheld, conditioned or delayed). Each Incremental Facility Increase shall be in a minimum aggregate amount of at least $15,000,000 and in integral multiples of $5,000,000 in excess thereof. Any Incremental Facility Increase may be denominated in Dollars.

(b) (i) Any Incremental ABL Term Loans (A) may not be guaranteed by any Subsidiaries of the Parent Borrower other than the Guarantors and shall rank pari passu (or, at the option of the Parent Borrower, junior) in right of (x) priority with respect to the Collateral and (y) payment with respect to the Obligations in respect of the Commitments and any existing Incremental ABL Term Loans, (B) shall be part of, and count against, the Borrowing Base, (C) shall not have a final maturity that is earlier than the Termination Date, (D) shall not amortize at a rate greater than 1.0% per annum, (E) for purposes of prepayments, shall be treated no more favorably than the Loans, (F) may not be secured by any Collateral or other assets of any Loan Party that do not also secure the Loans and (G) shall otherwise be on terms as are reasonably satisfactory to the Administrative Agent.

(ii) Any Incremental Revolving Commitments (A) shall be guaranteed by the Guarantors (and by no other Subsidiary) and shall rank pari passu in right of (x) priority with respect to the

Collateral and (y) payment with respect to the Obligations in respect of the Commitments in effect prior to the Incremental Revolving Commitment Effective Date and shall not be secured by any assets of any Loan Party that do not secure Obligations in respect of the Commitments in effect prior to the Incremental Revolving Commitment Effective Date and (B) shall be on terms and pursuant to the documentation applicable to the existing Commitments; provided that the Applicable Margin relating to the Incremental Revolving Commitments may exceed the Applicable Margin relating to the Commitments in effect prior to the Incremental Revolving Commitment Effective Date so long as the Applicable Margins relating to all Revolving Credit Loans shall be adjusted to be equal to the Applicable Margin payable to the Lenders providing such Incremental Revolving Commitments.

(iii) The Incremental Facilities may be in the form of a separate “first-in, last out” tranche (the “FILO Tranche”) with a separate borrowing base against the ABL Priority Collateral and interest rate margins in each case to be agreed upon (which, for the avoidance of doubt, shall not require any adjustment to the Applicable Margin of other Loans pursuant to clause (ii) above) among the Parent Borrower, the Administrative Agent and the Lenders providing the FILO Tranche so long as (1) any loans under the FILO Tranche may not be guaranteed by any Subsidiaries of the Parent Borrower other than the Guarantors and shall rank pari passu (or, at the option of the Parent Borrower, junior) in right of priority with respect to the Collateral; (2) if the FILO Tranche availability exceeds $0, any Extension of Credit under the Revolving Credit Facility thereafter requested shall be made under the FILO Tranche until the FILO Tranche availability no longer exceeds $0; (3) as between (x) the Revolving Credit Facility (other than the FILO Tranche), the Incremental ABL Term Loans (unless otherwise agreed in writing between the Administrative Agent and any Additional ABL Agent) and the Designated Hedging Agreements and Designated Cash Management Agreements and (y) the FILO Tranche, all proceeds from the liquidation or other realization of the Collateral (including ABL Priority Collateral) shall be applied, first to obligations owing under, or with respect to, the Revolving Credit Facility (other than the FILO Tranche), the Incremental ABL Term Loans (unless otherwise agreed in writing between the Administrative Agent and any Additional ABL Agent) and such Designated Hedging Agreements and Designated Cash Management Agreements and second to the FILO Tranche; (4) no Borrower may prepay Revolving Credit Loans under the FILO Tranche or terminate or reduce the commitments in respect thereof at any time that other Loans and/or Reimbursement Obligations (unless cash collateralized or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent) or Incremental ABL Term Loans (unless otherwise agreed in writing between the Administrative Agent and any Additional ABL Agent) are outstanding; (5) the Required Lenders (calculated as including Lenders under the Incremental Facilities and the FILO Tranche) shall, subject to the terms of the ABL/Term Loan Intercreditor Agreement, control exercise of remedies in respect of the Collateral and (6) no changes affecting the priority status of the Revolving Credit Facility (other than the FILO Tranche) or the Incremental ABL Term Loans (unless otherwise agreed in writing between the Administrative Agent and any Additional ABL Agent) vis-à-vis the FILO Tranche may be made without the consent of the Required Lenders under the Revolving Credit Facility, other than such changes which affect only the FILO Tranche, or only the Incremental ABL Term Loans, as the case may be.

(c) No Incremental Facility Increase shall become effective unless and until each of the following conditions have been satisfied:

(i) The Borrowers, the Administrative Agent, and any Additional Lender shall have executed and delivered a joinder to the Loan Documents (“Lender Joinder Agreement”) in substantially the form of Exhibit L to the Original Credit Agreement;

(ii) The Borrowers shall have paid such fees and other compensation to the Additional Lenders and to the Administrative Agent as the applicable Borrowers, the Administrative Agent and such Additional Lenders shall agree;

(iii) The applicable Borrowers shall deliver to the Administrative Agent and the Lenders an opinion or opinions, in form and substance reasonably satisfactory to the Administrative Agent from counsel to the applicable Borrowers reasonably satisfactory to the Administrative Agent and dated such date;

(iv) A Revolving Credit Note (to the extent requested) will be issued at the applicable Borrowers’ expense, to each such Additional Lender, to be in conformity with requirements of Subsection 2.1(d) (with appropriate modification) to the extent necessary to reflect the new Commitment of each Additional Lender;

(v) The Parent Borrower shall deliver a certificate certifying that (A) the representations and warranties made by the Parent Borrower and its Restricted Subsidiaries contained herein and in the other Loan Documents are true and correct in all material respects on and as of the Incremental Facility Closing Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and (B) no Specified Default has occurred and is continuing; and

(vi) The applicable Borrowers and Additional Lenders shall have delivered such other instruments, documents and agreements as the Administrative Agent may reasonably have requested in order to effectuate the documentation of the foregoing.

(d) (i) In the case of any Incremental Facility Increase constituting Incremental Revolving Commitments, the Administrative Agent shall promptly notify each Lender as to the effectiveness of such Incremental Facility Increase (with each date of such effectiveness being referred to herein as an “Incremental Revolving Commitment Effective Date”), and at such time (i) the Commitments under, and for all purposes of, this Agreement shall be increased by the aggregate amount of such Incremental Revolving Commitments, (ii) Schedule A shall be deemed modified, without further action, to reflect the revised Commitments and Commitment Percentages of the Lenders and (iii) this Agreement shall be deemed amended, without further action, to the extent necessary to reflect any such Incremental Revolving Commitments.

(ii) In the case of any Incremental Facility Increase, the Administrative Agent, the Additional Lenders and the Borrowers agree to enter into any amendment required to incorporate the addition of the Incremental Revolving Commitments and the Incremental ABL Term Loans, the pricing of the Incremental Revolving Commitments and the Incremental ABL Term Loans, the maturity date of the Incremental Revolving Commitments and the Incremental ABL Term Loans and such other amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrowers in connection therewith. The Lenders hereby irrevocably authorize the Administrative Agent to enter into such amendments.

(e) In connection with the Incremental Facility Increases hereunder, the Lenders and the Borrowers agree that, notwithstanding anything to the contrary in this Agreement, (i) the applicable Borrowers shall, in coordination with the Administrative Agent, (x) repay applicable outstanding Revolving Credit Loans of certain Lenders, and obtain applicable Revolving Credit Loans from certain other Lenders (including the Additional Lenders), or (y) take such other actions as reasonably may be required by the Administrative Agent to the extent necessary so that the Lenders effectively participate in each of the outstanding Revolving Credit Loans, as applicable, pro rata on the basis of their Commitment Percentages (determined after giving effect to any increase in the Commitments pursuant to this Subsection 2.6), and (ii) the applicable Borrowers shall pay to the Lenders any costs of the type referred to in Subsection 4.12 in connection with any repayment and/or Revolving Credit Loans required pursuant to the preceding clause (i). Without limiting the obligations of the Borrowers provided for in this Subsection 2.6, the Administrative Agent and the Lenders agree that they will use commercially reasonable efforts to attempt to minimize the costs of the type referred to in Subsection 4.12 which the Borrowers would otherwise incur in connection with the implementation of an increase in the Commitments.

2.7 Refinancing Amendments.

(a) So long as no Specified Default exists or would arise therefrom, at any time after the Third Amendment Effective Date, the Borrowers may obtain, from any Lender, any Additional Lender or any other Person, Credit Agreement Refinancing Indebtedness in respect of the Facility (which for purposes of this clause (a) will be deemed to include any then outstanding (w) Other ABL Term Loans, (x) Incremental ABL Term Loans, (y) Other Revolving Credit Loans and (z) Loans provided against the Incremental Revolving Commitments, but will exclude the commitments in respect of the FILO Tranche unless (1) the Loans comprising the FILO Tranche are the only Loans outstanding and (2) the Commitments for the Revolving Credit Facility (excluding the FILO Tranche) have been terminated) in the form of (i) one or more Other ABL Term Loans or Other ABL Term Commitments, (ii) one or more Other Revolving Credit Loans or Other Revolving Credit Commitments, or (iii) in the case of the FILO Tranche, a new “first-in, last-out” tranche, as the case may be, in each case pursuant to a Refinancing Amendment. Each Tranche of Credit Agreement Refinancing Indebtedness incurred under this Subsection 2.7 shall be in an aggregate principal amount that is (x) not less than $15,000,000 in the case of Other ABL Term Loans or Other Revolving Credit Loans and (y) an integral multiple of $5,000,000 in excess thereof.

(b) The effectiveness of any Refinancing Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Subsection 6.2(a) and 6.2(b) and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of legal opinions in form and substance reasonably satisfactory to the Administrative Agent from counsel to the applicable Borrowers reasonably satisfactory to the Administrative Agent. Any Refinancing Amendment may provide for the issuance of Letters of Credit for the account of the Borrowers, or the provision to the Borrowers of Swingline Loans, pursuant to any Other Revolving Credit Commitments established thereby, in each case on terms substantially equivalent to the terms applicable to Letters of Credit and Swingline Loans under the Commitments.

(c) The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment. Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Credit Agreement Refinancing Indebtedness incurred pursuant thereto (including any amendments necessary to treat the Loans and Commitments subject thereto as Other ABL Term Loans, Other Revolving Credit Loans, Other Revolving Credit Commitments and/or Other ABL Term Commitments). The Lenders hereby irrevocably authorize the Administrative Agent to enter into any Refinancing Amendment to effect such amendments to this Agreement and the other Loan Documents and such technical amendments as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower Representative, to effect the provisions of this Subsection 2.7. In addition, if so provided in the relevant Refinancing Amendment and with the consent of each Issuing Lender, participations in Letters of Credit expiring on or after the Termination Date shall be partially or entirely reallocated from Lenders holding Commitments to Lenders holding extended revolving commitments in accordance with the terms of such Refinancing Amendment; provided, however, that such participation interests shall, upon receipt thereof by the relevant Lenders holding Commitments, be deemed to be participation interests in respect of such Commitments and the terms of such participation interests (including, without limitation, the commission applicable thereto) shall be adjusted accordingly.

2.8 Extension of Commitments.

(a) Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Borrowers to all Revolving Credit Lenders of Commitments, with a like maturity date, or all lenders with ABL Term Loans, with a like maturity date, in each case on a pro rata basis (based on the aggregate outstanding principal amount of the applicable Commitments or ABL Term Loans, as applicable) and on the same terms to each such Lender, the Borrowers are hereby permitted to consummate from time to time transactions with individual Lenders that accept the terms contained in such Extension Offers to extend the maturity date of each such Lender’s Commitments or ABL Term Loans, as applicable, and otherwise modify the terms of such Commitments or ABL Term Loans pursuant to the terms of the relevant Extension Offer (including, without limitation, by increasing the interest rate or fees payable in respect of such Commitments (and related outstandings) or ABL Term Loans) (each, an “Extension,” and each group of Commitments or ABL Term Loans, as applicable, as so extended, as well as the original Commitments or ABL Term Loans (not so extended), as applicable, being a “tranche”; any Extended Revolving Commitments shall constitute a separate tranche of Commitments from the tranche of Commitments from which they were converted and any Extended ABL Term Loans shall constitute a separate tranche of ABL Term Loans from the tranche of ABL Term Loans from which they were converted), so long as the following terms are satisfied: (i) no Specified Default shall have occurred and be continuing at the time the offering document in respect of an Extension Offer is delivered to the Lenders, (ii) except as to interest rates, fees and final maturity (which shall be determined by the Borrowers and set forth in the relevant Extension Offer), (x) the Commitment of any Revolving Credit Lender that agrees to an extension with respect to such Commitment (an “Extending Revolving Credit Lender”) extended pursuant to an Extension (an “Extended Revolving Commitment”), and the related outstandings, shall be a Commitment (or related outstandings, as the case may be) with the same terms as the original Commitments (and related outstandings) and (y) the ABL Term Loans of any Lender that agrees to an extension with respect to such ABL Term Loans (an “Extending ABL Term Lender” and together with any Extending Revolving Credit Lender, if any, collectively, “Extending Lenders”) pursuant to an Extension (“Extended ABL Term Loans”) shall have the same terms as the original ABL Term Loans; provided that (x) subject to the provisions of Section 3 and Subsection 2.4 to the extent dealing with Letters of Credit and Swingline Loans which mature or expire after a maturity date when there exist Extended Revolving Commitments with a longer maturity date, all Letters of Credit and Swingline Loans shall be participated in on a pro rata basis by all Lenders with Commitments in accordance with their Commitment Percentage of the Commitments and all borrowings under Commitments and repayments thereunder shall be made on a pro rata basis (except for (A) payments of interest and fees at different rates on Extended Revolving Commitments (and related outstandings) and (B) repayments required upon the maturity date of the non-extending Commitments) and (y) at no time shall there be Commitments hereunder (including Extended Revolving Commitments and any original Commitments) which have more than two different maturity dates, unless otherwise agreed by the Administrative Agent and the Borrowers (including agreements as to additional administrative fees to be paid by the Borrowers), and (iii) any applicable Minimum Extension Condition shall be satisfied unless waived by the Borrowers.

(b) With respect to all Extensions consummated by the Borrowers pursuant to this Subsection 2.8, (i) such Extensions shall not constitute optional or mandatory payments or prepayments for purposes of Subsection 4.4 and (ii) no Extension Offer is required to be in any minimum amount or any minimum increment, provided that the Borrowers may at their election specify as a condition (a “Minimum Extension Condition”) to consummating any such Extension that a minimum amount (to be determined and specified in the relevant Extension Offer in the Borrowers’ sole discretion and which may be waived by the Borrowers) of Commitments or ABL Term Loans, as applicable, of any or all applicable tranches be extended. The Administrative Agent and the Lenders hereby consent to the transactions contemplated by this Subsection 2.8 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Revolving Commitments or Extended ABL Term Loans, as applicable, on such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement (including, without limitation, Subsections 4.4 and 4.8) or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Subsection 2.8.

(c) No consent of any Lender or the Administrative Agent shall be required to effectuate any Extension, other than (A) the consent of each Lender agreeing to such Extension with respect to its Commitments or ABL Term Loans (or a portion thereof) and (B) with respect to any Extension of the Commitments, the consent of each Issuing Lender and the Swingline Lender, which consent shall not be unreasonably withheld, conditioned or delayed. All Extended Revolving Commitments and Extended ABL Term Loans and all obligations in respect thereof shall be Obligations under this Agreement and the other Loan Documents that are secured by the Collateral on a pari passu basis with all other applicable Obligations under this Agreement and the other Loan Documents. The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents with the Borrowers as may be necessary in order to establish new tranches or sub-tranches in respect of Commitments or ABL Term Loans so extended, permit the repayment of non-extending Loans on the Termination Date and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrowers in connection therewith, in each case on terms consistent with this Subsection 2.8.

(d) In connection with any Extension, the Borrowers shall provide the Administrative Agent at least five (5) Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures (including, without limitation, regarding timing, rounding and other adjustments and to ensure reasonable administrative management of the credit facilities hereunder after such Extension), if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Subsection 2.8. The Parent Borrower may amend, revoke or replace an Extension Offer pursuant to procedures reasonably acceptable to the Administrative Agent at any time prior to the date (the “Extension Offer Deadline”) on which Lenders under the applicable tranche or tranches are requested to respond to the Extension Offer. Any Lender may revoke its offer to participate in the Extension (an “Extension Election”) at any time prior to 5:00 p.m. on the date that is two (2) Business Days prior to the Extension Offer Deadline, at which point the Extension Election becomes irrevocable (unless otherwise agreed by the Borrower). The revocation of an Extension Election prior to the Extension Offer Deadline shall not prejudice any Lender’s right to submit a new Extension Election prior to the Extension Offer Deadline.

(e) Following any Extension, with the consent of the Parent Borrower, any Non-Extending Lender may elect to have all or a portion of its existing Commitments or ABL Term Loans deemed to be an Extended Revolving Commitment or Extended ABL Term Loan, as applicable under the applicable extended tranche on any date (each date a “Designation Date”) prior to the maturity date or termination date, as applicable, of such extended tranche; provided that (i) such Lender shall have provided written notice to the Parent Borrower and the Administrative Agent at least ten (10) Business Days prior to such Designation Date (or such shorter period as the Administrative Agent may agree in its reasonable discretion) and (ii) no more than three (3) Designation Dates may occur in any one-year period without the written consent of the Administrative Agent. Following a Designation Date, the existing Commitments or ABL Term Loans, as applicable, held by such Lender so elected to be extended will be deemed to be an Extended Revolving Commitment or Extended ABL Term Loan, as applicable, and any existing Commitments or ABL Term Loans, as applicable, held by such Lender not elected to be extended, if any, shall continue to be existing Commitments or ABL Term Loans, as applicable.

SECTION 3

Letters of Credit

3.1 L/C Commitment.

(a) Subject to the terms and conditions hereof, each Issuing Lender, in reliance on the agreements of the other Revolving Credit Lenders set forth in Subsection 3.4(a), agrees to continue under this Agreement for the account of the Borrowers the Existing Letters of Credit issued by it and to issue letters of credit (the letters of credit issued on and after the Third Amendment Effective Date pursuant to this Section 3, together with the Existing Letters of Credit, collectively, the “Letters of Credit”) for the account of the applicable Borrower or (if required by the applicable Issuing Lender, so long as the Borrower Representative, on account of the Borrowers, is a co-applicant and jointly and severally liable thereunder) any Subsidiary or any Related Corporation on any Business Day during the Commitment Period but in no event later than the fifth (5th) day prior to the Termination Date in such form as may be approved from time to time by the Issuing Lender; provided that no Letter of Credit shall be issued if, after giving effect to such issuance, (i) the aggregate Extensions of Credit to the Borrowers would exceed the applicable limitations set forth in Subsection 2.1, (ii) the L/C Obligations in respect of Letters of Credit would exceed $300,000,000 or (iii) the Aggregate Outstanding Credit of all the Revolving Credit Lenders would exceed the Commitments of all the Revolving Credit Lenders then in effect; provided, further, that no Issuing Lender shall be required to (but may, in its sole discretion) issue, renew, amend or extend any Letter of Credit if (x) after giving effect thereto, the aggregate L/C Obligations in respect of Letters of Credit issued by such Issuing Lender would exceed such Issuing Lender’s Letter of Credit Sublimit or (y) in the case of Barclays and Deutsche Bank AG New York Branch, such Letter of Credit is a Commercial L/C.

(b) Each Letter of Credit shall be denominated in Dollars and shall be either (i) a standby letter of credit issued to support obligations of the Parent Borrower or any of its Restricted Subsidiaries, or any Related Corporation, contingent or otherwise, which finance or otherwise arise in connection with the working capital and business needs of the Parent Borrower, its Restricted Subsidiaries or any Related Corporation, and for general corporate purposes, of the Parent Borrower, any of its Restricted Subsidiaries or any Related Corporation (a “Standby Letter of Credit”), or (ii) a commercial letter of credit in respect of the purchase of goods or services by the Parent Borrower, any of its Restricted Subsidiaries or any Related Corporation (a “Commercial L/C”), and unless otherwise agreed by the applicable Issuing Lender and, in the case of clause (B) below, the Administrative Agent, expire no later than the earlier of (A) one year after its date of issuance and (B) the fifth (5th) Business Day prior to the Termination Date; provided that, notwithstanding any extension of the Termination Date pursuant to Subsection 2.8, unless otherwise agreed, no Issuing Lender shall be obligated to issue a Letter of Credit that expires beyond the non-extended Termination Date.

(c) Notwithstanding anything to the contrary in Subsection 3.1(b), if the Borrower Representative so requests in any L/C Request, the applicable Issuing Lender may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an “Auto-Renewal L/C”); provided that any such Auto-Renewal L/C must permit the applicable Issuing Lender to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the applicable Issuing Lender, the applicable Borrower shall not be required to make a specific request to such Issuing Lender for any such renewal. Once an Auto-Renewal L/C has been issued, the Lenders shall be deemed to have authorized (but may not require) the applicable Issuing Lender to permit the renewal of such Letter of Credit at any time to an extended expiry date not later than the earlier of (i)

one year from the date of such renewal and (ii) the fifth (5th) Business Day prior to the Termination Date; provided that such Issuing Lender shall not permit any such renewal if (x) such Issuing Lender has determined that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of Subsection 3.2(c) or otherwise), or (y) it has received notice on or before the day that is two Business Days before the date which has been agreed upon pursuant to the proviso of the first sentence of this clause (c), (1) from the Administrative Agent that any Lender directly affected thereby has elected not to permit such renewal or (2) from the Administrative Agent, any Lender or Borrower that one or more of the applicable conditions specified in Section 6 are not then satisfied, or that the issuance of such Letter of Credit would violate Subsection 3.1.

(d) Each Letter of Credit issued by an Issuing Lender shall be deemed to constitute a utilization of the Commitments, and shall be participated in (as more fully described in the following Subsection 3.4) by the Lenders in accordance with their respective Commitment Percentages. All Letters of Credit issued hereunder shall be denominated in Dollars and shall be issued for the account of the applicable Borrower or (if required by the applicable Issuing Lender, so long as the Borrower Representative, on behalf of the Borrowers, is a co-applicant and jointly and severally liable thereunder) any Subsidiary or any Related Corporation.

(e) Unless otherwise agreed by the applicable Issuing Lender and the Parent Borrower, each Letter of Credit shall be governed by, and shall be construed in accordance with, the laws of the State of New York, and to the extent not prohibited by such laws, the ISP shall apply to each standby Letter of Credit and the Uniform Customs shall apply to each Commercial L/C. The ISP shall not in any event apply to this Agreement.

3.2 Procedure for Issuance of Letters of Credit.

(a) The Borrower Representative may, from time to time during the Commitment Period but in no event later than the 30th day prior to the Termination Date, request that an Issuing Lender issue a Letter of Credit by delivering to such Issuing Lender and the Administrative Agent at its address for notices specified herein, an L/C Request therefor in the form of Exhibit J to the Original Credit Agreement (completed to the reasonable satisfaction of such Issuing Lender), and such other certificates, documents and other papers and information as such Issuing Lender may reasonably request. Upon receipt of any L/C Request, such Issuing Lender will process such L/C Request and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall an Issuing Lender be required, unless otherwise agreed to by such Issuing Lender, to issue any Letter of Credit earlier than five (5) Business Days after its receipt of the L/C Request therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by such Issuing Lender and the Borrower Representative. The applicable Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower Representative promptly following the issuance thereof. No Issuing Lender shall amend, cancel or waive presentation of any Letter of Credit, or replace any lost, mutilated or destroyed Letter of Credit, without the prior written consent of the Borrower Representative. Upon the issuance of any Letter of Credit or amendment, renewal, extension or modification to a Letter of Credit, the applicable Issuing Lender shall promptly notify the Administrative Agent, who shall promptly notify each Lender, thereof, which notice shall be accompanied by a copy of such Letter of Credit or amendment, renewal, extension or modification to a Letter of Credit and the amount of such Lender’s respective participation in such Letter of Credit pursuant to Subsection 3.4. If the applicable Issuing Lender is not the same person as the Administrative Agent, on the first Business Day of each calendar month, such Issuing Lender shall provide to the Administrative Agent a report listing all outstanding Letters of Credit and the amounts and beneficiaries thereof and the Administrative Agent shall promptly provide such report to each Lender.

(b) The making of each request for a Letter of Credit by the Borrower Representative shall be deemed to be a representation and warranty by the Borrower Representative that such Letter of Credit may be issued in accordance with, and will not violate the requirements of, Subsection 3.1. Unless the respective Issuing Lender has received notice from the Required Lenders before it issues a Letter of Credit that one or more of the applicable conditions specified in Section 6 are not then satisfied, or that the issuance of such Letter of Credit would violate Subsection 3.1, then such Issuing Lender may issue the requested Letter of Credit for the account of the applicable Borrower, Subsidiary or Related Corporation in accordance with such Issuing Lender’s usual and customary practices.

(c) No Issuing Lender shall be under any obligation to issue any Letter of Credit if

(i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Lender from issuing such Letter of Credit, or any Requirement of Law applicable to such Issuing Lender or any request or directive (whether or not having the force of law) from any banking regulatory authority with jurisdiction over such Issuing Lender shall prohibit the issuance of letters of credit generally; or

(ii) the issuance of such Letter of Credit would violate one or more existing (as of the Third Amendment Effective Date) policies of such Issuing Lender consistently applied by such Issuing Lender to borrowers generally.

3.3 Fees, Commissions and Other Charges.

(a) Each Borrower agrees to pay to the Administrative Agent a letter of credit commission with respect to each Letter of Credit issued by such Issuing Lender on its behalf, computed for the period from and including the date of issuance of such Letter of Credit through to the expiration date of such Letter of Credit, computed at a rate per annum equal to the Applicable Margin then in effect for Eurodollar Loans calculated based upon the actual number of days elapsed over a 360-day year, of the aggregate amount available to be drawn under such Letter of Credit, payable quarterly in arrears on each L/C Fee Payment Date with respect to such Letter of Credit and on the Termination Date or such earlier date as the Commitments shall terminate as provided herein. Such commission shall be payable to the Administrative Agent for the account of the applicable Revolving Credit Lenders to be shared ratably among them in accordance with their respective Commitment Percentages. Each Borrower shall pay to the relevant Issuing Lender with respect to each Letter of Credit a fee equal to 1/8 of 1.0% per annum of the aggregate amount available to be drawn under such Letter of Credit or such other amounts as may be agreed by such Borrower and such Issuing Lender, payable quarterly in arrears on each L/C Fee Payment Date with respect to such Letter of Credit and on the Termination Date or such other date as the Commitments shall terminate calculated based upon the actual number of days elapsed over a 360-day year. Such commissions and fees shall be nonrefundable. Such fees and commissions shall be payable in Dollars.

(b) In addition to the foregoing commissions and fees, each Borrower agrees to pay amounts necessary to reimburse the applicable Issuing Lender for such normal and customary costs and expenses as are incurred or charged by such Issuing Lender in issuing, effecting payment under, amending or otherwise administering any Letter of Credit issued by such Issuing Lender within ten (10) days after demand therefor.

(c) The Administrative Agent shall, promptly following any receipt thereof, distribute to the applicable Issuing Lender and the applicable Lenders all commissions and fees received by the Administrative Agent for their respective accounts pursuant to this Subsection 3.3.

3.4 L/C Participations.

(a) By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Lender or the Lenders, each Issuing Lender hereby irrevocably grants to each Lender, and each Lender hereby acquires from such Issuing Lender, a participation in such Letter of Credit equal to such Lender’s Commitment Percentage of the aggregate amount available to be drawn under such Letter of Credit. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, or expiration, termination or cash collateralization of any Letter of Credit and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. All calculations of the Lenders’ Commitment Percentages shall be made from time to time by the Administrative Agent, which calculations shall be conclusive absent manifest error.

(b) If the Borrowers fail to reimburse the applicable Issuing Lender on the due date as provided in Subsection 3.5, such Issuing Lender shall notify the Administrative Agent and the Administrative Agent shall notify each Lender of the applicable L/C Disbursement, the payment then due from the Borrowers in respect thereof and such Lender’s Commitment Percentage thereof. Each Lender shall pay by wire transfer of immediately available funds to the Administrative Agent not later than 2:00 P.M., New York City time, on such date (or, if such Lender shall have received such notice later than 12:00 P.M., New York City time, on any day, not later than 11:00 A.M., New York City time, on the next succeeding Business Day), an amount equal to such Lender’s Commitment Percentage of the unreimbursed L/C Disbursement in the same manner as provided in Subsection 2.2 with respect to Loans made by such Lender, and the Administrative Agent will promptly pay to the applicable Issuing Lender the amounts so received by it from the Lenders. The Administrative Agent will promptly pay to the applicable Issuing Lender any amounts received by it from the Borrowers pursuant to the above clause (a) prior to the time that any Lender makes any payment pursuant to the preceding sentence and any such amounts received by the Administrative Agent from the Borrowers thereafter will be promptly remitted by the Administrative Agent to the Lender that shall have made such payments and to such Issuing Lender, as appropriate.

(c) If any Lender shall not have made its Commitment Percentage of such L/C Disbursement available to the Administrative Agent as provided above, each of such Lender and the Borrowers severally agrees to pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with the foregoing to but excluding the date such amount is paid, to the Administrative Agent for the account of the applicable Issuing Lender at (i) in the case of Borrower, the rate per annum set forth in Subsection 3.5(b) and (ii) in the case of such Lender, at a rate determined by the Administrative Agent in accordance with banking industry rules or practices on interbank compensation.

3.5 Reimbursement Obligation of the Borrowers.

(a) Each Issuing Lender shall promptly notify the Borrower Representative of any presentation of a draft under any Letter of Credit. Each Borrower hereby agrees to reimburse each Issuing Lender, upon receipt by the Borrower Representative of notice from the applicable Issuing Lender of the date and amount of a draft presented under any Letter of Credit issued on its behalf and paid by such Issuing Lender (an “L/C Disbursement”), for the amount of such draft so paid and any taxes, fees, charges or other costs or expenses reasonably incurred by such Issuing Lender in connection with such payment. Each such payment shall be made to the applicable Issuing Lender, at its address for notices specified herein, in Dollars in immediately available funds, no later than 3:00 P.M., New York City time, on the date which is one (1) Business Day (or, if the Facility is fully drawn on such date and the applicable Borrower does not have sufficient cash on hand to make such payment, two (2) Business Days) after the date on which the Borrower Representative receives such notice, if received prior to 11:00 A.M., New York City Time, on a Business Day and otherwise, no later than 3:00 P.M., New York City time, on the next succeeding Business Day; provided that the Borrowers may, subject to the conditions to borrowing set forth herein, request in accordance with Subsection 2.2 that such payment be financed with ABR Loans or Swingline Loans in an equivalent amount and, to the extent so financed, the Borrowers’ obligation to make such payment shall be discharged and replaced by the resulting ABR Loans or Swingline Loans.

(b) Interest shall be payable on any and all amounts remaining unpaid by the Borrowers under this Subsection 3.5(b) from the date the draft presented under the affected Letter of Credit is paid to the date on which the applicable Borrower is required to pay such amounts pursuant to clause (a) above at the rate which would then be payable on any outstanding ABR Loans that are Revolving Credit Loans and (ii) thereafter until payment in full at the rate which would be payable on any outstanding ABR Loans that are Revolving Credit Loans which were then overdue.

3.6 Obligations Absolute. The Reimbursement Obligations of Borrowers as provided in Subsection 3.5 shall be absolute, unconditional and irrevocable, and shall be paid and performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein; (ii) any draft or other document presented under a Letter of Credit being proved to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iii) payment by any Issuing Lender under a Letter of Credit against presentation of a draft or other document that fails to comply with the terms of such Letter of Credit; (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 3, constitute a legal or equitable discharge of, or provide a right of setoff against, the obligations of any Borrower hereunder; (v) the fact that a Default shall have occurred and be continuing; or (vi) any material adverse change in the business, property, results of operations, prospects or condition, financial or otherwise, of the Parent Borrower and its Restricted Subsidiaries. None of the Agents, the Lenders, the Issuing Lenders or any of their affiliates shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Lenders; provided that the foregoing shall not be construed to excuse any Issuing Lender from liability to the Borrowers to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable Requirements of Law) suffered by the Borrowers that are caused by such Issuing Lender’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the applicable Issuing Lender (as finally determined by a court of competent jurisdiction), such Issuing Lender shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable Issuing Lender may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

3.7 L/C Disbursements. The applicable Issuing Lender shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Such Issuing Lender shall promptly give written notice to the Administrative Agent and the Borrower Representative of such demand for payment and whether such Issuing Lender has made or will make an L/C Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve Borrower of its Reimbursement Obligation to such Issuing Lender and the Lenders with respect to any such L/C Disbursement (other than with respect to the timing of such Reimbursement Obligation set forth in Subsection 3.5).

3.8 L/C Request. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any L/C Request or other application or agreement submitted by any Borrower, any Subsidiary or any Related Corporation to, or entered into by any Borrower, any Subsidiary or any Related Corporation with, any Issuing Lender relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

3.9 Cash Collateralization. If the maturity of the Loans has been accelerated, the Borrowers shall then deposit on terms and in accounts satisfactory to the Security Agents, in the name of the Collateral Agent and for the benefit of the Revolving Credit Lenders, an amount in cash equal to the L/C Obligations as of such date plus any accrued and unpaid interest thereon. Funds so deposited shall be applied by the Administrative Agent to reimburse the applicable Issuing Lender for L/C Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be applied to satisfy other Obligations of the Borrowers under this Agreement.

3.10 Additional Issuing Lenders. The Borrower Representative may, at any time and from time to time with the consent of the Administrative Agent (which consent shall not be unreasonably withheld, conditioned or delayed) and such Lender, designate one or more additional Lenders to act as an issuing lender under the terms of this Agreement. Any Lender designated as an issuing lender pursuant to this Subsection 3.10 shall be deemed to be an “Issuing Lender” (in addition to being a Lender) in respect of Letters of Credit issued or to be issued by such Lender, and, with respect to such Letters of Credit, such term shall thereafter apply to the other Issuing Lender or Issuing Lenders and such Lender. The Administrative Agent shall notify the Lenders of any such additional Issuing Lender. If at any time there is more than one Issuing Lender hereunder, the Borrower Representative may, in its discretion, select which Issuing Lender is to issue any particular Letter of Credit.

3.11 Resignation or Removal of the Issuing Lender. Any Issuing Lender may resign as Issuing Lender hereunder at any time upon at least thirty (30) days’ prior notice to the Lenders, the Administrative Agent and the Borrower Representative. Any Issuing Lender may be replaced at any time by written agreement among the Borrower Representative, each Agent, the replaced Issuing Lender and the successor Issuing Lender. The Administrative Agent shall notify the Lenders of any such resignation or replacement of an Issuing Lender. At the time any such resignation of an Issuing Lender shall become effective, the Borrowers shall pay all unpaid fees accrued for the account of the retiring Issuing Lender pursuant to Subsection 3.3. From and after the effective date of any such resignation or replacement, (i) the successor Issuing Lender shall have all the rights and obligations of an Issuing Lender under this Agreement with respect to Letters of Credit to be issued by it thereafter and (ii) references herein to the term “Issuing Lender” shall be deemed to refer to such successor or to any previous Issuing Lender, or to such successor and all previous Issuing Lenders, as the context shall require. After the resignation or replacement of an Issuing Lender, the retiring or replaced Issuing Lender shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Lender under this Agreement with respect to Letters of Credit issued by it prior to such resignation or replacement, but shall not be required to issue additional Letters of Credit.

SECTION 4

General Provisions Applicable to Loans and Letters of Credit

4.1 Interest Rates and Payment Dates.

(a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Adjusted LIBOR Rate determined for such day plus the Applicable Margin in effect for such day.

(b) Each ABR Loan shall bear interest for each day that it is outstanding at a rate per annum equal to the Alternate Base Rate in effect for such day plus the Applicable Margin in effect for such day.

(c) If all or a portion of (i) the principal amount of any Loan, (ii) any interest payable thereon or (iii) any commitment fee, letter of credit commission, letter of credit fee or other amount payable hereunder shall not be paid when due (whether at the Stated Maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is (x) in the case of overdue principal, the rate that would otherwise be applicable thereto pursuant to the relevant foregoing provisions of this Subsection 4.1 plus 2.00%, (y) in the case of overdue interest, the rate that would be otherwise applicable to principal of the related Loan pursuant to the relevant foregoing provisions of this Subsection 4.1 (other than clause (x) above) plus 2.00% and (z) in the case of, fees, commissions or other amounts, the rate described in clause (b) of this Subsection 4.1 for ABR Loans that are Revolving Credit Loans accruing interest at the Alternate Base Rate plus 2.00%, in each case from the date of such nonpayment until such amount is paid in full (as well after as before any judgment relating thereto).

(d) Interest shall be payable by in arrears on each Interest Payment Date, provided that interest accruing pursuant to clause (c) of this Subsection 4.1 shall be payable from time to time on demand.

(e) It is the intention of the parties hereto to comply strictly with applicable usury laws; accordingly, it is stipulated and agreed that the aggregate of all amounts which constitute interest under applicable usury laws, whether contracted for, charged, taken, reserved, or received, in connection with the indebtedness evidenced by this Agreement or any Notes, or any other document relating or referring hereto or thereto, now or hereafter existing, shall never exceed under any circumstance whatsoever the maximum amount of interest allowed by applicable usury laws.

4.2 Conversion and Continuation Options.

(a) Subject to its obligations pursuant to Subsection 4.12(c), the applicable Borrowers may elect from time to time to convert outstanding Revolving Credit Loans from Eurodollar Loans to ABR Loans by the Borrower Representative giving the Administrative Agent irrevocable notice of such election prior to 1:00 P.M., New York City time two Business Days prior to such election (or such shorter period as may be agreed by the Administrative Agent in its reasonable discretion). The Borrowers may elect from time to time to convert outstanding Revolving Credit Loans from ABR Loans to Eurodollar Loans by the Borrower Representative giving the Administrative Agent irrevocable notice of such election prior to 1:00 P.M., New York City time at least three (3) Business Days prior to such election (or such shorter period as may be agreed by the Administrative Agent in its reasonable discretion). Any such notice of conversion to Eurodollar Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Administrative Agent shall promptly notify each affected Lender thereof. All or any part of outstanding Eurodollar Loans or ABR Loans may be converted as provided herein, provided that (i) (unless the Required Lenders otherwise consent) no Loan may be converted into a Eurodollar Loan when any Default or Event of Default has occurred and is continuing and, in the case of any Default (other than any Default under Subsection 9.1(f)), the Administrative Agent has given notice to the Parent Borrower that no such conversions may be made and (ii) no Loan may be converted into a Eurodollar Loan after the date that is one month prior to the Termination Date.

(b) Any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower Representative giving notice to the Administrative Agent of the length of the next Interest Period to be applicable to such Loan, determined in accordance with the applicable provisions of the term “Interest Period” set forth in Subsection 1.1, provided that no Eurodollar Loan may be continued as such (i) (unless the Required Lenders otherwise consent) when any Default or Event of Default has occurred and is continuing and, in the case of any Default (other than any Default under Subsection 9.1(f)), the Administrative Agent has given notice to the Borrower Representative that no such continuations may be made or (ii) after the date that is one month prior to the applicable Termination Date, and provided, further, that if the Borrower Representative shall fail to give any required notice as described above in this clause (b) or if such continuation is not permitted pursuant to the preceding proviso such Eurodollar Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice of continuation pursuant to this Subsection 4.2(b), the Administrative Agent shall promptly notify each affected Lender thereof.

4.3 Minimum Amounts; Maximum Sets. All borrowings, conversions and continuations of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Set shall be equal to $1,000,000 or a whole multiple of $500,000 in excess thereof and so that there shall not be more than 15 Sets at any one time outstanding.

4.4 Optional and Mandatory Prepayments.

(a) The Borrowers may at any time and from time to time prepay the Loans, in whole or in part, subject to Subsection 4.12, without premium or penalty, upon notice by the Borrower Representative to the Administrative Agent prior to 1:00 P.M., New York City time at least three (3) Business Days (or such shorter period as may be agreed by the Administrative Agent in its reasonable discretion) prior to the date of prepayment (in the case of Eurodollar Loans), prior to 12:00 P.M., New York City time at least one Business Day (or such shorter period as may be agreed by the Administrative Agent in its reasonable discretion) prior to the date of prepayment (in the case of ABR Loans other than Swingline Loans) or same-day notice by the Borrower Representative to the Administrative Agent (in the case of (x) Swingline Loans and (y) Reimbursement Obligations outstanding in Dollars). Such notice shall be irrevocable except as provided in Subsection 4.4(g). Such notice shall specify, in the case of any prepayment of Loans, the date and amount of prepayment and whether the prepayment is (i) of Revolving Credit Loans or Swingline Loans, or a combination thereof, and (ii) of Eurodollar Loans or ABR Loans, or a combination thereof, and, in each case if a combination thereof, the principal amount allocable to each. Any such notice may state that such notice is conditioned upon the occurrence or non-occurrence of any event specified therein (including the effectiveness of other credit facilities), in which case such notice may be revoked by the Borrower (by written notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Upon the receipt of any such notice the Administrative Agent shall promptly notify each affected Lender thereof. If any such notice is given, the amount specified in such notice shall (subject to Subsection 4.4(g)) be due and payable on the date specified therein, together with (if a Eurodollar Loan is prepaid other than at the end of the Interest Period applicable thereto) any amounts payable pursuant to Subsection 4.12, the Revolving Credit Loans and the Reimbursement Obligations pursuant to this Section shall (unless the Parent Borrower otherwise directs) be applied, first, to payment of the Swingline Loans then outstanding, and second, to payment of the Revolving

Credit Loans then outstanding, and third, to payment of any Reimbursement Obligations then outstanding. Partial prepayments pursuant to this Subsection 4.4(a) shall be in multiples of $1,000,000, as applicable, provided that, notwithstanding the foregoing, any Loan may be prepaid in its entirety.

(b) On any day (other than during an Agent Advance Period) on which the Aggregate Lender Exposure or the unpaid balance of Extensions of Credit to, or for the account of, the Borrowers exceeds the Borrowing Base (based on the Borrowing Base Certificate last delivered) or the total Commitments at such time, the Borrowers shall prepay on such day the principal of outstanding Revolving Credit Loans in an amount equal to such excess. If, after giving effect to the prepayment of all outstanding Revolving Credit Loans, the aggregate amount of the L/C Obligations exceeds the Borrowing Base at such time (based on the Borrowing Base Certificate last delivered), the Borrowers shall pay to the Administrative Agent on such day an amount of cash and/or Cash Equivalents equal to the amount of such excess (up to a maximum amount equal to such L/C Obligations at such time), such cash and/or Cash Equivalents to be held as security for all obligations of the Borrowers to the Issuing Lenders and the Revolving Credit Lenders hereunder in a cash collateral account to be established by, and under the sole dominion and control of, the Administrative Agent.

(c) The Borrowers shall prepay all Swingline Loans then outstanding simultaneously with each borrowing by them of Revolving Credit Loans.

(d) Prepayments pursuant to Subsection 4.4(b) shall be applied, first, to prepay Swingline Loans then outstanding, second, to prepay Revolving Credit Loans then outstanding, third, to pay any Reimbursement Obligations then outstanding and, last, to cash collateralize all L/C Obligations on terms reasonably satisfactory to the Administrative Agent.

(e) For avoidance of doubt, the Commitments shall not be correspondingly reduced by the amount of any prepayments of Revolving Credit Loans, payments of Reimbursement Obligations and cash collateralizations of L/C Obligations, in each case, made under Subsections 4.4(b).

(f) Notwithstanding the foregoing provisions of this Subsection 4.4, if at any time any prepayment of the Loans pursuant to Subsection 4.4(a) or 4.4(b) would result, after giving effect to the procedures set forth in this Agreement, in any Borrower incurring breakage costs under Subsection 4.12 as a result of Eurodollar Loans being prepaid other than on the last day of an Interest Period with respect thereto, then, the relevant Borrower may, so long as no Default or Event of Default shall have occurred and be continuing, in its sole discretion, initially (i) deposit a portion (up to 100.0%) of the amounts that otherwise would have been paid in respect of such Eurodollar Loans with the Administrative Agent (which deposit must be equal in amount to the amount of such Eurodollar Loans not immediately prepaid), to be held as security for the obligations of such Borrowers to make such prepayment pursuant to a cash collateral agreement to be entered into on terms reasonably satisfactory to the Administrative Agent with such cash collateral to be directly applied upon the first occurrence thereafter of the last day of an Interest Period with respect to such Eurodollar Loans (or such earlier date or dates as shall be requested by such Borrower) or (ii) make a prepayment of the Revolving Credit Loans in accordance with Subsection 4.4(a) with an amount equal to a portion (up to 100.0%) of the amounts that otherwise would have been paid in respect of such Eurodollar Loans (which prepayment, together with any deposits pursuant to clause (i) above, must be equal in amount to the amount of such Eurodollar Loans not immediately prepaid); provided that, notwithstanding anything in this Agreement to the contrary, none of the Borrowers may request any Extension of Credit under the Commitments that would reduce Excess Availability to an amount that is less than the amount of such prepayment until the related portion of such Eurodollar Loans have been prepaid upon the first occurrence thereafter of the last day of an Interest Period with respect to such Eurodollar Loans; provided that, in the case of either clause (i) or (ii) above, such unpaid Eurodollar Loans shall continue to bear interest in accordance with Subsection 4.1 until such unpaid Eurodollar Loans or the related portion of such Eurodollar Loans, as the case may be, have or has been prepaid.

(g) If a notice of prepayment in connection with a repayment of all outstanding Loans is given in connection with a conditional notice of termination of Commitments as contemplated by Subsection 2.3, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Subsection 2.3.

(h) Notwithstanding anything to the contrary herein, this Subsection 4.4 may be amended (and the Lenders hereby irrevocably authorize the Administrative Agent to enter into any such amendments) to the extent necessary to reflect differing amounts payable, and priorities of payments, to Lenders participating in any new classes or tranches of loans added pursuant to Subsections 2.6, 2.7 and 2.8, as applicable.

4.5 Commitment Fees; Administrative Agent’s Fee; Other Fees.

(a) Each Borrower agrees to pay to the Administrative Agent, for the account of each Lender, a commitment fee for the period from and including the first day of the Commitment Period to the Termination Date, computed at the Applicable Commitment Fee Rate on the average daily amount of the Unutilized Commitment of such Revolving Credit Lender during the period for which payment is made, payable quarterly in arrears on the last Business Day of each March, June, September and December and on the Termination Date or such earlier date as the Commitments shall terminate as provided herein, commencing on the first such date to occur after the Third Amendment Effective Date.

(b) Each Borrower agrees to pay to the Administrative Agent the fees set forth in the fourth paragraph under the heading “ABL Facilities Fees” of the Fee Letter.

4.6 Computation of Interest and Fees.

(a) Interest (other than interest based on the Prime Rate) shall be calculated on the basis of a 360-day year for the actual days elapsed; and commitment fees and interest based on the Prime Rate shall be calculated on the basis of a 365 day year (or 366-day year, as the case may be) for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Parent Borrower and the affected Lenders of each determination of an Adjusted LIBOR Rate. Any change in the interest rate on a Loan resulting from a change in the Alternate Base Rate or the Statutory Reserves shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Parent Borrower and the affected Lenders of the effective date and the amount of each such change in interest rate.

(b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on each of the Borrowers and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower Representative or any Lender, deliver to the Borrower Representative or such Lender a statement showing in reasonable detail the calculations used by the Administrative Agent in determining any interest rate pursuant to Subsection 4.1.

4.7 Inability to Determine Interest Rate. If prior to the first day of any Interest Period, the Administrative Agent shall have determined (which determination shall be conclusive and binding upon each of the Borrowers) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Adjusted LIBOR Rate with respect to any Eurodollar Loan for such Interest Period (the “Affected Eurodollar Rate”), the Administrative Agent shall give telecopy or telephonic notice thereof to the Parent Borrower and the Lenders as soon as practicable thereafter. If such notice is given (a) any Eurodollar Loans the rate of interest applicable to which is based on the Affected Eurodollar Rate requested to be made on the first day of such Interest Period shall be made as ABR Loans and (b) any Loans that were to have been converted on the first day of such Interest Period to or continued as Eurodollar Loans the rate of interest applicable to which is based upon the Affected Eurodollar Rate shall be converted to or continued as ABR Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans the rate of interest applicable to which is based upon the Affected Eurodollar Rate shall be made or continued as such, nor shall any of the Borrowers have the right to convert ABR Loans to Eurodollar Loans the rate of interest applicable to which is based upon the Affected Eurodollar Rate.

4.8 Pro Rata Treatment and Payments.

(a) Except as expressly otherwise provided herein, each borrowing of Revolving Credit Loans (other than Swingline Loans) by any of the applicable Borrowers from the Lenders hereunder shall be made, each payment by any of the Borrowers on account of any commitment fee in respect of the Commitments hereunder shall be allocated by the Administrative Agent and any reduction of the Commitments of the Lenders, as applicable, shall be allocated by the Administrative Agent in each case pro rata according to the Commitment Percentage of the Lenders. Except as expressly otherwise provided herein, each payment (including each prepayment (but excluding payments made pursuant to Subsection 2.6, 2.7, 2.8, 4.5(b), 4.9, 4.10, 4.11, 4.12, 4.13(d), 4.15(c), 8.6(b)(ii) (to the extent declined by a Lender or the Administrative Agent) or 11.1(g))) by any of the applicable Borrowers on account of principal of and interest on any Revolving Credit Loans shall be allocated by the Administrative Agent pro rata according to the respective outstanding principal amounts of such Revolving Credit Loans then held by the relevant Revolving Credit Lenders, and each payment on account of principal of and interest on any loans made pursuant to any Tranche established after the date of this Agreement shall be allocated pro rata (or as may otherwise be provided for in the applicable amendment to this Agreement relating to such Tranche) among the Lenders with Incremental Revolving Commitments in respect thereof or with participations in such Tranche (in each case subject to any limitations on non-pro rata payments otherwise provided for in Subsection 2.6(b)(i)(E) or 2.6(b)(ii)). All payments (including prepayments) to be made by any of the Borrowers hereunder, whether on account of principal, interest, fees, Reimbursement Obligations or otherwise, shall be made without set-off or counterclaim and shall be made on or prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 2:00 P.M., New York City time), on the due date thereof to the Administrative Agent for the account of the Lenders holding the relevant Loans, the Lenders, the Administrative Agent, or the Other Representatives, as the case may be, at the Administrative Agent’s office specified in Subsection 11.2, in Dollars, and in immediately available funds. Payments received by the Administrative Agent after such time shall, at the option of the Administrative Agent, be deemed to have been received on the next Business Day. The Administrative Agent shall distribute such payments to such Lenders or Other Representatives, as the case may be, if any such payment is received prior to 2:00 P.M., New York City time, on a Business Day, in like funds as received prior to the end of such Business Day and otherwise the Administrative Agent shall distribute such payment to such Lenders or Other Representatives, as the case may be, on the next succeeding Business Day. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day (and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension) unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. This Subsection 4.8(a) may be amended in accordance with Subsection 11.1(d) to the extent necessary to reflect differing amounts payable, and priorities of payments, to Lenders participating in any new classes or tranches of loans added pursuant to Subsections 2.6, 2.7 and 2.8, as applicable.

(b) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the applicable Borrowers in respect of such borrowing a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Subsection 4.8(b) shall be conclusive in the absence of manifest error. If such Lender’s share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, (x) the Administrative Agent shall notify the Parent Borrower of the failure of such Lender to make such amount available to the Administrative Agent and the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans hereunder on demand from such Borrower and (y) then such Borrower may, without waiving or limiting any rights or remedies it may have against such Lender hereunder or under applicable law or otherwise, borrow a like amount on an unsecured basis from any commercial bank for a period ending on the date upon which such Lender does in fact make such borrowing available, provided that at the time such borrowing is made and at all times while such amount is outstanding such Borrower would be permitted to borrow such amount pursuant to Subsection 2.1.

4.9 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof occurring after the Third Amendment Effective Date shall make it unlawful for any Lender to make or maintain any Eurodollar Loans as contemplated by this Agreement (“Affected Loans”), (a) such Lender shall promptly give written notice of such circumstances to the Borrower Representative and the Administrative Agent (which notice shall be withdrawn whenever such circumstances no longer exist), (b) the commitment of such Lender hereunder to make Affected Loans, continue Affected Loans as such and convert an ABR Loan to an Affected Loan shall forthwith be cancelled and, until such time as it shall no longer be unlawful for such Lender to make or maintain such Affected Loans, such Lender shall then have a commitment only to make an ABR Loan (or a Swingline Loan) when an Affected Loan is requested and (c) such Lender’s Loans then outstanding as Affected Loans, if any, shall be converted automatically to ABR Loans on the respective last days of the then current Interest Periods with respect to such Affected Loans or within such earlier period as required by law. If any such conversion or prepayment of an Affected Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the applicable Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Subsection 4.12.

4.10 Requirements of Law.

(a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof applicable to any Lender or any Issuing Lender, or compliance by any Lender or any Issuing Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, in each case made subsequent to the Third Amendment Effective Date (or, if later, the date on which such Lender becomes a Lender or such Issuing Lender becomes an Issuing Lender):

(i) shall subject such Lender or such Issuing Lender to any Tax of any kind whatsoever with respect to any Letter of Credit, any L/C Request or any Eurodollar Loans made or maintained by it or its obligation to make or maintain Eurodollar Loans, or change the basis of taxation of payments to such Lender in respect thereof, in each case, except for Non-Excluded Taxes, Taxes imposed by FATCA and Taxes measured by or imposed upon net income, or franchise Taxes, or Taxes measured by or imposed upon overall capital or net worth, or branch Taxes (in the case of such capital, net worth or branch Taxes, imposed in lieu of such net income Tax), of such Lender, such Issuing Lender or its applicable lending office, branch, or any affiliate thereof;

(ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the LIBOR Rate hereunder; or

(iii) shall impose on such Lender or such Issuing Lender any other condition (excluding any Tax of any kind whatsoever);

and the result of any of the foregoing is to increase the cost to such Lender or such Issuing Lender, by an amount which such Lender or such Issuing Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans, or issuing or participating in Letters of Credit or to reduce any amount receivable hereunder in respect thereof, then, in any such case, upon notice to the Parent Borrower from such Lender, through the Administrative Agent in accordance herewith, the applicable Borrower shall promptly pay such Lender or such Issuing Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable with respect to such Eurodollar Loans, or Letters of Credit, provided that, in any such case, such Borrower may elect to convert the Eurodollar Loans made by such Lender hereunder to ABR Loans by giving the Administrative Agent at least one Business Days’ notice of such election (or such shorter period as may be agreed by the Administrative Agent in its reasonable discretion), in which case such Borrower shall promptly pay to such Lender, upon demand, without duplication, amounts theretofore required to be paid to such Lender pursuant to this Subsection 4.10(a) and such amounts, if any, as may be required pursuant to Subsection 4.12. If any Lender becomes entitled to claim any additional amounts pursuant to this Subsection 4.10(a), it shall provide prompt notice thereof to the Parent Borrower, through the Administrative Agent, certifying (x) that one of the events described in this clause (a) has occurred and describing in reasonable detail the nature of such event, (y) as to the increased cost or reduced amount resulting from such event and (z) as to the additional amount demanded by such Lender and a reasonably detailed explanation of the calculation thereof. Such a certificate as to any additional amounts payable pursuant to this Subsection 4.10(a) submitted by such Lender, through the Administrative Agent, to the Parent Borrower shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

(b) If any Lender or any Issuing Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or liquidity or in the interpretation or application thereof or compliance by such Lender or such Issuing Lender or any corporation controlling such Lender or such Issuing Lender with any request or directive regarding capital adequacy or liquidity (whether or not having the force of law) from any Governmental Authority, in each case, made subsequent to the Third Amendment Effective Date, does or shall have the effect of reducing the rate of return on such Lender’s or such corporation’s capital as a consequence of such Lender’s or such Issuing Lender’s obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such change or compliance (taking into consideration such Lender’s or such Issuing Lender’s or such corporation’s policies with respect to capital adequacy or liquidity) by an amount deemed by such Lender or such Issuing Lender to be material, then from time to time, within ten Business Days after submission by such Lender to the Parent Borrower (through the Administrative Agent) of a written request therefor certifying (x) that one of the events described in this clause (b) has occurred and describing in reasonable detail the nature of such event, (y) as to the reduction of the rate of return on capital resulting from such event and (z) as to the additional amount or amounts demanded by such Lender or such Issuing Lender or corporation and a reasonably detailed explanation of the calculation thereof, the applicable Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or corporation for such reduction. Such a certificate as to any additional amounts payable pursuant to this Subsection 4.10(b) submitted by such Lender, through the Administrative Agent, to the Parent Borrower shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

(c) Notwithstanding anything herein to the contrary, (i) the Dodd Frank Wall Street Reform and Consumer Protection Act, and all requests, rules, regulations, guidelines and directives promulgated thereunder or issued in connection therewith shall be deemed to have been enacted, adopted or issued, as applicable, subsequent to the Third Amendment Effective Date for all purposes herein and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall, in each case, be deemed to have been enacted, adopted or issued, as applicable, subsequent to the Third Amendment Effective Date for all purposes herein.

4.11 Taxes.

(a) Except as provided below in this Subsection 4.11 or as required by law, all payments made by each of the Borrowers or the Agents under this Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of any Taxes; provided that if any Non-Excluded Taxes are required to be withheld from any amounts payable by any Borrower to any Agent or any Lender hereunder or under any Notes, the amounts so payable by such Borrower shall be increased to the extent necessary to yield to such Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement; provided, however, that each of the Borrowers shall be entitled to deduct and withhold, and the Borrowers shall not be required to indemnify for any Non-Excluded Taxes, and any such amounts payable by any Borrower to or for the account of any Agent or Lender, shall not be increased (x) if such Agent or Lender fails to comply with the requirements of clauses (b), (c) or (d) of this Subsection 4.11 or with the requirements of Subsection 4.13, or (y) with respect to any Non-Excluded Taxes imposed in connection with the payment of any fees paid under this Agreement unless such Non-Excluded Taxes are imposed as a result of a Change in Law, or (z) with respect to any Non-Excluded Taxes imposed by the United States or any state or political subdivision thereof, unless such Non-Excluded Taxes are imposed as a result of a change in treaty, law or regulation that occurred after such Agent became an Agent hereunder or such Lender became a Lender hereunder (or, if such Agent or Lender is a non-U.S. intermediary or flow-through entity for U.S. federal income tax purposes, after the relevant beneficiary or member of such Agent or Lender became such a beneficiary or member, if later) (any such change, at such time, a “Change in Law”). Whenever any Non-Excluded Taxes are payable by any Borrower, as promptly as possible thereafter such Borrower shall send to the Administrative Agent for its own account or for the account of the respective Lender or Agent, as the case may be, a certified copy of an original official receipt received by such Borrower showing payment thereof. If any Borrower fails to pay any Non-Excluded Taxes when due to the appropriate Governmental Authority in accordance with applicable law or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, such Borrower shall indemnify the Administrative Agent, the Lenders and the Agents for any incremental Taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this Subsection 4.11 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

(b) Each Agent and each Lender that is not a United States Person shall:

(i) (1) on or before the date of any payment by any of the Borrowers under this Agreement or any Notes to, or for the account of, such Agent or Lender, deliver to the Borrowers and the Administrative Agent (A) two duly completed copies of Internal Revenue Service Form W-8BEN (certifying that it is a resident of the applicable country within the meaning of the income tax treaty between the United States and that country) or Form W-8ECI, or successor applicable form, as the case may be, in each case certifying that it is entitled to receive all payments under this Agreement and any Notes without deduction or withholding of any United States federal income taxes, and (B) such other forms, documentation or certifications, as the case may be, certifying that it is entitled to an exemption from United States backup withholding tax with respect to payments under this Agreement and any Notes;

(2) deliver to the Borrowers and the Administrative Agent two further copies of any such form or certification provided in Subsection 4.11(b)(i)(1) on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form or certificate previously delivered by it to the Borrowers;

(3) obtain such extensions of time for filing and completing such forms or certifications as may reasonably be requested by any Borrower or the Administrative Agent; and

(4) deliver, to the extent legally entitled to do so, upon reasonable request by the Parent Borrower, to the Parent Borrower and the Administrative Agent such other forms as may be reasonably required in order to establish the legal entitlement of such Lender to an exemption from withholding with respect to payments under this Agreement and any Notes, provided that in determining the reasonableness of a request under this clause (4) such Lender shall be entitled to consider the cost (to the extent unreimbursed by any Loan Party) which would be imposed on such Lender of complying with such request; or

(ii) in the case of any such Lender that is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code and is claiming the so-called “portfolio interest exemption,”

(1) represent to the Borrowers and the Administrative Agent that it is not (A) a bank within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrowers within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code;

(2) deliver to the Borrowers on or before the date of any payment by any of the Borrowers with a copy to the Administrative Agent, (A) two certificates substantially in the form of Exhibit D to the Original Credit Agreement (any such certificate a “U.S. Tax Compliance Certificate”) and (B) two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN, or successor applicable form, certifying to such Lender’s legal entitlement at the date of such form to an exemption from U.S. withholding tax under the provisions of Section 871(h) or Section 881(c) of the Code with respect to payments to be made under this Agreement and any Notes and (C) such other forms, documentation or certifications, as the case may be certifying that it is entitled to an exemption from United States backup withholding tax with respect to payments under this Agreement and any Notes (and shall also deliver to the Borrowers and the Administrative Agent two further copies of such form or certificate on or before the date it expires or becomes obsolete and after the occurrence of any event requiring a change in the most recently provided form or certificate and, if necessary, obtain any extensions of time reasonably requested by any Borrower or the Administrative Agent for filing and completing such forms or certificates); and

(3) deliver, to the extent legally entitled to do so, upon reasonable request by any Borrower, to the Borrowers and the Administrative Agent such other forms as may be reasonably required in order to establish the legal entitlement of such Lender to an exemption from withholding with respect to payments under this Agreement and any Notes, provided that in determining the reasonableness of a request under this clause (3) such Lender shall be entitled to consider the cost (to the extent unreimbursed by any of the Borrowers) which would be imposed on such Lender of complying with such request; or

(iii) in the case of any such Agent or Lender that is a non-U.S. intermediary or flow-through entity for U.S. federal income tax purposes,

(1) on or before the date of any payment by any of the Borrowers under this Agreement or any Notes to, or for the account of, such Agent or Lender, deliver to the Borrowers and the Administrative Agent two accurate and complete original signed copies of Internal Revenue Service Form W-8IMY and, if any beneficiary or member of such Lender is claiming the so-called “portfolio interest exemption,” (I) represent to the Borrowers and the Administrative Agent that such Lender is not (A) a bank within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrowers within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, and (II) also deliver to the Borrowers and the Administrative Agent two U.S. Tax Compliance Certificates certifying to such Lender’s legal entitlement at the date of such certificate to an exemption from U.S. withholding tax under the provisions of Section 881(c) of the Code with respect to payments to be made under this Agreement and any Notes; and

(A) with respect to each beneficiary or member of such Agent or Lender that is not claiming the so-called “portfolio interest exemption,” also deliver to the Borrowers and the Administrative Agent (I) two duly completed copies of Internal Revenue Service Form W-8BEN (certifying that such beneficiary or member is a resident of the applicable country within the meaning of the income tax treaty between the United States and that country), Form W-8ECI or Form W-9, or successor applicable form, as the case may be, in each case so that each such beneficiary or member is entitled to receive all payments under this Agreement and any Notes without deduction or withholding of any United States federal income taxes and (II) such other forms, documentation or certifications, as the case may be, certifying that each such beneficiary or member is entitled to an exemption from United States backup withholding tax with respect to all payments under this Agreement and any Notes; and

(B) with respect to each beneficiary or member of such Lender that is claiming the so-called “portfolio interest exemption,” (I) represent to the Borrowers and the Administrative Agent that such beneficiary or member is not (1) a bank within the meaning of Section 881(c)(3)(A) of the Code, (2) a “10 percent shareholder” of the Borrowers within the meaning of Section 881(c)(3)(B) of the Code, or (3) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, and (II) also deliver to the Borrowers and the Administrative Agent two U.S. Tax Compliance Certificates from each beneficiary or member and two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN, or successor applicable form, certifying to such beneficiary’s or member’s legal entitlement at the date of such certificate to an exemption from U.S. withholding tax under the provisions of Section 871(h) or Section 881(c) of the Code with respect to payments to be made under this Agreement and any Notes, and (III) also delivers to Borrowers and the Administrative Agent such other forms, documentation or certifications, as the case may be, certifying that it is entitled to an exemption from United States backup withholding tax with respect to payments under this Agreement and any Notes;

(2) deliver to the Borrowers and the Administrative Agent two further copies of any such forms, certificates or certifications referred to above on or before the date any such form, certificate or certification expires or becomes obsolete, or any beneficiary or member changes, and after the occurrence of any event requiring a change in the most recently provided form, certificate or certification and obtain such extensions of time reasonably requested by any Borrower or the Administrative Agent for filing and completing such forms, certificates or certifications; and

(3) deliver, to the extent legally entitled to do so, upon reasonable request by any Borrower, to the Borrowers and the Administrative Agent such other forms as may be reasonably required in order to establish the legal entitlement of such Agent or Lender (or beneficiary or member) to an exemption from withholding with respect to payments under this Agreement and any Notes, provided that in determining the reasonableness of a request under this clause (iii) such Agent or Lender shall be entitled to consider the cost (to the extent unreimbursed by any of the Borrowers) which would be imposed on such Agent or Lender (or beneficiary or member) of complying with such request;

unless in any such case there has been a Change in Law which renders all such forms inapplicable or which would prevent such Agent or such Lender (or such beneficiary or member) from duly completing and delivering any such form with respect to it and such Agent or such Lender so advises the Parent Borrower and the Administrative Agent.

(c) Each Lender and each Agent, in each case that is a United States Person, shall on or before the date of any payment by any Borrower under this Agreement or any Notes to such Lender or Agent, deliver to such Borrower and the Administrative Agent two duly completed copies of Internal Revenue Service Form W-9, or successor form, certifying that such Lender or Agent is a United States Person and that such Lender or Agent is entitled to complete exemption from United States backup withholding tax.

(d) Notwithstanding the foregoing, on or before the date of any payment by any of the Borrowers under this Agreement or any Notes to the Administrative Agent, the Administrative Agent shall:

(i) deliver to the Borrowers (A) two duly completed copies of Internal Revenue Service Form W-8ECI, or successor applicable form, with respect to any amounts payable to the Administrative Agent for its own account, (B) two duly completed copies of Internal Revenue Service Form W-8IMY, or successor applicable form, with respect to any amounts payable to the

Administrative Agent for the account of others, certifying that it is a “U.S. branch” and that the payments it receives for the account of others are not effectively connected with the conduct of its trade or business in the United States and that it is using such form as evidence of its agreement with the Borrowers to be treated as a U.S. person with respect to such payments (and the Borrowers and the Administrative Agent agree to so treat the Administrative Agent as a U.S. person with respect to such payments as contemplated by U.S. Treasury Regulation § 1.1441-1(b)(2)(iv)) or (C) such other forms or certifications as may be sufficient under applicable law to establish that the Administrative Agent is entitled to receive any payment by any of the Borrowers under this Agreement or any Notes (whether for its own account or for the account of others) without deduction or withholding of any United States federal income taxes;

(ii) deliver to the Borrowers two further copies of any such form or certification provided in Subsection 4.11(d)(i) on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form or certificate previously delivered by it to the Borrowers; and

(iii) obtain such extensions of time for filing and completing such forms or certifications as may reasonably be requested by any Borrower or the Administrative Agent.

(e) If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA, such Lender shall deliver to the Administrative Agent and the Borrowers, at the time or times prescribed by law and at such time or times reasonably requested by the Administrative Agent or the Borrowers, such documentation prescribed by applicable law and such additional documentation reasonably requested by the Administrative Agent or the Borrowers as may be necessary for the Administrative Agent and the Borrowers to comply with their respective obligations (including any applicable reporting requirements) under FATCA, to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment

4.12 Indemnity. Each Borrower agrees to indemnify each Lender in respect of Extensions of Credit made, or requested to be made, to the Borrowers and to hold each such Lender harmless from any loss or expense which such Lender may sustain or incur (other than through such Lender’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and nonappealable decision) as a consequence of (a) default by such Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans, after the Parent Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by such Borrower in making any prepayment or conversion of Eurodollar Loans after the Borrower Representative has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a payment or prepayment of Eurodollar Loans or the conversion of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or converted, or not so borrowed, converted or continued, for the period from the date of such prepayment or conversion or of such failure to borrow, convert or continue to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Eurodollar Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. If any Lender becomes entitled to claim any amounts under the indemnity contained in this Subsection 4.12, it shall provide prompt notice thereof to the Parent Borrower, through the Administrative

Agent, certifying (x) that one of the events described in clause (a), (b) or (c) has occurred and describing in reasonable detail the nature of such event, (y) as to the loss or expense sustained or incurred by such Lender as a consequence thereof and (z) as to the amount for which such Lender seeks indemnification hereunder and a reasonably detailed explanation of the calculation thereof. Such a certificate as to any indemnification pursuant to this Subsection 4.12 submitted by such Lender, through the Administrative Agent, to the Parent Borrower shall be conclusive in the absence of manifest error. The Parent Borrower shall pay (or cause the relevant Borrower to pay) such Lender the amount shown as due on any such certificate within five Business Days after receipt thereof. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

4.13 Certain Rules Relating to the Payment of Additional Amounts.

(a) Upon the request, and at the expense of the applicable Borrower, each Lender to which any of the Borrowers is required to pay any additional amount pursuant to Subsection 4.10 or 4.11, and any Participant in respect of whose participation such payment is required, shall reasonably afford such Borrower the opportunity to contest, and reasonably cooperate with such Borrower in contesting, the imposition of any Non-Excluded Tax giving rise to such payment; provided that (i) such Lender shall not be required to afford such Borrower the opportunity to so contest unless such Borrower shall have confirmed in writing to such Lender its obligation to pay such amounts pursuant to this Agreement and (ii) such Borrower shall reimburse such Lender for its reasonable attorneys’ and accountants’ fees and disbursements incurred in so cooperating with such Borrower in contesting the imposition of such Non-Excluded Tax; provided, however, that notwithstanding the foregoing no Lender shall be required to afford any Borrower the opportunity to contest, or cooperate with such Borrower in contesting, the imposition of any Non-Excluded Taxes, if such Lender in its sole discretion in good faith determines that to do so would have an adverse effect on it.

(b) If a Lender changes its applicable lending office (other than (i) pursuant to clause (c) below or (ii) after an Event of Default under Subsection 9.1(a) or 9.1(f) has occurred and is continuing) and the effect of such change, as of the date of such change, would be to cause any of the Borrowers to become obligated to pay any additional amount under Subsection 4.10 or 4.11, such Borrower shall not be obligated to pay such additional amount.

(c) If a condition or an event occurs which would, or would upon the passage of time or giving of notice, result in the payment of any additional amount to any Lender by any of the Borrowers pursuant to Subsection 4.10 or 4.11 or result in Affected Loans or commitments to make Affected Loans being automatically converted to ABR Loans or commitments to make ABR Loans, as the case may be, pursuant to Subsection 4.9, such Lender shall promptly notify the Parent Borrower and the Administrative Agent and shall take such steps as may reasonably be available to it to mitigate the effects of such condition or event (which shall include efforts to rebook the Loans held by such Lender at another lending office, or through another branch or an affiliate, of such Lender); provided that such Lender shall not be required to take any step that, in its reasonable judgment, would be materially disadvantageous to its business or operations or would require it to incur additional costs (unless the Parent Borrower agrees to reimburse such Lender for the reasonable incremental out-of-pocket costs thereof).

(d) If any of the Borrowers shall become obligated to pay additional amounts pursuant to Subsection 4.10 or 4.11 and any affected Lender shall not have promptly taken steps necessary to avoid the need for payments under Subsection 4.10 or 4.11 or if Affected Loans or commitments to make Affected Loans are automatically converted to ABR Loans or commitments to make ABR Loans, as the case may be, under Subsection 4.9 and any affected Lender shall not have promptly taken steps necessary to avoid the need for such conversion under Subsection 4.9, the applicable Borrower shall have the right, for so long as such obligation remains, (i) with the assistance of the Administrative Agent to seek one or more substitute Lenders reasonably satisfactory to the Administrative Agent and such Borrower to purchase the affected Loan, in whole or in part, at an aggregate price no less than such Loan’s principal amount plus accrued interest, and assume the affected obligations under this Agreement, or (ii) so long as no Event of Default under Subsection 9.1(a) or 9.1(f) then exists or will exist immediately after giving effect to the respective prepayment, upon notice to the Administrative Agent to prepay the affected Loan, in whole or in part, subject to Subsection 4.12, without premium or penalty and terminate the Commitments in respect of the Revolving Credit Facility of such Lender. In the case of the substitution of a Lender, then, the Parent Borrower, any other applicable Borrower, the Administrative Agent, the affected Lender, and any substitute Lender shall execute and deliver an appropriately completed Assignment and Acceptance pursuant to Subsection 11.6(b) to effect the assignment of rights to, and the assumption of obligations by, the substitute Lender; provided that any fees required to be paid by Subsection 11.6(b) in connection with such assignment shall be paid by the Parent Borrower or the substitute Lender. In the case of a prepayment of an affected Loan, the amount specified in the notice shall be due and payable on the date specified therein, together with any accrued interest to such date on the amount prepaid. In the case of each of the substitution of a Lender and of the prepayment of an affected Loan, the applicable Borrower shall first pay the affected Lender any additional amounts owing under Subsections 4.10 and 4.11 (as well as any commitment fees and other amounts then due and owing to such Lender, including any amounts under this Subsection 4.13) prior to such substitution or prepayment. In the case of the substitution of a Lender pursuant to this Subsection 4.13(d) or Subsection 4.15(c)(i), if the Lender being replaced does not execute and deliver to the Administrative Agent a duly completed Assignment and Acceptance and/or any other documentation necessary to reflect such replacement by the later of (a) the date on which the assignee Lender executes and delivers such Assignment and Acceptance and/or such other documentation and (b) the date as of which all obligations of the Borrowers owing to such replaced Lender relating to the Loans and participations so assigned shall be paid in full by the assignee Lender and/or the Parent Borrower to such Lender being replaced, then the Lender being replaced shall be deemed to have executed and delivered such Assignment and Acceptance and/or such other documentation as of such date and the applicable Borrower shall be entitled (but not obligated) to execute and deliver such Assignment and Acceptance and/or such other documentation on behalf of such Lender.

(e) If any Agent or any Lender receives a refund directly attributable to Taxes for which any of the Borrowers has made additional payments pursuant to Subsection 4.10(a) or 4.11(a), such Agent or such Lender, as the case may be, shall promptly pay such refund (together with any interest with respect thereto received from the relevant taxing authority, but net of any reasonable cost incurred in connection therewith) to such Borrower; provided, however, that such Borrower agrees promptly to return such refund (together with any interest with respect thereto due to the relevant taxing authority) (free of all Non-Excluded Taxes) to such Agent or the applicable Lender, as the case may be, upon receipt of a notice that such refund is required to be repaid to the relevant taxing authority.

(f) The obligations of any Agent, Lender or Participant under this Subsection 4.13 shall survive the termination of this Agreement and the payment of the Loans and all amounts payable hereunder.

4.14 Controls on Prepayment if Aggregate Outstanding Credit Exceeds Aggregate Revolving Credit Loan Commitments.

(a) In addition to the provisions set forth in Subsection 4.4(b), the Parent Borrower will implement and maintain internal controls to monitor the borrowings and repayments of Loans by the Borrowers and the issuance of and drawings under Letters of Credit, with the objective of preventing any request for an Extension of Credit that would result in (i) the Aggregate Outstanding Credit with respect to all of the Revolving Credit Lenders (including the Swingline Lender) being in excess of the aggregate Commitments then in effect or (ii) any other circumstance under which an Extension of Credit would not be permitted pursuant to Subsection 2.1(a).

(b) The Administrative Agent will calculate the Aggregate Outstanding Credit with respect to all of (A) the Revolving Credit Lenders and (B) the Lenders (in each case, including the Swingline Lender) from time to time, and in any event not less frequently than once during each calendar week. In making such calculations, the Administrative Agent will rely on the information most recently received by it from the Swingline Lender in respect of outstanding Swingline Loans and from the Issuing Lenders in respect of outstanding L/C Obligations.

4.15 Defaulting Lenders. Notwithstanding anything contained in this Agreement to the contrary, if any Revolving Credit Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Revolving Credit Lender is a Defaulting Lender:

(a) no commitment fee shall accrue for the account of a Defaulting Lender so long as such Lender shall be a Defaulting Lender (except to the extent it is payable to the Issuing Lender pursuant to clause (d)(v) below);

(b) in determining the Required Lenders or Supermajority Lenders, any Lender that at the time is a Defaulting Lender (and the Revolving Credit Loans and/or Commitment of such Defaulting Lender) shall be excluded and disregarded;

(c) the Parent Borrower shall have the right, at its sole expense and effort (i) to seek one or more Persons reasonably satisfactory to the Administrative Agent and the Parent Borrower to each become a substitute Revolving Credit Lender and assume all or part of the Commitment of any Defaulting Lender and the Parent Borrower, the Administrative Agent and any such substitute Revolving Credit Lender shall execute and deliver, and such Defaulting Lender shall thereupon be deemed to have executed and delivered, an appropriately completed Assignment and Acceptance to effect such substitution or (ii) so long as no Event of Default under Subsection 9.1(a) or 9.1(f) then exists or will exist immediately after giving effect to the respective prepayment, upon notice to the Administrative Agent, to prepay the Loans and, at the Parent Borrower’s option, terminate the Commitments of such Defaulting Lender, in whole or in part, without premium or penalty;

(d) if any Swingline Exposure exists or any L/C Obligations exist at the time a Revolving Credit Lender becomes a Defaulting Lender then:

(i) all or any part of such Swingline Exposure and L/C Obligations shall be re-allocated among the Non-Defaulting Lenders in accordance with their respective Commitment Percentages but only to the extent the sum of all Non-Defaulting Lenders’ Revolving Exposures plus such Defaulting Lender’s Swingline Exposure and L/C Obligations does not exceed the total of all Non-Defaulting Lenders’ Commitments;

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrowers shall within one Business Day following notice by the Administrative Agent (x) first, prepay such Defaulting Lender’s Swingline Exposure and (y) second, cash collateralize such Defaulting Lender’s L/C Obligations (after giving effect to any partial reallocation pursuant to clause (i) above) on terms reasonably satisfactory to the Administrative Agent for so long as such L/C Obligations are outstanding;

(iii) if any portion of such Defaulting Lender’s L/C Obligations is cash collateralized pursuant to clause (ii) above, the Borrowers shall not be required to pay the L/C Fee for participation with respect to such portion of such Defaulting Lender’s L/C Exposure so long as it is cash collateralized;

(iv) if any portion of such Defaulting Lender’s L/C Obligations is reallocated to the Non-Defaulting Lenders pursuant to clause (i) above, then the letter of credit commission with respect to such portion shall be allocated among the Non-Defaulting Lenders in accordance with their Commitment Percentages; or

(v) if any portion of such Defaulting Lender’s L/C Obligations is neither cash collateralized nor reallocated pursuant to this Subsection 4.15(d), then, without prejudice to any rights or remedies of the Issuing Lender or any Revolving Credit Lender hereunder, the commitment fee that otherwise would have been payable to such Defaulting Lender (with respect to the portion of such Defaulting Lender’s Commitment that was utilized by such L/C Obligations) and the letter of credit commission payable with respect to such Defaulting Lender’s L/C Obligations shall be payable to the Issuing Lender until such L/C Obligations are cash collateralized and/or reallocated;

(e) so long as any Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Lender shall not be required to issue, amend or increase any Letter of Credit, unless they are respectively satisfied that the related exposure will be 100% covered by the Commitments of the Non-Defaulting Lenders and/or cash collateralized on terms reasonably satisfactory to the Administrative Agent, and participations in any such newly issued or increased Letter of Credit or newly made Swingline Loan shall be allocated among Non-Defaulting Lenders in accordance with their respective Commitment Percentages (and Defaulting Lenders shall not participate therein); and

(f) any amount payable to such Defaulting Lender hereunder (whether on account of principal, interest, fees or otherwise and including any amount that would otherwise be payable to such Defaulting Lender pursuant to Subsection 11.7) may, in lieu of being distributed to such Defaulting Lender, be retained by the Administrative Agent in a segregated non-interest bearing account and, subject to any applicable Requirements of Law, be applied at such time or times as may be determined by the Administrative Agent (i) first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder, (ii) second, pro rata, to the payment of any amounts owing by such Defaulting Lender to the Issuing Lender or Swingline Lender hereunder, (iii) third, to the funding of any Loan or the funding or cash collateralization of any participation in any Swingline Loan or Letter of Credit in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent, (iv) fourth, if so determined by the Administrative Agent and the Parent Borrower, held in such account as cash collateral for future funding obligations of the Defaulting Lender under this Agreement, (v) fifth, pro rata, to the payment of any amounts owing to the Borrowers or the Lenders as a result of any judgment of a court of competent jurisdiction obtained by a Borrower or any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement and (vi) sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is (x) a prepayment of the principal amount of any Loans or Reimbursement Obligations in respect of L/C Disbursements in respect of which a Defaulting Lender has funded its participation obligations and (y) made at a time when the conditions set forth in Subsection 6.2 are satisfied, such payment shall be applied solely to prepay the Loans of, and Reimbursement Obligations owed to, all Non-Defaulting Lenders pro rata prior to being applied to the prepayment of any Loans, or Reimbursement Obligations owed to, any Defaulting Lender.

(g) In the event that the Administrative Agent, the Borrower Representative, each applicable Issuing Lender or the Swingline Lender, as the case may be, each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and L/C Obligations of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Commitment Percentage. The rights and remedies against a Defaulting Lender under this Subsection 4.15 are in addition to other rights and remedies that the Borrowers, the Administrative Agent, the Issuing Lenders, the Swingline Lender and the Non-Defaulting Lenders may have against such Defaulting Lender. The arrangements permitted or required by this Subsection 4.15 shall be permitted under this Agreement, notwithstanding any limitation on Liens or the pro rata sharing provisions or otherwise.

4.16 Cash Management.

(a) Within 90 days after the date hereof (or such later date as may be agreed by the Security Agents), the Borrowers shall deliver to the Security Agents a Schedule 4.16, Parts 1 to 5 respectively (which may be modified from time to time by notice to the Security Agents or in accordance with Subsection 4.16(i)), which schedule shall provide a list of all Related Corporation DDAs, Related Corporation Concentration Accounts, Loan Party DDAs, Loan Party Concentration Accounts and Restricted Bank Accounts that are maintained by the Related Corporations and the Loan Parties, as applicable, and which schedule shall include (except for the schedules relating to Related Corporation DDAs and Related Corporation Concentration Accounts), with respect to each depository (i) the name and address of such depository; (ii) the account number(s) (and account name(s) of such bank account(s)) maintained with such depository; and (iii) a contact person at such depository.

(b) Except as otherwise agreed by the Security Agents, and subject to clauses (c), (d) and (o) below, after the Third Amendment Effective Date the Parent Borrower shall, and shall cause each Loan Party to, as applicable:

(i) at all times on and after the Third Amendment Effective Date, instruct each Account Debtor of any Loan Party with respect to any Eligible Account that remits payments thereon by ACH or wire transfer to cause (i) such payments to be made to a Loan Party DDA or a Loan Party Concentration Account and (ii) payments in respect of Restricted Government Accounts to be made to such Loan Party DDA or Loan Party Concentration Account that is not a Blocked Account and instruct each depository institution for each Loan Party DDA (other than Excluded Bank Accounts) to sweep the entire available balance in excess of the Target Amount at the end of each Business Day in such Loan Party DDA to one of the Loan Party Concentration Accounts no less frequently than on a daily basis,

(ii) at all times on and after the Third Amendment Effective Date, use commercially reasonable efforts to cause each Related Corporation to (w) instruct each Account Debtor of such Related Corporation with respect to any Eligible Account that remits payments thereon by ACH or wire transfer to cause (i) such payments to be made to a Related Corporation DDA, Related Corporation Concentration Account, Loan Party DDA or a Loan Party Concentration Account and (ii) payments in respect of Restricted Government Accounts to be made to such Related Corporation DDA, Related Corporation Concentration Account, Loan Party DDA or Loan Party Concentration Account that is not a Blocked Account and (x) instruct each depository institution for each Related Corporation DDA (other than an Excluded Bank Account) to sweep the entire available balance in excess of the Target Amount at the end of each Business Day in such Related Corporation DDA to one of the Related Corporation Concentration Accounts or Loan Party Concentration

Accounts no less frequently than on a daily basis, or (y) transfer the entire available balance in excess of the Target Amount at the end of each Business Day in all Related Corporation DDAs not subject to instructions given in accordance with clause (x) above to one of Related Corporation Concentration Accounts or the Loan Party Concentration Accounts no less frequently than on a daily basis,

(iii) at all times on and after the Third Amendment Effective Date, use commercially reasonable efforts to cause each Related Corporation with a Related Corporation Concentration Account to (x) instruct each depository institution for each Related Corporation Concentration Account (other than an Excluded Bank Account) to sweep the entire available balance in excess of the Target Amount at the end of each Business Day in such Related Corporation Concentration Account to (directly, or through one or more of the Related Corporation Concentration Accounts) Loan Party Concentration Accounts no less frequently than on a daily basis, or (y) transfer the entire available balance in excess of the Target Amount at the end of each Business Day in all Related Corporation Concentration Account not subject to instructions given in accordance with clause (x) above to (directly, or through one or more of the Related Corporation Concentration Accounts) the Loan Party Concentration Accounts no less frequently than on a daily basis,

(iv) enter, or cause the applicable Loan Party to enter, into a blocked account agreement (each, a “Blocked Account Agreement”), in form reasonably satisfactory to the Administrative Agent, with the Administrative Agent or the Collateral Agent and any depositary with which such Loan Party maintains a Loan Party Concentration Account (and, at the option of the Parent Borrower, a Loan Party DDA) (each such account, a “Blocked Account”), covering each such Loan Party Concentration Account (and, at the option of the Parent Borrower, one or more Loan Party DDAs) maintained with such depositary,

(v) (A) instruct all Account Debtors of such Loan Party that remit payments of Accounts regularly by check pursuant to arrangements with such Loan Party to remit all such payments (other than (i) any Accounts (or any payment thereof) that are to be deposited in Excluded Bank Accounts or (ii) any Accounts (or any payment thereof) excluded from the Collateral pursuant to any Security Document, including Excluded Assets), to the applicable “P.O. Boxes” or “Lockbox Addresses” with respect to the applicable Loan Party DDA or any applicable Loan Party Concentration Account, which remittances shall be collected by the applicable depositary and deposited in the applicable Loan Party DDA or the applicable Loan Party Concentration Account or (B) cause any checks relating to any such Accounts to be deposited in the applicable Loan Party DDA or applicable Loan Party Concentration Account within two (2) Business Days after such check is received by such Loan Party; provided that the applicable Loan Party will instruct the applicable depository or otherwise use commercially reasonable efforts to cause such checks in respect of Restricted Government Accounts to not be deposited into Blocked Accounts, and

(vi) Use commercially reasonable efforts to cause each Related Corporation with Accounts intended to be included as Eligible Accounts to (A) instruct all Account Debtors of such Related Corporation that remit payments of Accounts regularly by check pursuant to arrangements with such Related Corporation to remit all such payments (other than (i) any Accounts (or any payment thereof) that are to be deposited in Excluded Bank Accounts or (ii) any Accounts (or any payment thereof) excluded from the Collateral pursuant to any Security Document, including Excluded Assets) to the applicable “P.O. Boxes” or “Lockbox Addresses” with respect to the applicable Related Corporation DDA, which remittances shall be collected by the applicable depositary and deposited in the applicable Related Corporation DDA or (B) cause any checks relating to any such Accounts to be deposited in the applicable Related Corporation DDA within two (2) Business Days after such check is received by such Related Corporation or Loan Party, as the case may be.

(c) Notwithstanding the provisions of clause (b) above, (i) in relation to the DDAs and Related Corporation Concentration Accounts, it will not be a breach of the covenants contained in clause (b) above with respect to any DDA or Related Corporation Concentration Account if the amount that is not transferred from such DDA or Related Corporation Concentration Account to any Loan Party Concentration Account, when aggregated with the amounts not transferred from all other DDAs and Related Corporation Concentration Accounts to any Loan Party Concentration Account (but excluding for this purpose any amounts permitted to remain in any Restricted Bank Account and any amounts in any Loan Party DDAs that are Blocked Accounts), does not at any time exceed the sum of the Target Amount plus the Business Development Amount and (ii) arrangements entered into with the Collateral Agent in connection with the Original Credit Agreement, to the extent otherwise satisfying the requirements set forth above, shall be taken into account in determining compliance with this covenant.

(d) Notwithstanding the provisions of clause (b) above, with respect to any DDA or Concentration Account that has been designated as a Restricted Bank Account in accordance with Subsection 4.16(k), the provisions of clause (b) shall not apply to such Restricted Bank Account to the extent of any legal restriction or requirement (including under applicable law, statute, ordinance, code, decree, treaty, rule or regulation, pursuant to the determination or order of any court, tribunal, administrative agency or other Governmental Authority or to the extent otherwise requested or required by any Governmental Authority, each, for purposes of this Subsection 4.16 a “legal requirement”), or any contractual requirement applicable to such Person or its assets or to which such person or its assets are bound or subject, which either prohibits the transfer of any funds in such Restricted Bank Account or requires a minimum credit balance to be maintained in such Restricted Bank Account, for so long as such legal requirement or contractual requirement remains in effect, provided that the amount in such Restricted Bank Account which may not be transferred, or the minimum credit balance that must be maintained, in each case unless otherwise further notified, shall not exceed the applicable affected amount notified by the Parent Borrower to the Security Agents at the time of designation of such bank account as a Restricted Bank Account.

(e) (i) The Parent Borrower shall not, and shall cause each Loan Party to not, cause any proceeds of any Accounts that are to be deposited into any Loan Party DDA or transferred to any Loan Party Concentration Account in accordance with clause (b) above to be otherwise redirected and (ii) the Parent Borrower shall not, and use commercially reasonable efforts to cause each Related Corporation to not, cause any proceeds of any Accounts that are to be deposited into any Related Corporation DDA or transferred to any Related Corporation Concentration Account or Loan Party Concentration Account in accordance with clause (b) above to be otherwise redirected.

(f) Each Blocked Account Agreement shall require, after the occurrence and during the continuance of a Dominion Event, the ACH or wire transfer no less frequently than once per Business Day (unless the Commitments have been terminated and the monetary obligations then due and owing hereunder and under the other Loan Documents have been paid in full and all Letters of Credit have either been terminated or expired (unless cash collateralized or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent)), of all available cash balances and cash receipts, including the then contents or then entire available ledger balance of each Blocked Account net of such minimum balance (not to exceed $2,500,000 per account or $7,500,000 in the aggregate), if any, required by the bank at which such Blocked Account is maintained to a bank account maintained by the Administrative Agent at Deutsche Bank AG New York Branch (or another bank of recognized standing reasonably selected by the Security Agents with the reasonable consent of the Parent Borrower) (the “Core Concentration Account”). The Parent Borrower shall not, and shall cause each Loan Party to not, cause the proceeds of any Blocked Account to be otherwise redirected.

(g) All collected amounts received in the Core Concentration Account shall be distributed and applied on a daily basis in the following order (in each case, to the extent the Administrative Agent has actual knowledge of the amounts owing or outstanding as described below and after giving effect to the application of any such amounts constituting proceeds from any Collateral otherwise required to be applied pursuant to the terms of the respective Security Document or any applicable intercreditor agreement): (1) first, to the payment (on a ratable basis) of any outstanding expenses actually due and payable to the Administrative Agent or the Security Agents under any of the Loan Documents and to repay or prepay outstanding Revolving Credit Loans advanced by the Administrative Agent; (2) second, to the extent all amounts referred to in preceding clause (1) have been paid in full, to pay (on a ratable basis) all outstanding expenses actually due and payable to each Issuing Lender under any of the Loan Documents and to repay all outstanding Unpaid Drawings and all interest thereon; (3) third, to the extent all amounts referred to in preceding clauses (1) and (2) have been paid in full, to pay (on a ratable basis) all accrued and unpaid interest actually due and payable on the Revolving Credit Loans and all accrued and unpaid Fees actually due and payable to the Administrative Agent, the Issuing Lenders and the Lenders under any of the Loan Documents; (4) fourth, to the extent all amounts referred to in preceding clauses (1) through (3), inclusive, have been paid in full, to repay (on a ratable basis) the outstanding principal of Revolving Credit Loans (whether or not then due and payable); (5) fifth, to the extent all amounts referred to in preceding clauses (1) through (4), inclusive, have been paid in full, to pay (on a ratable basis) all outstanding obligations of the Borrowers then due and payable to the Administrative Agent, the Collateral Agent, the Co-Collateral Agent, the Issuing Lenders and the Lenders under this Agreement; and (6) sixth, to the extent all amounts referred to in preceding clauses (1) through (5), inclusive, have been paid in full, to pay (on a ratable basis) all other outstanding obligations of the Borrowers then due and payable to the Administrative Agent, the Collateral Agent, the Co-Collateral Agent, the Issuing Lenders and the Lenders under any of the Loan Documents. This Subsection 4.16(g) may be amended (and the Lenders hereby irrevocably authorize the Administrative Agent to enter into such amendments) to the extent necessary to reflect differing amounts payable, and priorities of payments, to Lenders participating in any new classes or tranches of loans added pursuant to Subsections 2.6, 2.7 and 2.8, as applicable, in accordance with Subsection 11.1(d).

(h) If, at any time after the occurrence and during the continuance of a Dominion Event as to which the Security Agents have notified the Borrower Representative, any cash, Cash Equivalents or Temporary Cash Investments owned by any Loan Party (other than (i) de minimis cash, Cash Equivalents and/or Temporary Cash Investments from time to time inadvertently misapplied by any Loan Party, (ii) cash, Cash Equivalents or Temporary Cash Investments deposited or to be deposited in an Excluded Bank Account or a Restricted Bank Account in accordance with this Subsection 4.16, (iii) cash, Cash Equivalents or Temporary Cash Investments that are (or are in any bank account that is) excluded from the Collateral pursuant to any Security Document, including Excluded Assets and (iv) cash, Cash Equivalents or Temporary Cash Investments in the Asset Sales Proceeds Account (as defined in the ABL/Term Loan Intercreditor Agreement, if any) are deposited to any bank account, or held or invested in any manner, otherwise than in a Blocked Account subject to a Blocked Account Agreement (or a Loan Party DDA which is swept daily to such Blocked Account), the Security Agents shall be entitled to require the applicable Loan Party to close such bank account and have all funds therein transferred to a Blocked Account, and to cause all future deposits that were previously made or required to be made to such bank account to be made to a Blocked Account.

(i) (a) The Loan Parties and Related Corporations respectively may close DDAs or Concentration Accounts and/or open new DDAs or new Concentration Accounts, subject to, in the case of any new Loan Party Concentration Account, (i) the contemporaneous execution and delivery to the Security

Agents of a Blocked Account Agreement consistent with the provisions of this Subsection 4.16 with respect to each such new Loan Party Concentration Account or (ii) other arrangements reasonably satisfactory to the Security Agents and (b) as part of the Compliance Certificate to be delivered concurrently with the delivery of financial statements and reports referred to in Subsections 7.1(a) and 7.1(b) the Parent Borrower will provide a list to the Security Agents of any new opened or acquired Loan Party DDAs or Loan Party Concentration Accounts during the preceding Fiscal Quarter.

(j) In the event that a Loan Party or a Related Corporation acquires new demand deposit accounts or new concentration accounts in connection with an acquisition, the Parent Borrower will procure that such Loan Party shall within ninety (90) days of the date of such acquisition (or such longer period as may be agreed by the Security Agents) cause such new demand deposit accounts or new concentration accounts so acquired to comply with the applicable requirements of Subsection 4.16(b) (including, with respect to any new Loan Party Concentration Account, by entering into a Blocked Account Agreement) or shall enter into other arrangements consistent with the provisions of this Subsection 4.16 and otherwise reasonably satisfactory to the Security Agents with respect to any new Loan Party Concentration Account or Loan Party DDA that, in either case, is to become a Blocked Account.

(k) In order for any DDA or Concentration Account to be designated as a Restricted Bank Account, the Parent Borrower shall notify the Security Agents in writing of the account number(s) (and account name(s)) of the applicable DDA or Concentration Account and any minimum credit balance that must be maintained or any restriction on the amount of funds that may be transferred out of the applicable DDA or Concentration Account, in each case pursuant to any contractual requirement with a customer or because of a legal requirement, including the reason for such minimum credit balance or restriction (it being understood that any such minimum credit balance required to be maintained or any restriction on the amount of funds that may be transferred out of the applicable Restricted Bank Account may be increased or updated from time to time by further notice to the Administrative Agent), and such DDA or Concentration Account (and such related information) shall be deemed added to Part 5 of Schedule 4.16, and such DDA or Concentration Account shall thereafter continue to be designated as a Restricted Bank Account, for so long as the relevant legal requirement or contractual requirement affecting such Restricted Bank Account remains in effect.

(l) The Core Concentration Account shall at all times be under the sole dominion and control of the Administrative Agent. The Parent Borrower, on behalf of each Loan Party, hereby acknowledges and agrees that, except to the extent otherwise provided in the Guarantee and Collateral Agreement, the ABL/Term Loan Intercreditor Agreement, any Junior Lien Intercreditor Agreement or any Other Intercreditor Agreement, as applicable, (x) such Loan Party has no right of withdrawal from the Core Concentration Account, (y) the funds on deposit in the Core Concentration Account shall at all times continue to be collateral security for all of the Obligations of the Loan Parties hereunder and under the other Loan Documents, and (z) the funds on deposit in the Core Concentration Account shall be applied as provided in this Agreement and the ABL/Term Loan Intercreditor Agreement (and any other applicable intercreditor agreement). In the event that, notwithstanding the provisions of this Subsection 4.16, any Loan Party receives or otherwise has dominion and control of any proceeds or collections required to be transferred to the Core Concentration Account pursuant to Subsection 4.16(f), such proceeds and collections shall be held in trust by such Loan Party for the Administrative Agent, shall not be commingled with any of such Loan Party’s other funds or deposited in any bank account of such Loan Party (other than any bank account by which such Loan Party received or acquired dominion or control over such proceeds and collections or with any funds in such bank account) and shall promptly be deposited into the Core Concentration Account or dealt with in such other fashion as such Loan Party may be instructed by the Security Agents.

(m) So long as no Dominion Event has occurred and is continuing, the Loan Parties may direct, and shall have sole control over, the manner of disposition of funds in the Blocked Accounts.

(n) Any amounts held or received in the Core Concentration Account (including all interest and other earnings with respect hereto, if any) at any time (x) when all of the monetary obligations due and owing hereunder and under the other Loan Documents have been satisfied or (y) all Dominion Events have been cured or waived, shall (subject in the case of clause (x) to the provisions of the applicable intercreditor agreement), be remitted to the operating bank account of the applicable Loan Party.

(o) Notwithstanding anything herein to the contrary, the Loan Parties shall be deemed to be in compliance with the requirements set forth in this Subsection 4.16 during the initial 180 day period commencing on the Third Amendment Effective Date to the extent that the arrangements described above are established and effective not later than the date that is 180 days following the Third Amendment Effective Date or such later date as the Security Agents, in their sole discretion, may agree.

SECTION 5

Representations and Warranties

To induce the Administrative Agent and each Lender to make the Extensions of Credit requested to be made by it on the Third Amendment Effective Date and on each Borrowing Date thereafter, the Parent Borrower with respect to itself and its Restricted Subsidiaries, hereby represents and warrants, on the Third Amendment Effective Date, in each case after giving effect to the Transactions, and on every Borrowing Date thereafter to the Administrative Agent and each Lender that:

5.1 Financial Condition.

(a) (i) The audited consolidated balance sheets of the Parent Borrower as of December 31, 2015, December 31, 2014 and December 31, 2013 and the related consolidated related statements of operations, comprehensive income (loss) and cash flows for the Fiscal Years ended December 31, 2015, December 31, 2014 and December 31, 2013, reported on by and accompanied by unqualified reports from Ernst & Young LLP; (ii) the unaudited consolidated balance sheets of the Parent Borrower and the related statements of operations, comprehensive income (loss) and cash flows for the fiscal quarter ended September 30, 2016, June 30, 2016 and March 31, 2016, (iii) audited consolidated balance sheets of AmSurg and its Subsidiaries as of December 31, 2015, December 31, 2014 and December 31, 2013 and the related consolidated related statements of earnings and cash flows for the Fiscal Years ended December 31, 2015, December 31, 2014 and December 31, 2013, reported on by and accompanied by unqualified reports from Deloitte & Touche LLP and (iv) the unaudited consolidated balance sheets of AmSurg and its Subsidiaries and the related statements of earnings and cash flows for the fiscal quarter ended September 30, 2016, June 30, 2016 and March 31, 2016. The financial statements referred to in clauses (i) and (ii) above present fairly, in all material respects, the consolidated financial condition as at such dates, and the consolidated statements of operations and consolidated cash flows for the respective Fiscal Years then ended, of Envision Healthcare Holdings, Inc. The financial statements referred to in clauses (iii) and (iv) above present fairly, in all material respects, the consolidated financial condition as at such dates, and the consolidated statements of operations and consolidated cash flows for the respective Fiscal Years then ended, of AmSurg and its Subsidiaries. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby (except as approved by a Responsible Officer, and disclosed in any such schedules and notes).

(b) As of the Third Amendment Effective Date, except as set forth in the financial statements referred to in Subsection 5.1(a), there are no liabilities of any Loan Party of any kind, whether accrued, contingent, absolute, determined, determinable or otherwise, which could reasonably be expected to result in a Material Adverse Effect.

(c) The pro forma balance sheet and statements of operations of the Parent Borrower, copies of which have heretofore been furnished to each Lender, are the balance sheet and statements of operations of the Parent Borrower and its Subsidiaries as of September 30, 2016, prepared after giving effect to the Transactions as if the Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such statement of operations), which shall be prepared in all material respects in compliance with Regulation S-X.

(d) The Projections have been prepared by management of the Parent Borrower in good faith based upon assumptions believed by management to be reasonable at the time of preparation thereof (it being understood that such Projections, and the assumptions on which they were based, may or may not prove to be correct).

5.2 No Change; Solvent. Since the Third Amendment Effective Date, except as and to the extent disclosed on Schedule 5.2, there has been no development or event relating to or affecting any Loan Party which has had or would be reasonably expected to have a Material Adverse Effect (after giving effect to (i) the consummation of the Transactions, (ii) the making of the Extensions of Credit to be made on the Third Amendment Effective Date and the application of the proceeds thereof as contemplated hereby, and (iii) the payment of actual or estimated fees, expenses, financing costs and tax payments related to the Transactions contemplated hereby). As of the Third Amendment Effective Date, after giving effect to the consummation of the transactions described in preceding clauses (i) through (iii) of the preceding sentence, the Parent Borrower, together with its Subsidiaries on a consolidated basis, is Solvent.

5.3 Corporate Existence; Compliance with Law. Each of the Loan Parties (a) except as set forth on Schedule 5.3, is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation (to the extent applicable in the relevant jurisdiction) except (other than with respect to the Borrowers or any Material Subsidiary), to the extent that the failure to be in good standing would not reasonably be expected to have a Material Adverse Effect, (b) has the legal right to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, except to the extent that the failure to have such legal right would not be reasonably expected to have a Material Adverse Effect, (c) is duly qualified as a foreign corporation or limited liability company and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, other than in such jurisdictions where the failure to be so qualified and in good standing would not be reasonably expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law, except to the extent that the failure to comply therewith would not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

5.4 Corporate Power; Authorization; Enforceable Obligations. Each Loan Party has the corporate or other organizational power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of each of the Borrowers, to obtain Extensions of Credit hereunder, and each such Loan Party has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of each of the Borrowers, to authorize the Extensions of Credit to it, if any, on the terms and conditions of this Agreement, any Notes and the L/C Requests. No consent or authorization of, filing with, notice to or other similar act by or in respect of, any Governmental Authority or any other

Person is required to be obtained or made by or on behalf of any Loan Party in connection with the execution, delivery, performance, validity or enforceability of the Loan Documents to which it is a party or, in the case of each of the Borrowers, with the Extensions of Credit to it, if any, hereunder, except for (a) consents, authorizations, notices and filings described in Schedule 5.4, all of which have been obtained or made prior to the Third Amendment Effective Date, (b) filings to perfect the Liens created by the Security Documents, (c) filings pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. § 3727 et seq.), in respect of Accounts of the Parent Borrower and its Restricted Subsidiaries the Obligor in respect of which is the United States of America or any department, agency or instrumentality thereof, (d) establishment of assignment of Restricted Government Accounts by or pursuant to the order of a court of competent jurisdiction and (e) consents, authorizations, notices and filings which the failure to obtain or make would not reasonably be expected to have a Material Adverse Effect. This Agreement has been duly executed and delivered by the Parent Borrower and each of the Borrowers, and each other Loan Document to which any Loan Party is a party will be duly executed and delivered on behalf of such Loan Party. This Agreement constitutes a legal, valid and binding obligation of each of the Borrowers and each other Loan Document to which any Loan Party is a party when executed and delivered will constitute a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, in each case except as enforceability may be limited by applicable domestic or foreign bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

5.5 No Legal Bar. The execution, delivery and performance of the Loan Documents by any of the Loan Parties, the Extensions of Credit hereunder and the use of the proceeds thereof (a) will not violate any Requirement of Law or Contractual Obligation of such Loan Party in any respect that would reasonably be expected to have a Material Adverse Effect, (b) will not result in, or require the creation or imposition of any Lien (other than Liens securing the Obligations) on any of its properties or revenues pursuant to any such Requirement of Law or Contractual Obligation and (c) will not violate any provision of the Organizational Documents of such Loan Party or any of the Restricted Subsidiaries, except (other than with respect to the Parent Borrower or any Material Subsidiary) as would not reasonably be expected to have a Material Adverse Effect.

5.6 No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Parent Borrower, threatened by or against the Parent Borrower or any of its Restricted Subsidiaries or against any of their respective properties or revenues, (a) except as described on Schedule 5.6, which is so pending or threatened at any time on or prior to the Third Amendment Effective Date and relates to any of the Loan Documents or any of the transactions contemplated hereby or thereby or (b) which would be reasonably expected to have a Material Adverse Effect.

5.7 No Default. Neither the Parent Borrower nor any of its Restricted Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which would be reasonably expected to have a Material Adverse Effect. Since the Third Amendment Effective Date, no Default or Event of Default has occurred and is continuing.

5.8 Ownership of Property; Liens. Each of the Parent Borrower and its Restricted Subsidiaries has good title in fee simple to, or a valid leasehold interest in, all its material real property, and good title to, or a valid leasehold interest in, all its other material property, except those for which the failure to have such good title or have such leasehold interest in would not be reasonably expected to have a Material Adverse Effect, and none of such real or other property is subject to any Lien, except for Permitted Liens.

5.9 Intellectual Property. The Parent Borrower and each of its Restricted Subsidiaries owns, or has the legal right to use, all United States and foreign patents, patent applications, trademarks, trademark applications, trade names, copyrights, technology, know-how and processes necessary for each of them to conduct its business as currently conducted (the “Intellectual Property”) except for those the failure to own or have such legal right to use would not be reasonably expected to have a Material Adverse Effect. Except as provided on Schedule 5.9, no claim has been asserted and is pending by any Person against the Parent Borrower or any of its Restricted Subsidiaries challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Parent Borrower know of any such claim, and, to the knowledge of the Parent Borrower, the use of such Intellectual Property by the Parent Borrower and its Restricted Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements which in the aggregate, would not be reasonably expected to have a Material Adverse Effect.

5.10 Taxes. To the knowledge of the Parent Borrower, (1) the Parent Borrower and its Restricted Subsidiaries has filed or caused to be filed all material tax returns which are required to be filed by it and has paid (a) all Taxes shown to be due and payable on such returns and (b) all Taxes shown to be due and payable on any assessments of which it has received notice made against it or any of its property and all other Taxes imposed on it or any of its property by any Governmental Authority and (2) no Tax Liens have been filed (except for Liens for Taxes not yet due and payable), and no claim is being asserted in writing, with respect to any such Taxes (in each case other than in respect of any such (i) Taxes with respect to which the failure to pay, in the aggregate, would not have a Material Adverse Effect or (ii) Taxes the amount or validity of which are currently being contested in good faith by appropriate proceedings diligently conducted and with respect to which reserves in conformity with GAAP have been provided on the books of the Parent Borrower or its Restricted Subsidiaries, as the case may be).

5.11 Federal Regulations. No part of the proceeds of any Extensions of Credit will be used for any purpose which violates the provisions of the Regulations of the Board, including without limitation, Regulation T, Regulation U or Regulation X of the Board. If requested by any Lender or the Administrative Agent, the Parent Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, referred to in said Regulation U.

5.12 ERISA.

(a) During the five year period prior to each date as of which this representation is made, or deemed made, with respect to any Plan, none of the following events or conditions, either individually or in the aggregate, has resulted or is reasonably likely to result in a Material Adverse Effect: (i) a Reportable Event; (ii) a failure to satisfy the minimum funding standard (within the meaning of Section 412 of the Code or Section 302 of ERISA); (iii) any noncompliance with the applicable provisions of ERISA or the Code; (iv) a termination of a Single Employer Plan (other than a standard termination pursuant to Section 4041(b) of ERISA); (v) a Lien on the property of the Parent Borrower or its Restricted Subsidiaries in favor of the PBGC or a Plan; (vi) a complete or partial withdrawal from any Multiemployer Plan by the Parent Borrower or any Commonly Controlled Entity; (vii) the Reorganization or Insolvency of any Multiemployer Plan; or (viii) any transactions that resulted or could reasonably be expected to result in any liability to the Parent Borrower or any Commonly Controlled Entity under Section 4069 of ERISA or Section 4212(c) of ERISA.

(b) With respect to any Foreign Plan, none of the following events or conditions exists and is continuing that, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect: (i) substantial non-compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders; (ii) failure to be maintained, where required, in good standing with applicable regulatory authorities; (iii) any obligation of the Parent Borrower or its Restricted Subsidiaries in connection with the termination or partial termination of, or withdrawal from, any Foreign Plan; (iv) any Lien on the property of the Parent Borrower or its Restricted Subsidiaries in favor of a Governmental Authority as a result of any action or inaction regarding a Foreign Plan; (v) for each Foreign Plan which is a funded or insured plan, failure to be funded or insured on an ongoing basis to the extent required by applicable non-U.S. law (using actuarial methods and assumptions which are consistent with the valuations last filed with the applicable Governmental Authorities); (vi) any facts that, to the best knowledge of the Parent Borrower or any of its Restricted Subsidiaries, exist that would reasonably be expected to give rise to a dispute and any pending or threatened disputes that, to the best knowledge of the Parent Borrower or any of its Restricted Subsidiaries, would reasonably be expected to result in a material liability to the Parent Borrower or any of its Restricted Subsidiaries concerning the assets of any Foreign Plan (other than individual claims for the payment of benefits); and (vii) failure to make all contributions in a timely manner to the extent required by applicable non-U.S. law.

5.13 Collateral. The Guarantee and Collateral Agreement will be effective to create (to the extent described therein) in favor of the Collateral Agent for the benefit of the Secured Parties, a legal, valid and enforceable security interest in or liens on the Collateral described therein, except as to enforcement, as may be limited by applicable domestic or foreign bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing (and with respect to Restricted Government Accounts, only after assignment thereof has been established by or pursuant to the order of a court of competent jurisdiction). When (a) the actions specified in Schedule 3 to the Guarantee and Collateral Agreement have been duly taken, (b) all applicable Instruments, Chattel Paper and Documents (each as described therein) a security interest in which is perfected by possession have been delivered to, and/or are in the continued possession of, the Collateral Agent and (c) all Deposit Accounts and Pledged Stock (each as defined in the Guarantee and Collateral Agreement) a security interest in which is required to be or is perfected by “control” (as described in the Uniform Commercial Code as in effect in each applicable jurisdiction (in the case of Deposit Accounts) and the State of New York (in the case of Pledged Stock) from time to time) are under the “control” of the Collateral Agent or the Administrative Agent, as agent for the Collateral Agent and as directed by the Collateral Agent, the security interests and liens granted pursuant thereto shall constitute (to the extent described therein), a perfected security interest in (to the extent intended to be created thereby and required to be perfected under the Loan Documents), all right, title and interest of each pledgor or mortgagor (as applicable) party thereto in the Collateral described therein (excluding Commercial Tort Claims, as defined in the Guarantee and Collateral Agreement, other than such Commercial Tort Claims set forth on Schedule 6 thereto (if any)) with respect to such pledgor or mortgagor (as applicable). Notwithstanding any other provision of this Agreement, capitalized terms that are used in this Subsection 5.13 and not defined in this Agreement are so used as defined in the applicable Security Document.

5.14 Investment Company Act; Other Regulations. None of the Borrowers is an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act. None of the Borrowers is subject to regulation under any federal or state statute or regulation (other than Regulation X of the Board) which limits its ability to incur Indebtedness as contemplated hereby.

5.15 Subsidiaries. Schedule 5.15 sets forth all the Subsidiaries of the Parent Borrower at the Third Amendment Effective Date (after giving pro forma effect to the Transactions), the jurisdiction of their organization and the direct or indirect ownership interest of the Parent Borrower therein.

5.16 Purpose of Loans. The proceeds of Revolving Credit Loans and Swingline Loans shall be used by the Borrowers (i) to effect, in part, the Transactions, and to pay certain fees and expenses relating thereto and (ii) to finance the working capital, capital expenditures, business requirements, acquisitions and other general corporate purposes of the Parent Borrower and its Restricted Subsidiaries.

5.17 Environmental Matters. Other than as disclosed on Schedule 5.17 or exceptions to any of the following that would not, individually or in the aggregate, reasonably be expected to give rise to a Material Adverse Effect:

(a) The Parent Borrower and its Restricted Subsidiaries: (i) are, and within the period of all applicable statutes of limitation have been, in compliance with all applicable Environmental Laws; (ii) hold all Environmental Permits (each of which is in full force and effect) required for any of their current operations or for any property owned, leased, or otherwise operated by any of them and reasonably expect to timely obtain without material expense all such Environmental Permits required for planned operations; (iii) are, and within the period of all applicable statutes of limitation have been, in compliance with all of their Environmental Permits; and (iv) believe they will be able to maintain compliance with Environmental Laws, including any reasonably foreseeable future requirements thereto.

(b) Materials of Environmental Concern have not been transported, disposed of, emitted, discharged, or otherwise released or threatened to be released, to or at any real property presently or formerly owned, leased or operated by the Parent Borrower or any of its Restricted Subsidiaries or at any other location, which would reasonably be expected to (i) give rise to liability or other Environmental Costs of the Parent Borrower or any of its Restricted Subsidiaries under any applicable Environmental Law, or (ii) interfere with the planned or continued operations of the Parent Borrower and its Restricted Subsidiaries, or (iii) impair the fair saleable value of any real property owned by the Parent Borrower or any of its Restricted Subsidiaries that is part of the Collateral.

(c) There is no judicial, administrative, or arbitral proceeding (including any notice of violation or alleged violation) under any Environmental Law to which the Parent Borrower or any of its Restricted Subsidiaries is, or to the knowledge of the Parent Borrower or any of its Restricted Subsidiaries is reasonably likely to be, named as a party that is pending or, to the knowledge of the Parent Borrower or any of its Restricted Subsidiaries, threatened.

(d) Neither the Parent Borrower nor any of its Restricted Subsidiaries has received any written request for information, or been notified that it is a potentially responsible party, under the federal Comprehensive Environmental Response, Compensation, and Liability Act or any similar Environmental Law, or received any other written request for information from any Governmental Authority with respect to any Materials of Environmental Concern.

(e) Neither the Parent Borrower nor any of its Restricted Subsidiaries has entered into or agreed to any consent decree, order, or settlement or other agreement, nor is subject to any judgment, decree, or order or other agreement, in any judicial, administrative, arbitral, or other forum, relating to compliance with or liability under any Environmental Law.

5.18 No Material Misstatements. The written information (including the Confidential Information Memorandum), reports, financial statements, exhibits and schedules furnished by or on behalf of the Parent Borrower to the Administrative Agent, the Other Representatives and the Lenders on or prior to the Third Amendment Effective Date in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto, taken as a whole, did not contain as of the Third Amendment Effective Date any material misstatement of fact and did not omit to state as of the Third Amendment Effective Date any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading in their presentation of the Parent Borrower and its Restricted Subsidiaries taken as a whole. It is understood that (a) no representation or warranty is made concerning the forecasts, estimates, pro forma information, projections and statements as to anticipated future performance or conditions, and the assumptions on which they were based or concerning any information of a general economic nature or general information about Parent Borrower’s and its Subsidiaries’ industry, contained in any such information, reports, financial statements, exhibits or schedules, except that, in the case of such forecasts, estimates, pro forma information, projections and statements, as of the date such forecasts, estimates, pro forma information, projections and statements were generated, (i) such forecasts, estimates, pro forma information, projections and statements were based on the good faith assumptions of the management of the Parent Borrower and (ii) such assumptions were believed by such management to be reasonable and (b) such forecasts, estimates, pro forma information and statements, and the assumptions on which they were based, may or may not prove to be correct.

5.19 Labor Matters. There are no strikes pending or, to the knowledge of the Parent Borrower, reasonably expected to be commenced against the Parent Borrower or any of its Restricted Subsidiaries which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. The hours worked and payments made to employees of the Parent Borrower and each of its Restricted Subsidiaries have not been in violation of any applicable laws, rules or regulations, except where such violations would not reasonably be expected to have a Material Adverse Effect.

5.20 Insurance. Schedule 5.20 sets forth a complete and correct listing of all insurance that is (a) maintained by the Loan Parties and (b) material to the business and operations of the Parent Borrower and its Restricted Subsidiaries, in each case, taken as a whole as of the Third Amendment Effective Date, with the amounts insured (and any deductibles) set forth therein.

5.21 Eligible Accounts. As of the date of any Borrowing Base Certificate, the Accounts included in the calculation of Eligible Accounts on such Borrowing Base Certificate satisfy in all material respects the requirements of an “Eligible Account” hereunder.

5.22 Eligible Inventory. As of the date of any Borrowing Base Certificate, the Inventory included in the calculation of Eligible Inventory on such Borrowing Base Certificate satisfy in all material respects the requirements of an “Eligible Inventory” hereunder.

5.23 Anti-Terrorism. To the extent applicable, each of the Borrowers and each Restricted Subsidiary is in compliance, in all material respects, with (i) the PATRIOT Act, (ii) the Trading with the Enemy Act, as amended and (iii) any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) and any other enabling legislation or executive order relating thereto. Neither the Borrowers, nor any Restricted Subsidiary nor, to the knowledge of the Borrowers, any director, officer or employee of any Borrower or any Restricted Subsidiary, is the target of any U.S. sanctions administered by OFAC or a person on the list of “Specially Designated Nationals and Blocked Persons.” No proceeds of the Loans or Letters of Credit will knowingly be used for the purpose of funding or financing any activities or business of or with any Person that at the time of such funding or financing is either the target of any U.S. sanctions administered by OFAC or a person on the list of “Specially Designated Nationals and Blocked Persons” or in any country or territory that is the target of any U.S. sanctions administered by OFAC. Except as would not reasonably be expected to have a Material Adverse Effect, each of the Borrowers, each Restricted Subsidiary and to the knowledge of the Borrowers, their respective officers and directors, are in compliance with Anti-Corruption Laws. No proceeds of the Loans or the Letters of Credit will knowingly be used by the Borrowers or any Restricted Subsidiary in violation of any Anti-Corruption Law.

SECTION 6

Conditions Precedent

6.1 [Reserved].

6.2 Conditions to Each Extension of Credit After the Third Amendment Effective Date. The agreement of each Lender to make any Extension of Credit requested to be made by it on any date after the Third Amendment Effective Date (including each Swingline Loan made after the Third Amendment Effective Date) is subject to the satisfaction or waiver of the following conditions precedent:

(a) Representations and Warranties. Each of the representations and warranties made by any Loan Party pursuant to this Agreement or any other Loan Document (or in any amendment, modification or supplement hereto or thereto) to which it is a party, and each of the representations and warranties contained in any certificate furnished at any time by or on behalf of any Loan Party pursuant to this Agreement or any other Loan Document shall, except to the extent that they relate to a particular date, be true and correct in all material respects on and as of such date as if made on and as of such date.

(b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Extensions of Credit requested to be made on such date.

(c) Borrowing Notice or L/C Request. With respect to any Borrowing, the Administrative Agent shall have received a notice of such Borrowing as required by Subsection 2.2 or 2.4, as applicable (or such notice shall have been deemed given in accordance with Subsection 2.2 or 2.4, as applicable). With respect to the issuance of any Letter of Credit, the applicable Issuing Lender shall have received a L/C Request, completed to its satisfaction, and such other certificates, documents and other papers and information as such Issuing Lender may reasonably request.

Each borrowing of Loans by and each Letter of Credit issued on behalf of any of the Borrowers hereunder shall constitute a representation and warranty by the Parent Borrower as of the date of such borrowing or such issuance that the conditions contained in this Subsection 6.2 have been satisfied (excluding, for the avoidance of doubt, the initial Extensions of Credit hereunder).

SECTION 7

Affirmative Covenants

The Parent Borrower hereby agrees that, from and after the Third Amendment Effective Date and so long as the Commitments remain in effect, and thereafter until payment in full of the Loans, all Reimbursement Obligations and all other Obligations then due and owing to any Lender or any Agent hereunder and termination or expiration of all Letters of Credit (unless cash collateralized or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent), the Parent Borrower shall and (except in the case of delivery of financial information, reports and notices) shall cause each of its respective Restricted Subsidiaries to:

7.1 Financial Statements. Furnish to the Administrative Agent for delivery to each Lender (and the Administrative Agent agrees to make and so deliver such copies):

(a) as soon as available, but in any event not later than the fifth (5th) Business Day after the ninetieth (90th) day following the end of each Fiscal Year of the Parent Borrower ending on or after the Third Amendment Effective Date, a copy of the consolidated balance sheet of the Parent Borrower as at the end of such year and the related consolidated statements of operations, changes in common stockholders’ equity and cash flows for such year, setting forth in each case, in comparative form, the figures for and as of the end of the previous year, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, by Ernst & Young LLP or other independent certified public accountants of nationally recognized standing not unacceptable to the Administrative Agent in its reasonable judgment (it being agreed that the furnishing of the Parent Borrower’s or any Parent Entity’s annual report on Form 10-K for such year, as filed with the SEC or any successor or analogous Governmental Authority, will satisfy the Parent Borrower’s obligation under this Subsection 7.1(a) with respect to such year except with respect to the requirement that such financial statements be reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit);

(b) as soon as available, but in any event not later than the fifth (5th) Business Day after the forty-fifth (45th) day following the end of each of the first three quarterly periods of each Fiscal Year of the Parent Borrower, the unaudited consolidated balance sheet of the Parent Borrower as at the end of such quarter and the related unaudited consolidated statements of operations and cash flows of the Parent Borrower for such quarter and the portion of the Fiscal Year through the end of such quarter, setting forth in each case in comparative form, the figures for and as of the corresponding periods of the previous year, certified by a Responsible Officer of the Parent Borrower as being fairly stated in all material respects (subject to normal year-end audit and other adjustments) (it being agreed that the furnishing of the Parent Borrower’s or any Parent Entity’s quarterly report on Form 10-Q for such quarter, as filed with the SEC or any successor or analogous Governmental Authority, will satisfy the Parent Borrower’s obligations under this Subsection 7.1(b) with respect to such quarter);

(c) all such financial statements delivered pursuant to Subsection 7.1(a) or (b) (and, in the case of any financial statements delivered pursuant to Subsection 7.1(b) shall be certified by a Responsible Officer of the Parent Borrower to) fairly present in all material respects the financial condition of the Parent Borrower in conformity with GAAP and to be (and, in the case of any financial statements delivered pursuant to Subsection 7.1(b) shall be certified by a Responsible Officer of the Parent Borrower as being) in reasonable detail and prepared in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods that began on or after the Third Amendment Effective Date (except as disclosed therein, and except, in the case of any financial statements delivered pursuant to Subsection 7.1(b), for the absence of certain notes); and

(d) to the extent applicable, concurrently with any delivery of consolidated financial statements referred to in Subsections 7.1(a) and (b) above, related unaudited condensed consolidating financial statements and appropriate reconciliations reflecting the material adjustments necessary (as determined by the Parent Borrower in good faith) to eliminate the accounts of Unrestricted Subsidiaries (if any) and, if applicable, any Parent Entity and its Subsidiaries (other than the Parent Borrower and its Subsidiaries) from such consolidated financial statements.

7.2 Certificates; Other Information. Furnish to the Administrative Agent for delivery to each Lender (and the Administrative Agent agrees to make and so deliver such copies):

(a) during the continuance of any Compliance Period, concurrently with the delivery of the financial statements referred to in Subsection 7.1(a), a certificate or report of the independent certified public accountants reporting on such financial statements stating that in making the audit necessary therefor no knowledge was obtained of any Default or Event of Default under Subsection 8.1 insofar as the same relates to any financial accounting matters covered by their audit, except as specified in such certificate or report (which certificate or report may be limited in accordance with accounting rules or guidelines or internal policy of the independent certified public accountant);

(b) concurrently with the delivery of the financial statements and reports referred to in Subsections 7.1(a) and (b), a certificate signed by a Responsible Officer of the Parent Borrower (a “Compliance Certificate”) (i) stating that, to the best of such Responsible Officer’s knowledge, the Parent Borrower and its Restricted Subsidiaries during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement or the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default, except, in each case, as specified in such certificate, and (ii) commencing with the Compliance Certificate delivered for the Fiscal Quarter ended on March 31, 2017, setting forth a reasonably detailed calculation of the Consolidated Fixed Charge Coverage Ratio for the Most Recent Four Quarter Period (whether or not a Compliance Period is in effect) and, if applicable, demonstrating compliance with Subsection 8.1 (in the case of a certificate furnished with the financial statements referred to in Subsections 7.1(a) and (b));

(c) as soon as available, but in any event not later than the fifth (5th) Business Day following the ninetieth (90th) day after the beginning of each Fiscal Year of the Parent Borrower, a copy of the annual business plan by the Parent Borrower of the projected operating budget (including an annual consolidated balance sheet, income statement and statement of cash flows of the Parent Borrower for each Fiscal Quarter of such Fiscal Year prepared in reasonable detail), each such business plan to be accompanied by a certificate signed by a Responsible Officer of the Parent Borrower to the effect that such Responsible Officer believes such projections to have been prepared on the basis of reasonable assumptions at the time of preparation and delivery thereof;

(d) within five (5) Business Days after the same are filed, copies of all financial statements and periodic reports which the Parent Borrower may file with the SEC or any successor or analogous Governmental Authority;

(e) within five (5) Business Days after the same are filed, copies of all registration statements and any amendments and exhibits thereto, which the Parent Borrower may file with the SEC or any successor or analogous Governmental Authority; and

(f) not later than 5:00 P.M., New York City time, on or before the fifteenth (15th) Business Day of each Fiscal Period of the Parent Borrower (or (i) more frequently as the Parent Borrower may elect, so long as the same frequency of delivery is maintained by the Parent Borrower for the immediately following ninety (90) day period or (ii) upon the occurrence and continuance of a Dominion Event, not later than Wednesday of each week), a borrowing base certificate setting forth the Borrowing Base (with supporting calculations) substantially in the form of Exhibit K to the Original Credit Agreement (each, a “Borrowing Base Certificate”), which shall be prepared as of the last Business Day of the preceding Fiscal Period of the Parent Borrower (or (x) such other applicable date to be agreed by the Parent Borrower and the Security Agents in the case of clause (i) above or (y) the previous Friday in the case of clause (ii) above); provided that a revised Borrowing Base Certificate based on the Borrowing Base Certificate most recently delivered shall be delivered within five (5) Business Days after (1) the consummation of a sale of ABL Priority Collateral not in the ordinary course of business with an aggregate value in excess of $25,000,000 or (2) any merger, consolidation or disposition pursuant to clause (3) or (4) of the last proviso of each of Subsection 8.2(a)(y) or 8.2(b), as applicable, giving pro forma effect to such sale or such merger, consolidation or disposition, unless, in the case of the preceding clauses (1) and (2), the effect of such event was already reflect on such Borrowing Base Certificate last delivered. Each such Borrowing Base Certificate shall include such supporting information as may be reasonably requested from time to time by the Security Agents;

(g) promptly, such additional financial and other information as any Agent or Lender may from time to time reasonably request;

(h) promptly upon reasonable request from the Administrative Agent calculations of EBITDA and other Fixed GAAP Terms as reasonably requested by the Administrative Agent upon receipt of a written notice from the Parent Borrower electing to change the Fixed GAAP Date, which calculations shall show the calculations of the respective Fixed GAAP Terms after giving effect to the change in the Fixed GAAP Date and identify the material change(s) in GAAP giving rise to the change in such calculations;

(i) not later than 5:00 P.M., New York City time, on or before the fifteenth (15th) Business Day after the end of the second Fiscal Period in each Fiscal Quarter (or on such other date as the Parent Borrower and the Security Agents shall agree) and in any event not less frequently than once every three months, (i) an updated AMR Accounts Historical Collection Analysis showing, separately historical percentage collection data for Self-Pay Accounts and Third Party Payor Accounts, (ii) an updated EmCare Projected Collection Analysis for 0-180 Days and an EmCare Projected Collection Analysis for 180-360 Days showing projected collection data for EmCare General Accounts and (iii) an updated Cash Analysis, in form, substance and detail previously agreed with the Administrative Agent, in each case as of such date; and

(j) during a Dominion Event, if requested by the Security Agents, no less frequently than once per month, a consolidating balance sheet (including net accounts receivable for the AMR Business and the EmCare Business) for the Parent Borrower prepared as of the end of the relevant Fiscal Period, as soon as available and in any event not later than the fifteenth (15th) day after the end of such Fiscal Period or promptly following the commencement of such Dominion Event and request for such consolidating balance sheet if the Dominion Event commences on or after the fifteenth (15th) day of such Fiscal Period, commencing with the Fiscal Period most recently ended prior to the date on which such Dominion Event commenced for which such consolidating balance sheet is then available and for each subsequent Fiscal Period ending during such Dominion Event.

Documents required to be delivered pursuant to Subsection 7.1 or 7.2 may at the Parent Borrower’s option be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (i) on which the Parent Borrower posts such documents, or provides a link thereto on the Parent Borrower’s (or any Parent Entity’s) website on the Internet at the website address listed on Schedule 7.2 (or such other website address as the Parent Borrower may specify by written notice to the Administrative Agent from time to time); or (ii) on which such documents are posted on the Parent Borrower’s (or any Parent Entity’s) behalf on an Internet or intranet website to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent).

7.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings diligently conducted and reserves in conformity with GAAP with respect thereto have been provided on the books of the Parent Borrower or any of its Restricted Subsidiaries, as the case may be, and except in each case to the extent that failure to do so, in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

7.4 Conduct of Business and Maintenance of Existence; Compliance with Contractual Obligations and Requirements of Law. Preserve, renew and keep in full force and effect its existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of the business of the Parent Borrower and its Restricted Subsidiaries, taken as a whole, except as otherwise permitted pursuant to Subsection 8.2, 8.4 or 8.5, provided that the Parent Borrower and its Restricted Subsidiaries shall not be required to maintain any such rights, privileges or franchises and the Parent Borrower’s Restricted Subsidiaries shall not be required to maintain such existence, if the failure to do so would not reasonably be expected to have a Material Adverse Effect; and comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith, in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

7.5 Maintenance of Property; Insurance.

(a) (i) Keep all property useful and necessary in the business of the Parent Borrower and its Restricted Subsidiaries, taken as a whole, in good working order and condition, except where failure to do so would not reasonably be expected to have a Material Adverse Effect; (ii) maintain with financially sound and reputable insurance companies (or any Captive Insurance Subsidiary) insurance on, or self-insure, all property material to the business of the Parent Borrower and its Restricted Subsidiaries, taken as a whole, in at least such amounts and against at least such risks (but including in any event public liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business; (iii) furnish to the Security Agents, upon written request, information in reasonable detail as to the insurance carried; (iv) use commercially reasonable efforts to maintain property and liability policies that provide that in the event of any cancellation thereof during the term of the policy, either by the insured or by the insurance company, the insurance company shall provide to the secured party at least thirty (30) days prior written notice thereof, or in the case of cancellation for non-payment of premium, ten (10) days prior written notice thereof; (v) in the event of any material change in any of the property or liability policies referenced in the preceding clause (iv), use commercially reasonable efforts to provide the Security Agents with at least thirty (30) days prior written notice thereof, and (vi) use commercially reasonable efforts to ensure that, subject to the ABL/Term Loan Intercreditor Agreement, any Junior Lien Intercreditor Agreement or any Other Intercreditor Agreement at all times the Collateral Agent for the benefit of the Secured Parties, shall be named as an additional insured with respect to liability policies and the Collateral Agent for the benefit of the Secured Parties, shall be named as loss payee with respect to the property insurance maintained by each Borrower and each Subsidiary Guarantor; provided that, unless an Event of Default or a Dominion Event shall have occurred and be continuing, (A) the Collateral Agent shall turn over to the Parent Borrower any amounts received by it as loss payee under any property insurance maintained by the Parent Borrower and its Restricted Subsidiaries, (B) the Collateral Agent agrees that the Parent Borrower and/or the applicable Subsidiary shall have the sole right to adjust or settle any claims under such insurance and (C) all proceeds from a Recovery Event shall be paid to the Parent Borrower.

7.6 Inspection of Property; Books and Records; Discussions.

(a) (i) In the case of the Parent Borrower, keep proper books of records in a manner to allow financial statements to be prepared in conformity with GAAP consistently applied in respect of all material financial transactions and matters involving the material assets and business of the Parent Borrower and its Restricted Subsidiaries, taken as a whole; and (ii) permit representatives of the Security Agents to visit and inspect any of its properties and examine and, to the extent reasonable, make abstracts from any of its books and records and to discuss the business, operations, properties and financial and other condition of the Parent Borrower and its Restricted Subsidiaries with officers of the Parent Borrower and its Restricted Subsidiaries and with its independent certified public accountants, in each case at any reasonable time, upon reasonable notice, and as often as may reasonably be desired; provided that representatives of the Parent Borrower may be present during any such visits, discussions and inspections. Each Borrower shall keep records of its Inventory in accordance with past practice and shall furnish the Security Agents on an annual basis, upon request of the Security Agents, with a summary showing inventory balance per site (and costing of inventory) or, if a Dominion Event has occurred and is continuing, more frequently as reasonably requested by the Security Agents, in form and substance substantially consistent with the Parent Borrower’s past practice or in such other form and substance as the Security Agents may otherwise consent (such consent not to be unreasonably withheld, conditioned or delayed) together with such supporting information (including count sheets) as the Security Agents shall reasonably request. Each Borrower shall, at such Borrower’s expense, conduct a physical inventory and costing of its Inventory on an annual basis substantially consistent with past practice or in such other manner as the Security Agents may otherwise consent (such consent not to be unreasonably withheld, conditioned or delayed). The summary referred to in the second preceding sentence shall be based on such physical inventory and costing.

(b) At reasonable times during normal business hours and upon reasonable prior notice that the Security Agents request, independently of or in connection with the visits and inspections provided for in clause (a) above, the Parent Borrower and its Restricted Subsidiaries will grant access to the Security Agents (including employees of the Security Agents or any consultants, accountants, lawyers and appraisers retained by the Security Agents) to such Person’s premises, books, records and accounts so that (i) the Security Agents or an appraiser retained by the Security Agents may conduct (or engage third parties to conduct) such field examinations, verifications and evaluations (including environmental assessments) as the Security Agents may deem reasonably necessary or appropriate, including evaluation of the Parent Borrower’s practices in the computation of the Borrowing Base. Unless an Event of Default exists, or if previously approved by the Parent Borrower, no environmental assessment by the Security Agents may include any sampling or testing of the soil, surface water or groundwater. The Security Agents may conduct one (1) field examination in each calendar year in each case for all of the Loan Parties each at the Loan Parties’ expense; provided that, the Security Agents may conduct up to two (2) field examinations in a calendar year if Excess Availability falls below 30.0% of Availability for five (5) consecutive Business Days at any time in such calendar year, each at the Loan Parties’ expense. Notwithstanding anything to the contrary contained herein, after the occurrence and during the continuance of any Event of Default, the Security Agents may cause such additional field examinations to be taken for each of the Loan Parties as the Security Agents in their reasonable discretion determines are necessary or appropriate (each, at the expense of the Loan Parties). All amounts chargeable to the applicable Borrowers under this Subsection 7.6(b) shall constitute obligations that are secured by all of the applicable Collateral and shall be payable to the Agents hereunder.

(c) During the course of the above-described visits, inspections, examinations and discussions, representatives of the Security Agents and the Lenders may encounter individually identifiable healthcare information as defined under the Administrative Simplification (including privacy and security) regulations promulgated pursuant to the Health Insurance Portability and Accountability Act of

1996, as amended (collectively, “HIPAA”), or other confidential information relating to healthcare patients whether protected under HIPAA or otherwise (collectively, the “Confidential Healthcare Information”). The Parent Borrower or any Restricted Subsidiary shall, consistent with HIPAA’s “minimum necessary” provisions, permit such disclosure of Confidential Healthcare Information to representatives of the Security Agents or the Lenders for their “healthcare operations” purposes only to the extent permissible under applicable laws, regulations or ordinances intended to protect the privacy rights of healthcare patients, including, without limitation, HIPAA and its “minimum necessary” provision. Unless otherwise required by law, the Security Agents, the Lenders and their respective representatives shall not require or perform any act that would cause the Parent Borrower or any of its Subsidiaries to violate any laws, regulations or ordinances intended to protect the privacy rights of healthcare patients, including, without limitation, HIPAA.

7.7 Notices. Promptly give notice to the Administrative Agent and each Lender of:

(a) as soon as possible after a Responsible Officer of the Parent Borrower knows thereof, the occurrence of any Default or Event of Default;

(b) as soon as possible after a Responsible Officer of the Parent Borrower knows thereof, any default or event of default under any Contractual Obligation of the Parent Borrower or any of its Restricted Subsidiaries, other than as previously disclosed in writing to the Lenders, which, if not cured, would reasonably be expected to have a Material Adverse Effect;

(c) as soon as possible after a Responsible Officer of the Parent Borrower knows thereof, the occurrence of (i) any default or event of default under the Term Loan Credit Agreement or the Senior Notes Indenture (or any agreement or indenture governing refinancing Indebtedness in respect of the Senior Notes, in each case relating to Indebtedness in an aggregate principal amount equal to or greater than $150,000,000) or (ii) any payment default under any Additional Obligations Documents or under any agreement or document governing other Indebtedness, in each case relating to Indebtedness in an aggregate principal amount equal to or greater than $150,000,000;

(d) as soon as possible after a Responsible Officer of the Parent Borrower knows thereof, any litigation, investigation or proceeding affecting the Parent Borrower or any of its Restricted Subsidiaries that would reasonably be expected to have a Material Adverse Effect;

(e) the following events, as soon as possible and in any event within thirty (30) days after a Responsible Officer of the Parent Borrower knows thereof: (i) the occurrence or expected occurrence of any Reportable Event (or similar event) with respect to any Single Employer Plan (or Foreign Plan), a failure to make any required contribution to a Single Employer Plan, Multiemployer Plan or Foreign Plan, the creation of any Lien on the property of the Parent Borrower or its Restricted Subsidiaries in favor of the PBGC, a Plan or a Foreign Plan or any withdrawal from, or the full or partial termination, Reorganization or Insolvency of, any Multiemployer Plan or Foreign Plan; (ii) the institution of proceedings or the taking of any other formal action by the PBGC or the Parent Borrower or any of its Restricted Subsidiaries or any Commonly Controlled Entity or any Multiemployer Plan which would reasonably be expected to result in the withdrawal from, or the termination, Reorganization or Insolvency of, any Single Employer Plan, Multiemployer Plan or Foreign Plan; provided, however, that no such notice will be required under clause (i) or (ii) above unless the event giving rise to such notice, when aggregated with all other such events under clause (i) or (ii) above, would be reasonably expected to result in a Material Adverse Effect; or (iii) the first occurrence after the Third Amendment Effective Date of an Underfunding under a Single Employer Plan or Foreign Plan that exceeds 10% of the value of the assets of such

Single Employer Plan or Foreign Plan, in each case, determined as of the most recent annual valuation date of such Single Employer Plan or Foreign Plan on the basis of the actuarial assumptions used to determine the funding requirements of such Single Employer Plan or Foreign Plan as of such date;

(f) as soon as possible after a Responsible Officer of the Parent Borrower knows thereof, (i) any release or discharge by the Parent Borrower or any of its Restricted Subsidiaries of any Materials of Environmental Concern required to be reported under applicable Environmental Laws to any Governmental Authority, unless the Parent Borrower reasonably determines that the total Environmental Costs arising out of such release or discharge would not reasonably be expected to have a Material Adverse Effect; (ii) any condition, circumstance, occurrence or event not previously disclosed in writing to the Administrative Agent that would reasonably be expected to result in liability or expense under applicable Environmental Laws, unless the Parent Borrower reasonably determines that the total Environmental Costs arising out of such condition, circumstance, occurrence or event would not reasonably be expected to have a Material Adverse Effect, or would not reasonably be expected to result in the imposition of any lien or other material restriction on the title, ownership or transferability of any facilities and properties owned, leased or operated by the Parent Borrower or any of its Restricted Subsidiaries that would reasonably be expected to result in a Material Adverse Effect; and (iii) any proposed action to be taken by the Parent Borrower or any of its Restricted Subsidiaries that would reasonably be expected to subject the Parent Borrower or any of its Restricted Subsidiaries to any material additional or different requirements or liabilities under Environmental Laws, unless the Parent Borrower reasonably determines that the total Environmental Costs arising out of such proposed action would not reasonably be expected to have a Material Adverse Effect;

(g) as soon as possible after a Responsible Officer of the Parent Borrower knows thereof, any loss, damage, or destruction to a significant portion of the ABL Priority Collateral, whether or not covered by insurance; and

(h) as soon as possible after a Responsible Officer of the Parent Borrower knows of any notice thereof from a depositary or other financial institution, details of any cancellation or suspension of any sweep or transfer from a Related Corporation DDA or a Related Corporation Concentration Account that is instructed by a physician bank account signatory and a reasonably detailed explanation of the steps being taken as a result thereof.

Each notice pursuant to this Subsection 7.7 shall be accompanied by a statement of a Responsible Officer of the Parent Borrower (and, if applicable, the relevant Commonly Controlled Entity or Restricted Subsidiary) setting forth details of the occurrence referred to therein and stating what action the Parent Borrower (or, if applicable, the relevant Commonly Controlled Entity or Restricted Subsidiary) proposes to take with respect thereto.

7.8 Environmental Laws.

(a) (i) Comply substantially with, and require substantial compliance by all tenants, subtenants, contractors, and invitees with, all applicable Environmental Laws; (ii) obtain, comply substantially with and maintain any and all Environmental Permits necessary for its operations as conducted and as planned; and (iii) require that all tenants, subtenants, contractors, and invitees obtain, comply substantially with and maintain any and all Environmental Permits necessary for their operations as conducted and as planned, with respect to any property leased or subleased from, or operated by the Parent Borrower or its Restricted Subsidiaries. For purposes of this Subsection 7.8(a), noncompliance shall not constitute a breach of this covenant; provided, that upon learning of any actual or suspected noncompliance, the

Parent Borrower and any such affected Restricted Subsidiary shall promptly undertake and diligently pursue reasonable efforts, if any, to achieve compliance; and provided, further, that in any case such noncompliance would not reasonably be expected to have a Material Adverse Effect.

(b) Promptly comply, in all material respects, with all orders and directives of all Governmental Authorities regarding Environmental Laws, other than such orders or directives (i) as to which the failure to comply would not reasonably be expected to result in a Material Adverse Effect or (ii) as to which: (x) appropriate reserves have been established in accordance with GAAP; (y) an appeal or other appropriate contest is or has been timely and properly taken and is being diligently pursued in good faith; and (z) if the effectiveness of such order or directive has not been stayed, the failure to comply with such order or directive during the pendency of such appeal or contest would not reasonably be expected to have a Material Adverse Effect.

7.9 Subsidiaries.

(a) [Reserved].

(b) With respect to (i) any Domestic Subsidiary that is a Wholly Owned Subsidiary (other than (x) an Excluded Subsidiary and (y) a Subsidiary that will be (and, unless the Security Agents shall otherwise agree in their sole discretion, within 90 days following its creation or acquisition, is) converted into a Related Professional Corporation in a manner consistent with past practices on or prior to the Third Amendment Effective Date or in the ordinary course of business) created or acquired (including by reason of any Foreign Subsidiary Holdco ceasing to constitute same) subsequent to the Third Amendment Effective Date by the Parent Borrower or any of its Domestic Subsidiaries that are Wholly Owned Subsidiaries (other than an Excluded Subsidiary), (ii) any Unrestricted Subsidiary that is a Wholly Owned Subsidiary being designated as a Restricted Subsidiary (and not otherwise constituting an Excluded Subsidiary), (iii) any Excluded Subsidiary that is a Wholly Owned Subsidiary ceasing to be an “Excluded Subsidiary” as provided in the definition thereof after the expiry of any applicable period referred to in such definition and (iv) any entity becoming a Domestic Subsidiary that is a Wholly Owned Subsidiary as a result of a transaction pursuant to, and permitted by, Subsection 8.2 or 8.4 (other than an Excluded Subsidiary or a Subsidiary of the type described in sub-clause (y) of the first parenthetical in the preceding clause (i)), promptly notify the Security Agents of such occurrence and, if the Security Agents or the Required Lenders so request, promptly (i) execute and deliver to the Collateral Agent for the benefit of the Secured Parties such amendments to the Guarantee and Collateral Agreement as the Collateral Agent shall reasonably deem necessary or reasonably advisable to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected second priority security interest in accordance with the terms of the ABL/Term Loan Intercreditor Agreement (as and to the extent provided in the Guarantee and Collateral Agreement) in the Capital Stock of such new Domestic Subsidiary, (ii) deliver to the Collateral Agent the certificates (if any) representing such Capital Stock, together with undated stock powers, executed and delivered in blank by a duly authorized officer of the parent of such new Domestic Subsidiary that is directly owned by any Borrower or any Domestic Subsidiary that is a Wholly Owned Subsidiary (other than any Excluded Subsidiary and other than a Subsidiary that will be (and, unless the Security Agents shall otherwise agree in their sole discretion, within 90 days following its creation or acquisition, is) converted into a Related Professional Corporation in a manner consistent with past practices on or prior to the Third Amendment Effective Date or in the ordinary course of business) and (iii) cause such new Domestic Subsidiary (A) to become a party to the Guarantee and Collateral Agreement and (B) to take all actions reasonably deemed by the Security Agents to be necessary or advisable to cause the Lien created by the Guarantee and Collateral Agreement in such new Domestic Subsidiary’s Collateral to be duly perfected in accordance with all applicable Requirements of Law (as and to the extent provided in the Guarantee and Collateral Agreement), including the filing of financing statements in such jurisdictions as may be reasonably requested by the Collateral Agent. In addition, the Parent Borrower may cause any Domestic

Subsidiary that is a Restricted Subsidiary that is not required to become a Subsidiary Guarantor to become a Subsidiary Guarantor by taking the actions provided above applicable to Domestic Subsidiaries that are required to become Subsidiary Guarantors.

(c) With respect to any Foreign Subsidiary or Domestic Subsidiary that is not a Wholly Owned Subsidiary created or acquired subsequent to the Third Amendment Effective Date by the Parent Borrower or any of its Domestic Subsidiaries that are Wholly Owned Subsidiaries (in each case, other than any Excluded Subsidiary and other than a Subsidiary that will be (and, unless the Security Agents shall otherwise agree in their sole discretion, within 90 days following its creation or acquisition, is) converted into a Related Professional Corporation in a manner consistent with past practices on or prior to the Third Amendment Effective Date or in the ordinary course of business), the Capital Stock of which is owned directly by the Parent Borrower or a Domestic Subsidiary that is a Wholly Owned Subsidiary (other than an Excluded Subsidiary or a Subsidiary referred to in the immediately preceding parenthetical), promptly notify the Security Agents of such occurrence and if the Security Agents or the Required Lenders so request, promptly (i) execute and deliver to the Collateral Agent a new pledge agreement or such amendments to the Guarantee and Collateral Agreement as the Collateral Agent shall reasonably deem necessary or reasonably advisable to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected second priority security interest in accordance with the terms of the ABL/Term Loan Intercreditor Agreement (as and to the extent provided in the Guarantee and Collateral Agreement) in the Capital Stock of such new Subsidiary that is directly owned by any Borrower or any Domestic Subsidiary that is a Wholly Owned Subsidiary (other than an Excluded Subsidiary or a Subsidiary referred to in the third preceding parenthetical) and (ii) to the extent reasonably deemed advisable by the Security Agents, deliver to the Collateral Agent the certificates, if any, representing such Capital Stock, together with undated stock powers, executed and delivered in blank by a duly authorized officer of the relevant parent of such new Subsidiary and take such other action as may be reasonably deemed by the Security Agents to be necessary or desirable to perfect the Collateral Agent’s security interest therein (in each case as and to the extent required by the Guarantee and Collateral Agreement); provided that in either case in no event shall more than 65.0% of each series of Capital Stock of any new Foreign Subsidiary be required to be so pledged and, provided, further, that in either case no such pledge or security shall be required with respect to any Subsidiary that is not a Wholly Owned Subsidiary and a Restricted Subsidiary to the extent that the grant of such pledge or security interest would violate the terms of any agreements under which the Investment by the Parent Borrower or any of its Restricted Subsidiaries was made therein.

(d) At its own expense, execute, acknowledge and deliver, or cause the execution, acknowledgement and delivery of, and thereafter register, file or record in an appropriate governmental office, any document or instrument reasonably deemed by the Security Agents to be necessary or desirable for the creation, perfection and priority and the continuation of the validity, perfection and priority of the foregoing Liens or any other Liens created pursuant to the Security Documents (to the extent the Security Agents determine, in their reasonable discretion, that such action is required to ensure the perfection or the enforceability as against third parties of its security interest in such Collateral) in each case in accordance with, and to the extent required by, the Guarantee and Collateral Agreement.

(e) Notwithstanding anything to the contrary in this Agreement, (A) the foregoing requirements shall be subject to the terms of the ABL/Term Loan Intercreditor Agreement, any Junior Lien Intercreditor Agreement or any Other Intercreditor Agreement and, in the event of any conflict with such terms, the terms of the ABL/Term Loan Intercreditor Agreement, any Junior Lien Intercreditor Agreement and any Other Intercreditor Agreement, as applicable, shall control, (B) no security interest is or will be granted pursuant to any Loan Document or otherwise in any right, title or interest of any of the Parent Borrower or any of its Subsidiaries in, and “Collateral” shall not include, any Excluded Asset (as defined in the Guarantee and Collateral Agreement); (C) no Loan Party or any Affiliate thereof shall be required to take any action in any non-U.S. jurisdiction or required by the laws of any non-U.S. jurisdiction in order to create any security interests in assets located or titled outside of the U.S. or to perfect any security interests (it being understood that there shall be no security agreements or pledge agreements governed under the laws of any non-U.S. jurisdiction) and (D) nothing in this Subsection 7.9 shall require that any Subsidiary grant a Lien with respect to any property or assets in which such Subsidiary acquires ownership rights to the extent that the Administrative Agent, in its reasonable judgment, determines that the granting of such a Lien is impracticable.

7.10 Use of Proceeds. Use the proceeds of the Loans only for the purposes set forth in Subsection 5.16 and request the issuance of Letters of Credit only for the purposes set forth in Subsection 3.1(b).

7.11 Accounting Changes. The Parent Borrower will, for financial reporting purposes, cause the Parent Borrower’s and each of its Subsidiaries’ Fiscal Years to end on December 31st of each calendar year; provided that the Parent Borrower may, upon written notice to the Administrative Agent, change the financial reporting convention specified above to any other financial reporting convention reasonably acceptable to the Administrative Agent, in which case the Parent Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary in order to reflect such change in financial reporting.

7.12 [Reserved].

7.13 [Reserved].

7.14 [Reserved].

SECTION 8

Negative Covenants

The Parent Borrower hereby agrees that, from and after the Third Amendment Effective Date and so long as the Commitments remain in effect, and thereafter until payment in full of the Loans, all Reimbursement Obligations and all other Obligations then due and owing to any Lender or any Agent and termination or expiration of all Letters of Credit (unless cash collateralized or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent), the Parent Borrower shall not and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

8.1 Financial Condition Covenant. During each Compliance Period, permit, for the Most Recent Four Quarter Period, the Consolidated Fixed Charge Coverage Ratio as at the last day of such period of four (4) consecutive Fiscal Quarters to be less than 1.00 to 1.00.

8.2 Limitation on Fundamental Changes. Enter into any merger or consolidation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, except:

(a) (x) any Borrower may be merged or consolidated with or into another Person if a Borrower is the surviving Person or the Person (the “Successor Borrower”) formed by or surviving such merger or consolidation (i) is organized or existing under the laws of the United States, or any state, district or territory thereof and (ii) expressly assumes all obligations of such Borrower under the Loan Documents pursuant to documentation reasonably satisfactory to the Administrative Agent after, solely with respect to a Successor Borrower that is not a Loan Party as of the

Third Amendment Effective Date, such Successor Borrower provides all information at least 3 Business Days prior to the date of such merger or consolidation as may be reasonably requested in writing by the Administrative Agent at least 10 days prior to such merger or consolidation in order to comply with applicable “know your customer” requirements established by U.S. regulatory authorities); provided that (i) immediately after giving effect to the transaction (and treating any Indebtedness that becomes an Obligation of the Successor Borrower as a result of such transaction as having been incurred by the Successor Borrower at the time of such transaction), no Default will have occurred and be continuing, (ii) each Subsidiary Guarantor (other than (x) any Subsidiary Guarantor that will be released from its obligations under its Subsidiary Guaranty in connection with such transaction and (y) any party to any such consolidation or merger) shall have delivered a joinder or other document or instrument in form reasonably satisfactory to the Security Agents, confirming its Subsidiary Guaranty (other than any Subsidiary Guaranty that will be discharged or terminated in connection with such transaction) and (iii) each Subsidiary Guarantor (other than (x) any Subsidiary that will be released from its grant or pledge of Collateral under the Guarantee and Collateral Agreement in connection with such transaction and (y) any party to any such consolidation or merger) shall have by a supplement to the Guarantee and Collateral Agreement or another document or instrument affirmed that its obligations thereunder shall apply to its Guarantee as reaffirmed pursuant to clause (ii) above; and (y) any Restricted Subsidiary of the Parent Borrower other than any Borrower may be merged or consolidated with or into the Parent Borrower (provided that the Parent Borrower shall be the continuing or surviving entity) or with or into any one or more Restricted Subsidiaries that are Wholly Owned Subsidiaries of the Parent Borrower (provided that the Wholly Owned Subsidiary or Restricted Subsidiaries of the Parent Borrower shall be the continuing or surviving entity); provided that (x) in any case where the Subsidiary that is the non-surviving entity is a Loan Party and such Subsidiary’s assets include real property owned by such Loan Party or Voting Stock of any other Loan Party, or (y) if such merger or consolidation constitutes (alone or together with any related merger or consolidation by any Loan Party) a transfer of all or substantially all of the assets of the Domestic Subsidiaries that are Loan Parties, then in the case of either (x) or (y), (1) the continuing or surviving entity shall be a Loan Party, or (2) such merger or consolidation shall be in the ordinary course of business, or (3) if the continuing or surviving entity is not a Loan Party, the Fair Market Value of all such assets transferred by a Loan Party pursuant to this clause (3) does not exceed $35,000,000 in any Fiscal Year or (4) at the time of such merger or consolidation, (A) the Payment Condition in respect of merger or consolidation is satisfied and (B) no Specified Default or other Event of Default known to the Parent Borrower has occurred and is continuing or would result therefrom;

(b) any Restricted Subsidiary of the Parent Borrower may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Parent Borrower or any Restricted Subsidiary that is a Wholly Owned Subsidiary of the Parent Borrower (and, in the case of a non-Wholly Owned Subsidiary, may be liquidated to the extent the Parent Borrower or any Wholly Owned Subsidiary which is a direct parent of such non-Wholly Owned Subsidiary receives a pro rata distribution of the assets thereof); provided that if the Subsidiary that disposes of any or all of its assets is a Loan Party and such disposition includes real property owned by such Loan Party or Voting Stock of any other Loan Party, or constitutes (alone or together with any related disposition of assets by any Loan Party) all or substantially all of the assets of the Domestic Subsidiaries that are Loan Parties, (1) the transferee of such assets shall be a Loan Party, or (2) such disposition shall be in the ordinary course of business, or (3) if the transferee of such assets is not a Loan Party, the Fair Market Value of all such assets transferred by a Loan Party pursuant to this clause (3) does not exceed $35,000,000 in any Fiscal Year or (4) at the time of such sale, lease, transfer or other disposition, (A) the Payment Condition in respect of asset sales is satisfied and (B) no Specified Default or other Event of Default known to the Parent Borrower has occurred and is continuing or would result therefrom;

(c) to the extent such sale, lease, transfer or other disposition or transaction is expressly excluded from the definition of “Asset Sale” or, if such sale, lease transfer or other disposition or transaction constitutes an “Asset Sale,” such Asset Sale is made in compliance with Subsection 8.5;

(d) the Parent Borrower or any Restricted Subsidiary may be merged or consolidated with or into any other Person in order to effect any acquisition permitted pursuant to Subsection 8.4;

(e) any Restricted Subsidiary acquired after the Third Amendment Effective Date (whether by merger, consolidation, amalgamation, asset purchase or otherwise) may be converted into a Related Corporation; or

(f) in connection with the Transactions.

For purposes of this Subsection 8.2, so long as at the time of any Minority Business Disposition or any Minority Business Offering, (x) the Payment Condition is satisfied and (y) no Specified Default or Event of Default known to the Parent Borrower exists or would arise therefrom, the Minority Business Assets shall not be deemed at any time to constitute all or substantially all of the assets of the Company, and any sale or transfer of all or any part of the Minority Business Assets (whether directly or indirectly, whether by sale or transfer of any such assets, or of any Capital Stock or other interest in any Person holding such assets, or any combination thereof, and whether in one or more transactions, or otherwise, including any Minority Business Offering or any Minority Business Disposition) shall not be prevented or otherwise restricted by the terms of this Subsection 8.2.

8.3 Limitation on Restricted Payments. Declare or pay any Restricted Payment, except that:

(a) the Parent Borrower may pay cash dividends, payments and distributions in an amount sufficient to allow any Parent Entity to pay legal, accounting and other maintenance and operational expenses (other than taxes) incurred in the ordinary course of business, provided that, if any Parent Entity shall own any material assets other than the Capital Stock of the Parent Borrower or another Parent Entity or other assets, relating to the ownership interest of such Parent Entity in another Parent Entity, the Parent Borrower or its Subsidiaries, such cash dividends with respect to such Parent Entity shall be limited to the reasonable and proportional share, as determined by the Parent Borrower in its reasonable discretion, of such expenses incurred by such Parent Entity relating or allocable to its ownership interest in the Parent Borrower or another Parent Entity and such other related assets;

(b) the Parent Borrower may pay cash dividends, payments and distributions in an amount sufficient to cover reasonable and necessary expenses (including professional fees and expenses) (other than taxes) incurred by any Parent Entity in connection with (i) registration, public offerings and exchange listing of equity or debt securities and maintenance of the same, (ii) reporting obligations under, or in connection with compliance with, applicable laws or applicable rules of any governmental, regulatory or self-regulatory body or stock exchange, this Agreement, the Term Loan Documents, the Senior Notes Debt Documents or any other agreement or instrument relating to Indebtedness of any Loan Party or any of the Restricted Subsidiaries and (iii) indemnification and reimbursement of directors, officers and employees in respect of liabilities relating to their serving in any such capacity, or obligations in respect of director and officer insurance (including premiums therefor), provided that, in the case of subclause (i) above, if any Parent Entity shall own any material assets other than the Capital Stock of the Parent Borrower or another Parent Entity or other assets relating to the ownership interest of such Parent Entity in another Parent Entity, the Parent Borrower or its Subsidiaries, with respect to such Parent Entity such cash dividends shall be limited to the reasonable and proportional share, as determined by the Parent Borrower in its reasonable discretion, of such expenses incurred by such Parent Entity relating or allocable to its ownership interest in another Parent Entity, the Parent Borrower and such other assets;

(c) the Parent Borrower may pay, without duplication, cash dividends, payments and distributions (A) pursuant to any tax sharing agreement with any Parent Entity; and (B) to pay or permit any Parent Entity to pay any Related Taxes;

(d) [reserved];

(e) the Parent Borrower may pay cash dividends, payments and distributions in an amount sufficient to repurchase or to allow any Parent Entity to repurchase shares of its Capital Stock or rights, options or units in respect thereof from any Management Investors or former Management Investors (or any of their respective heirs, successors, assigns, legal representatives or estates) (including any repurchase or acquisition by reason of the Parent Borrower or any Parent Entity retaining any Capital Stock, option, warrant or other right in respect of any withholding obligations, and any related payment in respect of any such obligations), or as otherwise contemplated by any Management Subscription Agreements for an aggregate purchase price not to exceed in any calendar year $50,000,000; provided that such amount shall be increased by (A) an amount equal to the proceeds to the Parent Borrower or any Parent Entity of any resales or new issuances of shares and options to any Management Investors, at any time after the initial issuances to any Management Investors, together with the aggregate amount of deferred compensation owed by any Parent Entity the Parent Borrower or any of its Subsidiaries to any Management Investor that shall thereafter have been cancelled, waived or exchanged at any time after the initial issuances to any thereof in connection with the grant to such Management Investor of the right to receive or acquire shares of the Parent Borrower’s or any Parent Entity’s Capital Stock; provided, however, that, if applicable, any amount actually received by any Parent Entity in accordance with this clause (A) shall have been further contributed to the Parent Borrower or applied (i) to pay expenses, taxes or other amounts (in respect of which the Parent Borrower is permitted to make dividends, payments or distributions pursuant to this Subsection 8.3) or (ii) in payment of Parent Entity Expenses; and (B) the cash proceeds of key man life insurance policies received by the Parent Borrower or any of its Subsidiaries (or by any Parent Entity and contributed to the Parent Borrower);

(f) the Parent Borrower may pay dividends, payments and distributions to the extent of Net Proceeds from any Excluded Contribution to the extent such dividend, payment or distribution is made (regardless of whether any Default or Event of Default has occurred and is continuing) within one hundred and eighty (180) days of the date when such Excluded Contribution was received by the Parent Borrower; provided that any payment pursuant to this Subsection 8.3(f) shall be deemed to be a usage of the Available Excluded Contribution Amount Basket;

(g) the Parent Borrower may pay dividends, payments and distributions in an amount not to exceed the Available Excluded Contribution Amount Basket, (i) for purposes permitted under Subsection 8.3(e) if at the time such dividend, payment or distribution is made no Specified Default shall have occurred and be continuing or would result therefrom or (ii) for any other purposes if at the time such dividend, payment or distribution is made no Specified Default or Event of Default known to the Parent Borrower shall have occurred and be continuing or would result therefrom;

(h) the Parent Borrower may pay cash dividends, payments and distributions, (i) (x) for purposes permitted under Subsection 8.3(e) if at the time such dividend, payment or distribution is declared no Specified Default shall have occurred and be continuing or would if paid on the date of such declaration result therefrom or (y) for any other purposes, if at the time such dividend, payment or distribution is declared no Specified Default or Event of Default known to the Parent Borrower shall have occurred and be continuing or would if paid on the date of such declaration result therefrom (provided in each case that such dividend, payment or distribution is paid within thirty (30) days of such declaration) and (ii) the aggregate amount of such dividends, payments and distributions pursuant to this clause (h), when aggregated with all optional prepayments made pursuant to Subsection 8.6(e)(i), do not exceed $50,000,000 in the aggregate;

(i) in addition to the foregoing dividends, the Parent Borrower may pay additional dividends, payments and distributions, (x) for purposes permitted under Subsection 8.3(e) if at the time such dividend, payment or distribution is declared no Specified Default shall have occurred and be continuing or would if paid on the date of such declaration result therefrom or (y) for any other purposes, if at the time such dividend, payment or distribution is declared no Specified Default or Event of Default known to the Parent Borrower shall have occurred and be continuing or would if paid on the date of such declaration result therefrom, provided that in each case the Payment Condition shall be satisfied and provided further, that in each case such dividend, payment or distribution is paid within thirty (30) days of such declaration; and

(j) on or prior to July 1, 2017, the Parent Borrower may declare and pay dividends with respect to the Existing Mandatory Convertible Preferred in accordance with the terms thereof as in effect on the Issue Date.

For purposes of determining compliance with Subsection 8.3, in the event that any Restricted Payment meets the criteria of more than one of the types of Restricted Payments described in one or more of the clauses of Subsection 8.3, the Parent Borrower, in its sole discretion, shall classify such item of Restricted Payment and may include the amount and type of such Restricted Payment in one or more of such clauses (including in part under one such clause and in part under another such clause).

8.4 Limitations on Certain Acquisitions. Acquire by purchase or otherwise all the business or assets of, or stock or other evidences of beneficial ownership of, any Person, except that the Parent Borrower and its Restricted Subsidiaries shall be allowed to make any such acquisitions so long as:

(a) such acquisition is expressly permitted by Subsection 8.2 (other than clause (d)); or

(b) such acquisition is a Permitted Acquisition;

provided that in the case of each such acquisition pursuant to clause (a) or (b) after giving effect thereto, no Specified Default or other Event of Default known to the Parent Borrower shall occur as a result of such acquisition and; provided, further, that with respect to any acquisition that is consummated in a single transaction or a series of related transactions, all or any of which might constitute an Investment but not the acquisition of all of the business or assets of, or stock or other evidences of beneficial ownership of, any Person, the Parent Borrower at its option may classify such transactions in whole or in part as an acquisition subject to this Subsection 8.4 (and for the avoidance of doubt not as Investments subject to Subsection 8.12).

8.5 Limitation on Dispositions of Collateral. Unless the Payment Condition shall have been satisfied, engage in any Asset Sale with respect to any of the Collateral, except that the Parent Borrower and its Restricted Subsidiaries shall be allowed to engage in any Asset Sale, so long as the consideration received (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) in connection with such Asset Sale is for Fair Market Value, and if the consideration received is greater than $100,000,000, at least 75.0% of such consideration received (excluding, in the case of an Asset Sale (or series of related Asset Sales), any consideration by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise, that are not Indebtedness) is in the form of cash. For the purposes of the foregoing, the following are deemed to be cash: (1) Cash Equivalents and Temporary Cash Investments, (2) the assumption of Indebtedness of the Parent Borrower (other than Disqualified Capital Stock of the Parent Borrower) or any Restricted Subsidiary and the release in writing of the Parent Borrower or such Restricted Subsidiary from all liability on payment of the principal amount of such Indebtedness in connection with such Asset Sale, (3) Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Sale, to the extent that the Parent Borrower and each other Restricted Subsidiary are released in writing from any Guarantee Obligation of payment of the principal amount of such Indebtedness in connection with such Asset Sale, (4) securities received by the Parent Borrower or any Restricted Subsidiary from the transferee that are converted by the Parent Borrower or such Restricted Subsidiary into cash within 180 days, (5) consideration consisting of Indebtedness of the Parent Borrower or any Restricted Subsidiary, (6) Additional Assets and (7) any Designated Noncash Consideration received by the Parent Borrower or any of its Restricted Subsidiaries in an Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Noncash Consideration received pursuant to this clause, not to exceed an aggregate amount at any time outstanding equal to the greater of $425,000,000 and 2.5% of Consolidated Total Assets at the time of designation (with the Fair Market Value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value).

In connection with any Asset Sale permitted under this Subsection 8.5 or a Disposition that is excluded from the definition of “Asset Sale,” the Administrative Agent shall, and the Lenders hereby authorize the Administrative Agent to, execute such releases of Liens and take such other actions as the Parent Borrower may reasonably request in connection with the foregoing.

8.6 Limitation on Optional Payments and Modifications of Restricted Indebtedness and Other Documents.

(a) Make any optional payment or prepayment on or optional repurchase or redemption of (i) the Senior Notes, (ii) the Term Loan Facility or (iii) any Indebtedness that, in each case refinances, refunds, replaces, renews, repays, restructures or extends the Indebtedness set forth in preceding clauses (i) and (ii) or any refinancing thereof (in each case whether incurred under Subsection 8.13(i)(ii) or with the proceeds of any Indebtedness incurred under any other provision of Subsection 8.13) (including any Additional Obligations, any Permitted Debt Exchange Notes or any Indebtedness that is by its terms subordinated to the payment in cash of the Obligations, in each case that refinances, refunds, replaces, renews, repays, restructures or extends the Indebtedness set forth in preceding clauses (i) and (ii) or any refinancing thereof) (collectively or individually, “Restricted Indebtedness”), including any payments on account of clauses (i) through (iii), or for a sinking or other analogous fund for, the repurchase, redemption, defeasance or other acquisition thereof (it being understood that (x) payments of regularly scheduled interest and (y) AHYDO Payments shall be permitted, provided that in the case of this clause (y) in respect of Indebtedness other than the Senior Notes (or any Indebtedness the proceeds of which are applied to refinance all or any part of the Senior Notes or any refinancing thereof) after giving effect to such AHYDO Payments, the Total Leverage Ratio would not be greater than 5.00:1.00), unless (i) the Payment Condition shall have been satisfied or such payment or prepayment on or optional repurchase or redemption of Restricted Indebtedness is financed with an amount not exceeding the Available Excluded Contribution Amount Basket and (ii) no Specified Default or other Event of Default known to the Parent Borrower has occurred and is continuing or would result therefrom; provided that the Parent Borrower or any of its Restricted Subsidiaries may consummate any redemption of Restricted Indebtedness within sixty (60) days after the date of giving an irrevocable notice of redemption if at such date of giving of such notice, such redemption would have complied with this Subsection 8.6(a).

(b) In the event of the occurrence of a Change of Control, repurchase or repay any Restricted Indebtedness then outstanding or any portion thereof, unless the Borrowers shall have (i) made payment in full of the Loans, all Reimbursement Obligations and any other Obligations then due and owing hereunder and under any Note and cash collateralized the L/C Obligations on terms reasonably satisfactory to the Administrative Agent or (ii) made an offer to pay the Loans, all Reimbursement Obligations and any other Obligations then due and owing to each Lender and the Administrative Agent hereunder and under any Note and to cash collateralize the L/C Obligations on terms reasonably satisfactory to the Administrative Agent in respect of each Lender and shall have made payment in full thereof to each such Lender or the Administrative Agent which has accepted such offer and cash collateralized the L/C Obligations in respect of each such Lender which has accepted such offer. Upon the Borrowers having made all payments of Loans and other Obligations then due and owing to any Lender required by the preceding sentence, any Event of Default arising under Subsection 9.1(k) by reason of such Change of Control shall be deemed not to have occurred or be continuing.

(c) Amend, supplement, waive or otherwise modify any of the provisions of any Restricted Indebtedness (excluding for this purpose any Restricted Indebtedness the proceeds of which were used to refinance, refund, replace, renew, repay, restructure or extend the Senior Notes or the Term Loan Facility or any refinancing thereof, that was incurred under any provision of Subsection 8.13 other than Subsection 8.13(i)(ii)) in a manner that (A) shortens the maturity date of the Indebtedness incurred thereunder to a date prior to the date that is 91 days after the Termination Date or (B) provides for a shorter weighted average life to maturity, at the time of issuance or incurrence, than the remaining weighted average life to maturity of the Indebtedness that is refinanced, refunded, replaced, renewed, repaid, restructured or extended (provided that compliance with this restriction shall be determined ignoring the effect of any payment of customary upfront fees or any permanent prepayment of such Indebtedness, in each case based on market conditions at the time of the applicable amendment, supplement, waiver or other modification), or (C) only with respect to Indebtedness under the Senior Notes Debt Documents increases the rate or shortens the time for payment of interest or premium payable, whether at maturity, at a date fixed for prepayment or by acceleration or otherwise thereunder. Notwithstanding the foregoing, the provisions of this Subsection 8.6(c) shall not restrict or prohibit any refinancing of Indebtedness (in whole or in part) with the proceeds of any Indebtedness otherwise permitted to be incurred pursuant to Subsection 8.13.

(d) [Reserved].

(e) Notwithstanding the foregoing the Parent Borrower shall be permitted to make the following optional payments, repurchases and redemptions (“Optional Payments”) in respect of Restricted Indebtedness:

(i) Optional Payments pursuant to this clause (e)(i) in an aggregate amount that, when aggregated with all cash dividends paid pursuant to Subsection 8.3(h), does not exceed $50,000,000;

(ii) Optional Payments by exchange for, or out of the proceeds of, the issuance, sale or other incurrence of Indebtedness of the Parent Borrower or any of its Restricted Subsidiaries permitted under Subsection 8.13;

(iii) Optional Payments by conversion or exchange of Restricted Indebtedness to Capital Stock (other than Disqualified Capital Stock) or Indebtedness of any Parent Entity; and

(iv) Optional Payments in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of making such Optional Payment.

8.7 [Reserved].

8.8 Limitation on Negative Pledge Clauses. Enter into with any Person any agreement which prohibits or limits the ability of the Parent Borrower or any of its Restricted Subsidiaries that are Loan Parties to create, incur, assume or suffer to exist any Lien in favor of the Lenders in respect of obligations and liabilities under this Agreement or any other Loan Documents upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than:

(a) any agreement or instrument in effect at or entered into on the Third Amendment Effective Date, this Agreement, the other Loan Documents and any related documents, the Term Loan Documents, the Senior Notes Debt Documents and, on and after the execution and delivery thereof, the Junior Lien Intercreditor Agreement, any Other Intercreditor Agreement, any Intercreditor Agreement Supplement, any Permitted Debt Exchange Notes (and any related documents) and any Additional Obligations Documents;

(b) any agreement governing or relating to Indebtedness and/or other obligations and liabilities, in each case secured by a Lien permitted by Subsection 8.14 (in which case any restriction shall only be effective against the assets subject to such Lien, except as may otherwise be permitted under this Subsection 8.8);

(c) any agreement or instrument of a Person, or relating to Indebtedness (including any Guarantee Obligation in respect thereto) or Capital Stock of a Person, which Person is acquired by or merged or consolidated with or into the Parent Borrower or any Restricted Subsidiary, or which agreement or instrument is assumed by the Parent Borrower, or any Restricted Subsidiary in connection with an acquisition from such Person or any other transaction entered into in connection with any such acquisition, merger or consolidation, as in effect at the time of such acquisition, merger, consolidation or transaction (except to the extent that such Indebtedness was incurred to finance, or otherwise in connection with, such acquisition, merger, consolidation or transaction), provided that for purposes of this Subsection 8.8(c), if a Person other than a Borrower is the Successor Borrower with respect thereto, any Subsidiary thereof or agreement or instrument of such Person or any such Subsidiary shall be deemed acquired or assumed, as the case may be, by the Parent Borrower or a Restricted Subsidiary, as the case may be, when such Person becomes such Successor Borrower;

(d) any agreement or instrument (a “Refinancing Agreement”) effecting a refinancing of Indebtedness incurred or outstanding pursuant or relating to, or that otherwise extends, renews, refunds, refinances or replaces, any agreement or instrument referred to in Subsections 8.8(a) or 8.8(c) or this Subsection 8.8(d) (an “Initial Agreement”) or that is, or is contained in, any amendment, supplement or other modification to an Initial Agreement or Refinancing Agreement (an “Amendment”); provided, however, that the encumbrances and restrictions contained in any such Refinancing Agreement or Amendment taken as a whole are not materially less favorable to the Lenders than encumbrances and restrictions contained in the Initial Agreement or Initial Agreements to which such Refinancing Agreement or Amendment relates (as determined in good faith by the Parent Borrower);

(e) (i) any agreement or instrument that restricts in a customary manner (as determined in good faith by the Parent Borrower) the assignment or transfer thereof, or the subletting, assignment or transfer of any property or asset subject thereto, (ii) any restriction by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Parent Borrower or any Restricted Subsidiary not otherwise prohibited by this Agreement, (iii) mortgages, pledges or other security agreements securing Indebtedness or other obligations of the Parent Borrower or a Restricted Subsidiary to the extent restricting the transfer of the property or assets subject thereto, (iv) customary provisions (as determined in good faith by the Parent Borrower) restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Parent Borrower or any Restricted Subsidiary, (v) Purchase Money Obligations that impose encumbrances or restrictions on the property or assets so acquired, (vi) agreement with customers or suppliers entered into in the ordinary course of business that impose restrictions with respect to cash or other deposits or net worth, (vii) pursuant to customary provisions (as determined in good faith by the Parent Borrower) contained in agreements and instruments entered into in the ordinary course of business (including but not limited to leases and licenses) or in joint venture and other similar agreements, or in shareholder, partnership, limited liability company and other similar agreements in respect of non-Wholly Owned Restricted Subsidiaries, (viii) restrictions that arise or are agreed to in the ordinary course of business and does not detract from the value of property or assets of the Parent Borrower or any Restricted Subsidiary in any manner material to the Parent Borrower or such Restricted Subsidiary, (ix) Interest Rate Protection Agreements, Hedging Agreements or other Permitted Hedging Arrangements or under Bank Products Agreements, or (x) Related Corporation Contracts;

(f) any agreement or instrument (i) relating to any Indebtedness permitted to be incurred subsequent to the Third Amendment Effective Date pursuant to Subsection 8.13, (x) if the encumbrances and restrictions contained in any such agreement or instrument taken as a whole are not materially less favorable to the Lenders than the encumbrances and restrictions contained in the Initial Agreements (as determined in good faith by the Parent Borrower), or (y) if such encumbrance or restriction is not materially more disadvantageous to the Lenders than is customary in comparable financings (as determined in good faith by the Parent Borrower) and either (1) the Parent Borrower determines in good faith that such encumbrance or restriction will not materially affect the Parent Borrower’s ability to create and maintain the Liens on the ABL Priority Collateral pursuant to the Security Documents and make principal or interest payments on the Term Loans or (2) such encumbrance or restriction applies only if a default occurs in respect of a payment or financial covenant relating to such Indebtedness, or (ii) relating to any sale of receivables by or Indebtedness of a Foreign Subsidiary;

(g) any agreement relating to intercreditor arrangements and related rights and obligations, to or by which the Lenders and/or the Administrative Agent, the Collateral Agent or any other agent, trustee or representative on their behalf may be party or bound at any time or from time to time, and any agreement providing that in the event that a Lien is granted for the benefit of the Lenders another Person shall also receive a Lien, which Lien is permitted by Subsection 8.14;

(h) any agreement for the direct or indirect disposition of Capital Stock of any Person, property or assets, imposing restrictions with respect to such Person, Capital Stock, property or assets pending the closing of such disposition; and

(i) by reason of any applicable law, rule, regulation or order, or required by any regulatory authority having jurisdiction over the Parent Borrower or any Restricted Subsidiary or any of their businesses, including any such law, rule, regulation, order or requirement applicable in connection with such Restricted Subsidiary’s status (or the status of any Subsidiary of such Restricted Subsidiary) as a Captive Insurance Subsidiary.

8.9 Limitation on Lines of Business. Enter into any business, either directly or through any Restricted Subsidiary, except for those businesses of the same general type as those in which the Parent Borrower and its Restricted Subsidiaries are engaged in on the Third Amendment Effective Date or which are reasonably related thereto and any business related thereto.

8.10 Limitations on Currency, Commodity and Other Hedging Transactions. Enter into any Hedging Agreement, or purchase or otherwise acquire, or enter into agreements or arrangements relating to, any currency or commodity (each a “Hedging Arrangement”) except, to the extent and only to the extent, that such Hedging Agreements or other agreements or arrangements are entered into with, or such currency or commodity is purchased or otherwise acquired through, reputable financial institutions or vendors other than for purposes of speculation (any such Hedging Agreement, agreement or arrangement, or purchase or acquisition permitted by this Subsection, a “Permitted Hedging Arrangement”).

8.11 Limitations on Transactions with Affiliates. Except as otherwise expressly permitted in this Agreement, enter into any transaction, including any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (A) not otherwise prohibited under this Agreement, and (B) upon terms not materially less favorable to the Parent Borrower or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time in a transaction with a Person which is not an Affiliate; provided that nothing contained in this Subsection 8.11 shall be deemed to prohibit:

(a) (1) the Parent Borrower or any Restricted Subsidiary from entering into, modifying, maintaining or performing any consulting, management, compensation, collective bargaining, benefits or employment agreements, related trust agreement or other compensation arrangements with a director, officer, employee, consultant or former officer, director, employee or consultant of or to the Parent Borrower or such Restricted Subsidiary or any Parent Entity in the ordinary course of business, including vacation, health insurance, deferred compensation, severance, retirement, savings, or other similar plans, programs or arrangements, (2) payments, compensation, performance of indemnification or contribution obligations, the making or cancellation of loans or any issuance, grant or award of stock, options, other equity related interests or other securities, to any such employees, officers, directors or consultants in the ordinary course of business, (3) the payment of reasonable fees to directors of the Parent Borrower or any of its Subsidiaries or any Parent Entity (as (i) approved by the Board of Directors of the Parent Borrower or any Parent Entity (including the compensation committee thereof), (ii) in an amount not in excess of $10,000,000 for such director, or (iii) in the ordinary course of business), or (4) Management Advances and payments in respect thereof (or in reimbursement of any expenses referred to in the definition of such term);

(b) the payment of all amounts in connection with this Agreement or any of the Transactions;

(c) the Parent Borrower or any of its Restricted Subsidiaries from entering into, making payments pursuant to and otherwise performing (i) the obligations under the Transaction Documents and (ii) an indemnification and contribution agreement in favor of each person who is or becomes a director, officer, agent, consultant or employee of the Parent Borrower or any of its Subsidiaries or any Parent Entity, in respect of liabilities (A) arising under the Securities Act, the Exchange Act and any other applicable securities laws or otherwise, in connection with any offering of securities by any Parent Entity (provided that, if such Parent Entity shall own any material assets other than the Capital Stock of the Parent Borrower or another Parent Entity, or other assets relating to the ownership interest by such Parent Entity in the Parent Borrower or another Parent Entity, such liabilities shall be limited to the reasonable and proportional share, as determined by the Parent Borrower in its reasonable discretion based on the benefit therefrom to the Parent Borrower and its Subsidiaries, of such liabilities relating or allocable to the ownership interest of such Parent Entity in the Parent Borrower or another Parent Entity and such other related assets) or the Parent Borrower or any of its Subsidiaries, (B) incurred to third parties for any action or failure to act of the Parent Borrower or any of its Subsidiaries or any Parent Entity or any of their predecessors or successors, (C) [reserved], (D) arising out of the fact that any indemnitee was or is a director, officer, agent, consultant or employee of the Parent Borrower or any of its Subsidiaries or any Parent Entity, or is or was serving at the request of any such Person as a director, officer, agent, consultant or employee of another corporation, partnership, joint venture, trust, enterprise or other Person or (E) to the fullest extent permitted by Delaware or other applicable state law, arising out of any breach or alleged breach by such indemnitee of his or her fiduciary duty as a director or officer of the Parent Borrower or any of its Subsidiaries or any Parent Entity;

(d) any issuance or sale of Capital Stock of the Parent Borrower or any Parent Entity or capital contribution to the Parent Borrower or any Restricted Subsidiary;

(e) the execution, delivery and performance of any tax sharing agreement and any Transaction Document;

(f) the execution, delivery and performance of agreements or instruments (i) under which the Parent Borrower or its Restricted Subsidiaries do not make payments or provide consideration in excess of $12,500,000 per Fiscal Year or (ii) set forth on Schedule 8.11;

(g) (i) any transaction among any of the Parent Borrower, one or more Restricted Subsidiaries, and/or one or more Related Corporations (in the case of Related Corporations only, pursuant to or in connection with a Related Corporation Contract), (ii) any transaction permitted by clause (c), (d), (f), (g), (h), (i), (j), (l), (m), (n)(ii), (w) or (z) of the definition of “Permitted Investments” (provided that any transaction pursuant to clause (l) or (m) shall be limited to guarantees of loans and advances by third parties), (iii) any transaction permitted by Subsection 8.2 or 8.3 or specifically excluded from the definition of “Restricted Payment” and (iv) any transaction permitted by Subsection 8.13(f)(i), 8.13(f)(ii), 8.13(f)(iii), 8.13(f)(vii), 8.13(f)(viii), or 8.13(j);

(h) the Transactions and all transactions in connection therewith (including but not limited to the financing thereof), and all fees and expenses paid or payable in connection with the Transactions; and

(i) any transaction in the ordinary course of business, or approved by a majority of the Board of Directors of the Parent Borrower, between the Parent Borrower or any Restricted Subsidiary and any Affiliate of the Parent Borrower controlled by the Parent Borrower that is a joint venture or similar entity.

For purposes of this Subsection 8.11, (i) any transaction with any Affiliate shall be deemed to have satisfied the standard set forth in clause (B) of the first sentence hereof if (x) such transaction is approved by a majority of the Disinterested Directors of the Board of Directors of the Parent Borrower, or (y) in the event that at the time of any such transaction, there are no Disinterested Directors serving on the Board of Directors of the Parent Borrower, a fairness opinion is provided by a nationally recognized appraisal or investment banking firm with respect to such transaction and (ii) “Disinterested Director” shall mean, with respect to any Person and transaction, a member of the Board of Directors of such Person who does not have any material direct or indirect financial interest in or with respect to such transaction; it being understood that a member of any such Board of Directors shall not be deemed to have such a financial interest by reason of such member holding Capital Stock of the Parent Borrower or any Parent Entity or any options, warrants or other rights in respect of such Capital Stock.

8.12 Limitations on Investments. Make, directly or indirectly, any Investment except for Permitted Investments.

8.13 Limitations on Indebtedness. Directly or indirectly create, incur, assume or otherwise become directly or indirectly liable with respect to any Indebtedness except for the following (collectively, “Permitted Indebtedness”):

(a) Indebtedness (i) incurred by any Loan Party pursuant to the Term Loan Facility and Indebtedness incurred by any Loan Party otherwise than pursuant to the Term Loan Facility (including pursuant to any Additional Obligations Documents, any Permitted Debt Exchange or any Rollover Indebtedness but not pursuant to the Loan Documents) in an aggregate principal amount at any time outstanding not to exceed (A) $3,495,000,000 plus (B) the Maximum Incremental Facilities Amount and (ii) incurred pursuant to the Senior Notes Debt Documents in an aggregate principal amount not to exceed $550,000,000;

(b) Indebtedness of the Parent Borrower or any of its Restricted Subsidiaries incurred pursuant to this Agreement and the other Loan Documents (including, without limitation, any Incremental Facility, Extension or any Credit Agreement Refinancing Indebtedness);

(c) Unsecured Ratio Indebtedness (including, subject to meeting the Total Leverage Ratio requirement set forth in the definition of “Unsecured Ratio Indebtedness,” Additional Obligations that are unsecured);

(d) Indebtedness (other than Indebtedness permitted by clauses (a) through (c) above) existing on the Third Amendment Effective Date, and disclosed on Schedule 8.13(d) (“Third Amendment Effective Date Existing Indebtedness”), together with any renewal, extension, refinancing or refunding pursuant to clause (i) below;

(e) Indebtedness of (i) the Parent Borrower or any Restricted Subsidiary to the Parent Borrower or any other Restricted Subsidiary, or (ii) of the Parent Borrower or any Restricted Subsidiary to any Related Corporation, incurred consistent with past practices on or prior to the Third Amendment Effective Date or in the ordinary course of business, pursuant to or in connection with Related Corporation Contracts;

(f) Guarantee Obligations incurred by:

(i) the Parent Borrower or any of its Restricted Subsidiaries in respect of Indebtedness of a Loan Party that is permitted hereunder; provided that Guarantee Obligations in respect of Indebtedness permitted pursuant to clauses (a), (c) and (m) shall be permitted only to the extent that such Guarantee Obligations are incurred by Guarantors (other than, in the case of clause (m), Guarantee Obligations incurred by any Foreign Subsidiary that is not a Guarantor);

(ii) a Loan Party in respect of Indebtedness of (x) a Non-Loan Party or (y) a Related Corporation, incurred consistent with past practices on or prior to the Third Amendment Effective Date or in the ordinary course of business, pursuant to or in connection with Related Corporation Contracts, provided that in the event any such Guarantee Obligation guarantees any Indebtedness of a Related Corporation incurred to finance an acquisition by such Related Corporation, at the time of incurrence of such Guarantee Obligation the Payment Condition is satisfied;

(iii) a Non-Loan Party in respect of Indebtedness of another Non-Loan Party that is permitted hereunder;

(iv) the Parent Borrower or any of its Restricted Subsidiaries in respect of Indebtedness of any Person (other than the Parent Borrower or any of its Restricted Subsidiaries or any Related Corporation), provided that the aggregate amount at any time outstanding of such Guarantee Obligations incurred pursuant to this clause (iv), when aggregated with the amount of all other Guarantee Obligations incurred and outstanding pursuant to this clause (iv) and all Indebtedness incurred and outstanding pursuant to clause (w) of this Subsection 8.13, shall not exceed (when incurred) the greater of (x) $775,000,000 and (y) the amount equal to 4.75% of Consolidated Total Assets at the time of such Guarantee Obligations being incurred;

(v) the Parent Borrower or any of its Restricted Subsidiaries in connection with sales or other dispositions permitted under Subsection 8.5, including indemnification obligations with respect to leases, and guarantees of collectability in respect of accounts receivable or notes receivable for up to face value;

(vi) the Parent Borrower or any of its Restricted Subsidiaries consisting of accommodation guarantees for the benefit of trade creditors of the Parent Borrower or any of its Restricted Subsidiaries in the ordinary course of business;

(vii) the Parent Borrower or any of its Restricted Subsidiaries in respect of Investments expressly permitted pursuant to clauses (c), (j), (l), (m), (v) or (w) of the definition of “Permitted Investments”;

(viii) the Parent Borrower or any of its Restricted Subsidiaries in respect of (x) Management Guarantees and (y) third-party loans and advances to officers or employees of any Parent Entity, the Parent Borrower or any of its Restricted Subsidiaries or Related Physicians permitted pursuant to clauses (l) or (m) of the definition of “Permitted Investments”;

(ix) the Parent Borrower or any of its Restricted Subsidiaries in respect of Reimbursement Obligations in respect of Letters of Credit or with respect to reimbursement obligations in respect of any other letters or credit permitted under this Agreement;

(x) the Parent Borrower or any of its Restricted Subsidiaries in respect of performance, bid, appeal, surety, judgment, replevin and similar bonds, other suretyship arrangements, other similar obligations and letters of credit, bankers’ acceptances or similar instruments or obligations, all in, or relating to liabilities or obligations incurred in, the ordinary course of business; and

(xi) the Parent Borrower or any of its Restricted Subsidiaries in respect of Indebtedness or other obligations of a Person (other than the Parent Borrower or any of its Restricted Subsidiaries) in connection with a joint venture or similar arrangement in respect of which the aggregate outstanding amount of such Indebtedness, together with the aggregate amount of Investments permitted pursuant to clause (q) of the definition of “Permitted Investments,” does not exceed $75,000,000;

provided, however, that if any Indebtedness referred to in clauses (i) through (iv) above is subordinated in right of payment to the Obligations or is secured by Liens that are senior or subordinate to any Liens securing the Collateral, then any corresponding Guarantee Obligations shall be subordinated and the Liens securing the corresponding Guarantee Obligations shall be senior or subordinate to substantially the same extent;

(g) Purchase Money Obligations, Financing Lease Obligations and other Indebtedness incurred by the Parent Borrower or a Restricted Subsidiary of the Parent Borrower to finance the acquisition, leasing, construction or improvement of fixed assets; provided, however, that (i) the aggregate principal amount at any time outstanding of Purchase Money Obligations, Financing Lease Obligations and other Indebtedness incurred pursuant to this clause (g), when aggregated with the principal amount of all other Purchase Money Obligations, Financing Lease Obligations and other Indebtedness incurred and outstanding at such time pursuant to this clause (g) (together with any renewal, extension, refinancing or refunding pursuant to clause (i) below) shall not exceed an amount equal to the greater of $325,000,000 million and 2.0% of Consolidated Total Assets, and (ii) such Financing Lease Obligations and Indebtedness shall be incurred prior to or within 180 days of such acquisition or leasing or completion of construction or improvement of such assets;

(h) Indebtedness of Foreign Subsidiaries of the Parent Borrower that are Restricted Subsidiaries in support of working capital needs up to an aggregate outstanding principal amount, which shall not exceed $75,000,000 at any time (provided that an additional $25,000,000 of such Indebtedness shall be permitted to be outstanding at any time in connection with overdraft and similar facilities);

(i) renewals, extensions, refinancings and refundings of Indebtedness (in whole or in part) permitted by:

(i) clause (d) or (g) above or this clause (i)(i) provided, however, that (A) any such renewal, extension, refinancing or refunding is in an aggregate principal amount not greater than the principal amount (or accreted value, if applicable) of such Indebtedness so renewed, extended, refinanced or refunded (plus accrued interest, any premium and reasonable commission, fees, underwriting discounts and other costs and expenses incurred in connection with such refinanced Indebtedness) and (B) such Indebtedness has a weighted average life to maturity no shorter than the remaining weighted average life to maturity of the Indebtedness so renewed, extended, refinanced or refunded; and

(ii) clause (a), (c) or (m) hereof or this clause (i)(ii); provided, however, that (A) any such renewal, extension, refinancing or refunding is in an aggregate principal amount (or, if issued with original issue discount, the accreted value) not greater than the principal amount (or accreted value, if applicable) of such Indebtedness so renewed, extended, refinanced or refunded (plus accrued interest, any premium and reasonable commission, fees, underwriting discounts and other costs and expenses incurred in connection with such refinanced Indebtedness), (B) with respect to Indebtedness incurred under Subsections 8.13(a), 8.13(c) or 8.13(m), such Indebtedness has (x) a Stated Maturity date that is (i) at least 91 days after the Termination Date or (ii) in respect of Indebtedness with a Stated Maturity earlier than 91 days after the Termination Date, not earlier than the Stated Maturity date of the Indebtedness that is renewed, extended, refinanced or refunded and (y) (only with respect to Restricted Indebtedness (excluding for this purpose any Restricted Indebtedness the proceeds of which were used to refinance, refund, replace, renew, repay, restructure or extend the Senior Notes or the Term Loan Facility or any refinancing thereof, that was incurred under any provision of Subsection 8.13 other than this Subsection 8.13(i)(ii)), a weighted average life to maturity, at the time of issuance or incurrence, of not less than the remaining weighted average life to maturity of the Indebtedness that is renewed, extended, refinanced or refunded (provided that compliance with this restriction shall be determined ignoring the effect of any payment of customary upfront fees or any permanent prepayment of such Indebtedness being refinanced, in each case based on market conditions at the time of any such refinancing), (C) if secured by any Collateral, such Indebtedness shall be subject to the terms of the ABL/Term Loan Intercreditor Agreement, the Junior Lien Intercreditor Agreement, or any Other Intercreditor Agreement, (D) to the extent that the Indebtedness to be renewed, extended, refinanced or refunded is unsecured and, at the time of such renewal, extension, refinancing or refunding, such Indebtedness could not be incurred under Subsection 8.13(a)(i)(B) by meeting the Consolidated First-Lien Net Leverage Ratio (as defined in the Term Loan Credit Agreement), then such renewed, extended, refinanced or refunded Indebtedness may not be secured by any Collateral and (E) such renewed, extended, refinanced or refunded Indebtedness shall not include Indebtedness of a Restricted Subsidiary that is not a Loan Party that refinances Indebtedness of a Loan Party that could not have been initially incurred by such Restricted Subsidiary pursuant to this Subsection 8.13;

(j) Indebtedness of the Parent Borrower or any Restricted Subsidiary to the Parent Borrower or any of its Subsidiaries to the extent the Investment in such Indebtedness is not restricted by Subsection 8.12;

(k) Indebtedness incurred under any agreement pursuant to which a Person provides cash management services or similar financial accommodations to the Parent Borrower or any of its Restricted Subsidiaries (including any Cash Management Arrangements);

(l) Indebtedness constituting indemnities and adjustments (including pension plan adjustments and contingent payments adjustments) under the 2016 Merger Agreement;

(m) Indebtedness incurred or assumed in connection with, or as a result of, a Permitted Acquisition so long as: (i) with respect to any newly incurred Indebtedness, such Indebtedness is unsecured, (ii) the Parent Borrower would be in compliance, on a Pro Forma Basis after giving effect to the consummation of such acquisition and the incurrence or assumption of such Indebtedness, with Subsection 8.1 recomputed as of the last day of the most recently ended Fiscal Quarter of the Parent Borrower for which financial statements are available, whether or not compliance with Subsection 8.1 is otherwise required at such time (it being understood that, as a condition precedent to the effectiveness of any such incurrence or assumption, the Parent Borrower shall deliver to the Administrative Agent a certificate of a Responsible Officer setting forth in reasonable detail the calculations demonstrating such compliance), (iii) after giving effect thereto, no Specified Default or Event of Default known to the Parent Borrower has occurred and is continuing, and (iv) with respect to any newly incurred Indebtedness, such Indebtedness does not have any maturity or amortization rate greater than 1.0% per annum prior to the date that is 91 days after the Termination Date (other than (x) mandatory prepayments with proceeds of and exchanges for refinancing Indebtedness in respect thereof permitted hereunder or (y) an earlier maturity date and/or higher amortization rate for customary bridge financings, which, subject to customary conditions, would either be automatically converted into or required to be exchanged for permanent financing which does not provide for an earlier maturity date or an amortization rate greater than 1.0% per annum prior to the date that is 91 days after the Termination Date and other mandatory prepayments with proceeds of and exchanges for refinancing Indebtedness in respect thereof permitted hereunder) and does not provide for redemption or repayment requirements from asset sales, casualty or condemnation events or excess cash flow on terms more favorable than those under the Term Loan Credit Agreement (other than, in the case of any customary bridge financing, prepayments of such bridge financing from the issuance of equity or other indebtedness permitted hereunder which meets the requirements of this Subsection 8.13(m)); it being understood that, in the event that any such Indebtedness incurred under this Subsection 8.13(m) is incurred in good faith to finance the purchase price of any such acquisition in advance of the closing of such acquisition, and such closing shall thereafter not occur and such Indebtedness (or an equal principal amount of other Indebtedness) is redeemed, repaid or otherwise retired promptly after the Parent Borrower determines that such transaction has been abandoned, such Indebtedness shall be deemed to comply with this Subsection 8.13(m);

(n) Indebtedness of the Parent Borrower or any of its Restricted Subsidiaries incurred to finance insurance premiums in the ordinary course of business;

(o) Indebtedness (A) arising from the honoring of a check, draft or similar instrument against insufficient funds in the ordinary course of business; or (B) consisting of indemnities, obligations in respect of earnouts or other purchase price adjustments, or similar obligations, created, incurred or assumed in connection with the acquisition or disposition of any business, assets or Person;

(p) Indebtedness of the Parent Borrower or any of its Restricted Subsidiaries in respect of Financing Leases which have been funded solely by Investments of the Parent Borrower and its Restricted Subsidiaries permitted under clause (r) of the definition of “Permitted Investments”;

(q) Indebtedness of the Parent Borrower or any of its Restricted Subsidiaries arising in connection with industrial development or revenue bonds or similar obligations secured by property or assets leased to and operated by the Parent Borrower or such Restricted Subsidiary that were issued in connection with the financing or refinancing of such property or assets, provided, that the aggregate principal amount of such Indebtedness outstanding at any time shall not exceed $60,000,000;

(r) Indebtedness of the Parent Borrower or any of its Restricted Subsidiaries in respect of obligations evidenced by bonds, debentures, notes or similar instruments issued as payment-in-kind interest payments in respect of Indebtedness otherwise permitted hereunder;

(s) accretion of the principal amount of Indebtedness of the Parent Borrower or any of its Restricted Subsidiaries otherwise permitted hereunder issued at any original issue discount;

(t) Indebtedness of the Parent Borrower and its Restricted Subsidiaries under Interest Rate Protection Agreements, Hedging Agreements and other Permitted Hedging Arrangements;

(u) Indebtedness of the Parent Borrower or any of its Restricted Subsidiaries in respect of any Sale and Leaseback Transaction;

(v) Indebtedness in respect of any letters of credit issued in favor of any Issuing Lender or the Swingline Lender to support any Defaulting Lender’s participation in Letters of Credit or Swingline Loans as provided for in Subsection 3.4, in each case to the extent not exceeding the maximum amount of such participations;

(w) other Indebtedness of the Parent Borrower or any of its Restricted Subsidiaries; provided that the aggregate amount outstanding at any time of such Indebtedness incurred or assumed pursuant to this clause (w), when aggregated with all other Indebtedness incurred or assumed and outstanding pursuant to this clause (w) and all Guarantee Obligations incurred and outstanding pursuant to Subsection 8.13(f)(iv), shall not exceed (when incurred) the greater of (i) $775,000,000 and (ii) the amount equal to 4.75% of the Consolidated Total Assets at the time of incurrence of such Indebtedness; and

(x) Indebtedness in respect of performance, bid, appeal, surety, judgment, replevin and similar bonds, other suretyship arrangements, other similar obligations, letters of credit, bankers’ acceptances or similar instruments or obligations, and take-or-pay obligations under supply arrangements, all provided in, or relating to liabilities or obligations incurred in, the ordinary course of business, including those issued (i) to government entities in connection with self-insurance under applicable workers’ compensation statutes or (ii) on behalf of any Related Corporation, incurred consistent with past practices on or prior to the Third Amendment Effective Date or in the ordinary course of business, pursuant to or in connection with Related Corporation Contracts.

For purposes of determining compliance with and the outstanding principal amount of any particular Indebtedness (including Guarantee Obligations) incurred pursuant to this Subsection 8.13, (i) in the event that any Indebtedness (including Guarantee Obligations) meets the criteria of more than one of the types of Indebtedness (including Guarantee Obligations) described in clauses (a) through (x) above or any related subclauses, the Parent Borrower, in its sole discretion, shall classify such item of Indebtedness and may include the amount and type of such Indebtedness in one or more of such clauses or subclauses (including in part under one such clause or subclause and in part under another such clause or subclause), (ii) the amount of any Indebtedness denominated in any currency other than Dollars shall be calculated based on customary currency exchange rates in effect, in the case of such Indebtedness incurred (in respect of term Indebtedness) or committed (in respect of revolving Indebtedness), on the date that such Indebtedness was incurred (in respect of term Indebtedness) or committed (in respect of revolving Indebtedness); provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a currency other than Dollars (or in a different currency from the Indebtedness being refinanced), and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed (1) the outstanding or committed principal amount or, if issued with original issued discount, the aggregated accreted value (whichever is higher) of such Indebtedness being refinanced plus (2) the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing, (iii) if any Indebtedness is incurred to refinance Indebtedness initially incurred in reliance on a basket measured by reference to a percentage of Consolidated Total Assets at the time of incurrence, and such refinancing would cause the percentage of Consolidated Total Assets restriction to be exceeded if calculated based on the Consolidated Total Assets on the date of such refinancing, such percentage of Consolidated Total Assets restriction shall not be deemed to be exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced, plus accrued interest, any premium and reasonable commission, fees, underwriting discounts and other costs and expenses incurred in connection with such refinanced Indebtedness, (iv) the amount of Indebtedness issued at a price that is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in accordance with GAAP; (v) the principal amount of Indebtedness outstanding under any subclause of Subsection 8.13, including for purposes of any determination of the “Maximum Incremental Facilities Amount,” shall be determined after giving effect to the application of proceeds of any such Indebtedness to refinance any such other Indebtedness and (vi) in the event that the Parent Borrower shall classify Indebtedness incurred on the date of determination as incurred in part pursuant to Subsection 8.13(a)(i)(B) and clause (ii) of the definition of “Maximum Incremental Facilities Amount” and in part pursuant to one or more other clauses of Subsection 8.13, as provided in clause (i) of this paragraph, any calculation of the Consolidated First-Lien Net Leverage Ratio (as defined in the Term Loan Credit Agreement), including in the definition of “Maximum Incremental Facilities Amount,” on any date of determination shall not include any such Indebtedness (and shall not give effect to any discharge of Indebtedness from the proceeds thereof) to the extent incurred pursuant to any such other clause of Subsection 8.13 on such date of determination.

8.14 Limitations on Liens. Create or suffer to exist, any Lien upon or with respect to any of their respective properties or assets, whether now owned or hereafter acquired, or assign, or permit any of their respective Restricted Subsidiaries to assign, any right to receive income, except for the following (collectively, “Permitted Liens”):

(a) Liens (i) created pursuant to the Loan Documents or otherwise securing, directly or indirectly, the Obligations or other Indebtedness permitted by Subsection 8.13(b), (ii) created pursuant to the Term Loan Documents, or (iii) created pursuant to any Additional Obligations Documents or any documents entered into in connection with any Permitted Debt Exchange or Rollover Indebtedness or otherwise securing, directly or indirectly, Additional Obligations, Permitted Debt Exchange Notes, Rollover Indebtedness or other Indebtedness permitted by Subsection 8.13(a)(i), in the case of clauses (ii) and (iii) above, (x) in respect of any such Indebtedness permitted to be secured, including, in the case of Indebtedness incurred under Subsection 8.13(a)(i)(B), to the extent such Indebtedness is permitted to be secured pursuant to clause (ii) of the definition of “Maximum Incremental Facilities Amount” and (y) provided that any such Indebtedness shall be secured on a junior basis with this Facility with respect to ABL Priority Collateral and on a pari passu or junior basis with the Term Loan Facility (or any refinancing Indebtedness in respect thereof permitted by the terms of this Agreement) with respect to Term Loan Priority Collateral;

(b) Liens existing on the Third Amendment Effective Date and disclosed on Schedule 8.14(b);

(c) Customary Permitted Liens;

(d) Liens (including Purchase Money Obligations Liens) granted by the Parent Borrower or any of its Restricted Subsidiaries (including the interest of a lessor under a Financing Lease and Liens to which any property is subject at the time, on or after the Third Amendment Effective Date, of the Parent Borrower’s or such Restricted Subsidiary’s acquisition thereof) securing Indebtedness permitted under Subsection 8.13(g) and limited in each case to the property purchased with the proceeds of such Indebtedness or subject to such Lien or Financing Lease;

(e) any Lien securing the renewal, extension, refinancing or refunding of any Indebtedness secured by any Lien permitted by clause (a), (b) or (d) above, clause (l) or (q) below, or this clause (e); provided that (i) (A) in the case of any renewal, extension, refinancing or refunding of Indebtedness secured by any Lien permitted by clause (a)(ii) above any such Indebtedness shall be secured on a junior basis with this Facility with respect to ABL Priority Collateral and on a pari passu or junior basis with the Term Loan Facility (or any refinancing indebtedness in respect thereof permitted by the terms of this Agreement) with respect to Term Loan Priority Collateral, (B) in the case of any renewal, extension, refinancing or refunding of Indebtedness secured by any Lien permitted by clause (b) or (d) above (or successive renewals, extensions, refinancings or refundings thereof) such renewal, extension, refinancing or refunding is made without any change in the class or category of assets or property subject to such Lien and no such Lien is extended to cover any additional class or category of assets or property, (C) in the case of any renewal, extension, refinancing or refunding of Indebtedness secured by any Lien permitted by clause (l) below (or successive renewals, extensions, refinancings or refundings thereof), such Lien does not extend to cover any other assets or property (other than the proceeds or products thereof and after-acquired property subjected to a Lien pursuant to terms existing at the time of such acquisition, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition) and (D) in the case of any renewal, extension, refinancing or refunding of Indebtedness secured by any Lien permitted by clause (q) below (or successive renewals, extensions, refinancings or refundings thereof), such Liens do not encumber any assets or property other than Collateral (with the priority of such Liens in the ABL Priority Collateral and Term Loan Priority Collateral or equivalent thereof being no less favorable to the Lenders than the priority set forth in the ABL/Term Loan Intercreditor Agreement); and (E) in the case of any renewal, extension, refinancing or refunding of Indebtedness of the Parent Borrower and its Restricted Subsidiaries permitted by Subsection 8.13(i), that the principal amount of such Indebtedness is not increased except as permitted by Subsection 8.13(i).

(f) Liens on assets of any Foreign Subsidiary of the Parent Borrower securing Indebtedness of such Foreign Subsidiary permitted under Subsection 8.13(h);

(g) Liens in favor of lessors securing operating leases permitted hereunder;

(h) statutory or common law Liens or rights of setoff of depository banks or securities intermediaries with respect to deposit accounts, securities accounts or other funds of the Parent Borrower or any Restricted Subsidiary maintained at such banks or intermediaries, including to secure fees and charges in connection with returned items or the standard fees and charges of such banks or intermediaries in connection with the deposit accounts, securities accounts or other funds maintained by the Parent Borrower or such Restricted Subsidiary at such banks or intermediaries (excluding any Indebtedness for borrowed money owing by the Parent Borrower or such Restricted Subsidiary to such banks or intermediaries);

(i) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Parent Borrower or its Restricted Subsidiaries in the ordinary course of business;

(j) Liens securing Indebtedness of the Parent Borrower and its Restricted Subsidiaries permitted by Subsection 8.13(p);

(k) (i) Liens on the property or assets described in Subsection 8.13(q) in respect of Indebtedness of the Parent Borrower and its Subsidiaries permitted by Subsection 8.13(q), (ii) Liens on cash, Cash Equivalents and Temporary Cash Investments in respect of Indebtedness permitted by Subsection 8.13(x), or (iii) Liens securing Management Advances or Management Guarantees, in each case including Liens securing any Guarantee of any thereof;

(l) Liens securing Indebtedness of the Parent Borrower and its Restricted Subsidiaries permitted by Subsection 8.13(m) assumed in connection with any Permitted Acquisition (other than Liens on the Capital Stock of any Person that becomes a Restricted Subsidiary); provided that (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Restricted Subsidiary, (ii) such Lien does not extend to cover any other assets or property (other than the proceeds or products thereof and after-acquired property subjected to a Lien pursuant to terms existing at the time of such acquisition, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition) and (iii) such Lien shall be created no later than the later of the date of such acquisition or the date of the assumption of such Indebtedness (other than as permitted by clause (ii) above);

(m) any encumbrance or restriction (including put and call agreements) with respect to the Capital Stock of any joint venture or similar arrangement pursuant to the joint venture or similar agreement with respect to such joint venture or similar arrangement;

(n) Liens on intellectual property, including any foreign patents, patent applications, trademarks, trademark applications, trade names, copyrights, technology, know-how or processes; provided that such Liens result from the granting of licenses in the ordinary course of business to any Person to use such intellectual property or such foreign patents, patent applications, trademarks, trademark applications, trade names, copyrights, technology, know-how or processes, as the case may be;

(o) Liens in respect of Guarantee Obligations permitted under Subsection 8.13(f) relating to Indebtedness otherwise permitted under Subsection 8.13, to the extent Liens in respect of such Indebtedness are permitted under this Subsection 8.14;

(p) Liens on assets of the Parent Borrower or any of its Restricted Subsidiaries not otherwise permitted by the foregoing clauses of this Subsection 8.14 securing obligations or other liabilities of the Parent Borrower or any of its Restricted Subsidiaries; provided that the aggregate outstanding amount of obligations and liabilities secured by such Liens (when created), when aggregated with the amount of all other obligations and liabilities secured by other Liens incurred and outstanding under this clause (p), shall not exceed the greater of (i) $350,000,000 and (ii) the amount equal to 2.10% of Consolidated Total Assets at the time such obligations are incurred; provided, further, that any Lien securing Indebtedness created pursuant to this clause (p) on ABL Priority Collateral shall be junior to the Lien on ABL Priority Collateral securing the Obligations under this Facility and subject to the terms of the ABL/Term Loan Intercreditor Agreement or otherwise be on terms reasonably satisfactory to the Administrative Agent;

(q) Liens securing Indebtedness permitted by Subsections 8.13(k) and 8.13(t), provided that to the extent that the Parent Borrower determines to secure such Indebtedness with a Lien on any ABL Priority Collateral on a basis pari passu in priority with the Liens securing the amounts due under the Facility and with a higher payment priority pursuant to Subsection 10.14 than Interest Rate Protection Agreements, Hedging Agreements, other Permitted Hedging Arrangements or Cash Management Arrangements otherwise secured under the Security Documents,

(x) only in respect of (i) any Bank Product Agreements constituting such Indebtedness permitted by Subsection 8.13(k) that are designated as Designated Cash Management Agreements and (ii) any Interest Rate Protection Agreements, Hedging Agreements or other Permitted Hedging Arrangements constituting such Indebtedness permitted by Subsection 8.13(t) that are designated as Designated Hedging Agreements, in each case in accordance with the terms of Subsection 11.22 and (y) provided that either (1) the other party to such Bank Product Agreement, Interest Rate Protection Agreement, Hedging Agreement or other Permitted Hedging Arrangement, as the case may be, that is so designated, or an agent, trustee or other representative therefor, shall enter into a joinder to the ABL/Term Loan Intercreditor Agreement as contemplated thereby, or another intercreditor agreement in form and substance reasonably satisfactory to the Parent Borrower and the Administrative Agent or (2) the Parent Borrower shall designate the other party to such Bank Product Agreement, Interest Rate Protection Agreement, Hedging Agreement or other Permitted Hedging Arrangement, as the case may be, as a Bank Products Affiliate or a Hedging Affiliate for the purposes of the Guarantee and Collateral Agreement in accordance with the terms of Subsection 11.22;

(r) Liens securing Indebtedness permitted by Subsection 8.13(u) or (v);

(s) Retained Rights;

(t) Municipal Contract Liens; and

(u) any other Lien on property or assets of Parent Borrower or any of its Subsidiaries (other than ABL Priority Collateral) permitted under the Term Loan Facility or any Additional Term Credit Facility.

For purposes of determining compliance with this Subsection 8.14, (i) a Lien need not be incurred solely by reference to one category of Permitted Liens described in this Subsection 8.14 but may be incurred under any combination of such categories (including in part under one such category and in part under any other such category), (ii) in the event that a Lien (or any portion thereof) meets the criteria of one or more of such categories of Permitted Liens, the Parent Borrower shall, in its sole discretion, classify or reclassify such Lien (or any portion thereof) and may include the amount and type of such Lien in one or more of the clauses of this Subsection 8.14, (iii) if any Liens securing Indebtedness are incurred to refinance Liens securing Indebtedness initially incurred in reliance on a basket measured by reference to a percentage of Consolidated Total Assets at the time of incurrence, and such refinancing would cause the percentage of Consolidated Total Assets restriction to be exceeded if calculated based on the Consolidated Total Assets on the date of such refinancing, such percentage of Consolidated Total Assets restriction shall not be deemed to be exceeded so long as the principal amount of such Indebtedness secured by such Liens does not exceed the principal amount of such Indebtedness secured by such Liens being refinanced, plus accrued interest, any premium and reasonable commission, fees, underwriting discounts and other costs and expenses incurred in connection with such refinanced Indebtedness, (iv) it is understood that a Lien securing Indebtedness that is permitted by the foregoing provisions of this Subsection 8.14 may secure Obligations with respect to such Indebtedness, and (v) in the event that the Parent Borrower shall classify Indebtedness incurred on the date of determination as secured in part pursuant to Subsection 8.14(a) in respect of Indebtedness Incurred pursuant to Subsection 8.13(a)(i)(B) and clause (ii) of the definition of “Maximum Incremental Facilities Amount” and in part pursuant to one or more other clauses of Subsection 8.14, as provided in clause (ii) of this paragraph, any calculation of the Consolidated First-Lien Net Leverage Ratio (as defined in the Term Loan Credit Agreement), including in the definition of “Maximum Incremental Facilities Amount,” on any date of determination shall not include any such Indebtedness (and shall not give effect to any discharge of Indebtedness from the proceeds thereof) to the extent secured pursuant to any such other clause of Subsection 8.14 on such date of determination.

SECTION 9

Events of Default

9.1 Events of Default. Any of the following from and after the Third Amendment Effective Date shall constitute an event of default:

(a) Any of the Borrowers shall fail to pay any principal of any Loan or any Reimbursement Obligation when due in accordance with the terms hereof (whether at Stated Maturity, by mandatory prepayment or otherwise); or any of the Borrowers shall fail to pay any interest on any Loan, or any other amount payable hereunder, within five (5) Business Days after any such interest or other amount becomes due in accordance with the terms hereof; or

(b) Any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document (or in any amendment, modification or supplement hereto or thereto) or which is contained in any certificate furnished at any time by or on behalf of any Loan Party pursuant to this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

(c) Any Loan Party shall default in the payment, observance or performance of any term, covenant or agreement contained in (i) Subsection 4.16 (provided that, if any such failure with respect to Subsection 4.16 (other than Subsections 4.16(b)(ii) and 4.16(b)(iii)) is (x) of a type that can be cured within five (5) Business Days and (y) such Default could not materially adversely impact the Lenders’ Liens on the Collateral, such failure shall not constitute an Event of Default for a five (5) Business Day period after the occurrence thereof so long as the Loan Parties are diligently pursuing the cure of such failure and provided, further, that if any such failure with respect to Subsections 4.16(b)(ii) and 4.16(b)(iii) is (x) of a type that can be cured within three (3) Business Days and (y) such Default could not materially adversely impact the Lenders’ Liens on the Collateral, such failure shall not constitute an Event of Default for a three (3) Business Day period after the occurrence thereof so long as the Loan Parties are diligently pursuing the cure of such failure), (ii) Subsection 7.2(f) (after a grace period of five (5) Business Days or, if during the continuance of a Dominion Event, a grace period of one (1) Business Day) or (iii) Section 8; or

(d) Any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in clauses (a) through (c) of this Subsection 9.1), and such default shall continue unremedied for a period of thirty (30) days after the earlier of (A) the date on which a Responsible Officer of the Parent Borrower becomes aware of such failure and (B) the date on which written notice thereof shall have been given to the Parent Borrower by the Administrative Agent or the Required Lenders; or

(e) Any Loan Party or any of its Restricted Subsidiaries shall (i) default in (x) any payment of principal of or interest on any Indebtedness (excluding the Loans and the Reimbursement Obligations) in excess of $150,000,000 or (y) in the payment of any Guarantee Obligation in excess of $150,000,000, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any Indebtedness (excluding the Loans and the Reimbursement Obligations) or Guarantee Obligation of Indebtedness referred to in clause (i) above or contained in any instrument or agreement evidencing, securing or relating thereto (other than a failure to provide notice of a default or an event of default under such instrument or agreement), or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice or lapse of time if required, such Indebtedness to become due prior to its Stated Maturity or such Guarantee Obligation to become payable (an “Acceleration”; and the term “Accelerated” shall have a correlative meaning), and such time shall have lapsed and, if any notice (a “Default Notice”) shall be required to commence a grace period or declare the occurrence of an event of default before notice of Acceleration may be delivered, such Default Notice shall have been given and such default, event or condition shall not have been remedied or waived by or on behalf of such holder or holders (provided that this clause (ii) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder); or

(f) If (i) any Borrower or any Material Subsidiary of the Parent Borrower shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts (excluding, in each case, the solvent liquidation or reorganization of any Foreign Subsidiary of the Parent Borrower that is not a Loan Party), or (B) seeking appointment of a receiver, interim receiver, receivers, receiver and manager, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Borrower or any Material Subsidiary of the Parent Borrower shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Borrower or any Material Subsidiary of the Parent Borrower any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged, unstayed or unbonded for a period of sixty (60) days; or (iii) there shall be commenced against any Borrower or any Material Subsidiary of the Parent Borrower any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (iv) any Borrower or any Material Subsidiary of the Parent Borrower shall take any corporate or other similar organizational action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any Borrower or any Material Subsidiary of the Parent Borrower shall be generally unable to, or shall admit in writing its general inability to, pay its debts as they become due; or

(g) (i) Any Person shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any failure to satisfy the minimum funding standard (within the meaning of Section 412 of the Code or Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of either of the Parent Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is in the reasonable opinion of the Administrative Agent likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA other than a standard termination pursuant to Section 4041(b) of ERISA, (v) either of the Parent Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Administrative Agent is reasonably likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan, or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could be reasonably expected to result in a Material Adverse Effect; or

(h) One or more judgments or decrees shall be entered against the Parent Borrower or any of its Restricted Subsidiaries involving in the aggregate at any time a liability (net of any insurance or indemnity payments actually received in respect thereof prior to or within sixty (60) days from the entry thereof, or to be received in respect thereof in the event any appeal thereof shall be unsuccessful) of $150,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within sixty (60) days from the entry thereof; or

(i) (i) Any material provision of any Security Document shall cease for any reason to be in full force and effect (other than pursuant to the terms hereof or thereof), or any Loan Party which is a party to any such Security Document shall so assert in writing, or (ii) the Lien created by any of the Security Documents shall cease to be perfected and enforceable in accordance with its terms or of the same effect as to perfection and priority purported to be created thereby with respect to any portion of the ABL Priority Collateral in excess of $50,000,000 (other than in connection with any termination of such Lien in respect of any Collateral as permitted hereby or by any Security Document), and such failure of such Lien to be perfected and enforceable with such priority shall have continued unremedied for a period of twenty (20) days;

(j) Any Loan Party shall assert in writing that any of the ABL/Term Loan Intercreditor Agreement, the Junior Lien Intercreditor Agreement (after execution and delivery thereof) or any Other Intercreditor Agreement (after execution and delivery thereof) shall have ceased for any reason to be in full force and effect (other than pursuant to the terms hereof or thereof) or shall knowingly contest, or knowingly support any other Person in any action that seeks to contest, the validity or effectiveness of any such intercreditor agreement (other than pursuant to the terms hereof or thereof); or

(k) A Change of Control shall have occurred.

9.2 Remedies Upon an Event of Default.

(a) If any Event of Default occurs and is continuing, then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of Subsection 9.1(f) with respect to any Borrower, automatically the Commitments, if any, shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders the Administrative Agent shall, by notice to the Borrower Representative, declare the Commitments to be terminated forthwith, whereupon the Commitments, if any, shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower Representative, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable.

(b) Except as expressly provided above in this Section 9, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

9.3 Borrower’s Right to Cure.

(a) Notwithstanding anything to the contrary otherwise contained in Section 9, in the event of any Event of Default under the covenant set forth in Subsection 8.1 and upon the receipt of a Specified Equity Contribution within the time period specified, and subject to the satisfaction of the other conditions with respect to Specified Equity Contribution set forth in the definition thereof, EBITDA shall be increased with respect to such applicable Fiscal Quarter and any four (4) Fiscal Quarter period that contains such Fiscal Quarter by the amount of such Specified Equity Contribution (the “Cure Amount”), solely for the purpose of measuring compliance with Subsection 8.1. If, after giving effect to the foregoing pro forma adjustment (without giving effect to any repayment of any Indebtedness with any portion of the Cure Amount or any portion of the Cure Amount on the balance sheet of the Parent Borrower and its Restricted Subsidiaries, in each case, with respect to such Fiscal Quarter only), the Parent Borrower and its Restricted Subsidiaries shall then be in compliance with the requirements of Subsection 8.1, they shall be deemed to have been in compliance therewith as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default hereunder that had occurred shall be deemed cured for the purposes of this Agreement.

(b) The parties hereby acknowledge that notwithstanding any other provision in this Agreement to the contrary, (i) the Cure Amount received pursuant to the occurrence of any Specified Equity Contribution shall be disregarded for purposes of determining any financial ratio-based conditions (other than as applicable to Subsection 8.1), pricing or any available basket under Section 8 and (ii) no Lender or Issuing Lender shall be required to make any extension of credit hereunder, if an Event of Default under the covenant set forth in Subsection 8.1 has occurred and is continuing, (x) during the ten (10) Business Day period during which a Specified Equity Contribution may be made, or (y) on the date on which a Borrowing Base Certificate is delivered and on which a Specified Equity Contribution may be made (in each case as provided in the definition of “Specified Equity Contribution”), unless and until the Cure Amount is actually received.

SECTION 10

The Agents and the Other Representatives

10.1 Appointment.

(a) Each Lender and each Issuing Lender hereby irrevocably designates and appoints the Agents as the agents of such Lender or Issuing Lender under this Agreement and the other Loan Documents, and each such Lender or Issuing Lender irrevocably authorizes each Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to or required of such Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agents and the Other Representatives shall not have any duties or responsibilities, except, in the case of the Administrative Agent, the Collateral Agent and the Issuing Lender, those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent or the Other Representatives.

(b) Each of the Agents may perform any of their respective duties under this Agreement, the other Loan Documents and any other instruments and agreements referred to herein or therein by or through its respective officers, directors, agents, employees or affiliates, or delegate any and all such rights and powers to, any one or more sub-agents appointed by such Agent (it being understood and agreed, for the avoidance of doubt and without limiting the generality of the foregoing, that the Administrative Agent and the Collateral Agent may perform any of their respective duties under the Security Documents by or through one or more of their respective affiliates). Each Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as its activities as Agent.

(c) Except solely to the extent of the Parent Borrower’s rights to consent pursuant to and subject to the conditions in Subsection 10.9 and except for Subsections 10.8(a), (b), (c) and (e) and 10.13, the provisions of this Section 10 are solely for the benefit of the Agents, the Lenders and the Issuing Lenders, and no Borrower or any other Loan Party shall have rights as a third-party beneficiary of any of such provisions.

10.2 The Administrative Agent and Affiliates. Each person serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include each person serving as an Agent hereunder in its individual capacity. Such person and its affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrowers or any Subsidiary or other Affiliate thereof as if such person were not an Agent hereunder and without any duty to account therefor to the Lenders.

10.3 Action by an Agent. Each Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact (including the Collateral Agent in the case of the Administrative Agent), and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact or counsel selected by it with reasonable care.

10.4 Exculpatory Provisions.

(a) No Agent shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, no Agent:

(i) shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(ii) shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that such Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that such Agent shall not be required to take any action that, in its judgment or the judgment of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable Requirement of Law; and

(iii) shall, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrowers or any of their Affiliates that is communicated to or obtained by the person serving as such Agent or any of its affiliates in any capacity.

(b) No Agent shall be liable for any action taken or not taken by it (x) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent shall believe in good faith shall be necessary, under the circumstances as provided in Subsection 11.1) or (y) in the absence of its own gross negligence or willful misconduct. No Agent shall be deemed to have knowledge of any Default unless and until notice describing such Default is given to such Agent by a Borrower, a Lender or an Issuing Lender.

(c) No Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 6 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to such Agent. Without limiting the generality of the foregoing, the use of the term “agent” in this Agreement with reference to the Administrative Agent or the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom and is intended to create or reflect only an administrative relationship between independent contracting parties.

(d) Each party to this Agreement acknowledges and agrees that the Administrative Agent may use an outside service provider for the tracking of all UCC financing statements required to be filed pursuant to the Loan Documents and notification to the Administrative Agent, of, among other things, the upcoming lapse or expiration thereof, and that any such service provider will be deemed to be acting at the request and on behalf of the Borrowers and the other Loan Parties. No Agent shall be liable for any action taken or not taken by any such service provider.

10.5 Acknowledgement and Representations by Lenders. Each Lender and each Issuing Lender expressly acknowledges that none of the Agents or the Other Representatives nor any of their officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by any Agent or any Other Representative hereafter taken, including any review of the affairs of any Borrowers or any other Loan Party, shall be deemed to constitute any representation or warranty by such Agent or such Other Representative to any Lender. Each Lender further represents and warrants that it has had the opportunity to review the Confidential Information Memorandum and each other document made available to it on the Platform in connection with this Agreement and has acknowledged and accepted the terms and conditions applicable to the recipients thereof. Each Lender and each Issuing Lender represents to the Agents, the Other Representatives and each of the Loan Parties that, independently and without reliance upon any Agent, the Other Representatives or any other Lender, and based on such documents and information as it has deemed appropriate, it has made and will make, its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrowers and the other Loan Parties, it has made its own decision to make its Loans or issue Letters of Credit hereunder and enter into this Agreement and it will make its own decisions in taking or not taking any action under this Agreement and the other Loan Documents and, except as expressly provided in this Agreement, neither the Agents nor any Other Representative shall have any duty or responsibility, either initially or on a continuing basis, to provide any Lender or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. Each Lender and each Issuing Lender represents to each other party hereto that it is a bank, savings and loan association or other similar savings institution, insurance company, investment fund or company or other financial institution which makes or acquires commercial loans in the ordinary course of its business, that it is participating hereunder as a Lender or Issuing Lender, as applicable, for such commercial purposes, and that it has the knowledge and experience to be and is capable of evaluating the merits and risks of being a Lender hereunder. Each Lender and each Issuing Lender acknowledges and agrees to comply with the provisions of Subsection 11.6 applicable to the Lenders and Issuing Lenders hereunder.

10.6 Indemnity; Reimbursement by Lenders.

(a) To the extent that the Parent Borrower or any other Loan Party for any reason fails to indefeasibly pay any amount required under Subsection 11.5 to be paid by it to the Administrative Agent (or any sub-agent thereof), the Collateral Agent (or any sub-agent thereof), the Co-Collateral Agent (or any sub-agent thereof), the Issuing Lenders, the Swingline Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay ratably according to their respective Commitment Percentages in effect on the date on which the applicable unreimbursed expense or indemnity payment is sought under this Subsection 10.6 (or, if the applicable unreimbursed expense or indemnity payment is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their Commitment Percentages, immediately prior to such date) such unpaid amount (such indemnity shall be effective whether or not the related losses, claims, damages, liabilities and related expenses are incurred or asserted by any party hereto or any third party); provided that (i) the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), the Collateral Agent (or any sub-agent thereof), the Co-Collateral Agent (or any sub-agent thereof), the Swingline Lender or the Issuing Lenders in their capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), the Collateral Agent (or any sub-agent thereof), the Co-Collateral Agent (or any sub-agent thereof), the Swingline Lender or Issuing Lenders in connection with such capacity and (ii) such indemnity for the Swingline Lender or the Issuing Lenders shall not include losses incurred by the Swingline Lender or the Issuing Lenders due to one or more Lenders defaulting in their obligations to purchase participations of Swingline Exposure under Subsections 2.4(c) and 2.4(d) or L/C Obligations under Subsection 3.4 (it being understood that this proviso shall not affect the Swingline Lender’s or any Issuing Lender’s rights against any Defaulting Lender). The obligations of the Lenders under this Subsection 10.6 are subject to the provisions of Subsection 4.8.

(b) Any Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document (except actions expressly required to be taken by it hereunder or under the Loan Documents) unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

(c) All amounts due under this Subsection 10.6 shall be payable not later than 3 Business Days after demand therefor. The agreements in this Subsection 10.6 shall survive the payment of the Loans and all other amounts payable hereunder.

10.7 Right to Request and Act on Instructions; Reliance.

(a) Each Agent may at any time request instructions from the Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the Loan Documents an Agent is permitted or desires to take or to grant, and if such instructions are promptly requested, the requesting Agent shall be absolutely entitled as between itself and the Lenders to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Lender for refraining from any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from Required Lenders or all or such other portion of the Lenders as shall be prescribed by this Agreement. Without limiting the foregoing, no Lender shall have any right of action whatsoever against any Agent as a result of an Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of Required Lenders or Supermajority Lenders (or all or such other portion of the Lenders as shall be prescribed by this Agreement) and, notwithstanding the instructions of Required Lenders or Supermajority Lenders (or such other applicable portion of the Lenders), an Agent shall have no obligation to any Lender to take any action if it believes, in good faith, that such action would violate applicable law or expose an Agent to any liability for which it has not received satisfactory indemnification in accordance with the provisions of Subsection 10.6.

(b) Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or such Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or such Issuing Lender prior to the making of such Loan or the issuance of such Letter of Credit. Each Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall be entitled to rely upon the advice of any such counsel, accountants or experts and shall not be liable for any action taken or not taken by it in accordance with such advice.

10.8 Collateral Matters.

(a) Each Lender authorizes and directs the Collateral Agent to enter into (x) the Security Documents and the ABL/Term Loan Intercreditor Agreement, any Junior Lien Intercreditor Agreement and any Other Intercreditor Agreement for the benefit of the Lenders and the other Secured Parties, (y) any amendments, amendments and restatements, restatements or waivers of or supplements to or other modifications to the Security Documents and the ABL/Term Loan Intercreditor Agreement, any Junior Lien Intercreditor Agreement and any Other Intercreditor Agreement or enter into other intercreditor agreements in connection with the incurrence by any Loan Party or any Subsidiary thereof of Additional Indebtedness (each an “Intercreditor Agreement Supplement”) to permit such Additional Indebtedness to be secured by a valid, perfected lien (with such priority as may be designated by the Parent Borrower or relevant Subsidiary, to the extent such priority is permitted by the Loan Documents) and (z) any amendments provided for under Subsections 2.6, 2.7 and 2.8, respectively. Each Lender hereby agrees, and each holder of any Note or participant in Letters of Credit by the acceptance thereof will be deemed to agree, that, except as otherwise set forth herein, any action taken by the Collateral Agent or the Required Lenders in accordance with the provisions of this Agreement, the Security Documents, the ABL/Term Loan Intercreditor Agreement, the Junior Lien Intercreditor Agreement, any Other Intercreditor Agreement, any Intercreditor Agreement Supplement, or any agreement required in connection with an Incremental Facility pursuant to Subsection 2.6, any agreement required in connection with a Refinancing Amendment pursuant to Subsection 2.7 and any agreement required in connection with an Extension Offer pursuant to Subsection 2.8, and the exercise by the Agents or the Required Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders; provided that the Collateral Agent shall exercise its rights under the Security Documents, the ABL/Term Loan Intercreditor Agreement, the Junior Lien Intercreditor Agreement and any Other Intercreditor Agreement as directed by the Security Agents. The Collateral Agent is hereby authorized on behalf of all of the Lenders, without the necessity of any notice to or further consent from any Lender, from time to time, to take any action with respect to any applicable Collateral or Security Documents which may be necessary to perfect and maintain perfected the security interest in and liens upon the Collateral granted pursuant to the Security Documents with the consent of the Security Agents. Each Lender agrees that it will not have any right individually to enforce or seek to enforce any Security Document or to realize upon any Collateral for the Loans unless instructed to do so by the Collateral Agent, it being understood and agreed that such rights and remedies may be exercised only by the Collateral Agent. The Collateral Agent may grant extensions of time for the creation and perfection of security interests in or the obtaining of title insurance, legal opinions or other deliverables with respect to particular assets or the provision of any guarantee by any Subsidiary (including extensions beyond the Third Amendment Effective Date or in connection with assets acquired, or Subsidiaries formed or acquired, after the Third Amendment Effective Date) where the Security Agents determine that such action cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required to be accomplished by this Agreement or the Security Documents. Each Lender consents to the releases of Collateral for the Original Credit Agreement contemplated by the Third Amendment.

(b) The Lenders hereby authorize each Agent, in each case at its option and in its discretion, (A) to release any Lien granted to or held by such Agent upon any Collateral (i) upon termination of the Commitments and payment and satisfaction of all of the Obligations under the Loan Documents at any time arising under or in respect of this Agreement or the Loan Documents or the transactions contemplated hereby or thereby that are then due and unpaid, (ii) constituting property being sold or otherwise disposed of (to Persons other than a Loan Party) upon the sale or other disposition thereof, (iii) owned by any Subsidiary Guarantor which becomes an Excluded Subsidiary (so long as Excess Availability after excluding the assets of such Subsidiary from the Borrowing Base would not be less than zero) or ceases to be a Restricted Subsidiary of the Parent Borrower or constituting Capital Stock or other equity interests that are Excluded Assets, (iv) if approved, authorized or ratified in writing by the Required Lenders (or such greater amount, to the extent required by Subsection 11.1), (v) constituting Term Loan Priority Collateral upon the “Discharge of Term Loan Collateral Obligations” (as defined in the ABL/Term Loan Intercreditor Agreement) or (vi) as otherwise may be expressly provided in the relevant Security Documents, (B) enter into any intercreditor agreement (including the ABL/Term Loan Intercreditor Agreement, the Junior Lien Intercreditor Agreement, any Other Intercreditor Agreement) on behalf of, and binding with respect to, the Lenders and their interest in designated assets, including to clarify the respective rights of all parties in and to designated assets, (C) to subordinate any Lien (or confirm the absence of any Lien) on any Excluded Assets or any other property granted to or held by such Agent, as the case may be under any Loan Document, to the holder of any Lien on such property that is permitted by Subsection 8.14 and (D) to release any Subsidiary Guarantor from its Obligations under any Loan Documents to which it is a party if such Person ceases to be a Restricted Subsidiary of the Parent Borrower or becomes an Excluded Subsidiary. Upon request by any Agent, at any time, the Lenders will confirm in writing any Agent’s authority to release particular types or items of Collateral pursuant to this Subsection 10.8.

(c) The Lenders hereby authorize the Administrative Agent and the Collateral Agent, as the case may be, in each case at its option and in its discretion, to enter into any amendment, amendment and restatement, restatement, waiver, supplement or modification, and to make or consent to any filings or to take any other actions, in each case as contemplated by Subsection 11.17. Upon request by any Agent, at any time, the Lenders will confirm in writing the Administrative Agent’s and the Collateral Agent’s authority under this Subsection 10.8(c).

(d) No Agent shall have any obligation whatsoever to the Lenders to assure that the Collateral exists or is owned by the Parent Borrower or any of its Restricted Subsidiaries or is cared for, protected or insured or that the Liens granted to any Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Agents in this Subsection 10.8 or in any of the Security Documents, it being understood and agreed by the Lenders that in respect of the Collateral, or any act, omission or event related thereto, each Agent may act in any manner it may deem appropriate, in its sole discretion, given such Agent’s own interest in the Collateral as a Lender and that no Agent shall have any duty or liability whatsoever to the Lenders, except for its bad faith, gross negligence or willful misconduct.

(e) Notwithstanding any provision herein to the contrary, any Security Document may be amended (or amended and restated), restated, waived, supplemented or modified as contemplated by and in accordance with either Subsection 11.1 or 11.17, as applicable, with the written consent of the Security Agents and the Loan Party party thereto.

(f) The Collateral Agent may, and hereby does, appoint the Administrative Agent as its agent for the purposes of holding any Collateral and/or perfecting the Collateral Agent’s security interest therein and for the purpose of taking such other action with respect to the collateral as such Agents may from time to time agree.

10.9 Successor Agent. Subject to the appointment of a successor as set forth herein, (i) the Administrative Agent, the Collateral Agent or the Co-Collateral Agent may be removed by the Required Lenders if the Administrative Agent, the Collateral Agent, the Co-Collateral Agent, or a controlling affiliate of the Administrative Agent, the Collateral Agent or the Co-Collateral Agent is a Defaulting Lender or, in the case of the Co-Collateral Agent, if the Co-Collateral Agent ceases to be a Lender and (ii) the Administrative Agent and the Collateral Agent may resign as Administrative Agent or Collateral Agent, respectively, in each case upon 10 days’ notice to the Lenders, the Issuing Lenders and the Parent Borrower. If the Administrative Agent, the Collateral Agent or the Co-Collateral Agent shall be removed by the Required Lenders pursuant to clause (i) above or if the Administrative Agent or the Collateral Agent shall resign as Administrative Agent or Collateral Agent, as applicable, under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which such successor agent shall be subject to approval by the Parent Borrower; provided that such approval by the Parent Borrower in connection with the appointment of any successor Administrative Agent shall only be required so long as no Event of Default under Subsection 9.1(a) or

9.1(f) has occurred and is continuing; provided, further, that the Parent Borrower shall not unreasonably withhold its approval of any successor Administrative Agent if such successor is a commercial bank with a consolidated combined capital and surplus of at least $5,000,000,000; provided, further, that if no successor shall have been so appointed in accordance with the foregoing requirements and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent, in consultation with the Parent Borrower, may appoint a successor Administrative Agent which shall be a commercial bank with a consolidated combined capital and surplus of at least $5.0 billion with an office in New York, New York, or an Affiliate of any such bank. Upon the successful appointment of a successor agent, such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, the Collateral Agent or the Co-Collateral Agent, as applicable, and the term “Administrative Agent,” “Collateral Agent” or “Co-Collateral Agent,” as applicable, shall mean such successor agent effective upon such appointment and approval, and the former Agent’s rights, powers and duties as Administrative Agent, Collateral Agent or the Co-Collateral Agent, as applicable, shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Loans or issuers of Letters of Credit. After any retiring Agent’s resignation or removal as Agent, the provisions of this Section 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents. Additionally, after such retiring Agent’s resignation as such Agent, the provisions of this Subsection 10.9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was such Agent under this Agreement and the other Loan Documents. After the resignation or removal of any Administrative Agent pursuant to the preceding provisions of this Subsection 10.9, such resigning or removed Administrative Agent (x) shall not be required to act as Issuing Lender for any Letters of Credit to be issued after the date of such resignation or removal (and all unpaid fees accrued for the account of the resigning Issuing Lender shall be paid in full upon its resignation or removal) and (y) shall not be required to act as Swingline Lender with respect to Swingline Loans to be made after the date of such resignation or removal (and all outstanding Swingline Loans of such resigning or removed Administrative Agent shall be required to be repaid in full upon its resignation or removal), although the resigning or removed Administrative Agent shall retain all rights hereunder as Issuing Lender and Swingline Lender with respect to all Letters of Credit issued by it, and all Swingline Loans made by it, prior to the effectiveness of its resignation or removal as Administrative Agent hereunder. The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor.

10.10 Swingline Lender. The provisions of this Section 10 shall apply to the Swingline Lender in its capacity as such to the same extent that such provisions apply to the Administrative Agent.

10.11 Withholding Tax. To the extent required by any applicable law, each Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding tax, and in no event shall such Agent be required to be responsible for or pay any additional amount with respect to any such withholding. If the Internal Revenue Service or any other Governmental Authority asserts a claim that any Agent did not properly withhold tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify such Agent of a change in circumstances which rendered the exemption from or reduction of withholding tax ineffective or for any other reason, without limiting the provisions of Subsection 4.11(a) or 4.12, such Lender shall indemnify such Agent fully for all amounts paid, directly or indirectly, by such Agent as tax or otherwise, including any penalties or interest and together with any expenses incurred and shall make payable in respect thereof within thirty (30) days after demand therefor. A certificate as to the amount of such payment or liability delivered to any Lender or any Issuing Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender and each Issuing Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or such Issuing Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this Subsection 10.11. The agreements in this Subsection 10.11 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations. For purposes of this Subsection 10.11, the term “Lender” includes any Issuing Lender.

10.12 Other Representatives. None of the entities identified as joint bookrunners and joint lead arrangers pursuant to the definition of Other Representative contained herein, shall have any duties or responsibilities hereunder or under any other Loan Document in its capacity as such. Without limiting the foregoing, no Other Representative shall have nor be deemed to have a fiduciary relationship with any Lender. At any time that any Lender serving as an Other Representative shall have transferred to any other Person (other than any of its affiliates) all of its interests in the Loans and in the Commitments, such Lender shall be deemed to have concurrently resigned as such Other Representative.

10.13 Appointment of Borrower Representatives. Each Borrower hereby designates the Parent Borrower as its Borrower Representative. The Borrower Representative will be acting as agent on each of the Borrowers’ behalf for the purposes of issuing notices of Borrowing and notices of conversion/continuation of any Loans pursuant to Subsection 4.2 or similar notices, giving instructions with respect to the disbursement of the proceeds of the Loans, selecting interest rate options, requesting Letters of Credit, giving and receiving all other notices and consents hereunder or under any of the other Loan Documents and taking all other actions (including in respect of compliance with covenants) on behalf of any Borrower or the Borrowers under the Loan Documents. The Borrower Representative hereby accepts such appointment. Each Borrower agrees that each notice, election, representation and warranty, covenant, agreement and undertaking made on its behalf by the Borrower Representative shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made directly by such Borrower.

10.14 Application of Proceeds. The Lenders and the Agents agree, as among such parties, as follows: subject to the terms of the ABL/Term Loan Intercreditor Agreement, the Junior Lien Intercreditor Agreement or any Other Intercreditor Agreement or any Intercreditor Agreement Supplement, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by the Administrative Agent, the Collateral Agent, any Lender or any Issuing Lender on account of amounts then due and outstanding under any of the Loan Documents shall, except as otherwise expressly provided herein, be applied as follows: first, to pay interest on and then principal of Agent Advances then outstanding, second, to pay interest on and then principal of Swingline Loans then outstanding, third, to pay all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees to the extent provided herein) due and owing hereunder of the Administrative Agent and the Security Agents in connection with enforcing the rights of the Agents, the Lenders and the Issuing Lenders under the Loan Documents (including all expenses of sale or other realization of or in respect of the Collateral and any sums advanced to the Collateral Agent or to preserve its security interest in the Collateral), fourth, to pay all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees to the extent provided herein) due and owing hereunder of each of the Lenders and each of the Issuing Lenders in connection with enforcing such Lender’s or such Issuing Lender’s rights under the Loan Documents, fifth, to pay (on a ratable basis) (A) interest on and then principal of Revolving Credit Loans then outstanding and any Reimbursement Obligations then outstanding, and to cash collateralize any outstanding L/C Obligations on terms reasonably satisfactory to the Administrative Agent and (B) any outstanding obligations payable under (i) Designated Cash Management Agreements, up to the maximum amount of the Cash Management Reserves then in effect with respect thereto and (ii) Designated Hedging Agreements up to the maximum amount of the Designated Hedging Reserves then in effect with respect thereto in each case which are secured under the Security Documents or otherwise, sixth, to pay obligations under Cash Management Arrangements (other than pursuant to any Designated Cash Management Agreements, but including any amounts not paid pursuant to clause “fifth”(B)(i) above) and Permitted Hedging Arrangements (other than pursuant to any Designated Hedging Agreements, but including any amounts not paid pursuant to clause “fifth”(B)(ii) above) permitted hereunder and secured by the Guarantee and Collateral Agreement and seventh, to pay the surplus, if any, to whomever may be lawfully entitled to receive such surplus. To the extent that any amounts available for distribution pursuant to clause “fifth” above are attributable to the issued but undrawn amount of outstanding Letters of Credit which are then not yet required to be reimbursed hereunder, such amounts shall be held by the Collateral Agent in a cash collateral account and applied (x) first, to reimburse the applicable Issuing Lender from time to time for any drawings under such Letters of Credit and (y) then, following the expiration of all Letters of Credit, to all other obligations of the types described in such clause “fifth.” To the extent any amounts available for distribution pursuant to clause “fifth” are insufficient to pay all obligations described therein in full, such moneys shall be allocated pro rata among the Lenders and Issuing Lenders based on their respective Commitment Percentages. This Subsection 10.14 may be amended (and the Lenders hereby irrevocably authorize the Administrative Agent to enter into any such amendment) to the extent necessary to reflect differing amounts payable, and priorities of payments, to Lenders participating in any new classes or tranches of loans added pursuant to Subsections 2.6, 2.7 and 2.8, as applicable.

SECTION 11

Miscellaneous

11.1 Amendments and Waivers.

(a) Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof, may be amended, supplemented, modified or waived except in accordance with the provisions of this Subsection 11.1. The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent may, from time to time, (x) enter into with the respective Loan Parties hereto or thereto, as the case may be, written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or to the other Loan Documents or changing, in any manner the rights or obligations of the Lenders or the Loan Parties hereunder or thereunder or (y) waive at any Loan Party’s request, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that amendments pursuant to Subsections 11.1(d) and 11.1(f) may be effected without the consent of the Required Lenders to the extent provided therein; provided, further, that no such waiver and no such amendment, supplement or modification shall:

(i) (A) reduce or forgive the amount or extend the scheduled date of maturity of any Loan or any Reimbursement Obligation or of any scheduled installment thereof (including extending the Termination Date), (B) reduce the stated rate of any interest, commission or fee payable hereunder (other than as a result of any waiver of the applicability of any post-default increase in interest rates) or postpone any date scheduled for any payment of any interest payable hereunder, (C) (except as provided in Subsection 11.1(d)) increase the amount or extend the expiration date of any Lender’s Commitment or extend the scheduled date of any payment thereof or (D) change the currency in which any Loan or Reimbursement Obligation is payable, in each case without the consent of each Lender directly and adversely affected thereby (it being understood that amendments or supplements to, or waivers or modifications of, any conditions precedent, representations, warranties, covenants, Defaults or Events of Default or of a mandatory repayment or mandatory reduction in the aggregate Commitments of all Lenders shall not constitute an increase of the Commitment of, or an extension of the scheduled date of maturity, any scheduled installment, or the scheduled date of payment of the Loans of, any Lender, and that an increase in the available portion of any Commitment of any Lender shall not constitute an increase in the Commitment of such Lender)

(ii) amend, modify or waive any provision of this Subsection 11.1(a) or reduce the percentage specified in the definition of “Required Lenders” or “Supermajority Lenders,” or consent to the assignment or transfer by the Parent Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, in each case without the written consent of all the Lenders; provided that, as further provided in Subsection 11.1(d), the definition of “Required Lenders” and “Supermajority Lenders” may be amended in connection with any amendment pursuant to Subsections 2.6, 2.7 or 2.8 to include appropriately the Lenders participating in such incremental facility, refinancing, or extension in any required vote or action of the Required Lenders or the Supermajority Lenders, as applicable;

(iii) release all or substantially all of the Guarantors under any Security Document, or, in the aggregate (in a single transaction or a series of related transactions), all or substantially all of the Collateral without the consent of all of the Lenders, except as expressly permitted hereby or by any Security Document (as such documents are in effect on the Third Amendment Effective Date or, if later, the date of execution and delivery thereof in accordance with the terms hereof);

(iv) require any Lender to make Loans having an Interest Period of longer than six months or shorter than one month without the consent of such Lender;

(v) amend, modify or waive any provision of Section 10 without the written consent of the then Agents;

(vi) amend, modify or waive any provision of Subsections 10.1(a), 10.5 or 10.12 without the written consent of any Other Representative directly and adversely affected thereby;

(vii) amend, modify or waive any provision of the Swingline Note (if any) or Subsection 2.4 without the written consent of the Swingline Lender and each other Lender, if any, which holds, or is required to purchase, a participation in any Swingline Loan pursuant to Subsection 2.4(d);

(viii) amend, modify or waive the provisions of any Letter of Credit or any L/C Obligation without the written consent of the Issuing Lender with respect thereto and each directly and adversely affected Lender;

(ix) increase the advance rates set forth in the definition of “Borrowing Base,” or make any change to the definitions of “Borrowing Base” (by adding additional categories or components thereof), “AMR Service Eligible Accounts,” “EmCare General Adjusted Eligible Accounts,” “EmCare General Eligible Accounts,” “Eligible Accounts,” “Eligible Inventory” or “Other Eligible Accounts” that would have the effect of increasing the amount of the Borrowing Base in each case without the consent of the Supermajority Lenders; provided that the Security Agents may increase or decrease the amount of, or otherwise modify or eliminate, any Availability Reserves that it implements in their Permitted Discretion in accordance with Subsection 2.1(b) or otherwise in accordance with the terms of this Agreement, and in any such case, such change will not be deemed to require any Supermajority Lender or other Lender consent; or

(x) amend, modify or waive the order of application of payments set forth in the penultimate sentence of Subsection 4.4(a), or Subsections 4.4(d), 4.8(a), 4.16(g), 10.14 or 11.7 hereof, in each case without the consent of each Lender directly and adversely affected thereby;

provided that, as more fully set forth in Subsection 11.1(d), these sections may be amended or modified in connection with any amendment, supplement or joinder pursuant to Subsections 2.6, 2.7 or 2.8 to reflect the priorities as permitted by, and contemplated by, such Subsections with the consent of the Administrative Agent and the Lenders participating in such incremental facility, refinancing, or extension, provided, further, that notwithstanding and in addition to the foregoing, and in addition to Liens the Collateral Agent is authorized to release pursuant to Subsection 10.8(b), the Collateral Agent may, with the consent of the Security Agents in their sole discretion, release the Lien on Collateral valued in the aggregate not in excess of $30,000,000 in any Fiscal Year without the consent of any Lender.

(b) Any waiver and any amendment, supplement or modification pursuant to this Subsection 11.1 shall apply to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Agents and all future holders of the Loans. In the case of any waiver, each of the Loan Parties, the Lenders and the Agents shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

(c) Notwithstanding any provision herein to the contrary, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except to the extent the consent of such Lender would be required under clause (i) in the second proviso to the second sentence of Subsection 11.1(a).

(d) Notwithstanding any provision herein to the contrary, this Agreement and the other Loan Documents may be amended (i) to cure any ambiguity, mistake, omission, defect or inconsistency, (ii) in accordance with Subsection 2.6 to incorporate the terms of any Incremental ABL Term Loans and Incremental Revolving Commitments, (iii) by a Refinancing Amendment in accordance with Subsection 2.7, (iv) in accordance with Subsection 2.8 to effectuate an Extension and to provide for non-pro rata borrowings and payments of any amounts hereunder as between the Loans and any Commitments in connection therewith, in each case with the consent of the Administrative Agent but without the consent of any Lender (except as expressly provided in Subsections 2.6, 2.7 or 2.8, as applicable) required, including, without limitation, as provided in Subsections 4.4(h) and 4.16(g) and (v) in accordance with Subsection 7.11, to change the financial reporting convention.

(e) Notwithstanding any provision herein to the contrary, this Agreement may be amended (or deemed amended) or amended and restated with the written consent of the Required Lenders, the Administrative Agent and the Borrowers (x) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the existing Facilities and the accrued interest and fees in respect thereof, (y) to include, as appropriate, the Lenders holding such credit facilities in any required vote or action of the Required Lenders or of the Lenders of each Facility hereunder and (z) to provide class protection for any additional credit facilities.

(f) Notwithstanding any provision herein to the contrary, any Security Document may be amended (or amended and restated), restated, waived, supplemented or modified as contemplated by Subsection 11.17 with the written consent of the Agent party thereto and the Loan Party party thereto.

(g) If, in connection with any proposed change, waiver, discharge or termination of or to any of the provisions of this Agreement and/or any other Loan Document as contemplated by Subsection 11.1(a),

the consent of the Supermajority Lenders, each Lender or each affected Lender, as applicable, is required and the consent of the Required Lenders at such time is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained (each such other Lender, a “Non-Consenting Lender”) then the Parent Borrower may, on notice to the Administrative Agent and the Non-Consenting Lender, (A) replace such Non-Consenting Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to Subsection 11.6 (with the assignment fee and any other costs and expenses to be paid by the Parent Borrower in such instance) all of its rights and obligations under this Agreement to one or more assignees; provided that neither the Administrative Agent nor any Lender shall have any obligation to the Parent Borrower to find a replacement Lender; provided, further, that the applicable assignee shall have agreed to the applicable change, waiver, discharge or termination of this Agreement and/or the other Loan Documents; and provided, further, that all obligations of the Borrowers owing to the Non-Consenting Lender relating to the Loans and participations so assigned shall be paid in full by the assignee Lender (or, at the Parent Borrower’s option, by a Borrower) to such Non-Consenting Lender concurrently with such Assignment and Acceptance or (B) so long as no Event of Default under Subsection 9.1(a) or 9.1(f) then exists or will exist immediately after giving effect to the respective prepayment, upon notice to the Administrative Agent, prepay the Loans and, at the Parent Borrower’s option, terminate the Commitments of such Non-Consenting Lender, in whole or in part, subject to Subsection 4.12, without premium or penalty. In connection with any such replacement under this Subsection 11.1(g), if the Non-Consenting Lender does not execute and deliver to the Administrative Agent a duly completed Assignment and Acceptance and/or any other documentation necessary to reflect such replacement by the later of (a) the date on which the replacement Lender executes and delivers such Assignment and Acceptance and/or such other documentation and (b) the date as of which all obligations of the Borrowers owing to the Non-Consenting Lender relating to the Loans and participations so assigned shall be paid in full by the assignee Lender to such Non-Consenting Lender, then such Non-Consenting Lender shall be deemed to have executed and delivered such Assignment and Acceptance and/or such other documentation as of such date and the applicable Borrower shall be entitled (but not obligated) to execute and deliver such Assignment and Acceptance and/or such other documentation on behalf of such Non-Consenting Lender.

11.2 Notices.

(a) All notices, requests, and demands to or upon the respective parties hereto to be effective shall be in writing (including telecopy or electronic mail), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three days after being deposited in the mail, postage prepaid, or, in the case of telecopy or electronic mail notice, when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day) or, in the case of delivery by a nationally recognized overnight courier, when received, addressed as follows in the case of the Borrowers, the Administrative Agent and the Collateral Agent, and as set forth in Schedule A in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Loans:

The Parent Borrower (including in its capacity as Borrower Representative)	Envision Healthcare Corporation 6363 S. Fiddlers Green Circle 14th Floor Greenwood Village, Colorado 80111 Attention: General Counsel Facsimile: (303) 495-1800 Telephone: (303) 495-1254

and

Envision Healthcare Corporation
1 Burton Hills Blvd.
Nashville, TN 37215
Attention: Chief Financial Officer
Facsimile: (615) 234-1426
Telephone: (615) 665-1283

With copies to:	Debevoise & Plimpton LLP
919 Third Avenue
New York, New York 10022
Attention: Jeffrey E. Ross, Esq.
Facsimile: (212) 521-7465
Telephone: (212) 909-6000

The Administrative Agent/the Collateral Agent:	Deutsche Bank AG New York Branch Agent: 60 Wall Street
New York, New York 10005
Attention: Randall Mann
Telephone: (212) 250-5552
Email: randall.mann@db.com

and

Deutsche Bank Trust Company Americas
5022 Gate Parkway, Suite 200
Jacksonville, Florida 32256
Attention: Ryan Johnson
Telephone: (904) 645-1089
Email: ryan.johnson@db.com

With copies to:	White & Case LLP
1155 Avenue of the Americas
New York, New York 10036
Attention: Eliza McDougall
Facsimile: (212) 354-8113
Telephone: (212) 819-2590
Email: emcdougall@whitecase.com

The Co- Collateral Agent	JPMorgan Chase Bank, N.A.
3424 Peachtree Road, NE, 23rd Floor
Atlanta, GA 30326
Attention: Regional Portfolio Manager
Facsimile: 404-926-2655
Telephone: 404- 926-2707

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to Subsection 3.2, 4.2, 4.4 or 4.8 shall not be effective until received.

(b) Without in any way limiting the obligation of any Loan Party and its Subsidiaries to confirm in writing any telephonic notice permitted to be given hereunder, the Administrative Agent, the Swingline Lender (in the case of a Borrowing of Swingline Loans) or any Issuing Lender (in the case of the issuance of a Letter of Credit), as the case may be, may prior to receipt of written confirmation act without liability upon the basis of such telephonic notice, believed by the Administrative Agent, the Swingline Lender or such Issuing Lender in good faith to be from a Responsible Officer of a Loan Party.

(c) Loan Documents may be transmitted and/or signed by facsimile or other electronic means (i.e., a “pdf” or “tif”). The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually signed originals and shall be binding on each Loan Party, each Agent and each Lender. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any facsimile or other electronic document or signature.

(d) Notices and other communications to the Lenders and any Issuing Lender hereunder may be delivered or furnished by electronic communication (including electronic mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent. Unless the Administrative Agent otherwise prescribes (with the Parent Borrower’s consent), (i) notices and other communications sent to an e-mail address shall be deemed to have been duly made or given when delivered, provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the posting thereof.

11.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any Agent, any Lender or any Loan Party, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

11.4 Survival of Representations and Warranties. All representations and warranties made hereunder and in the other Loan Documents (or in any amendment, modification or supplement hereto or thereto) and in any certificate delivered pursuant hereto or such other Loan Documents shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

11.5 Payment of Expenses and Taxes. The Parent Borrower agrees (a) to pay or reimburse the Agents and the Other Representatives for (1) all their reasonable out-of-pocket costs and expenses incurred in connection with (i) the syndication of the Facilities and the development, preparation, execution and delivery of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, (ii) the consummation and administration of the transactions (including the syndication of the Commitments) contemplated hereby and thereby and (iii) efforts to monitor the Loans and verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of any of the Collateral, and (2) the reasonable fees and disbursements of White & Case LLP and Cahill Gordon & Reindel LLP, and such other special or local counsel, consultants, advisors, appraisers and auditors whose retention (other than during the continuance of an Event of Default) is approved by the Parent Borrower, (b) to pay or reimburse each Lender, each Lead Arranger and the Agents for all their reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any other documents prepared in connection herewith or therewith, including the fees and disbursements of counsel to the Agents and the Lenders, (c) to pay, indemnify, or reimburse each Lender, each Lead Arranger and the Agents for, and hold each Lender, each Lead Arranger and the Agents harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, any stamp, documentary, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution, delivery or enforcement of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify or reimburse each Lender, each Lead Arranger, each Agent (and any sub-agent thereof), each Issuing Lender and each Related Party of any of the foregoing Persons (each, an “Indemnitee”) for, and hold each Indemnitee harmless from and against, any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including any of the foregoing relating to the use of proceeds of the Loans or Letters of Credit (including any refusal by an Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Parent Borrower or any of its Restricted Subsidiaries or any of the property of the Parent Borrower or any of its Restricted Subsidiaries, of any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Parent Borrower or any other Loan Party and regardless of whether any Indemnitee is a party thereto (all the foregoing in this clause (d), collectively, the “Indemnified Liabilities”), provided that the Parent Borrower shall not have any obligation hereunder to the Administrative Agent, any Other Representative, any other Agent, any Issuing Lender or any Lender (or any Related Party of any of the foregoing Persons) with respect to Indemnified Liabilities arising from (i) the gross negligence, bad faith or willful misconduct of such Agent (and any sub-agent thereof), such Other Representative, such Issuing Lender or any such Lender (or any Related Party of such Agent, Other Representative, Issuing Lender or Lender), as the case may be, as determined by a court of competent jurisdiction in a final and non-appealable decision, (ii) a material breach of the Loan Documents by such Agent, Other Representative, Issuing Lender or Lender (or any Related Party of such Agent, Other Representative, Issuing Lender or Lender), as the case may be, as determined by a court of competent jurisdiction in a final and non-appealable decision, or (iii) claims against such Indemnitee or any Related Party brought by any other Indemnitee that do not involve any Lead Arranger, any Agent in its capacity as such and claims arising out of or in connection with or by reason of any act or omission of any Loan Party or any of its Affiliates. No Indemnitee shall be liable for any consequential or punitive damages in connection with the Facilities. All amounts due under this Subsection 11.5 shall be payable not later than thirty (30) days after written demand therefor. Statements reflecting amounts payable by the Loan Parties pursuant to this Subsection 11.5 shall be submitted to the address of the Parent Borrower set forth in Subsection 11.2, or to such other Person or address as may be hereafter designated by the Parent Borrower in a notice to the Administrative Agent. Notwithstanding the foregoing, except as provided in Subsections 11.5(b) and (c) above, the Parent Borrower shall have no obligation under this Subsection 11.5 to any Indemnitee with respect to any tax, levy, impost, duty, charge, fee, deduction or withholding imposed, levied, collected, withheld or assessed by any Governmental Authority. The agreements in this Subsection 11.5 shall survive repayment of the Loans and all other amounts payable hereunder.

11.6 Successors and Assigns; Participations and Assignments.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any affiliate of the applicable Issuing Lender that issues any Letter of Credit), except that (i) other than in accordance with Subsection 8.2, none of the Loan Parties may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Loan Party without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Subsection 11.6.

(b) (i) Subject to the conditions set forth in Subsection 11.6(b)(ii) below, any Lender other than a Conduit Lender may, in the ordinary course of business and in accordance with applicable law, assign (other than to a Disqualified Lender, to any natural person or to the Parent Borrower or any of its Subsidiaries) to one or more assignees (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including its Commitment and/or Loans, pursuant to an Assignment and Acceptance) with the prior written consent (such consent not to be unreasonably withheld, conditioned or delayed) of:

(A) the Parent Borrower, provided that no consent of the Parent Borrower shall be required for an assignment (x) to a Lender or (y) if an Event of Default under Subsection 9.1(a) or 9.1(f) has occurred and is continuing, to any other Person; and

(B) the Administrative Agent, each Issuing Lender and the Swingline Lender (each such consent not to be unreasonably withheld, conditioned or delayed).

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitments or Loans under any Facility, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless the Parent Borrower and the Administrative Agent otherwise consent, provided that (1) no such consent of the Parent Borrower shall be required if an Event of Default under Subsection 9.1(a) or 9.1(f) has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its Affiliates, if any;

(B) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 (unless waived by the Administrative Agent in any given case); provided that for concurrent assignments to two or more Lenders or Affiliates of a Lender, such assignment fee shall only be required to be paid once in respect of and at the time of such assignments; and

(C) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire.

(iii) Subject to acceptance and recording thereof pursuant to clause (b)(iv) below, from and after the effective date specified in each Assignment and Acceptance the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of (and bound by any related obligations under) Subsections 4.10, 4.11, 4.12, 4.13, 4.15 and 11.5, and bound by its continuing obligations under Subsection 11.16). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Subsection 11.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (c) of this Subsection 11.6.

(iv) The Borrowers hereby collectively designate the Administrative Agent, and the Administrative Agent agrees, to serve as the Borrowers’ agent, solely for purposes of this Subsection 11.6, to maintain at one of its offices in New York, New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and interest and principal amount of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent, the Issuing Lender and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, the Issuing Lender and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and a Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(vi) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender (unless such assignment is being made in accordance with Subsection 4.13(d), Subsection 4.15(c), or Subsection 11.1(g), in which case the effectiveness of such Assignment and Acceptance shall not require execution by the assigning Lender) and an Assignee, the Assignee’s completed administrative questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in this Subsection 11.6(b) and any written consent to such assignment required by this Subsection 11.6(b), the Administrative Agent shall accept such Assignment and Acceptance, record the information contained therein in the Register and give prompt notice of such assignment and recordation to the Parent Borrower. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this clause (vi).

(vii) On or prior to the effective date of any assignment pursuant to this Subsection 11.6(b), the assigning Lender shall surrender any outstanding Notes held by it all or a portion of which are being assigned. Any Notes surrendered by the assigning Lender shall be returned by the Administrative Agent to the Parent Borrower marked “cancelled.”

Notwithstanding the foregoing provisions of this Subsection 11.6(b) or any other provision of this Agreement, if the Parent Borrower shall have consented thereto in writing in its sole discretion, the Administrative Agent shall have the right, but not the obligation, to effectuate assignments of Loans and Commitments via an electronic settlement system acceptable to Administrative Agent and the

Parent Borrower as designated in writing from time to time to the Lenders by Administrative Agent (the “Settlement Service”). At any time when the Administrative Agent elects, in its sole discretion, to implement such Settlement Service, each such assignment shall be effected by the assigning Lender and proposed Assignee pursuant to the procedures then in effect under the Settlement Service, which procedures shall be subject to the prior written approval of the Parent Borrower and shall be consistent with the other provisions of this Subsection 11.6(b). Each assigning Lender and proposed Assignee shall comply with the requirements of the Settlement Service in connection with effecting any assignment of Loans and Commitments pursuant to the Settlement Service. Assignments and assumptions of the Loans and Commitments shall be effected by the provisions otherwise set forth herein until the Administrative Agent notifies Lenders of the Settlement Service as set forth herein. The Parent Borrower may withdraw its consent to the use of the Settlement Service at any time upon notice to the Administrative Agent, and thereafter assignments and assumptions of the Loans and Commitments shall be effected by the provisions otherwise set forth herein.

Furthermore, no Assignee, which as of the date of any assignment to it pursuant to this Subsection 11.6(b) would be entitled to receive any greater payment under Subsection 4.10, 4.11 or 11.5 than the assigning Lender would have been entitled to receive as of such date under such Subsections with respect to the rights assigned, shall, notwithstanding anything to the contrary in this Agreement, be entitled to receive such greater payments unless the assignment was made after an Event of Default under Subsection 9.1(a) or 9.1(f) has occurred and is continuing or the Parent Borrower has expressly consented in writing to waive the benefit of this provision at the time of such assignment.

(c) (i) Any Lender other than a Conduit Lender may, in the ordinary course of its business and in accordance with applicable law, without the consent of the Parent Borrower or the Administrative Agent, sell participations (other than to any Disqualified Lender, or a natural person or the Parent Borrower or any of the Parent Borrower’s Affiliates or its Subsidiaries) to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (C) such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents and (D) the Parent Borrower, the Administrative Agent, the Issuing Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement; provided that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to the second proviso to the second sentence of Subsection 11.1(a) and (2) directly affects such Participant. Subject to Subsection 11.6(c)(ii), each Borrower agrees that each Participant shall be entitled to the benefits of (and shall have the related obligations under) Subsections 4.10, 4.11, 4.12, 4.13, 4.15 and 11.5 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Subsection 11.6(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Subsection 11.7(b) as though it were a Lender, provided that such Participant shall be subject to Subsection 11.7(a) as though it were a Lender. Notwithstanding the foregoing, no Lender shall be permitted to sell participations under this Agreement to any Disqualified Lender.

(ii) No Loan Party shall be obligated to make any greater payment under Subsection 4.10, 4.11 or 11.5 than it would have been obligated to make in the absence of any participation, unless the sale of such participation is made with the prior written consent of the Parent Borrower and the Parent Borrower expressly waives the benefit of this provision at the time of such participation. Any Participant that is not incorporated under the laws of the United States of America or a state thereof shall not be entitled to the benefits of Subsection 4.11 unless such Participant complies with Subsection 4.11(b) and provides the forms and certificates referenced therein to the Lender that granted such participation.

(d) Any Lender, without the consent of the Parent Borrower or the Administrative Agent, may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Subsection 11.6 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute (by foreclosure or otherwise) any such pledgee or Assignee for such Lender as a party hereto.

(e) No assignment or participation made or purported to be made to any Assignee or Participant shall be effective without the prior written consent of the Parent Borrower if it would require the Parent Borrower to make any filing with any Governmental Authority or qualify any Loan or Note under the laws of any jurisdiction, and the Parent Borrower shall be entitled to request and receive such information and assurances as it may reasonably request from any Lender or any Assignee or Participant to determine whether any such filing or qualification is required or whether any assignment or participation is otherwise in accordance with applicable law.

(f) Notwithstanding the foregoing, any Conduit Lender may assign any or all of the Loans it may have funded hereunder to its designating Lender without the consent of the Parent Borrower or the Administrative Agent and without regard to the limitations set forth in Subsection 11.6(b). Each Borrower, each Lender and the Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other Person in instituting against a Conduit Lender any domestic or foreign bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state, federal or provincial bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance. Each such indemnifying Lender shall pay in full any claim received from the Parent Borrower pursuant to this Subsection 11.6(f) within thirty (30) Business Days of receipt of a certificate from a Responsible Officer of the Parent Borrower specifying in reasonable detail the cause and amount of the loss, cost, damage or expense in respect of which the claim is being asserted, which certificate shall be conclusive absent manifest error. Without limiting the indemnification obligations of any indemnifying Lender pursuant to this Subsection 11.6(f), in the event that the indemnifying Lender fails timely to compensate the Parent Borrower for such claim, any Loans held by the relevant Conduit Lender shall, if requested by the Parent Borrower, be assigned promptly to the Lender that administers the Conduit Lender and the designation of such Conduit Lender shall be void.

(g) If the Parent Borrower wishes to replace the Loans or Commitments under any Facility with ones having different terms, it shall have the option, with the consent of the Administrative Agent and subject to at least three Business Days’ (or such shorter period as agreed to by the Administrative Agent in its reasonable discretion) advance notice to the Lenders under such Facility, instead of prepaying the Loans or reducing or terminating the Commitments to be replaced, to (i) require the Lenders under such Facility to assign such Loans or Commitments to the Administrative Agent or its designees and (ii) amend the terms thereof in accordance with Subsection 11.1. Pursuant to any such assignment, (x) all Loans to be replaced shall be purchased at par (allocated among the Lenders under such Facility in the same manner as would be required if such Loans were being optionally prepaid), accompanied by payment of any accrued interest and fees thereon and any amounts owing pursuant to Subsection 4.12 and (y) all Commitments to be replaced shall be allocated among the Lenders under such Facility in the same manner as would be required if such Commitments were being optionally reduced or terminated by the

Borrowers, accompanied by payment of any accrued fees thereon and any amounts owing pursuant to Subsection 4.12. By receiving such purchase price (including accrued interest, fees and indemnity payments), the Lenders under such Facility shall automatically be deemed to have assigned the Loans or Commitments under such Facility pursuant to the terms of the form of the Assignment and Acceptance, and accordingly no other action by such Lenders shall be required in connection therewith. The provisions of this clause (g) are intended to facilitate the maintenance of the perfection and priority of existing security interests in the Collateral during any such replacement.

11.7 Adjustments; Set-off; Calculations; Computations.

(a) If any Lender (a “Benefited Lender”) shall at any time receive any payment of all or part of its Revolving Credit Loans or the Reimbursement Obligations owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Subsection 9.1(f), or otherwise (except pursuant to Subsection 2.6, 2.7, 2.8, 4.4, 4.5(b), 4.9, 4.10, 4.11, 4.12, 4.13(d), 8.6(b), 11.1(g) or 11.6)), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender’s Revolving Credit Loans or the Reimbursement Obligations, as the case may be, owing to it, or interest thereon, such Benefited Lender shall purchase for cash from the other Lenders an interest (by participation, assignment or otherwise) in such portion of each such other Lender’s Revolving Credit Loans or the Reimbursement Obligations, as the case may be, owing to it, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

(b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrowers, any such notice being expressly waived by each Borrower to the extent permitted by applicable law, upon the occurrence of an Event of Default under Subsection 9.1(a) to set-off and appropriate and apply against any amount then due and payable under Subsection 9.1(a) by such Borrower any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of such Borrower. Each Lender agrees promptly to notify the Parent Borrower and the Administrative Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application. Notwithstanding anything to the contrary in any Loan Document, any Secured Party and its Affiliates (and each Participant of any Lender or any of its Affiliates) that is a Government Accounts Receivable Bank shall not have the right and hereby expressly waives any rights it might otherwise have, to set-off or appropriate and apply any or all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held by or owing to such Secured Party or its Affiliates (and each Participant of any Lender or any of its Affiliates) or any branch or agency thereof in a Government Receivables Deposit Account (but no other deposit account or any subsequent deposit accounts to which the proceeds of Restricted Government Accounts may be transferred) to or for the credit or the account of any Borrower or any Guarantor, in each case to the extent necessary for the Loan Parties to remain in compliance with Medicare, Medicaid, TRICARE, CHAMPVA or any other similar or replacement laws, rules or regulations of a Governmental Authority as amended or re-enacted from time to time.

11.8 Judgment.

(a) If, for the purpose of obtaining or enforcing judgment against any Loan Party in any court in any jurisdiction, it becomes necessary to convert into any other currency (such other currency being hereinafter in this Subsection 11.8 referred to as the “Judgment Currency”) an amount due under any Loan Document in any currency (the “Obligation Currency”) other than the Judgment Currency, the conversion shall be made at the rate of exchange prevailing on the Business Day immediately preceding the date of actual payment of the amount due, in the case of any proceeding in the courts of any other jurisdiction that will give effect to such conversion being made on such date, or the date on which the judgment is given, in the case of any proceeding in the courts of any other jurisdiction (the applicable date as of which such conversion is made pursuant to this Subsection 11.8 being hereinafter in this Subsection 11.8 referred to as the “Judgment Conversion Date”).

(b) If, in the case of any proceeding in the court of any jurisdiction referred to in Subsection 11.8(a), there is a change in the rate of exchange prevailing between the Judgment Conversion Date and the date of actual receipt for value of the amount due, the applicable Loan Party shall pay such additional amount (if any, but in any event not a lesser amount) as may be necessary to ensure that the amount actually received in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of the Judgment Currency stipulated in the judgment or judicial order at the rate of exchange prevailing on the Judgment Conversion Date. Any amount due from any Loan Party under this Subsection 11.8(b) shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of any of the Loan Documents.

(c) The term “rate of exchange” in this Subsection 11.8 means the rate of exchange at which the Administrative Agent, on the relevant date at or about 12:00 noon (New York time), would be prepared to sell, in accordance with its normal course foreign currency exchange practices, the Obligation Currency against the Judgment Currency.

11.9 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile and other electronic transmission), and all of such counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be delivered to the Parent Borrower and the Administrative Agent.

11.10 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11.11 Integration. This Agreement and the other Loan Documents represent the entire agreement of each of the Loan Parties party hereto, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by any of the Loan Parties party hereto, the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

11.12 Governing Law. THIS AGREEMENT AND ANY NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND ANY NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR

RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

11.13 Submission to Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party to the exclusive general jurisdiction of the Supreme Court of the State of New York for the County of New York (the “New York Supreme Court”), and the United States District Court for the Southern District of New York (the “Federal District Court,” and together with the New York Supreme Court, the “New York Courts”) and appellate courts from either of them; provided that nothing in this Agreement shall be deemed or operate to preclude (i) any Agent from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations (in which case any party shall be entitled to assert any claim or defense, including any claim or defense that this Subsection 11.13 would otherwise require to be asserted in a legal action or proceeding in a New York Court), or to enforce a judgment or other court order in favor of the Administrative Agent or the Collateral Agent, (ii) any party from bringing any legal action or proceeding in any jurisdiction for the recognition and enforcement of any judgment, (iii) if all such New York Courts decline jurisdiction over any Person, or decline (or in the case of the Federal District Court, lack) jurisdiction over any subject matter of such action or proceeding, a legal action or proceeding may be brought with respect thereto in another court having jurisdiction and (iv) in the event a legal action or proceeding is brought against any party hereto or involving any of its assets or property in another court (without any collusive assistance by such party or any of its Subsidiaries or Affiliates), such party from asserting a claim or defense (including any claim or defense that this Subsection 11.13(a) would otherwise require to be asserted in a legal proceeding in a New York Court) in any such action or proceeding.

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient forum and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the applicable Borrower, the applicable Lender or the Administrative Agent, as the case may be, at the address specified in Subsection 11.2 or at such other address of which the Administrative Agent, any such Lender and any such Borrower shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or (subject to clause (a) above) shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Subsection 11.13 any consequential or punitive damages.

11.14 Acknowledgements. Each Borrower hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

(b) neither any Agent nor any Other Representative or Lender has any fiduciary relationship with or duty to any Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Administrative Agent and Lenders, on the one hand, and the Borrowers, on the other hand, in connection herewith or therewith is solely that of creditor and debtor; and

(c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby and thereby among the Lenders or among any of the Borrowers and the Lenders.

11.15 Waiver of Jury Trial. EACH OF THE BORROWERS, THE AGENTS AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY NOTES OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

11.16 Confidentiality.

(a) Each Agent and each Lender agrees to keep confidential any information (a) provided to it by or on behalf of any of the Borrowers or any of their respective Subsidiaries pursuant to or in connection with the Loan Documents or (b) obtained by such Lender based on a review of the books and records of any of the Borrowers or any of their respective Subsidiaries; provided that nothing herein shall prevent any Lender from disclosing any such information (i) to any Agent, any Other Representative or any other Lender, (ii) to any Transferee, or prospective Transferee or any creditor or any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Borrower and its obligations which agrees to comply with the provisions of this Subsection 11.16 pursuant to a written instrument (or electronically recorded agreement from any Person listed above in this clause (ii), in respect to any electronic information (whether posted or otherwise distributed on any Platform)) for the benefit of the Parent Borrower (it being understood that each relevant Lender shall be solely responsible for obtaining such instrument (or such electronically recorded agreement)), (iii) to its affiliates and the employees, officers, partners, directors, agents, attorneys, accountants and other professional advisors of it and its affiliates, provided that such Lender shall inform each such Person of the agreement under this Subsection 11.16 and take reasonable actions to cause compliance by any such Person referred to in this clause (iii) with this agreement (including, where appropriate, to cause any such Person to acknowledge its agreement to be bound by the agreement under this Subsection 11.16), (iv) upon the request or demand of any Governmental Authority having jurisdiction over such Lender or its affiliates or to the extent required in response to any order of any court or other Governmental Authority or as shall otherwise be required pursuant to any Requirement of Law, provided that, other than with respect to any disclosure to any bank regulatory authority, such Lender shall, unless prohibited by any Requirement of Law, notify the Parent Borrower of any disclosure pursuant to this clause (iv) as far in advance as is reasonably practicable under such circumstances, (v) which has been publicly disclosed other than in breach of this Agreement, (vi) in connection with the exercise of any remedy hereunder, under any Loan Document or under any Interest Rate Protection Agreement, (vii) in connection with periodic regulatory examinations and reviews conducted by the National Association of Insurance Commissioners or any Governmental Authority having jurisdiction over such Lender or its affiliates (to the extent applicable), (viii) in connection with any litigation to which such Lender (or, with respect to any Interest Rate Protection Agreement, any affiliate of any Lender party thereto) may be a party subject to the proviso in clause (iv) above, and

(ix) if, prior to such information having been so provided or obtained, such information was already in an Agent’s or a Lender’s possession on a non-confidential basis without a duty of confidentiality to any Borrower being violated. Notwithstanding any other provision of this Agreement, any other Loan Document or any Assignment and Acceptance, the provisions of this Subsection 11.16 shall survive with respect to each Agent and Lender until the second anniversary of such Agent or Lender ceasing to be an Agent or a Lender, respectively.

(b) Each Lender acknowledges that any such information referred to in Subsection 11.16(a), and any information (including requests for waivers and amendments) furnished by the Borrowers or the Administrative Agent pursuant to or in connection with this Agreement and the other Loan Documents, may include material non-public information concerning the Borrowers, the other Loan Parties and their respective Affiliates or their respective securities. Each Lender represents and confirms that such Lender has developed compliance procedures regarding the use of material non-public information; that such Lender will handle such material non-public information in accordance with those procedures and applicable law, including United States federal and state securities laws; and that such Lender has identified to the Administrative Agent a credit contact who may receive information that may contain material non-public information in accordance with its compliance procedures and applicable law.

11.17 Incremental Indebtedness; Additional Indebtedness. In connection with the incurrence by any Loan Party or any Subsidiary thereof of any Incremental Indebtedness or Additional Indebtedness, each of the Administrative Agent and the Collateral Agent agree to execute and deliver the ABL/Term Loan Intercreditor Agreement, any Junior Lien Intercreditor Agreement, or any Other Intercreditor Agreement or any Intercreditor Agreement Supplement and amendments, amendments and restatements, restatements or waivers of or supplements to or other modifications to, any Security Document, and to make or consent to any filings or take any other actions in connection therewith, as may be reasonably deemed by the Parent Borrower to be necessary or reasonably desirable for any Lien on the assets of any Loan Party permitted to secure such Incremental Facility or Additional Indebtedness to become a valid, perfected lien (with such priority as may be designated by the relevant Loan Party or Subsidiary, to the extent such priority is permitted by the Loan Documents) pursuant to the Security Document being so amended, amended and restated, restated, waived, supplemented or otherwise modified or otherwise. Additionally, each of the Administrative Agent and the Collateral Agent agree to execute and deliver any amendment to any Blocked Account Agreement as may be reasonably requested by the Parent Borrower to reflect the Term Loan Agent as a party thereto in place of its predecessor under such Blocked Account Agreement

11.18 USA PATRIOT Act Notice. Each Lender hereby notifies each Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “PATRIOT Act”), it is required to obtain, verify, and record information that identifies each Borrower, which information includes the name of each Borrower and other information that will allow such Lender to identify each Borrower in accordance with the PATRIOT Act, and each Borrower agrees to provide such information from time to time to any Lender.

11.19 Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “signed,” “signature” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

11.20 Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition or other proceeding be filed by or against any Loan Party for liquidation or reorganization, should any Loan Party become insolvent or make an assignment for the benefit of any creditor or creditors or should an interim receiver, receiver, receiver and manager or trustee be appointed for all or any significant part of any Loan Party’s assets, and shall continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the obligations of the Borrowers under the Loan Documents, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the obligations, whether as a fraudulent preference, reviewable transaction or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the obligations of the Borrowers hereunder shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

11.21 Joint and Several Liability; Postponement of Subrogation.

(a) The obligations of the Borrowers hereunder and under the other Loan Documents shall be joint and several and, as such, each Borrower shall be liable for all of such obligations of the other Borrowers under this Agreement and the other Loan Documents. To the fullest extent permitted by law the liability of each Borrower for the obligations under this Agreement and the other Loan Documents of the other applicable Borrowers with whom it has joint and several liability shall be absolute, unconditional and irrevocable, without regard to (i) the validity or enforceability of this Agreement or any other Loan Document, any of the obligations hereunder or thereunder or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by any applicable Secured Party, (ii) any defense, set-off or counterclaim (other than a defense of payment or performance hereunder; provided that no Borrower hereby waives any suit for breach of a contractual provision of any of the Loan Documents) which may at any time be available to or be asserted by such other applicable Borrower or any other Person against any Secured Party or (iii) any other circumstance whatsoever (with or without notice to or knowledge of such other applicable Borrower or such Borrower) which constitutes, or might be construed to constitute, an equitable or legal discharge of such other applicable Borrower for the obligations hereunder or under any other Loan Document, or of such Borrower under this Subsection 11.21, in bankruptcy or in any other instance.

(b) Each Borrower agrees that it will not exercise any rights which it may acquire by way of rights of subrogation under this Agreement, by any payments made hereunder or otherwise, until the prior payment in full in cash of all of the obligations hereunder and under any other Loan Document, the termination or expiration of all Letters of Credit and the permanent termination of all Commitments. Any amount paid to any Borrower on account of any such subrogation rights prior to the payment in full in cash of all of the obligations hereunder and under any other Loan Document, the termination or expiration of all Letters of Credit and the permanent termination of all Commitments shall be held in trust for the benefit of the applicable Secured Parties and shall immediately be paid to the Administrative Agent for the benefit of the applicable Secured Parties and credited and applied against the obligations of the applicable Borrowers, whether matured or unmatured, in such order as the Administrative Agent shall elect. In furtherance of the foregoing, for so long as any obligations of the Borrowers hereunder, any Letters of Credit or any Commitments remain outstanding, each Borrower shall refrain from taking any action or commencing any proceeding against any other Borrower (or any of its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in respect of payments made in respect of the obligations hereunder or under any other Loan Document of such other Borrower to any Secured Party.

11.22 Designated Cash Management Agreements and Designated Hedging Agreements.

(a) The Borrower Representative may from time to time elect by notice in writing to the Security Agents that (x) a Cash Management Arrangement is to be a “Designated Cash Management Agreement” and that the monetary obligations thereunder be treated as pari passu with the Obligations with respect to the priority of payment of proceeds of the Collateral in accordance with the waterfall provisions set forth in Subsection 10.14 and may establish a Cash Management Reserve with respect to any such Designated Cash Management Agreement so long as, immediately after giving effect thereto, Availability would be not less than zero, or (y) an Interest Rate Protection Agreement, Hedging Agreement or other Permitted Hedging Arrangement is to be a “Designated Hedging Agreement” and that the monetary obligations thereunder be treated as pari passu with the Obligations with respect to the priority of payment of proceeds of the Collateral in accordance with the waterfall provisions set forth in Subsection 10.14 and may establish a Designated Hedging Reserve with respect to any such Designated Hedging Agreement so long as, immediately after giving effect thereto, Availability would be not less than zero, provided that no Designated Cash Management Agreement or Designated Hedging Agreement can be secured at the same time on a first lien basis by the Term Loan Priority Collateral (and any request under this Subsection 11.22 will be deemed to be a representation by the Parent Borrower to such effect), and provided, further, that no monetary obligations under any Designated Cash Management Agreement or Designated Hedging Agreement shall receive any benefit of the designation under this Subsection 11.22 after the Discharge of ABL Obligations. The Borrower Representative may from time to time (i) reduce or eliminate the amount of any Cash Management Reserve or Designated Hedging Reserve by delivering to the Security Agents a notice of such reduction or elimination or (ii) increase the amount of any Cash Management Reserved by notice in writing to the Security Agents so long as in the case of this clause (ii), immediately after giving effect to such increase, Availability would be not less than zero.

(b) Notwithstanding any such designation of a Cash Management Arrangement as a Designated Cash Management Agreement or an Interest Rate Protection Agreement, Hedging Agreement or other Permitted Hedging Arrangement as a Designated Hedging Agreement, no provider or holder of any such Designated Cash Management Agreement or Designated Hedging Agreement shall have any voting or approval rights hereunder (or be deemed a Lender) solely by virtue of its status as the provider under such agreements, nor shall their consent be required (other than in their capacities as a Lender to the extent applicable) for any matter hereunder or under any of the other Loan Documents, including, without limitation, as to any matter relating to the Collateral or the release of the Collateral or any Subsidiary Guarantors.

(c) The Administrative Agent accepts no responsibility and shall have no liability for the calculation of the exposure owing by the Loan Parties under any such Designated Cash Management Arrangement or Designated Hedging Agreement, and shall be entitled in all cases to rely on the applicable Cash Management Party, Hedging Party or the Parent Borrower, as the case may be, in each case party to such agreement for the calculation thereof.

11.23 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary herein or in any other Loan Document, each party hereto acknowledges that any liability of any party hereto that is an EEA Financial Institution arising hereunder or under any other Loan Document, to the extent such liability is unsecured (all such liabilities, other than any Excluded Liability, the “Covered Liabilities”), may be subject to Write-down and Conversion Powers and agrees and consents to, and acknowledges and agrees to be bound by:

(i) the application of Write-Down and Conversion Powers to any Covered Liability arising hereunder or under any other Loan Document which may be payable to it by any party hereto that is an EEA Financial Institution; and

(ii) the effects of any Bail-in Action on any such Covered Liability, including, if applicable:

(A) a reduction in full or in part or cancellation of any such Covered Liability;

(B) a conversion of all, or a portion of, such Covered Liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such Covered Liability under this Agreement or any other Loan Document; or

(C) the variation of the terms of such Covered Liability in connection with the exercise of Write-Down and Conversion Powers.

Notwithstanding anything to the contrary herein, nothing contained in this Subsection 11.23 shall modify or otherwise alter the rights or obligations under this Agreement or any other Loan Document with respect to any liability that is not a Covered Liability.

[SIGNATURE PAGES INTENTIONALLY OMITTED]

SCHEDULE A

Commitments and Addresses

Lender	Commitment
JPMorgan Chase Bank, N.A. 3424 Peachtree Road, NE, 23rd Floor Atlanta, GA 30326	$122,750,000
Barclays Bank PLC 745 7th Avenue New York, NY 10019	$122,750,000
Bank of America, N.A. 150 N. College St., NC1-028-17-16 Charlotte, NC 28255	$100,000,000
SunTrust Bank 303 Peachtree Street, N.E. Atlanta, GA 30308	$100,000,000
Wells Fargo Bank, N.A. 2450 Colorado Avenue, Suite 3000 West Santa Monica, CA 90404	$100,000,000
Deutsche Bank AG New York Branch 60 Wall Street New York, NY 10005	$50,000,000
NYCB Specialty Finance Company, LLC 16 Chestnut Street Foxboro, NY 02035	$50,000,000
BMO Harris Bank, N.A. 115 S. LaSalle St. Chicago, IL 60603	$40,000,000
Royal Bank of Canada 200 Vesey Street New York, NY 10281	$40,000,000
KeyBank National Association 127 Public Square Cleveland, OH 44114-1306	$37,500,000
City National Bank, A National Banking Association 400 Park Avenue – 7th Floor New York, NY 10022	$35,000,000

1

SCHEDULE A

Healthcare Financial Solutions, LLC 77 W. Wacker Drive Chicago, IL 60601	$25,000,000
Pinnacle Bank 150 3rd Avenue South Nashville, TN 37201	$15,000,000
Whitney Bank 2510 14th Street Gulfport, MS 39501	$10,000,000
CapStar Bank PO Box 305065 Nashville, TN 37230-5065	$2,000,000

Total:	$850,000,000

2

SCHEDULE 1.1(a)

Assumed Indebtedness

1.	Credit Agreements

None.

2.	Bonds

(a)	Indenture, dated as of December 1, 2016, among the New Amethyst Corp. (to be renamed Envision Healthcare Corporation), a Delaware corporation (the “Issuer”), the Subsidiary Guarantors (as defined therein) from time to time parties thereto and Wilmington Trust, National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of December 1, 2016 and the Second Supplemental Indenture, dated as of December 1, 2016.

(b)	Indenture, dated as of July 16, 2014, among AmSurg Escrow Corp., the guarantors party thereto and U.S. Bank National Association, as trustee, as supplemented by the First Supplemental Indenture, dated as of July 16, 2014, the Second Supplemental Indenture, dated as of August 17, 2016, the Third Supplemental Indenture, dated as of December 1, 2016 and the Fourth Supplemental Indenture, dated as of December 1, 2016.

(c)	Indenture, dated as of June 18, 2014, among Envision Healthcare Corporation, a Delaware corporation (the “Issuer”), the Subsidiary Guarantors (as defined therein) from time to time parties thereto and Wilmington Trust, National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of June 18, 2014, the Second Supplemental Indenture, dated as of September 10, 2014, the Third Supplemental Indenture, dated as of May 4, 2015, the Fourth Supplemental Indenture, dated as of November 23, 2015, the Fifth Supplemental Indenture, dated as of January 25, 2015, the Sixth Supplemental Indenture, dated as of November 30, 2015, the Seventh Supplemental Indenture, dated as of December 1, 2016, the Eighth Supplemental Indenture, dated as of December 1, 2016 and the Ninth Supplemental Indenture, dated as of December 1, 2016.

3.	Swaps

(a)	ISDA Master Agreement and Schedule between Barclays Bank PLC and Emergency Medical Services Corporation, dated as of July 18, 2012.

4.	Guarantees

Guarantee, dated 2012, by the Guarantors under the Credit Agreement of all obligations and liabilities of EMS under the EMS ISDA Master Agreement.

3

SCHEDULE 1.1(a)

5.	Financing Leases

(a)	Building Lease, with Sahuarita Rancho XX LLC.

(b)	Equipment Lease, with Pima County, Arizona.

(c)	Equipment Lease, with Advantage Funding Commercial Capital (regarding Shop 39966).

(d)	Equipment Lease, with Advantage Funding Commercial Capital (regarding Shop 45583).

(e)	Equipment Lease, with Advantage Funding Commercial Capital (regarding Shop 48135).

(f)	Equipment Lease, with Advantage Funding Commercial Capital (regarding Shop 48275).

(g)	Equipment Lease, with Advantage Funding Commercial Capital (regarding Shop 48956).

(h)	Equipment Lease, with Advantage Funding Commercial Capital (regarding Shop 60410).

(i)	Equipment Lease, with Pitney Bowes (regarding Asset #68363).

(j)	Equipment Lease, with Pitney Bowes (regarding Asset #68364)

(k)	Master Lease, with Enterprise FM Trust (regarding Motor Vehicles).

ID	Common Name	Legal Name	General Partner Guarantee %	Vendor	Balance per Ledger @ 09/30/16	Collateral Amount
2217	Phoenix/NorthValley	North Valley Orthopedic Surgery Center, LLC	55	Konica	$431.84	Individual Equipment
2266	Norwich	Eastern Connecticut Endoscopy Center, LLC	40	De Lage Landen	1,260.91	Individual Equipment
2130	St George GI	St George Endoscopy Center, LLC	51	De Lage Landen	1,495.58	Individual Equipment
2267	Milburn NJ Multi	Short Hills Surgery Center, LLC	55	De Lage Landen	1,696.89	Individual Equipment
2268	Fort Lee NJ Multi	Hudson Crossing Surgery Center, LLC	55	Stryker	3,143.18	Individual Equipment
2058	Louisville GI	Louisville Endoscopy Center, PLLC	51	Konica	3,155.17	Individual Equipment

4

SCHEDULE 1.1(a)

ID	Common Name	Legal Name	General Partner Guarantee %	Vendor	Balance per Ledger @ 09/30/16	Collateral Amount
2267	Milburn NJ Multi	Short Hills Surgery Center, LLC	55	ProHealth Carl Zeiss	3,592.66	Individual Equipment
2268	Fort Lee NJ Multi	Hudson Crossing Surgery Center, LLC	55	TCF-PDS	4,245.14	Individual Equipment
2307	Pascagoula MS Multi	Mississippi Coast Endoscopy and Ambulatory Surgery Center, LLC	51	Hancock Lease: Copier	5,000.78	Individual Equipment
2268	Fort Lee NJ Multi	Hudson Crossing Surgery Center, LLC	55	TCF-Medtronic	5,948.20	Individual Equipment
2267	Milburn NJ Multi	Short Hills Surgery Center, LLC	55	ProHealth Carl Zeiss	6,802.24	Individual Equipment
2301	Tualatin OR Multi	South Portland Surgical Center, LLC	55	Stryker	7,513.19	Individual Equipment
2132	Temecula	Temecula CA Endoscopy ASC, L.P.	51	De Lage Landen	8,256.00	Individual Equipment
2306	Ocean Springs MS Multi	Ocean Springs Surgical & Endoscopy Center, LLC	51	Hancock Leasing	8,328.05	Individual Equipment
2194	Baltimore-Greene Tree MD GI	Pikesville MD Endoscopy ASC, LLC	51	Olympus	8,962.50	Individual Equipment
2267	Milburn NJ Multi	Short Hills Surgery Center, LLC	55	ProHealth	10,017.83	Individual Equipment
2138	Gainesville	The Gainesville FL Orthopaedic ASC, LLC	51	GE Healthcare	10,070.70	Individual Equipment
2195	Glen Burnie MD GI	Glen Burnie MD Endoscopy ASC, LLC	51	Olympus	12,864.92	Individual Equipment
2268	Fort Lee NJ Multi	Hudson Crossing Surgery Center, LLC	55	ProHealth	15,192.66	Individual Equipment
2236	Bend Urology	Doctors Park Surgery Center, LLC	51	Boston Scientific	15,837.42	Individual Equipment
2116	Tulsa Eye	The Tulsa OK Ophthalmology ASC, LLC	51	Alcon	15,922.44	Individual Equipment
2138	Gainesville	The Gainesville FL Orthopaedic ASC, LLC	51	Cisco	16,958.29	Individual Equipment
2194	Baltimore-Greene Tree MD GI	Pikesville MD Endoscopy ASC, LLC	51	Olympus	17,416.00	Individual Equipment
2285	Allentown PA GI	College Heights Endoscopy Center, LLC	51	Olympus	20,188.51	Individual Equipment
2185	Mesquite GI	Mesquite TX Endoscopy ASC, LLC	51	Mesquite GI Medivators	20,796.53	Individual Equipment
2232	Pioneer Valley Multi	Pioneer Valley Surgicenter, LLC	65	Karl Storz lease	21,466.72	Individual Equipment
2194	Baltimore-Greene Tree MD GI	Pikesville MD Endoscopy ASC, LLC	51	Olympus	24,415.71	Individual Equipment
2167	Torrance	The Torrance CA Multi-Specialty ASC LLC	51	Stryker	25,131.28	Individual Equipment

5

SCHEDULE 1.1(a)

ID	Common Name	Legal Name	General Partner Guarantee %	Vendor	Balance per Ledger @ 09/30/16	Collateral Amount
2265	Harvey LA Multi	WB Surgery Center, LLC	57	DeLage/ Linvatec	27,720.16	Individual Equipment
2226	Port ST Lucie FL Eye	Hillmoor Eye Surgery Center, LLC	55	Alcon	30,053.17	Individual Equipment
2281	Boca Raton FL Multi	South Palm Ambulatory Surgery Center, LLC	49	Americorp	38,263.53	Individual Equipment
2069	Burbank Eye	The Burbank Ophthalmology ASC, L.P.	51	Alcon	44,183.29	Individual Equipment
2238	Coral Springs Multi	Coral Springs Ambulatory Surgery Center, LLC	64.51	Byline Financial	45,864.93	Individual Equipment
2303	Morehead City	Center of Morehead City, LLC	60	GE Healthcare	46,724.82	Individual Equipment
2095	Dover Multi	The Dover Ophthalmology ASC, LLC	51	Alcon	49,989.56	Individual Equipment
2300	Forty Fort PA Multi	Surgical Specialty Center of Northeastern Pennsylvania, LLC	51	Alcon	53,985.13	Individual Equipment
2303	Morehead City	Center of Morehead City, LLC	60	Stryker	54,744.39	Individual Equipment
2167	Torrance	The Torrance CA Multi-Specialty ASC LLC	51	Alcon	59,418.94	Individual Equipment
2055	Boca Raton	The Boca Raton Ophthalmology ASC, LLC	51	Alcon	72,734.83	Individual Equipment
2238	Coral Springs Multi	Coral Springs Ambulatory Surgery Center, LLC	64.51	Baytree lease	79,041.42	Individual Equipment
2307	Pascagoula MS Multi	Mississippi Coast Endoscopy and Ambulatory Surgery Center, LLC	51	Hancock Lease	79,441.21	Individual Equipment
2294	Millburn East Willow NJ Multi	Surgical Center at Millburn, LLC	55	Stryker	98,350.55	Individual Equipment
2306	Ocean Springs MS Multi	Ocean Springs Surgical & Endoscopy Center, LLC	51	Alcon Labs	103,272.65	Individual Equipment
2268	Fort Lee NJ Multi	Hudson Crossing Surgery Center, LLC	55	Arthrex	105,042.69	Individual Equipment
2151	Puyallup GI - 003	Western Washington Endoscopy Centers, LLC	51	Olympus	108,169.51	Individual Equipment
2080	Clemson Multi	The Blue Ridge/Clemson Orthopaedic ASC, LLC	51	Alcon	109,339.59	Individual Equipment
2268	Fort Lee NJ Multi	Hudson Crossing Surgery Center, LLC	55	Olympus	111,536.87	Individual Equipment
2276	Charleston Eye	Physicians’ Eye Surgery Center, LLC	56	First Citizens	111,647.80	Individual Equipment
2121	Lewes GI	The Lewes DE Endoscopy ASC, LLC	51	Olympus	116,185.93	Individual Equipment
2280	Bend Multi	Bend Surgery Center, LLC	51	Mindray	116,516.87	Individual Equipment

6

SCHEDULE 1.1(a)

ID	Common Name	Legal Name	General Partner Guarantee %	Vendor	Balance per Ledger @ 09/30/16	Collateral Amount
2133	Lakeland	The Lakeland FL Endoscopy ASC, LLC	51	Olympus	125,138.31	Individual Equipment
2151	Gig Harbor GI - 004	Western Washington Endoscopy Centers, LLC	51	Olympus	130,387.06	Individual Equipment
2151	Tacoma GI - 002	Western Washington Endoscopy Centers, LLC	51	Olympus	158,960.30	Individual Equipment
2306	Ocean Springs MS Multi	Ocean Springs Surgical & Endoscopy Center, LLC	51	Hancock Leasing	160,538.97	Individual Equipment
2291	Elmwood Park NJ Eye	River Drive Surgery Center, LLC	59	Abbott	167,286.46	Individual Equipment
2257	Newark Mid Atlantic DE GI	Mid-Atlantic Endoscopy Center, LLC	51	Olympus	170,054.31	Individual Equipment
2306	Ocean Springs MS Multi	Ocean Springs Surgical & Endoscopy Center, LLC	51	Hancock Leasing	177,291.17	Individual Equipment
2291	Elmwood Park NJ Eye	River Drive Surgery Center, LLC	59	Alcon	179,378.57	Individual Equipment
2307	Pascagoula MS Multi	Mississippi Coast Endoscopy and Ambulatory Surgery Center, LLC	51	Hancock Leasing	179,433.31	Individual Equipment
2183	Kissimme GI	The Kissimmee FL Endoscopy ASC, LLC	51	Olympus	182,295.19	Individual Equipment
N/A	Sheridan	Sheridan	N/A	Toshiba Software	50,024.49	Individual Equipment
2151	Waldron GI - 001	Western Washington Endoscopy Centers, LLC	51	Olympus	273,775.11	Individual Equipment
2246	Torrance Crenshaw CA Multi	Torrance Surgery Center, LP	62.49	Alcon	173,884.07	Individual Equipment
2003	Ocala GI	The Endoscopy Center of St. Thomas, L.P.	60	K2 Capital Group	253,798.27	Individual Equipment

ID	Common Name	Legal Name	General Partner Guarantee %	Vendor	Balance per Ledger @ 09/30/16
2306	Ocean Springs MS Multi	Ocean Springs Surgical & Endoscopy Center, LLC	51	Building Capital Lease 8.16-7.31	5,085,017.91
2228	Phoenix AZ GI	Arizona Endoscopy Center, LLC	55	Building Lease	1,289,389.96
2282	Bradenton FL Multi	Manatee Surgical Center, LLC	49.9	Building Lease	4,249,202.85
2294	Millburn East Willow NJ Multi	Surgical Center at Millburn, LLC	55	Building Lease	3,049,364.83
2217	Phoenix/NorthValley	North Valley Orthopedic Surgery Center, LLC	55	Building Lease (2217NOR01)	5,679,302.77
2307	Pascagoula MS Multi	Mississippi Coast Endoscopy and Ambulatory Surgery Center, LLC	51	Building Lease: 8/16-7/2031	6,589,752.38

7

SCHEDULE 1.1(a)

6.	Earn-out obligations under the following agreements:

(a)	Agreement and Plan of Merger, dated as of August 6, 2015, by and among Northwest Tucson Emergency Physicians, P.C., Arizona EM-I Medical Services, P.C., Bear Down Merger, P.C., and Jim Hassen, MD.

(b)	Asset Purchase Agreement dated November 1, 2014, among Southeast Perinatal Associates, Inc., Sheridan Healthcorp, Inc., Laurie Scott, M.D. and Scott MFM, LLC.

7.	Letters of Credit

(a)	Letter of Credit issued by Western Alliance Bank in favor of PPG MOB Fund 1A, LLC, in the amount of $912,216.06.

(b)	Schedule 1.1(d) is incorporated herein by reference.

8.	Other Indebtedness

ID	Common Name	Legal Name	General Partner Guarantee %	Vendor	AmSurg Master Guarantor	Balance per Ledger @ 09/30/16	Collateral Amount
2197	Orlando Mills FL	Orlando Mills FL Endoscopy ASC, LLC	100	BBVA	Y	$16,484.36	Individual Equipment
2152	Central FL GI - 001	The Orlando FL Endoscopy ASC LLC	100	BBVA	Y	17,684.47	Individual Equipment
2152	Citrus GI - 002	The Orlando FL Endoscopy ASC LLC	100	BBVA	Y	17,684.47	Individual Equipment
2223	Waltham	Boston Out-Patient Surgical Suites, LLC	100	BBVA	Y	20,234.01	Individual Equipment
2250	Weston	Weston Outpatient Surgical Center, LTD	100	BBVA	Y	23,749.54	Individual Equipment
2291	Elmwood Park NJ Eye	River Drive Surgery Center, LLC	100	BBVA	Y	25,506.00	Individual Equipment
2122	Rodgers Eye	The Rogers AR Ophthalmology ASC, LLC	100	BBVA	Y	26,006.25	Individual Equipment
2250	Weston	Weston Outpatient Surgical Center, LTD	100	BBVA	Y	27,034.48	Individual Equipment
2236	Bend OR Urology	Doctors Park Surgery Center, LLC	100	BBVA	Y	28,007.80	Individual Equipment
2200	Pomona CA Multi	Casa Colina Surgery Center, LLC	100	BBVA	Y	31,433.34	Individual Equipment

8

SCHEDULE 1.1(a)

ID	Common Name	Legal Name	General Partner Guarantee %	Vendor	AmSurg Master Guarantor	Balance per Ledger @ 09/30/16	Collateral Amount
2167	Torrance Multi	The Torrance CA Multi-Specialty ASC LLC	100	BBVA	Y	36,595.71	Individual Equipment
2229	ColumbusOH Eye	COA ASC of Franklin County, LLC	100	BBVA	Y	38,468.33	Individual Equipment
2132	Temecula	Temecula CA Endoscopy ASC, L.P.	100	BBVA	Y	44,605.24	Individual Equipment
2229	ColumbusOH Eye	COA ASC of Franklin County, LLC	100	BBVA	Y	48,794.95	Individual Equipment
2229	ColumbusOH Eye	COA ASC of Franklin County, LLC	100	BBVA	Y	49,173.84	Individual Equipment
2205	Silver Spring MD Eye	Eye Surgery Center, LLC	100	BBVA	Y	51,712.61	Individual Equipment
2070	Waldorf GI	The Waldorf Endoscopy ASC, LLC	100	BBVA	Y	54,582.61	Individual Equipment
2223	Waltham	Boston Out-Patient Surgical Suites, LLC	100	BBVA	Y	63,105.87	Individual Equipment
2275	Mountainside NJ Multi	Center for Ambulatory Surgery, LLC	100	BBVA	Y	66,714.61	Individual Equipment
2223	Waltham	Boston Out-Patient Surgical Suites, LLC	100	BBVA	Y	70,956.34	Individual Equipment
2122	Rodgers Eye	The Rogers AR Ophthalmology ASC, LLC	100	BBVA	Y	88,682.26	Individual Equipment
2242	Long Beach CA Multi	Long Beach Surgery Center, LP	100	BBVA	Y	125,219.06	Individual Equipment
2186	Conroe GI	The Conroe TX Endoscopy ASC, LLC	100	BBVA	Y	130,725.96	Individual Equipment
2291	Elmwood Park NJ Eye	River Drive Surgery Center, LLC	100	BBVA	Y	615,723.13	Individual Equipment
2005	Beaumont GI	The Endoscopy Center of Southeast Texas, L.P.	100	BBVA	Y	27,255.77	Individual Equipment
2066	Crestview Hills GI	AmSurg Northern Kentucky GI, LLC	100	BBVA	Y	70,826.17	Individual Equipment
2113	Paducah Eye	The Paducah Ophthalmology ASC, LLC	100	BBVA	Y	47,185.99	Individual Equipment
2207	Bryan TX GI	Central Texas Endoscopy Center, LLC	100	BBVA	Y	231,378.50	Individual Equipment
2232	Pioneer Valley MA Multi	Pioneer Valley Surgicenter, LLC	100	BBVA	Y	30,798.06	Individual Equipment
2267	Milburn NJ Multi	Short Hills Surgery Center, LLC	100	BBVA	Y	243,753.26	Individual Equipment
2267	Milburn NJ Multi	Short Hills Surgery Center, LLC	100	BBVA	Y	48,883.71	Individual Equipment
2267	Milburn NJ Multi	Short Hills Surgery Center, LLC	100	BBVA	Y	75,989.61	Individual Equipment

9

SCHEDULE 1.1(a)

ID	Common Name	Legal Name	General Partner Guarantee %	Vendor	AmSurg Master Guarantor	Balance per Ledger @ 09/30/16	Collateral Amount
2093	Columbia Multi	The Surgery Center of Middle Tennessee, LLC	100	BBVA	Y	74,436.80	Individual Equipment
2093	Columbia Multi	The Surgery Center of Middle Tennessee, LLC	100	BBVA	Y	40,731.00	Individual Equipment
2093	Columbia Multi	The Surgery Center of Middle Tennessee, LLC	100	BBVA	Y	61,917.15	Individual Equipment
2093	Columbia Multi	The Surgery Center of Middle Tennessee, LLC	100	BBVA	Y	79,303.40	Individual Equipment
2062	Indianapolis GI	Northside Gastroenterology Endoscopy Center, LLC	100	BBVA	Y	931,152.31	Individual Equipment
2026	Springfield GI	The Hillmont ASC, L.P.	100	BBVA	Y	35,746.40	Individual Equipment
2196	St Clair Shores MI Eye	St. Clair Shores MI Ophthalmology ASC, LLC	100	Fifth Third	Y	23,500.00	Individual Equipment
2279	Rancho Pueblo CA GI	Temecula CA United Surgery Center, L.P.	100	Fifth Third	Y	23,552.93	Individual Equipment
2167	Torrance Multi	The Torrance CA Multi-Specialty ASC LLC	100	Fifth Third	Y	43,750.76	Individual Equipment
2271	Colton CA Multispecialty	Colton CA Multi ASC, LP	100	Fifth Third	Y	46,990.85	Individual Equipment
2279	Rancho Pueblo CA GI	Temecula CA United Surgery Center, L.P.	100	Fifth Third	Y	51,678.72	Individual Equipment
2068	La Jolla GI	The La Jolla Endoscopy Center, L.P.	100	Fifth Third	Y	54,400.04	Individual Equipment
2100	Bloomfield Eye	Bloomfield Eye Surgery Center, LLC	100	Fifth Third	Y	66,181.87	Individual Equipment
2093	Columbia Multi	The Surgery Center of Middle Tennessee, LLC	100	Fifth Third	Y	72,741.89	Individual Equipment
2202	Akron	Digestive Health Center, LLC	100	Fifth Third	Y	77,416.23	Individual Equipment
2203	Redding	Gastroenterology Associates Endoscopy Center, LLC	100	Fifth Third	Y	77,494.37	Individual Equipment
2242	Long Beach CA Multi	Long Beach Surgery Center, LP	100	Fifth Third	Y	105,663.90	Individual Equipment
2275	Mountainside NJ Multi	Center for Ambulatory Surgery, LLC	100	Fifth Third	Y	122,342.68	Individual Equipment
2231	MDSine MA Multi	MDSine, LLC	100	Fifth Third	Y	132,343.23	Individual Equipment
2081	Las Vegas East	The Las Vegas East Ophthalmology ASC, LLC	100	Fifth Third	Y	143,839.50	Individual Equipment
2279	Rancho Pueblo CA GI	Temecula CA United Surgery Center, L.P.	100	Fifth Third	Y	164,896.62	Individual Equipment
2191	San Diego Ortho	San Diego CA Multi Specialty ASC, LLC	100	Fifth Third	Y	165,840.00	Individual Equipment
2269	Allentown PA Multi	Surgery Center of Allentown, LLC	100	Fifth Third	Y	277,358.20	Individual Equipment
2172	Main Line (002)	The Main Line PA Endoscopy ASC, LP	100	Fifth Third	Y	84,304.21	Individual Equipment

10

SCHEDULE 1.1(a)

ID	Common Name	Legal Name	General Partner Guarantee %	Vendor	AmSurg Master Guarantor	Balance per Ledger @ 09/30/16	Collateral Amount
2172	Main Line (001)	The Main Line PA Endoscopy ASC, LP	100	Fifth Third	Y	27,613.80	Individual Equipment
2278	Wichita KS Eye	Eye Surgery Center of Wichita, LLC	100	Whitney Hancock	Y	21,534.88	Individual Equipment
2202	Akron	Digestive Health Center, LLC	100	Whitney Hancock	Y	25,064.97	Individual Equipment
2275	Mountainside NJ Multi	Center for Ambulatory Surgery, LLC	100	Whitney Hancock	Y	25,785.53	Individual Equipment
2283	Rutherford NJ Multi	Meadows Surgery Center, LLC	100	Whitney Hancock	Y	27,062.16	Individual Equipment
2191	San Diego Ortho	San Diego CA Multi Specialty ASC, LLC	100	Whitney Hancock	Y	37,935.26	Individual Equipment
2129	Tampa GI	The Tampa FL Endoscopy ASC, LLC	100	Whitney Hancock	Y	48,578.56	Individual Equipment
2136	Reno GI	The Northern NV Endoscopy ASC, LLC	100	Whitney Hancock	Y	88,879.75	Individual Equipment
2041	Cincinnati GI	The Cincinnati ASC, LLC	100	Whitney Hancock	Y	184,747.56	Individual Equipment
2280	Bend Surgery Center	Bend Surgery Center, LLC	100	Whitney Hancock	Y	374,485.03	Individual Equipment
2063	Chattanooga GI	The Chattanooga Endoscopy ASC, LLC	100	Whitney Hancock	Y	643,990.34	Individual Equipment
2107	Alexandria	The Alexandria Ophthalmology ASC, LLC	100	Whitney Hancock	Y	46,067.19	Individual Equipment
2120	Kingsport	The Kingsport TN Ophthalmology ASC, LLC	100	Whitney Hancock	Y	197,174.90	Individual Equipment
2288	Texarkana TX	Surgery Center of Northeast Texas, LLC	100	Whitney Hancock	Y	3,969.85	Individual Equipment
2001	Knoxville West GI - 002	The Endoscopy Center of Knoxville, L.P.	100	Whitney Hancock	Y	397,950.26	Individual Equipment
2006	Santa Fe	The Endoscopy Center of Santa Fe, L.P.	100	Whitney Hancock	Y	17,257.10	Individual Equipment
2009	Washington D.C.	The Endoscopy Center of Washington, D.C., L.P.	100	Whitney Hancock	Y	86,295.32	Individual Equipment
2013	Abilene ASC, L.P.	The Abilene ASC, L.P.	100	Whitney Hancock	Y	73,124.41	Individual Equipment
2015	Shawnee GI	The Westglen Endoscopy Center, LLC	100	Whitney Hancock	Y	11,452.91	Individual Equipment
2015	Shawnee GI	The Westglen Endoscopy Center, LLC	100	Whitney Hancock	Y	14,109.35	Individual Equipment
2015	Shawnee GI	The Westglen Endoscopy Center, LLC	100	Whitney Hancock	Y	66,268.62	Individual Equipment
2018	Knoxville Eye	The Knoxville Ophthalmology ASC, LLC	100	Whitney Hancock	Y	17,440.51	Individual Equipment
2018	Knoxville Eye	The Knoxville Ophthalmology ASC, LLC	100	Whitney Hancock	Y	22,033.78	Individual Equipment

11

SCHEDULE 1.1(a)

ID	Common Name	Legal Name	General Partner Guarantee %	Vendor	AmSurg Master Guarantor	Balance per Ledger @ 09/30/16	Collateral Amount
2024	Melbourne GI	The Melbourne ASC, L.P.	100	Whitney Hancock	Y	126,240.93	Individual Equipment
2028	Panama City GI	The Northwest Florida ASC, L.P.	100	Whitney Hancock	Y	36,877.85	Individual Equipment
2035	Wichita	The Wichita Orthopaedic ASC, LLC	100	Whitney Hancock	Y	10,361.20	Individual Equipment
2035	Wichita	The Wichita Orthopaedic ASC, LLC	100	Whitney Hancock	Y	29,558.44	Individual Equipment
2035	Wichita	The Wichita Orthopaedic ASC, LLC	100	Whitney Hancock	Y	23,633.35	Individual Equipment
2035	Wichita	The Wichita Orthopaedic ASC, LLC	100	Whitney Hancock	Y	20,386.44	Individual Equipment
2038	Chevy Chase	The Chevy Chase ASC, LLC	100	Whitney Hancock	Y	215,492.77	Individual Equipment
2043	Crystal River GI	The Crystal River Endoscopy ASC, L.P.	100	Whitney Hancock	Y	143,677.83	Individual Equipment
2046	Independence GI -001	The Independence ASC, LLC	100	Whitney Hancock	Y	206,741.90	Individual Equipment
2047	Phoenix Eye	The Phoenix Ophthalmology ASC, LLC	100	Whitney Hancock	Y	25,170.68	Individual Equipment
2047	Phoenix Eye	The Phoenix Ophthalmology ASC, LLC	100	Whitney Hancock	Y	24,864.60	Individual Equipment
2051	Sun City Eye	The Sun City Ophthalmology ASC, LLC	100	Whitney Hancock	Y	15,462.98	Individual Equipment
2051	Sun City Eye	The Sun City Ophthalmology ASC, LLC	100	Whitney Hancock	Y	98,380.36	Individual Equipment
2051	Sun City Eye	The Sun City Ophthalmology ASC, LLC	100	Whitney Hancock	Y	212,744.13	Individual Equipment
2051	Sun City Eye	The Sun City Ophthalmology ASC, LLC	100	Whitney Hancock	Y	13,809.47	Individual Equipment
2062	Indianapolis GI	Northside Gastroenterology Endoscopy Center, LLC	100	Whitney Hancock	Y	13,394.12	Individual Equipment
2064	Mt Dora Eye	The Mount Dora Ophthalmology ASC, LLC	100	Whitney Hancock	Y	23,674.76	Individual Equipment
2064	Mt Dora Eye	The Mount Dora Ophthalmology ASC, LLC	100	Whitney Hancock	Y	14,160.86	Individual Equipment
2068	La Jolla GI	The La Jolla Endoscopy Center, L.P.	100	Whitney Hancock	Y	22,115.54	Individual Equipment
2072	Sarasota GI	The Sarasota Endoscopy ASC, LLC	100	Whitney Hancock	Y	12,322.14	Individual Equipment
2081	Las Vegas East	The Las Vegas East Ophthalmology ASC, LLC	100	Whitney Hancock	Y	101,387.99	Individual Equipment
2082	Hutchinson Multi	The Hutchinson Ophthalmology ASC, LLC	100	Whitney Hancock	Y	9,809.35	Individual Equipment
2084	Metairie Eye	The Metairie Ophthalmology ASC, LLC	100	Whitney Hancock	Y	20,794.34	Individual Equipment

12

SCHEDULE 1.1(a)

ID	Common Name	Legal Name	General Partner Guarantee %	Vendor	AmSurg Master Guarantor	Balance per Ledger @ 09/30/16	Collateral Amount
2089	Inverness GI	The Suncoast Endoscopy ASC, L.P.	100	Whitney Hancock	Y	11,075.19	Individual Equipment
2093	Columbia Multi	The Surgery Center of Middle Tennessee, LLC	100	Whitney Hancock	Y	11,460.30	Individual Equipment
2093	Columbia Multi	The Surgery Center of Middle Tennessee, LLC	100	Whitney Hancock	Y	13,105.88	Individual Equipment
2094	Bel Air	The Bel Air Endoscopy ASC, LLC	100	Whitney Hancock	Y	42,310.07	Individual Equipment
2105	Newark	The Newark Endoscopy ASC, LLC	100	Whitney Hancock	Y	25,058.42	Individual Equipment
2107	Alexandria	The Alexandria Ophthalmology ASC, LLC	100	Whitney Hancock	Y	13,481.88	Individual Equipment
2110	Troy GI	The Southfield Endoscopy ASC, LLC	100	Whitney Hancock	Y	115,846.91	Individual Equipment
2113	Paducah Eye	The Paducah Ophthalmology ASC, LLC	100	Whitney Hancock	Y	133,336.12	Individual Equipment
2132	Temecula	Temecula CA Endoscopy ASC, L.P.	100	Whitney Hancock	Y	11,947.85	Individual Equipment
2135	Rockledge GI	The Rockledge FL Endoscopy ASC, LLC	100	Whitney Hancock	Y	8,046.64	Individual Equipment
2135	Rockledge GI	The Rockledge FL Endoscopy ASC, LLC	100	Whitney Hancock	Y	39,383.42	Individual Equipment
2136	Reno GI	The Northern NV Endoscopy ASC, LLC	100	Whitney Hancock	Y	124,200.04	Individual Equipment
2138	Gainesville	The Gainesville FL Orthopaedic ASC, LLC	100	Whitney Hancock	Y	13,653.03	Individual Equipment
2138	Gainesville	The Gainesville FL Orthopaedic ASC, LLC	100	Whitney Hancock	Y	67,034.64	Individual Equipment
2140	Raleigh GI	The Raleigh NC Endoscopy ASC, LLC	100	Whitney Hancock	Y	28,847.14	Individual Equipment
2142	Port Huron	Blue Water ASC LLC	100	Whitney Hancock	Y	43,931.24	Individual Equipment
2146	Rockville GI	The Rockville MD Endoscopy ASC, LLC	100	Whitney Hancock	Y	100,144.32	Individual Equipment
2146	Rockville GI	The Rockville MD Endoscopy ASC, LLC	100	Whitney Hancock	Y	17,123.61	Individual Equipment
2147	Overland Park GI	The Overland Park KS Endoscopy ASC, LLC	100	Whitney Hancock	Y	142,433.07	Individual Equipment
2155	Towson-West Road GI	Maryland Endoscopy Center LLC	100	Whitney Hancock	Y	45,743.49	Individual Equipment
2159	Salem Eye	The Salem OR Ophthalmology ASC, LLC	100	Whitney Hancock	Y	56,784.56	Individual Equipment
2159	Salem Eye	The Salem OR Ophthalmology ASC, LLC	100	Whitney Hancock	Y	11,762.55	Individual Equipment
2163	Laurel	The Laurel MD Endoscopy ASC, LLC	100	Whitney Hancock	Y	514,145.92	Individual Equipment

13

SCHEDULE 1.1(a)

ID	Common Name	Legal Name	General Partner Guarantee %	Vendor	AmSurg Master Guarantor	Balance per Ledger @ 09/30/16	Collateral Amount
2164	El Dorado	The El Dorado AR Multispecialty ASC, LLC	100	Whitney Hancock	Y	9,210.85	Individual Equipment
2164	El Dorado	The El Dorado AR Multispecialty ASC, LLC	100	Whitney Hancock	Y	66,968.20	Individual Equipment
2167	Torrance Multi	The Torrance CA Multi-Specialty ASC LLC	100	Whitney Hancock	Y	31,370.82	Individual Equipment
2167	Torrance Multi	The Torrance CA Multi-Specialty ASC LLC	100	Whitney Hancock	Y	17,691.71	Individual Equipment
2169	Arcadia	The Arcadia CA Endoscopy ASC, LP	100	Whitney Hancock	Y	275,580.40	Individual Equipment
2172	Main Line (003)	The Main Line PA Endoscopy ASC, LP	100	Whitney Hancock	Y	49,695.66	Individual Equipment
2172	Main Line (002)	The Main Line PA Endoscopy ASC, LP	100	Whitney Hancock	Y	50,486.05	Individual Equipment
2172	Main Line (001)	The Main Line PA Endoscopy ASC, LP	100	Whitney Hancock	Y	72,958.11	Individual Equipment
2178	New Orleans GI - 001	The New Orleans LA Uptown West Bank Endoscopy ASC, LLC	100	Whitney Hancock	Y	26,743.56	Individual Equipment
2178	New Orleans GI - 002	The New Orleans LA Uptown West Bank Endoscopy ASC, LLC	100	Whitney Hancock	Y	22,848.21	Individual Equipment
2179	Metairie GI	The Metairie LA Endoscopy ASC, LLC	100	Whitney Hancock	Y	227,650.36	Individual Equipment
2186	Conroe GI	The Conroe TX Endoscopy ASC, LLC	100	Whitney Hancock	Y	71,950.63	Individual Equipment
2196	St Clair Shores MI Eye	St. Clair Shores MI Ophthalmology ASC, LLC	100	Whitney Hancock	Y	35,609.38	Individual Equipment
2205	Silver Spring MD Eye	Eye Surgery Center, LLC	100	Whitney Hancock	Y	31,040.94	Individual Equipment
2207	Bryan TX GI	Central Texas Endoscopy Center, LLC	100	Whitney Hancock	Y	149,696.05	Individual Equipment
2211	Dayton - 004	Digestive Endoscopy Center, LLC	100	Whitney Hancock	Y	120,483.79	Individual Equipment
2219	Dallas-Redbird Sq. TX GI	Redbird Square Endoscopy Center, LLC	100	Whitney Hancock	Y	424,018.02	Individual Equipment
2224	Boynton Beach	Bethesda Outpatient Surgery Center, LLC	100	Whitney Hancock	Y	27,784.29	Individual Equipment
2226	Port St Lucie FL Eye	Hillmoor Eye Surgery Center, LLC	100	Whitney Hancock	Y	309,323.48	Individual Equipment
2227	Port Orange Multi	Surgery Center of Volusia, LLC	100	Whitney Hancock	Y	198,853.31	Individual Equipment
2228	Phoenix McDowell AZ	Arizona Endoscopy Center, LLC	100	Whitney Hancock	Y	17,249.17	Individual Equipment
2229	ColumbusOH Eye	COA ASC of Franklin County, LLC	100	Whitney Hancock	Y	86,267.31	Individual Equipment

14

SCHEDULE 1.1(a)

ID	Common Name	Legal Name	General Partner Guarantee %	Vendor	AmSurg Master Guarantor	Balance per Ledger @ 09/30/16	Collateral Amount
2235	Meridian ID Eye	Eagle Eye Surgery and Laser Center, LLC	100	Whitney Hancock	Y	37,284.39	Individual Equipment
2242	Long Beach CA Multi	Long Beach Surgery Center, LP	100	Whitney Hancock	Y	14,090.13	Individual Equipment
2244	San Antonio	San Antonio ASC, LP	100	Whitney Hancock	Y	16,513.62	Individual Equipment
2244	San Antonio	San Antonio ASC, LP	100	Whitney Hancock	Y	96,259.86	Individual Equipment
2244	San Antonio	San Antonio ASC, LP	100	Whitney Hancock	Y	13,415.68	Individual Equipment
2244	San Antonio	San Antonio ASC, LP	100	Whitney Hancock	Y	43,069.09	Individual Equipment
2248	Twin Falls Multi	Southern Idaho Ambulatory Surgery Center, LLC	100	Whitney Hancock	Y	95,816.82	Individual Equipment
2250	Weston	Weston Outpatient Surgical Center, LTD	100	Whitney Hancock	Y	82,948.62	Individual Equipment
2261	Wellesley Hills MA GI	Boston Endoscopy Center, LLC	100	Whitney Hancock	Y	23,891.60	Individual Equipment
2263	Shreveport LA Multi	Red River Surgery Center, LLC	100	Whitney Hancock	Y	36,322.66	Individual Equipment
2265	Harvey LA Multi	WB Surgery Center, LLC	100	Whitney Hancock	Y	11,726.89	Individual Equipment
2265	Harvey LA Multi	WB Surgery Center, LLC	100	Whitney Hancock	Y	68,085.04	Individual Equipment
2275	Mountainside NJ Multi	Center for Ambulatory Surgery, LLC	100	Whitney Hancock	Y	16,912.97	Individual Equipment
2275	Mountainside NJ Multi	Center for Ambulatory Surgery, LLC	100	Whitney Hancock	Y	48,187.72	Individual Equipment
2276	Charleston Eye	Physicians’ Eye Surgery Center, LLC	100	Whitney Hancock	Y	47,315.42	Individual Equipment
2276	Charleston Eye	Physicians’ Eye Surgery Center, LLC	100	Whitney Hancock	Y	20,216.36	Individual Equipment
2276	Charleston Eye	Physicians’ Eye Surgery Center, LLC	100	Whitney Hancock	Y	26,784.19	Individual Equipment
2276	Charleston Eye	Physicians’ Eye Surgery Center, LLC	100	Whitney Hancock	Y	32,624.38	Individual Equipment
2253	Norwood Multi	Eastern Massachusetts Surgery Center, LLC	100	Whitney Hancock	Y	18,872.46	Individual Equipment
2048	Toledo GI	The Toledo Endoscopy ASC, LLC	100	Whitney Hancock	Y	21,751.77	Individual Equipment
2022	Evansville Eye	EyeCare Consultants Surgery Center, LLC	100	Whitney Hancock	Y	43,157.34	Individual Equipment
2135	Rockledge GI	The Rockledge FL Endoscopy ASC, LLC	100	Whitney Hancock	Y	65,978.61	Individual Equipment
2047	Phoenix Eye	The Phoenix Ophthalmology ASC, LLC	100	Whitney Hancock	Y	82,231.38	Individual Equipment

15

SCHEDULE 1.1(a)

ID	Common Name	Legal Name	General Partner Guarantee %	Vendor	AmSurg Master Guarantor	Balance per Ledger @ 09/30/16	Collateral Amount
2288	Texarkana TX	Surgery Center of Northeast Texas, LLC	100	Whitney Hancock	Y	91,198.74	Individual Equipment
2149	San Luis Obispo GI - 001	The San Luis Obispo CA Endoscopy ASC, LP	100	Whitney Hancock	Y	99,764.70	Individual Equipment
2120	Kingsport	The Kingsport TN Ophthalmology ASC, LLC	100	Whitney Hancock	Y	104,199.00	Individual Equipment
2095	Dover Multi	The Dover Ophthalmology ASC, LLC	100	Whitney Hancock	Y	194,947.88	Individual Equipment
2045	Fayetteville GI	The Fayetteville ASC, LLC	100	Whitney Hancock	Y	417,127.84	Individual Equipment
2215	Cannon City CO Multi	Canon City CO Multispecialty ASC, LLC	51	Whitney Hancock	Y	24,252.72	Individual Equipment
2114	Columbia TN GI	The Columbia TN Endoscopy ASC, LLC	51	Community 1st Bank & Trust		328,054.31	Individual Equipment
2248	Twin Falls Multi	Southern Idaho Ambulatory Surgery Center, LLC	54.78	DL Evans Bank		43,178.94	Individual Equipment
2161	St. Cloud	The St. Cloud MN Ophthalmology ASC, LLC	51	Everbank Commercial Finance		13,996.70	Individual Equipment
2276	Charleston Eye	Physicians’ Eye Surgery Center, LLC	56	First Citizens		747,937.90	All Assets
2093	Columbia Multi	The Surgery Center of Middle Tennessee, LLC	51	First Farmers & Merchants Bank		1,267,400.36	All Assets
2268	Fort Lee NJ Multi	Hudson Crossing Surgery Center, LLC	55	GE Loan		43,193.26	Individual Equipment
2035	Wichita	The Wichita Orthopaedic ASC, LLC	51	InTrust Bank		67,385.51	All Assets
2211	Dayton - 002	Digestive Endoscopy Center, LLC	51	JP Morgan Chase		844,880.10	All Assets
2301	Tualatin OR Multi	South Portland Surgical Center, LLC	55	Key Bank		604,276.07	All Assets
2301	Tualatin OR Multi	South Portland Surgical Center, LLC	55	Key Bank		879,333.13	All Assets
2301	Tualatin OR Multi	South Portland Surgical Center, LLC	55	Key Bank		45,694.38	All Assets
2268	Fort Lee NJ Multi	Hudson Crossing Surgery Center, LLC	55	ProHealth		4,270.90	Individual Equipment
2268	Fort Lee NJ Multi	Hudson Crossing Surgery Center, LLC	55	ProHealth		29,392.94	Individual Equipment
2018	Knoxville Eye	The Knoxville Ophthalmology ASC, LLC	51	Suntrust		46,300.38	Individual Equipment
2268	Fort Lee NJ Multi	Hudson Crossing Surgery Center, LLC	55	GE Loan		1,918.07	Individual Equipment
2221	Plano	Park Ventura Endoscopy Center, LLC	57	Tenant Allowance Debt 4th		105,907.12	No Security Interest

16

SCHEDULE 1.1(a)

ID	Common Name	Legal Name	General Partner Guarantee %	Vendor	AmSurg Master Guarantor	Balance per Ledger @ 09/30/16	Collateral Amount
2086	Kingston	The Kingston Ophthalmology ASC, LLC	51	Wells Fargo		186,724.35	Individual Equipment

	Total					20,401,552.33

17

SCHEDULE 1.1(b)

Disposition of Certain Assets

Real Property:

None.

Other Assets:

None.

18

SCHEDULE 1.1(c)

Existing Financing Leases

Item 5 on Schedule 1.1(a) is incorporated herein by reference.

19

SCHEDULE 1.1(d)

Existing Letters of Credit

Beneficiary	Date Issued	Date Renewed	Expiration Date	Current Amount ($)
City of Arlington	02/10/05	02/01/11	02/01/17	1,750,000.00
Kaiser Foundation Health Plan	03/10/05	02/01/11	02/01/17	268,528.57
City of Akron	03/10/05	02/01/11	02/01/17	500,000.00
County of Sonoma	03/10/05	02/01/11	02/01/17	1,500,000.00
City of Spokane Fire Department	03/10/05	02/01/11	02/01/17	2,000,000.00
City of Seattle	03/10/05	02/01/11	02/01/17	2,000,000.00
Multnomah County Emergency	09/23/05	09/01/10	09/01/17	2,750,000.00
County of Clackamas, Oregon	05/05/06	02/01/11	02/01/17	1,500,000.00
Vista Insurance Plan, Inc.	08/30/07	08/21/10	08/21/17	68,000.00
El Paso County Emergency Services Agency	12/24/08	12/24/10	12/24/16	3,000,000.00
Laramie County EMS Joint Powers Board	05/15/09	02/01/11	02/01/17	400,000.00
City of Amarillo	01/15/10	01/05/11	01/15/17	625,000.00
Ambulance Service Boards, Representing Specified Municipalities in Spokane County	06/24/10	n/a	06/17/17	2,000,000.00
Sentry Insurance	10/04/11		09/28/17	1,350,000.00
County of Monterey	10/06/11	n/a	07/15/17	1,500,000.00
Pacific Employers Insurance Co	02/17/12	n/a	02/17/17	60,590,588.00
FSP Galleria North Limited	03/15/12	n/a	12/31/16	440,000.00
Continental Casualty Company	05/29/12	n/a	05/24/17	17,979,208.00
CapitalSource Bank	12/05/12	n/a	12/05/16	804,140.00
Aetna Health Management, LLC	02/28/13	n/a	02/26/17	250,000.00
Emergency Medical Services Authority	10/15/13	n/a	10/01/17	5,000,000.00
Texas Dept of State Health Services – Milam County	01/09/14	n/a	12/31/16	75,000.00
Texas Dept of State Health Services – Farmers Branch	01/09/14	n/a	12/31/16	50,000.00
Texas Dept of State Health Services – Amarillo	01/28/14	n/a	01/31/17	75,000.00
Texas Dept of State Health Services – AASI	06/04/14	n/a	06/12/17	25,000.00
Texas Dept of Health Services – Collin County	12/09/14	n/a	11/30/16	50,000.00
Continental Casualty Company	01/16/15	n/a	12/31/16	3,939,984.00
Nero Equipment CO, Inc.	06/17/15	n/a	12/01/16	120,000.00
Reliance Insurance Company	11/16/15	n/a	11/16/17	569,049.00
County of Santa Clara	11/16/15	n/a	11/16/17	5,000,000.00
Ohio Bureau of Workers Comp	11/16/15	n/a	11/16/17	330,000.00
ACE American Insurance Company	01/11/16	n/a	01/11/17	17,415,648.00

	Subtotal			133,925,145.57

20

SCHEDULE 1.1(e)

Fiscal Periods

Monthly Fiscal Periods end on the last day of the applicable calendar month.

21

SCHEDULE 1.1(f)

Existing Investments

1. Ownership interests in the following limited liability companies or limited partnerships, as the case may be:

Legal Owner	Issuer	Direct Percentage Ownership	Indirect Percentage Ownership of Borrower, if applicable
Evolution Health LLC	Vivify Health, Inc.	14.29% Series B-1 Shares	N/A
Evolution Health LLC	Vivify Health, Inc.	14.29% Series B-2 Shares	N/A
EMSC	Ziqitza Healthcare Limited	0.3%	N/A
Evolution Health LLC	Ascension Health at Home, LLC	50%	N/A
EmCare, Inc.	UHS-Evolution Homecare, LLC	50%	N/A
EmCare, Inc.	HCA-EmCare Holdings, LLC	50%	N/A
EmCare, Inc.	Integrated Health Ventures LLC	50%	N/A
San Antonio NSC, LLC	SSPC Building, LP	1%	N/A
Austin NSC, LP	Austin Endoscopy Center I, LP	20%	N/A
Austin NSC, LP	Austin Endoscopy Center II, LP	20%	N/A
AmSurg Holdings, Inc.	The Chattanooga Endoscopy ASC, LLC	35%	N/A
The Chattanooga Endoscopy ASC, LLC	AmSurg Chattanooga Anesthesia, LLC	35%	35%
AmSurg Holdings, Inc.	Banner Arizona ASC, LLC	49%	N/A
AmSurg Holdings, Inc.	Baycare Surgery Centers, LLC	49%	N/A
Baycare Surgery Centers, LLC	Trinity Surgery Center, LLC	56%	28.46%
Baycare Surgery Centers, LLC	Bardmoor Surgery Center, LLC	64%	31.36%
AmSurg Holdings, Inc.	Jersey ASC Ventures, LLC	49%	N/A
Jersey ASC Ventures, LLC	The Florham Park Endoscopy ASC, LLC	51%	24.99%
Jersey ASC Ventures, LLC	The Hanover NJ Endoscopy ASC, L.L.C.	51%	24.99%
Jersey ASC Ventures, LLC	Livingston ASC, LLC	100%	49%
Jersey ASC Ventures, LLC	May Street Surgi Center, L.L.C.	51%	24.99%
Jersey ASC Ventures, LLC	West Orange NJ Endoscopy ASC, LLC	51%	24.99%
Jersey ASC Ventures, LLC	West Orange ASC, LLC	100%	49%
AmSurg Holdings, Inc.	AmSurg Baptist Network Alliance, LLC	49%	N/A
AmSurg Baptist Network Alliance, LLC	Baptist Surgery and Endoscopy Centers, L.L.C.	52.7342% interest in a division of the Series LLC	25.84%
AmSurg Holdings, Inc.	CHIC/AMSURG Surgery Centers, LLC	49%	N/A
CHIC/AMSURG Surgery Centers, LLC	Canon City CO Multi-Speciality ASC, LLC	51%	24.99%

22

SCHEDULE 1.1(a)

Legal Owner	Issuer	Direct Percentage Ownership		Indirect Percentage Ownership of Borrower, if applicable
Torrance NSC, LLC	Torrance Memorial Surgical Center, LLC I	49%		49%
Torrance Memorial Surgical Center, LLC I	Torrance Surgery Center, LP	51%		36.16%
AmSurg Holdings, Inc.	Voorhees Endoscopy Holding Co., LLC	49%		N/A
Voorhees Endoscopy Holding Co., LLC	The Voorhees NJ Endoscopy ASC, LLC	51%		24.99%
AmSurg Holdings, Inc.	Central California Healthcare Holdings, LLC	26.89745%		N/A
Central California Healthcare Holdings, LLC	Sierra Pacific Surgery Center, LLC	99.99%		26.89%
AmSurg Holdings, Inc.	Sierra Pacific Surgery Center, LLC	0.01%		N/A
Central California Healthcare Holdings, LLC AmSurg Fresno CA, Inc.	Fresno CA Multi ASC, L.P.	47.24 52.76	% %	26.89745%
Central California Healthcare Holdings, LLC	AmSurg Fresno CA, Inc.	100%		26.89745%
Central California Healthcare Holdings, LLC FSC Hospital, LLC	Fresno Surgery Center, L.P.	24.887788 75.102212	% %	26.89745%
Central California Healthcare Holdings, LLC	FSC Hospital, LLC	100%		26.89745%
AmSurg Holdings, Inc.	MASC Partners, L.L.C.	20.69%		N/A
MASC Partners, L.L.C.	Manchester Ambulatory Surgery Center, LP	100%		20.69%
AmSurg Holdings, Inc.	Duke Triangle Endoscopy Center, LLC	49%		N/A
Sheridan InvestCo, LLC	HCA-Sheridan Holdings, LLC	51%		N/A
HCA-Sheridan Holdings, LLC	Anesthesia Physician Solutions of North Florida, LLC	100%		51%
HCA-Sheridan Holdings, LLC	Anesthesia Physician Solutions of South Florida, LLC	100%		51%
HCA-Sheridan Holdings, LLC	Anesthesia Physician Solutions of West Florida, LLC	100%		51%
HCA-Sheridan Holdings, LLC	Emergency Physician Solutions of South Florida, LLC	100%		51%
HCA-Sheridan Holdings, LLC	Emergency Physician Solutions of North Florida, LLC	100%		51%
HCA-Sheridan Holdings, LLC	Emergency Physician Solutions of South Florida Peds, LLC	100%		51%
HCA-Sheridan Holdings, LLC	Neonatology Physician Solutions of South Florida, LLC	100%		51%
HCA-Sheridan Holdings, LLC	Radiology Physician Solutions of Florida, LLC	100%		51%
HCA-Sheridan Holdings, LLC	Radiology Physician Solutions of North Florida, LLC	100%		51%

23

SCHEDULE 1.1(a)

Legal Owner	Issuer	Direct Percentage Ownership	Indirect Percentage Ownership of Borrower, if applicable
HCA-Sheridan Holdings, LLC	Radiology Physician Solutions of West Florida, LLC	100%	51%
Jupiter Healthcare, LLC	Jupiter Medical Specialists, LLC	60%	N/A
Jupiter Medical Specialists, LLC	General Surgery of Jupiter Medical Specialists, LLC	100%	60%
Jupiter Medical Specialists, LLC	Nephrology Services of Jupiter Medical Specialists, LLC	100%	60%
Jupiter Medical Specialists, LLC	Primary Care Services of Jupiter Medical Specialists, LLC	100%	60%
Jupiter Medical Specialists, LLC	Radiology Services of Jupiter Medical Specialists, LLC (f/k/a Radiology Oncology Services of Jupiter Medical Specialists, LLC)	100%	60%
Jupiter Medical Specialists, LLC	Women’s Health and Wellness of Jupiter Medical Specialists, LLC	100%	60%
Valley Anesthesia Consultants, Inc.	RBG – Risk Retention Interest	<5%	N/A
Chandler Emergency Medical Group, L.L.C.	Applied Medico-Legal Solutions Risk Retention Group, Inc.	<1%	N/A
Sheridan CADR Solutions, Inc.	Anesthesia Business Group, LLC	20%	N/A
Global Surgical Partners of Sarasota, L.L.C.	Sarasota Physicians Surgical Center, LLC	10%	10%
Medical Information Management Solutions, LLC	VPC North Scottsdale, LLC	24%	N/A
Medi-Bill of North Florida, Inc.	Surgicare of Orange Park, Ltd.	1%	N/A

24

SCHEDULE 4.16(b)

Blocked Accounts

Legal Entity Name	Depository Account Name/ Business Entity Name	Depository Name and Address	Account Code	Account Number	Wire ABA	Account Type
EmCare, Inc.	Deutsche Bank AG New York Branch	Wells Fargo, National Association	WB285736	2000045285736	121000248	Depository
EmCare, Inc.	Deutsche Bank AG New York Branch	Wells Fargo, National Association	WB261633	2000049261633	121000248	Depository
EmCare, Inc.	Deutsche Bank AG New York Branch	Wells Fargo, National Association	WB038587	2000454038587	121000248	Depository
EMS Management, LLC	Deutsche Bank AG New York Branch	Wells Fargo, National Association	WB714767	2000019714767	121000248	Concentration
Mission Care Services, LLC	Deutsche Bank AG New York Branch	PNC Bank, National Association	PNC7715	4612917715	071921891	Depository
American Medical Response, Inc.	Deutsche Bank AG New York Branch	PNC Bank, National Association	PNC4141	4643684141	071921891	Depository
Pinnacle Consultants Mid-Atlantic, L.L.C.	Deutsche Bank AG New York Branch	Bank of Texas	BOT6678	8092196678	111014325	Depository
EmCare Holdings, Inc.	Deutsche Bank AG New York Branch	Old National Bank	ONB1440	109831440	086300012	Depository
EmCare Holdings, Inc.	Deutsche Bank AG New York Branch	Bank of America, N.A.	BOA0279	3756580279	026009593	Depository
American Medical Response, Inc.	Deutsche Bank AG New York Branch	Bank of America, N.A.	BOA1074	3756581074	026009593	Depository
EMS Management LLC	Deutsche Bank AG New York Branch	Bank of America, N.A.	BOA3412	3756583412	026009593	Depository

25

SCHEDULE 5.2

Material Adverse Effect Disclosure

None.

26

SCHEDULE 5.3

Good Standing Disclosure

None.

27

SCHEDULE 5.4

Consents Required

1.	Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), the 2016 Mergers may not be completed until the Company and Holdings each file a notification and report form under the HSR Act with the Federal Trade Commission (the “FTC”), and the Antitrust Division of the Department of Justice (the “DOJ”), and the applicable waiting period has expired or been terminated. The notification and report forms under the HSR Act were filed with the FTC and DOJ on June 29, 2016 and the HSR waiting period expired on September 1, 2016.

2.	The Federal Communications Commission must consent to the transfer of control of AMR Holdco, Inc. and various of its Subsidiaries that hold Federal Communications Commission licenses under Title III of the Communications Act of 1934, as amended, 47 U.S.C. Sec. 301, authorizing it to use radio spectrum.

3.	The Mergers may require consents from, or notice to, Governmental Entities with which Subsidiaries of Holdings do business or in connection with certificates of need or licenses (or exemptions therefrom) issued or granted to such Subsidiaries by Governmental Entities.

4.	That certain Reaffirmation and Ratification of Continuing Guarantees by and between Fifth Third Bank and AmSurg Corp. dated as of November 14, 2016, consenting to revisions to seventeen (17) Master Loan and Security Agreements.

5.	That certain Letter Agreement for AmSurg Corp. Mergers with New Amethyst Corp. and Envision Healthcare Holdings, Inc. by and between Whitney Bank and AmSurg Corp. dated as of September 27, 2016.

6.	That certain Letter Agreement for AmSurg Corp. Mergers with New Amethyst Corp. and Envision Healthcare Holdings, Inc. by and between BBVA Compass Financial Corporation and AmSurg Corp. dated as of November 14, 2016.

28

SCHEDULE 5.6

Litigation

Following the announcement of the 2016 Mergers, a purported stockholder of the Envision Healthcare Holdings, Inc. (the “Company”) filed a putative stockholder class action lawsuit against the members of the Company’s board of directors (the “Board”) and Barclays PLC in the Court of Chancery of the state of Delaware on July 15, 2016. The case is captioned Anderson v. Sanger et al., C.A.No. 12561-CB (Del. Ch.). On September 22, 2016, the plaintiff filed an amended complaint, which alleges that the members of the Company’s Board violated their fiduciary duties in connection with the 2016 Mergers and that Barclays PLC aided and abetted those breaches. Among other remedies, the plaintiff seeks to enjoin the 2016 Mergers from proceeding or, alternatively, damages in the event the 2016 Mergers are consummated. The time for defendants to respond to the motion or to move or answer with respect to the complaint has not yet expired.

On August 31, 2016, a purported Company stockholder filed a putative stockholder class action against the Company, the members of the Board, AmSurg and New Amethyst Corp. in the United States District Court for the District of Colorado, captioned Voth v. Envision Healthcare Holdings, Inc. et al., No. 1:16-cv-02213 (D. Colo.). On September 8, 2016, another purported Company stockholder filed a similar putative stockholder class action against the Company, the members of the Board, AmSurg and New Amethyst Corp. in the United States District Court for the District of Colorado, captioned LeMay v. Envision Healthcare Holdings, Inc. et al., No. 1:16-cv-02265 (D. Colo.). The complaint in each lawsuit (the “Related Actions”) alleges that the Company and the members of the Board violated Section 14(a) of the Exchange Act and Rule 14a-9 promulgated thereunder by disseminating a false and misleading registration statement in connection with the 2016 Mergers and that the members of Envision Healthcare’s Board, AmSurg and New Amethyst violated Section 20(a) of the Exchange Act by virtue of their purported status as controlling persons of the Company. Among other remedies, the plaintiffs seek to enjoin the 2016 Mergers from proceeding or, alternatively, rescission of the 2016 Mergers or damages in the event the 2016 Mergers are consummated. On September 30, 2016, the plaintiff in the Voth action filed a motion for expedited discovery. On October 20, 2016, the plaintiff filed a notice of withdrawal of the motion for expedited discovery, and on October 21, 2016, the Court denied the motion as moot. On October 27, 2016, the plaintiff in the Voth action filed an unopposed motion to consolidate the Related Actions, which the court granted on November 15, 2016. The motion to consolidate stated that the plaintiffs plan to dismiss the Related Actions as moot, but will request that the Court retain continuing jurisdiction solely for purposes of further proceedings related to the adjudication of plaintiffs’ anticipated application for an award of attorneys’ fees and expenses based on supplemental disclosure provided by the Company. On November 14, 2016, the court granted the defendants’ unopposed motions in both of the Related Actions to extend Defendants’ time to answer or otherwise respond to each complaint until January 10, 2017. The time for defendants to respond to the motion or to move or answer with respect to the complaint therefore has not yet expired.

29

SCHEDULE 5.9

Intellectual Property Claims

None.

30

SCHEDULE 5.15

Subsidiaries

Name of Entity	Legal Ownership	Jurisdiction of Organization	Ownership Interest
A1 Leasing, Inc.	Regional Emergency Services, L.P.	Florida	100%
Abbott Ambulance, Inc.	Mission Care of Missouri, LLC	Missouri	100%
Accent Home Health Care Inc.	Guardian Healthcare Holdings, Inc.	Indiana	100%
Access 2 Care, LLC	Mission Care Services, LLC	Missouri	100%
Acute Management, LLC	Hawkeye HoldCo, LLC	Texas	100%
Adam Transportation Service, Inc.	American Medical Response, Inc.	New York	100%
Affilion, Inc.	Sun Devil Acquisition LLC	Delaware	100%
Agape Health Care Agency, LLC.	Guardian Healthcare Holdings, Inc.	Ohio	100%
Air Ambulance Specialists, Inc.	American Medical Response, Inc.	Colorado	100%
Alpha Physician Resources, L.L.C. (a/k/a Alpha Group I, LLC)	EmCare, Inc.	New Jersey	100%
Ambulance Acquisition, Inc.	American Medical Response, Inc.	Delaware	100%
American Emergency Physicians Management, Inc.	EmCare of California, Inc.	California	100%
American Investment Enterprises, Inc.	Mercy, Inc.	Nevada	100%
American Medical Pathways, Inc.	American Medical Response, Inc.	Delaware	100%
American Medical Response Ambulance Service, Inc.	American Medical Response, Inc.	Delaware	100%
American Medical Response Delaware Valley, LLC	American Medical Response Mid-Atlantic, Inc.	Delaware	100%
American Medical Response Holdings, Inc.	American Medical Response, Inc.	Delaware	100%
American Medical Response HPPP, LLC	American Medical Response, Inc. (Sole Member)	Delaware	100%
American Medical Response Management, Inc.	American Medical Response, Inc.	Delaware	100%
American Medical Response Mid-Atlantic, Inc.	American Medical Response, Inc.	Pennsylvania	100%
American Medical Response Northwest, Inc.	American Medical Response, Inc.	Oregon	100%
American Medical Response of Colorado, Inc.	American Medical Response, Inc.	Delaware	100%
American Medical Response of Connecticut, Incorporated	American Medical Response, Inc.	Connecticut	100%
American Medical Response of Georgia, Inc.	American Medical Response, Inc.	Delaware	100%
American Medical Response of Illinois, Inc.	American Medical Response, Inc.	Delaware	100%
American Medical Response of Inland Empire	American Medical Response, Inc.	California	100%
American Medical Response of Maricopa, LLC	American Medical Response, Inc.	Delaware	100%
American Medical Response of Massachusetts, Inc.	American Medical Response, Inc.	Massachusetts	100%

31

SCHEDULE 5.15

Name of Entity	Legal Ownership	Jurisdiction of Organization	Ownership Interest
American Medical Response of New York, LLC	American Medical Response, Inc. (sole member)	New York	100%
American Medical Response of North Carolina, Inc.	American Medical Response, Inc.	Delaware	100%
American Medical Response of Oklahoma, Inc.	American Medical Response, Inc.	Delaware	100%
American Medical Response of Pima, LLC	American Medical Response, Inc.	Delaware	100%
American Medical Response of South Carolina, Inc.	American Medical Response, Inc.	Delaware	100%
American Medical Response of Southern California	American Medical Response Ambulance Service, Inc.	California	100%
American Medical Response of Tennessee, Inc.	American Medical Response, Inc.	Delaware	100%
American Medical Response of Texas, Inc.	American Medical Response, Inc.	Delaware	100%
American Medical Response West	American Medical Response, Inc.	California	100%
American Medical Response, Inc.	AMR HoldCo, Inc.	Delaware	100%
AMR Bay State, LLC	American Medical Response, Inc. (Sole Member)	Delaware	100%
AMR Brockton, L.L.C.	American Medical Response of Massachusetts, Inc.	Delaware	100%
AMR HoldCo, Inc. (f/k/a EMSC Management, Inc.)	Emergency Medical Services L.P.	Delaware	100%
AMR of Central Texas I, LLC	American Medical Response, Inc.	Texas	100%
AMR of Central Texas II, LLC	AMR of Central Texas I, LLC	Texas	100%
Apex Acquisition LLC	EmCare, Inc.	Delaware	100%
APH Laboratory Services, Inc.	Evolution Health, LLC	Texas	100%
Arizona EMS Holdings, Inc.	R/M Arizona Holdings, Inc.	Arizona	100%
Associated Ambulance Service, Inc.	American Medical Response, Inc.	New York	100%
Atlantic Ambulance Services Acquisition, Inc.	American Medical Response, Inc.	Delaware	100%
Atlantic/Key West Ambulance, Inc.	American Medical Response, Inc.	Delaware	100%
Atlantic/Palm Beach Ambulance, Inc.	American Medical Response, Inc.	Delaware	100%
Beacon Transportation, Inc.	Rural/Metro of Rochester, Inc.	New York	100%
BestPractices, Inc.	Holiday Acquisition Company, Inc.	Virginia	100%
Blythe Ambulance Service	Springs Ambulance Service, Inc.	California	100%
Bowers Companies, Inc.	Rural/Metro of Northern California, Inc.	California	100%
Bravo Reimbursement Specialist, L.L.C. (a/k/a Bravo Associates, L.L.C.)	Alpha Physician Resources, L.L.C	New Jersey	100%
Broward Ambulance, Inc.	American Medical Response, Inc.	Delaware	100%
Care Connection of Cincinnati LLC	Guardian Healthcare Holdings, Inc.	Ohio	100%

32

SCHEDULE 5.15

Name of Entity	Legal Ownership	Jurisdiction of Organization	Ownership Interest
Clinical Partners Management Company, LLC	EmCare, Inc.	Texas	100%
CMORx, LLC	EmCare, Inc.	Texas	100%
Community Auto and Fleet Services, L.L.C.	Gila HoldCo, LLC	Delaware	100%
Community EMS, Inc.	AMR Bay State, LLC	Massachusetts	100%
ComTrans Ambulance Service, Inc.	Arizona EMS Holdings, Inc.	Arizona	100%
ComTrans, Inc.	Gila HoldCo, LLC	Delaware	100%
Corning Ambulance Service Inc.	Rural/Metro of New York, Inc.	New York	100%
Desert Valley Medical Transport, Inc.	American Medical Response of Inland Empire	California	100%
Donlock, Ltd.	Rural/Metro Operating Company, LLC	Pennsylvania	100%
E.M.S. Ventures, Inc.	Rural/Metro Corporation (AZ)	Georgia	100%
Eastern Ambulance Service, Inc.	Rural/Metro Corporation (AZ)	Nebraska	100%
Eastern Paramedics, Inc.	Rural/Metro of New York, Inc.	Delaware	100%
ED Solutions, LLC	Alpha Physician Resources, L.L.C	New Jersey	100%
EDIMS, L.L.C.	Alpha Physician Resources, L.L.C	New Jersey	100%
EHR Management Co.	EmCare, Inc.	Delaware	100%
EmCare Anesthesia Providers, Inc.	EmCare, Inc.	Delaware	100%
EmCare HoldCo, Inc.	Emergency Medical Services L.P.	Delaware	100%
EmCare Holdings Inc.	EmCare HoldCo, Inc.	Delaware	100%
EmCare of California, Inc.	EmCare, Inc.	California	100%
EmCare Physician Providers, Inc.	EmCare, Inc.	Missouri	100%
EmCare Physician Services, Inc.	EmCare, Inc.	Delaware	100%
EmCare, Inc.	EmCare Holdings Inc.	Delaware	100%
Emergency Medical Services LP Corporation (f/k/a Emergency Medical Services L.P.)	Emergency Medical Services Corporation / EMS Executive Investco LLC	Delaware	97% / 3%
Emergency Medical Transport, Inc.	Arizona EMS Holdings, Inc.	Arizona	100%
Emergency Medical Transportation, Inc.	AMR Bay State, LLC	Massachusetts	100%
Emergency Medicine Education Systems, Inc.	EmCare, Inc.	Texas	100%
EMS Management LLC	AMR HoldCo, Inc. / EmCare HoldCo, Inc.	Delaware	50% / 50%
EMS Offshore Medical Services, LLC	American Medical Response, Inc.	Delaware	100%
EMS Ventures of South Carolina, Inc.	Rural/Metro Corporation (AZ)	South Carolina	100%
EMSC ServicesCo, LLC (f/k/a EMSC TransactionCo, LLC)	Envision Healthcare Corporation (sole member)	Delaware	100%
Epsilon Management Group, Inc.	EmCare, Inc. (Majority Shareholder)	Delaware	100%

33

SCHEDULE 5.15

Name of Entity	Legal Ownership	Jurisdiction of Organization	Ownership Interest
ERgency Staffing and Recruiting, LLC	Epsilon Management Group, Inc.	Michigan	100%
EverRad, LLC	Templeton Readings, LLC	Florida	100%
Evolution Health LLC	Emergency Medical Services LP Corporation	Delaware	100%
Evolution Mobile Imaging, LLC	Evolution Health, LLC (Sole Member)	Delaware	100%
Five Counties Ambulance Service, Inc.	American Medical Response, Inc.	New York	100%
Florida Emergency Partners, Inc.	American Medical Response, Inc.	Texas	100%
Fountain Ambulance Service, Inc.	Hank’s Acquisition Corp.	Alabama	100%
Gem City Home Care, LLC.	Guardian Healthcare Holdings, Inc.	Ohio	100%
Gila Holdco LLC	American Medical Response, Inc.	Delaware	100%
Gold Coast Ambulance Service	V.I.P. Professional Services, Inc.	California	100%
Gold Cross Ambulance Service of Pa., Inc.	Gold Cross Ambulance Services, Inc.	Ohio	100%
Gold Cross Ambulance Services, Inc.	Rural/Metro of Ohio, Inc.	Delaware	100%
Grace Behavioral Health, L.L.C.	Gila HoldCo, LLC	Delaware	100%
Greater Pinellas Transportation Management Services, Inc.	Transportation Management Services of Brevard, Inc.	Florida	100%
Guardian Health Care, Inc.	Guardian Healthcare Holdings, Inc.	Texas	100%
Guardian Healthcare Group, Inc.	Evolution Health, LLC	Delaware	100%
Guardian Healthcare Holdings, Inc.	Guardian Healthcare Group, Inc.	Delaware	100%
Guardian Ohio Newco, LLC	Guardian Healthcare Holdings, Inc.	Ohio	100%
Hank’s Acquisition Corp.	American Medical Response, Inc.	Alabama	100%
Hawkeye Holdco LLC	EmCare, Inc. is Sole Member	Delaware	100%
Health Priority Home Care, Inc.	Guardian Health Care, Inc.	Texas	100%
Healthcare Administrative Services, Inc.	EmCare, Inc.	Delaware	100%
Hemet Valley Ambulance Service, Inc.	American Medical Response Ambulance Service, Inc.	California	100%
Herren Enterprises, Inc.	American Medical Response Ambulance Service, Inc.	California	100%
Holiday Acquisition Company, Inc.	EmCare, Inc.	Colorado	100%
International Life Support, Inc.	American Medical Response of Colorado, Inc.	Hawaii	100%
JLM Healthcare, Inc.	Guardian Healthcare Holdings, Inc.	Texas	100%
KMAC, Inc.	Guardian Healthcare Holdings, Inc.	Texas	100%
Kutz Ambulance Service, Inc.	American Medical Response, Inc.	Wisconsin	100%
LaSalle Ambulance Inc.	Rural/Metro of New York, Inc.	New York	100%
Life Line Ambulance Service, Inc.	American Medical Response, Inc.	Arizona	100%
LifeCare Ambulance Service, Inc.	American Medical Response Ambulance Service, Inc.	Illinois	100%
LifeFleet Southeast, Inc.	American Medical Response, Inc.	Florida	100%

34

SCHEDULE 5.15

Name of Entity	Legal Ownership	Jurisdiction of Organization	Ownership Interest
Mainstay Solutions, LLC	R/M Management Co., Inc. & Rural/Metor Corporation	Arizona	100%
Marlboro Hudson Ambulance & Wheelchair Service, Inc.	AMR Bay State, LLC	Massachusetts	100%
MedAssociates, LLC	EmCare, Inc.	Texas	100%
Medevac Medical Response, Inc.	American Medical Response, Inc.	Missouri	100%
Medevac MidAmerica, Inc.	American Medical Response, Inc.	Missouri	100%
Medic One Ambulance Services, Inc.	American Medical Response, Inc.	Delaware	100%
Medic One of Cobb, Inc.	American Medical Response Ambulance Service, Inc.	Georgia	100%
Medical Emergency Devices and Services (MEDS), Inc.	Rural/Metro Operating Company, LLC	Arizona	100%
Medi-Car Ambulance Service, Inc.	Medi-Car Systems, Inc.	Florida	100%
Medi-Car Systems, Inc.	American Medical Response, Inc.	Florida	100%
Medics Ambulance Service (Dade), Inc.	American Medical Response, Inc.	Florida	100%
Medics Ambulance Service, Inc.	American Medical Response, Inc.	Florida	100%
Medics Ambulance, Inc.	American Medical Response, Inc.	Florida	100%
Medics Emergency Services of Palm Beach County, Inc.	American Medical Response, Inc.	Florida	100%
Medics Subscription Services, Inc.	American Medical Response, Inc.	Florida	100%
Medics Transport Services, Inc.	American Medical Response, Inc.	Florida	100%
MedicWest Ambulance, Inc.	MedicWest Holdings, Inc.	Nevada	100%
MedicWest Holdings, Inc.	Nevada Red Rock Ambulance, Inc.	Delaware	100%
MedLife Emergency Medical Service, Inc.	Hank’s Acquisition Corp.	Alabama	100%
MedStat EMS, Inc.	American Medical Response, Inc.	Mississippi	100%
Mercury Ambulance Service, Inc.	Rural/Metro Corporation (AZ)	Kentucky	100%
Mercy Ambulance of Evansville, Inc.	Paramed, Inc.	Indiana	100%
Mercy Life Care	American Medical Response Ambulance Service, Inc.	California	100%
Mercy, Inc.	American Medical Response Ambulance Service, Inc.	Nevada	100%
Metro Ambulance Service (Rural), Inc.	American Medical Response, Inc.	Delaware	100%
Metro Ambulance Service, Inc.	American Medical Response, Inc.	Delaware	100%
Metro Ambulance Services, Inc.	American Medical Response, Inc.	Georgia	100%
Metro Care Corp.	Rural/Metro Operating Company, LLC	Ohio	100%
MetroCare Services – Abilene, L.P.	AMR of Central Texas I, LLC	Texas	100%
Metropolitan Ambulance Service	American Medical Response West	California	100%
Midwest Ambulance Management Company	American Medical Response, Inc.	Delaware	100%
Mission Care of Illinois, LLC	Mission Care Services, LLC	Illinois	100%

35

SCHEDULE 5.15

Name of Entity	Legal Ownership	Jurisdiction of Organization	Ownership Interest
Mission Care of Missouri, LLC	Mission Care Services, LLC	Missouri	100%
Mission Care Services, LLC	American Medical Response, Inc.	Missouri	100%
Mobile Medic Ambulance Service, Inc.	American Medical Response, Inc.	Delaware	100%
MSO Newco, LLC	Apex Acquisition LLC	Delaware	100%
National Ambulance & Oxygen Service, Inc.	Rural/Metro of Rochester, Inc.	New York	100%
Nevada Red Rock Ambulance, Inc.	Nevada Red Rock Holdings, Inc.	Delaware	100%
Nevada Red Rock Holdings, Inc.	American Medical Response, Inc.	Delaware	100%
North Miss. Ambulance Service, Inc.	Rural/Metro Operating Company, LLC	Mississippi	100%
Northwood Anesthesia Associates, L.L.C.	EmCare, Inc.	Florida	100%
Oherbst, Inc.	Guardian Healthcare Holdings, Inc.	Texas	100%
Pacific Ambulance, Inc.	Rural/Metro of Northern California, Inc.	California	100%
Paramed, Inc.	American Medical Response, Inc.	Michigan	100%
Park Ambulance Service Inc.	American Medical Response, Inc.	New York	100%
Patient Advocacy Group, LLC	AMR Holdco, Inc.	Delaware	100%
Phoenix Physicians, LLC	EmCare, Inc. (sole Member)	Florida	100%
Physician Account Management, Inc.	EmCare Physician Providers, Inc.	Florida	100%
Physicians & Surgeons Ambulance Service, Inc.	American Medical Response, Inc.	Ohio	100%
Pinnacle Consultants Mid-Atlantic, L.L.C.	Apex Acquisition LLC	Delaware	100%
Professional Medical Transport, Inc.	Arizona EMS Holdings, Inc.	Arizona	100%
Proven Healthcare Solutions of New Jersey, LLC (a/k/a Proven Healthcare Solutions)	Alpha Physician Resources, L.L.C	New Jersey	100%
ProvidaCare, L.L.C.	American Medical Pathways, Inc.	Texas	100%
Provider Account Management, Inc.	EmCare Physician Services, Inc.	Delaware	100%
Puckett Ambulance Service, Inc.	American Medical Response Ambulance Service, Inc.	Georgia	100%
QRx Medical Management, LLC	EmCare, Inc. (sole Member)	Delaware	100%
R/M Arizona Holdings, Inc.	Rural/Metro Corporation (AZ)	Arizona	100%
R/M Management Co., Inc.	Rural/Metro Corporation (AZ)	Arizona	100%
R/M of Tennessee G.P., Inc.	Rural/Metro Corporation of Tennessee	Delaware	100%
R/M of Tennessee L.P., Inc.	Rural/Metro Corporation of Tennessee	Delaware	100%
Radiology Staffing Solutions, Inc.	EmCare, Inc.	Delaware	100%
Radstaffing Management Solutions, Inc.	EmCare, Inc.	Delaware	100%
Randle Eastern Ambulance Service, Inc.	American Medical Response, Inc.	Florida	100%

36

SCHEDULE 5.15

Name of Entity	Legal Ownership	Jurisdiction of Organization	Ownership Interest
Regional Emergency Services, L.P.	Florida Emergency Partners, Inc. / American Medical Response Management, Inc.	Delaware	1% / 99%
Reimbursement Technologies, Inc.	EmCare, Inc.	Pennsylvania	100%
River Medical Incorporated	Arizona Oasis Acquisition, Inc.	Arizona	100%
RMC Corporate Center, L.L.C.	Rural/Metro Corporation	Arizona	100%
Rose Radiology, LLC	Spotlight HoldCo, LLC	Texas	100%
Rural/Metro (Delaware) Inc.	Rural/Metro Operating Company, LLC	Delaware	100%
Rural/Metro Corporation	WP Rocket Holdings, Inc.	Delaware	100%
Rural/Metro Corporation	Rural/Metro Operating Company, LLC	Arizona	100%
Rural/Metro Corporation of Florida	Rural/Metro Corporation (AZ)	Florida	100%
Rural/Metro Corporation of Tennessee	Rural/Metro Corporation (AZ)	Tennessee	100%
Rural/Metro Fire Dept., Inc.	Rural/Metro Corporation (AZ)	Arizona	100%
Rural/Metro Mid-South, L.P.	North Miss. Ambulance Service, Inc. / R/M of Tennesseee, G.P., Inc.	Delaware	99% / 1%
Rural/Metro of Brewerton, Inc.	Eastern Paramedics, Inc.	New York	100%
Rural/Metro of California, Inc.	Rural/Metro Corporation (AZ)	Delaware	100%
Rural/Metro of Central Alabama, Inc.	Rural/Metro Corporation (AZ)	Delaware	100%
Rural/Metro of Central Colorado, Inc.	Rural/Metro Operating Company, LLC	Delaware	100%
Rural/Metro of Central Ohio, Inc.	Rural/Metro of Ohio, Inc.	Delaware	100%
Rural/Metro of Greater Seattle, Inc.	Rural/Metro Operating Company, LLC	Washington	100%
Rural/Metro of Indiana, L.P.	The Aid Ambulance Company, Inc. / The Aid Company, Inc.	Delaware	100%
Rural/Metro of New York, Inc.	Rural/Metro Corporation (AZ)	Delaware	100%
Rural/Metro of Northern California, Inc.	Rual/Metro of California, Inc.	Delaware	100%
Rural/Metro of Northern Ohio, Inc.	Rural/Metro of Ohio, Inc.	Delaware	100%
Rural/Metro of Ohio, Inc.	Rural/Metro Corporation (AZ)	Delaware	100%
Rural/Metro of Oregon, Inc.	Rural/Metro Corporation (AZ)	Delaware	100%
Rural/Metro of Rochester, Inc.	Rural/Metro of New York, Inc.	New York	100%
Rural/Metro of San Diego, Inc.	Rural/Metro of California, Inc.	California	100%
Rural/Metro of Southern California, Inc.	Rural/Metro of California, Inc.	Delaware	100%
Rural/Metro of Southern Ohio, Inc.	Rural/Metro Operating Company, LLC	Ohio	100%
Rural/Metro of Tennessee, L.P.	R/M of Tennessee, L.P., Inc. / R/M of Tennessee, G.P., Inc.	Delaware	99% / 1%
Rural/Metro Operating Company, LLC	Rural/Metro Corporation (DE)	Delaware	100%
S. Fisher & S. Thomas Inc.	Guardian Healthcare Holdings, Inc.	Texas	100%

37

SCHEDULE 5.15

Name of Entity	Legal Ownership	Jurisdiction of Organization	Ownership Interest
San Diego Medical Services Enterprise, LLC	Rural/Metro of Southern California, Inc. & Rural/Metro of San Diego, Inc.	California	100%
Seawall Acquisition, LLC	American Medical Response, Inc.	Delaware	100%
Seminole County Ambulance, Inc.	American Medical Response, Inc.	Delaware	100%
Sioux Falls Ambulance, Inc.	Rural.Metro Corporation (AZ)	South Dakota	100%
Southwest Ambulance and Rescue of Arizona, Inc.	Southwest Ambulance of Casa Grande, Inc.	Arizona	100%
Southwest Ambulance of Casa Grande, Inc.	Rural/Metro Operating Company, LLC	Arizona	100%
Southwest Ambulance of New Mexico, Inc.	Rural/Metro Operating Company, LLC	New Mexico	100%
Southwest Ambulance of Southeastern Arizona, Inc.	Southwest Ambulance of Casa Grande, Inc.	Arizona	100%
Southwest Ambulance of Tucson, Inc.	Rural/Metro Operating Company, LLC	Arizona	100%
Southwest General Services, Inc.	Rural/Metro Operating Company, LLC	Arizona	100%
Spotlight Holdco LLC	EmCare, Inc.	Delaware	100%
Springs Ambulance Service, Inc.	American Medical Response, Inc.	California	100%
SSAG, LLC	Gila HoldCo, LLC	Delaware
STAT Healthcare, Inc.	American Medical Response, Inc.	Delaware	100%
Streamlined Medical Solutions LLC	EmCare, Inc. (sole member)	Texas	100%
Sun Devil Acquisition LLC	EmCare, Inc.	Delaware	100%
Sunrise Handicap Transport Corp.	American Medical Response, Inc.	New York	100%
SW General, Inc.	Rural/Metro Operating Company, LLC	Arizona	100%
T.M.S. Management Group, Inc.	Access2Care, LLC	Florida	100%
TEK Ambulance, Inc.	American Medical Response Ambulance Service, Inc.	Illinois	100%
Templeton Readings, LLC	EmCare, Inc.	Maryland	100%
The Aid Ambulance Company, Inc.	Rural/Metro Corporation (AZ)	Delaware	100%
The Aid Company, Inc.	Rural/Metro Operating Company, LLC	Indiana	100%
Tidewater Ambulance Service, Inc.	Paramed, Inc.	Virginia	100%
TKG, Inc.	Guardian Healthcare Holdings, Inc.	Oklahoma	100%
Towns Ambulance Service, Inc.	Rural/Metro of New York, Inc.	New York	100%
Transportation Management Services of Brevard, Inc.	Access2Care, LLC	Florida	100%
Troup County Emergency Medical Services, Inc.	American Medical Response of Georgia, Inc.	Georgia	100%
V.I.P. Professional Services, Inc.	Seawall Acquisition, LLC	California	100%
Valley Fire Service, Inc.	Rural/Metro of Oregon, Inc.	Delaware	100%
Velita Smith Home Health, Inc.	Guardian Health Care, Inc.	Texas	100%
Vista Staffing Solutions, Inc.	EmCare, Inc.	Delaware	100%

38

SCHEDULE 5.15

Name of Entity	Legal Ownership	Jurisdiction of Organization	Ownership Interest
Vital Enterprises, Inc.	AMR Bay State, LLC	Massachusetts	100%
W & W Leasing Company, Inc.	Rural/Metro Corporation (AZ)	Arizona	100%
Whitaker Physicians Services, L.L.C.	Vista Staffing Solutions, Inc.	Texas	100%
WP Rocket Holdings Inc.	AMR HoldCo, Inc.	Delaware	100%
AmSurg KEC, Inc.	Envision Healthcare Corporation	Tennessee	100%
AmSurg EC Topeka, Inc.	Envision Healthcare Corporation	Tennessee	100%
AmSurg EC St. Thomas, Inc.	Envision Healthcare Corporation	Tennessee	100%
AmSurg EC Beaumont, Inc.	Envision Healthcare Corporation	Tennessee	100%
AmSurg EC Santa Fe, Inc.	Envision Healthcare Corporation	Tennessee	100%
AmSurg EC Washington, Inc.	Envision Healthcare Corporation	Tennessee	100%
AmSurg Finance, Inc.	Envision Healthcare Corporation	Tennessee	100%
AmSurg Torrance, Inc.	Envision Healthcare Corporation	Tennessee	100%
AmSurg Abilene, Inc.	Envision Healthcare Corporation	Tennessee	100%
AmSurg Maryville, Inc.	Envision Healthcare Corporation	Tennessee	100%
AmSurg Melbourne, Inc.	Envision Healthcare Corporation	Tennessee	100%
AmSurg Hillmont, Inc.	Envision Healthcare Corporation	Tennessee	100%
AmSurg Northwest Florida, Inc.	Envision Healthcare Corporation	Tennessee	100%
AmSurg Palmetto, Inc.	Envision Healthcare Corporation	Tennessee	100%
AmSurg Ocala, Inc.	Envision Healthcare Corporation	Tennessee	100%
AmSurg Crystal River, Inc.	Envision Healthcare Corporation	Tennessee	100%
AmSurg Abilene Eye, Inc.	Envision Healthcare Corporation	Tennessee	100%
AmSurg El Paso, Inc.	Envision Healthcare Corporation	Tennessee	100%
AmSurg La Jolla, Inc.	Envision Healthcare Corporation	Tennessee	100%
AmSurg Burbank, Inc.	Envision Healthcare Corporation	Tennessee	100%
AmSurg Inglewood, Inc.	Envision Healthcare Corporation	Tennessee	100%
AmSurg Suncoast, Inc.	Envision Healthcare Corporation	Tennessee	100%
AmSurg San Antonio TX, Inc.	Envision Healthcare Corporation	Tennessee	100%
AmSurg Temecula CA, Inc.	Envision Healthcare Corporation	Tennessee	100%
AmSurg Escondido CA, Inc.	Envision Healthcare Corporation	Tennessee	100%
AmSurg San Luis Obispo CA, Inc.	Envision Healthcare Corporation	Tennessee	100%
AmSurg Scranton PA, Inc.	AmSurg Holdings, Inc.	Tennessee	100%
AmSurg Arcadia CA, Inc.	Envision Healthcare Corporation	Tennessee	100%
AmSurg Main Line PA, LLC	ASDH I, LLC	Tennessee	100%
AmSurg Oakland CA, Inc.	Envision Healthcare Corporation	Tennessee	100%
AmSurg Lancaster PA, LLC	ASDH I, LLC	Tennessee	100%
AmSurg Pottsville PA, LLC	ASDH I, LLC	Tennessee	100%
AmSurg Glendora CA, Inc.	Envision Healthcare Corporation	Tennessee	100%
AmSurg Holdings, Inc.	Envision Healthcare Corporation	Delaware	100%
AmSurg Anesthesia Management Services, LLC	Envision Healthcare Corporation	Tennessee	100%
ASDH I, LLC	Sheridan Healthcare, Inc. Envision Healthcare Corporation	Tennessee	5 95	% %
Long Beach NSC, LLC	AmSurg Holdings, Inc.	Tennessee	100%
Torrance NSC, LLC	AmSurg Holdings, Inc.	Tennessee	100%
Davis NSC, LLC	AmSurg Holdings, Inc.	Tennessee	100%

39

SCHEDULE 5.15

Name of Entity	Legal Ownership	Jurisdiction of Organization	Ownership Interest
Fullerton NSC, LLC	AmSurg Holdings, Inc.	Tennessee	100%
San Antonio NSC, LLC	AmSurg Holdings, Inc.	Tennessee	100%
Austin NSC, LLC	AmSurg Holdings, Inc.	Tennessee	100%
Austin NSC, LP	AmSurg Holdings, Inc. Austin NSC, LLC	Texas	99 1	% %
Twin Falls NSC, LLC	AmSurg Holdings, Inc.	Tennessee	100%
Kenwood NSC, LLC	AmSurg Holdings, Inc.	Tennessee	100%
Towson NSC, LLC	AmSurg Holdings, Inc.	Tennessee	100%
Wilton NSC, LLC	AmSurg Holdings, Inc.	Connecticut	100%
NSC West Palm, LLC	AmSurg Holdings, Inc.	Tennessee	100%
Tampa Bay NSC, LLC	AmSurg Holdings, Inc.	Tennessee	100%
Coral Springs NSC, LLC	AmSurg Holdings, Inc.	Tennessee	100%
Weston NSC, LLC	AmSurg Holdings, Inc.	Tennessee	100%
SHI II, LLC	Sheridan Holdings, Inc.	Tennessee	100%
NSC RBO East, LLC	AmSurg Holdings, Inc.	Tennessee	100%
AmSurg Colton CA, Inc.	Envision Healthcare Corporation	Tennessee	100%
AmSurg Fresno Endoscopy, Inc.	Envision Healthcare Corporation	Tennessee	100%
AmSurg Temecula II, Inc.	Envision Healthcare Corporation	Tennessee	100%
AmSurg Kissimmee FL, Inc.	Envision Healthcare Corporation	Tennessee	100%
AmSurg Altamonte Springs FL, Inc.	Envision Healthcare Corporation	Tennessee	100%
All Women’s Healthcare Holdings, Inc.	Sheridan Holdings, Inc.	Delaware	100%
All Women’s Healthcare, Inc.	All Women’s Healthcare Holdings, Inc.	Florida	100%
All Women’s Healthcare of Dade, Inc.	All Women’s Healthcare Holdings, Inc.	Florida	100%
All Women’s Healthcare of Sawgrass, Inc.	All Women’s Healthcare Holdings, Inc.	Florida	100%
All Women’s Healthcare of West Broward, Inc.	All Women’s Healthcare Holdings, Inc.	Florida	100%
All Women’s Healthcare Services, Inc.	All Women’s Healthcare Holdings, Inc.	Florida	100%
AllegiantMD, Inc.	Sheridan Healthcorp, Inc.	Florida	100%
Anesthesiologists of Greater Orlando, Inc.	Sheridan Healthcorp, Inc.	Florida	100%
Arizona Perinatal Care Centers, LLC	Sheridan Healthcorp, Inc.	Arizona	100%
Anesthesiology Associates of Tallahassee, Inc.	Sheridan Healthcorp, Inc.	Florida	100%
Bay Area Anesthesia, L.L.C.	Sheridan Healthcorp, Inc.	Florida	100%
Bethesda Anesthesia Associates, Inc.	Sheridan Healthcorp, Inc.	Florida	100%
Boca Anesthesia Service, Inc.	Sheridan Healthcorp, Inc.	Florida	100%
Broad Midwest Anesthesia, LLC	Sheridan Healthcorp, Inc.	Missouri	100%
Coastal Anesthesia Staffing, LLC	Coastal Anesthesiology Consultants, LLC	Florida	100%

40

SCHEDULE 5.15

Name of Entity	Legal Ownership	Jurisdiction of Organization	Ownership Interest
Coastal Anesthesiology Consultants, LLC	Sheridan Healthcorp, Inc.	Florida	100%
Chandler Emergency Medical Group, L.L.C. d/b/a Premier Emergency Medical Specialists	Sheridan Emergency Physician Services, Inc.	Arizona	100%
Discovery Clinical Research, Inc.	All Women’s Healthcare Holdings, Inc.	Florida	100%
Doctors Billing Service, Inc.	Partners in Medical Billing, Inc.	California	100%
Drs. Ellis, Rojas, Ross & Debs, Inc.	Sheridan Healthcorp, Inc.	Florida	100%
Flamingo Anesthesia Associates, Inc.	Sheridan Healthcorp, Inc.	Florida	100%
FM Healthcare Services, Inc.	FMO Healthcare Holdings, Inc.	Florida	100%
FO Investments, Inc.	FMO Healthcare Holdings, Inc.	Florida	100%
FO Investments II, Inc.	FMO Healthcare Holdings, Inc.	Florida	100%
FO Investments III, Inc.	FMO Healthcare Holdings, Inc.	Florida	100%
FMO Healthcare Holdings, Inc.	Sheridan Holdings, Inc.	Delaware	100%
Global Surgical Partners, Inc.	FM Healthcare Services, Inc.	Florida	100%
Greater Florida Anesthesiologists, LLC	Sheridan Healthcorp, Inc.	Florida	100%
Gynecologic Oncology Associates, Inc.	Sheridan Healthcare, Inc.	Florida	100%
Jacksonville Beaches Anesthesia Associates, Inc.	Sheridan Healthcorp, Inc.	Florida	100%
Jupiter Anesthesia Associates, L.L.C.	Sunbeam Asset, LLC	Florida	100%
Jupiter Healthcare, LLC	Sheridan Healthcorp, Inc.	Florida	100%
Medi-Bill of North Florida, Inc.	Sheridan Healthcorp, Inc.	Florida	100%
Medical Information Management Solutions, LLC	Sheridan Healthcorp, Inc.	Arizona	100%
NAC Properties, LLC	Sheridan Healthcorp, Inc.	Georgia	100%
New Generations Babee Bag, Inc.	Sheridan Healthcorp, Inc.	Florida	100%
North Florida Anesthesia Consultants, Inc.	Sheridan Healthcorp, Inc.	Florida	100%
North Florida Perinatal Associates, Inc.	Sheridan Healthcorp, Inc.	Florida	100%
Parity Healthcare, Inc.	Sheridan Healthcare, Inc.	Florida	100%
Partners in Medical Billing, Inc.	Sheridan Holdings, Inc.	Florida	100%
Physician Office Partners, Inc.	Partners in Medical Billing, Inc.	Kansas	100%
Sentinel Healthcare Services, LLC	Sheridan Healthcorp, Inc.	Georgia	100%
Sheridan Anesthesia Services of Alabama, Inc.	Sheridan Healthcorp, Inc.	Florida	100%
Sheridan Anesthesia Services of Louisiana, Inc.	Sheridan Healthcorp, Inc.	Florida	100%
Sheridan Anesthesia Services of Virginia, Inc.	Sheridan Healthcare of Virginia, Inc.	Florida	100%
Sheridan CADR Solutions, Inc.	Sheridan Healthcorp, Inc.	Florida	100%

41

SCHEDULE 5.15

Name of Entity	Legal Ownership	Jurisdiction of Organization	Ownership Interest
Sheridan Children’s Healthcare Services, Inc.	Sheridan Healthcare, Inc.	Florida	100%
Sheridan Children’s Healthcare Services of Arizona, Inc.	Sheridan Children’s Healthcare Services, Inc.	Florida	100%
Sheridan Children’s Healthcare Services of Louisiana, Inc.	Sheridan Children’s Healthcare Services, Inc.	Florida	100%
Sheridan Children’s Healthcare Services of New Mexico, Inc.	Sheridan Children’s Healthcare Services, Inc.	Florida	100%
Sheridan Children’s Healthcare Services of Kentucky, Inc.	Sheridan Children’s Healthcare Services, Inc.	Florida	100%
Sheridan Children’s Healthcare Services of Ohio, Inc.	Sheridan Children’s Healthcare Services, Inc.	Florida	100%
Sheridan Children’s Healthcare Services of Virginia, Inc.	Sheridan Children’s Healthcare Services, Inc.	Florida	100%
Sheridan Clinical Research, Inc.	Sheridan Healthcorp, Inc.	Florida	100%
Sheridan Emergency Physician Services, Inc.	Sheridan Healthcorp, Inc.	Florida	100%
Sheridan Emergency Physician Services of North Missouri, Inc.	Sheridan Emergency Physician Services, Inc.	Florida	100%
Sheridan Emergency Physician Services of Missouri, Inc.	Sheridan Emergency Physician Services, Inc.	Florida	100%
Sheridan Emergency Physician Services of South Florida, Inc.	Sheridan Emergency Physician Services, Inc.	Florida	100%
Sheridan Healthcare, Inc.	Sheridan Holdings, Inc.	Delaware	100%
Sheridan Healthcare of Louisiana, Inc.	Sheridan Healthcorp, Inc.	Florida	100%
Sheridan Healthcare of Missouri, Inc.	Sheridan Healthcorp, Inc.	Florida	100%
Sheridan Healthcare of Vermont, Inc.	Sheridan Healthcorp, Inc.	Florida	100%
Sheridan Healthcare of Virginia, Inc.	Sheridan Healthcorp, Inc.	Florida	100%
Sheridan Healthcare of West Virginia, Inc.	Sheridan Healthcorp, Inc.	West Virginia	100%
Sheridan Healthcorp, Inc.	Sheridan Healthcare, Inc.	Florida	100%
Sheridan Healthcorp of California, Inc.	Sheridan Healthcorp, Inc.	California	100%
Sheridan Healthy Hearing Services, Inc.	Sheridan Children’s Healthcare Services, Inc.	Florida	100%
Sheridan Holdings, Inc.	Envision Healthcare Corporation	Delaware	100%
Sheridan Hospitalist Services of Florida, Inc.	Sheridan Emergency Physician Services, Inc.	Florida	100%
Sheridan InvestCo, LLC	Sheridan Healthcorp, Inc. Sheridan Emergency Physician Services, Inc. Florida United Radiology, L.C.	Delaware	33.333 33.333 33.333	% % %
Sheridan Leadership Academy, Inc.	Sheridan Holdings, Inc.	Florida	100%

42

SCHEDULE 5.15

Name of Entity	Legal Ownership	Jurisdiction of Organization	Ownership Interest
Sheridan Radiology Services, Inc.	Sheridan Holdings, Inc.	Delaware	100%
Sheridan Radiology Management Services, Inc.	Sheridan Radiology Services, Inc.	Delaware	100%
Sheridan ROP Services of Florida, Inc.	Sheridan Children’s Healthcare Services, Inc.	Florida	100%
Sheridan ROP Services of Virginia, Inc.	Sheridan Children’s Healthcare Services, Inc.	Florida	100%
Sheridan Scientific Intelligence, Inc.	Sheridan Healthcorp, Inc.	Florida	100%
Southeast Perinatal Associates, Inc.	Sheridan Healthcorp, Inc.	Florida	100%
Sunbeam Asset LLC	Sheridan Healthcorp, Inc.	Delaware	100%
Tennessee Valley Neonatology, Inc.	Sheridan Children’s Healthcare Services, Inc.	Florida	100%
Tiva Healthcare, Inc.	Sheridan Healthcare, Inc.	Florida	100%
Valley Anesthesiology Consultants, Inc.	Sheridan Healthcorp, Inc.	Arizona	100%
Valley Clinical Research, Inc.	Sheridan Healthcorp, Inc.	Florida	100%
St. Lucie Anesthesia Associates, LLC	Sheridan Healthcorp, Inc.	Florida	100%
Sheridan Children’s Services of Alabama, Inc.	Sheridan Children’s Healthcare Services, Inc.	Florida	100%
The Kissimmee FL Endoscopy ASC, LLC	AmSurg Kissimmee FL, Inc.	Tennessee	51%
The Altamonte Springs FL Endoscopy ASC, LLC	AmSurg Altamonte Springs FL, Inc.	Tennessee	51%
Southern Idaho Ambulatory Surgery Center, LLC	Twin Falls NSC, LLC	Idaho	54.78%
Kenwood ASC, LLC	Kenwood NSC, LLC	Ohio	75.94%
Towson Surgical Center, LLC	Towson NSC, LLC	Maryland	66.18%
Coral Springs Ambulatory Surgery Center, LLC	Coral Springs NSC, LLC	Florida	63.72%
Stamford/NSC Management, LLC	Wilton NSC, LLC	Connecticut	50.0%
Wilton Surgery Center, LLC	Stamford/NSC Management, LLC	Connecticut	54.92%
Center of Morehead City, LLC	AmSurg Holdings, Inc.	Tennessee	60%
Eastern Shore Endoscopy, LLC	AmSurg Holdings, Inc.	Tennessee	55%
Central Massachusetts Ambulatory Endoscopy Center, LLC	AmSurg Holdings, Inc.	Tennessee	55%
The Knoxville Ophthalmology ASC, LLC	AmSurg Holdings, Inc.	Tennessee	51%
Montgomery Eye Surgery Center, LLC	AmSurg Holdings, Inc.	Tennessee	51%
EyeCare Consultants Surgery Center, LLC	AmSurg Holdings, Inc.	Tennessee	51%
The Columbia ASC, LLC	AmSurg Holdings, Inc.	Tennessee	51%
The Wichita Orthopaedic ASC, LLC	AmSurg Holdings, Inc.	Tennessee	51%
The Willoughby ASC, LLC	AmSurg Holdings, Inc.	Tennessee	51%

43

SCHEDULE 5.15

Name of Entity	Legal Ownership	Jurisdiction of Organization	Ownership Interest
The Westglen Endoscopy Center, LLC	AmSurg Holdings, Inc.	Tennessee	51%
The Chevy Chase ASC, LLC	AmSurg Holdings, Inc.	Tennessee	51%
The Oklahoma City ASC, LLC	AmSurg Holdings, Inc.	Tennessee	51%
The Cincinnati ASC, LLC	AmSurg Holdings, Inc.	Tennessee	51%
The Fayetteville ASC, LLC	AmSurg Holdings, Inc.	Tennessee	51%
The Independence ASC, LLC	AmSurg Holdings, Inc.	Tennessee	51%
AmSurg Northern Kentucky GI, LLC	AmSurg Holdings, Inc.	Tennessee	51%
AmSurg Louisville GI, LLC	AmSurg Holdings, Inc.	Tennessee	51%
AmSurg Kentucky Ophthalmology, LLC	AmSurg Holdings, Inc.	Tennessee	51%
The Phoenix Ophthalmology ASC, LLC	AmSurg Holdings, Inc.	Tennessee	51%
The Toledo Endoscopy ASC, LLC	AmSurg Holdings, Inc.	Tennessee	51%
The Sun City Ophthalmology ASC, LLC	AmSurg Holdings, Inc.	Tennessee	51%
The Cape Coral/Ft. Myers Endoscopy ASC, LLC	AmSurg Holdings, Inc.	Tennessee	51%
The Baltimore Endoscopy ASC, LLC	AmSurg Holdings, Inc.	Tennessee	60%
The Boca Raton Ophthalmology ASC, LLC	AmSurg Holdings, Inc.	Tennessee	51%
The Minneapolis Ophthalmology ASC, LLC	AmSurg Holdings, Inc.	Tennessee	51%
Northside Gastroenterology Endoscopy Center, LLC	AmSurg Holdings, Inc.	Tennessee	51%
Mount Dora Ophthalmology ASC, LLC	AmSurg Holdings, Inc.	Tennessee	54%
The Oakhurst Endoscopy ASC, LLC	AmSurg Holdings, Inc.	Tennessee	51%
The Waldorf Endoscopy ASC, LLC	AmSurg Holdings, Inc.	Tennessee	51%
The Sarasota Endoscopy ASC, LLC	AmSurg Holdings, Inc.	Tennessee	51%
The Middletown Endoscopy ASC, LLC	AmSurg Holdings, Inc.	Tennessee	51%
The Dover Ophthalmology ASC, LLC	AmSurg Holdings, Inc.	Tennessee	51%
The Surgery Center of Middle Tennessee, LLC	AmSurg Holdings, Inc.	Tennessee	51%
The Kingston Ophthalmology ASC, LLC	AmSurg Holdings, Inc.	Tennessee	51%
The Las Vegas East Ophthalmology ASC, LLC	AmSurg Holdings, Inc.	Nevada	51%
The Blue Ridge/Clemson Orthopaedic ASC, LLC	AmSurg Holdings, Inc.	Tennessee	51%
The Hutchinson Ophthalmology ASC, LLC	AmSurg Holdings, Inc.	Tennessee	51%

44

SCHEDULE 5.15

Name of Entity	Legal Ownership	Jurisdiction of Organization	Ownership Interest
The Metairie Ophthalmology ASC, LLC	AmSurg Holdings, Inc.	Tennessee	69.2%
College Heights Endoscopy Center, L.L.C.	AmSurg Holdings, Inc.	Tennessee	56%
Ocala FL Orthopaedic ASC, LLC	AmSurg Holdings, Inc.	Tennessee	51%
The Bel Air Endoscopy ASC, LLC	AmSurg Holdings, Inc.	Tennessee	51%
Bloomfield Eye Surgery Center, LLC	AmSurg Holdings, Inc.	Tennessee	51%
The Newark Endoscopy ASC, LLC	AmSurg Holdings, Inc.	Tennessee	51%
The Southfield Endoscopy ASC, LLC	AmSurg Holdings, Inc.	Tennessee	51%
The Alexandria Ophthalmology ASC, LLC	AmSurg Holdings, Inc.	Tennessee	51%
The Columbia ASC Northwest, LLC	AmSurg Holdings, Inc.	Tennessee	51%
St. George Endoscopy Center, LLC	AmSurg Holdings, Inc.	Tennessee	51%
The Paducah Ophthalmology ASC, LLC	AmSurg Holdings, Inc.	Tennessee	51%
The Greenville ASC, LLC	AmSurg Holdings, Inc.	Tennessee	51%
The Columbia TN Endoscopy ASC, LLC	AmSurg Holdings, Inc.	Tennessee	51%
The Rogers AR Ophthalmology ASC, LLC	AmSurg Holdings, Inc.	Tennessee	51%
The Tulsa OK Ophthalmology ASC, LLC	AmSurg Holdings, Inc.	Tennessee	51%
The Kingsport TN Ophthalmology ASC, LLC	AmSurg Holdings, Inc.	Tennessee	51%
The Lewes DE Endoscopy ASC, LLC	AmSurg Holdings, Inc.	Tennessee	51%
The Winter Haven/Sebring FL Ophthalmology ASC, LLC	AmSurg Holdings, Inc.	Tennessee	51%
The Rockledge FL Endoscopy ASC, LLC	AmSurg Holdings, Inc.	Tennessee	51%
The Tampa FL Endoscopy ASC, LLC	AmSurg Holdings, Inc.	Tennessee	51%
The Pueblo CO Ophthalmology ASC, LLC	AmSurg Holdings, Inc.	Tennessee	51%
Western Washington Endoscopy Centers, LLC	AmSurg Holdings, Inc.	Tennessee	51%
The Lakeland FL Endoscopy ASC, LLC	AmSurg Holdings, Inc.	Tennessee	60.31%
The Northern NV Endoscopy ASC, LLC	AmSurg Holdings, Inc.	Tennessee	51%
The Edina MN Ophthalmology ASC, LLC	AmSurg Holdings, Inc.	Tennessee	51%
The West Palm Beach FL Endoscopy ASC, LLC	AmSurg Holdings, Inc.	Tennessee	51%

45

SCHEDULE 5.15

Name of Entity	Legal Ownership	Jurisdiction of Organization	Ownership Interest
Gainesville FL Orthopaedic ASC, LLC	AmSurg Holdings, Inc.	Tennessee	51%
The Raleigh NC Endoscopy ASC, LLC	AmSurg Holdings, Inc.	Tennessee	51%
The Lake Bluff IL Endoscopy ASC, LLC	AmSurg Holdings, Inc.	Tennessee	51%
The Sun City AZ Endoscopy ASC, LLC	AmSurg Holdings, Inc.	Tennessee	51%
The Overland Park KS Endoscopy ASC, LLC	AmSurg Holdings, Inc.	Tennessee	51%
The Casper WY Endoscopy ASC, LLC	AmSurg Holdings, Inc.	Tennessee	51%
The Rockville MD Endoscopy ASC, LLC	AmSurg Holdings, Inc.	Tennessee	51%
Blue Water ASC, LLC	AmSurg Holdings, Inc.	Michigan	51%
Greenspring Station Endoscopy ASC, LLC	AmSurg Holdings, Inc.	Maryland	51%
Maryland Endoscopy Center Limited Liability Company	AmSurg Holdings, Inc.	Maryland	51%
The Scranton PA GP, LLC	AmSurg Holdings, Inc.	Tennessee	51%
The Orlando FL Endoscopy ASC, LLC	AmSurg Holdings, Inc.	Tennessee	51%
The St. Louis MO Orthopaedic ASC, LLC	AmSurg Holdings, Inc.	Tennessee	51%
The Yuma AZ Endoscopy ASC, LLC	AmSurg Holdings, Inc.	Tennessee	51%
The Greensboro NC Endoscopy ASC, LLC	AmSurg Holdings, Inc.	Tennessee	51%
The Tulsa OK Endoscopy ASC, LLC	AmSurg Holdings, Inc.	Tennessee	51%
The St. Cloud MN Ophthalmology ASC, LLC	AmSurg Holdings, Inc.	Tennessee	51%
The Salem OR Ophthalmology ASC, LLC	AmSurg Holdings, Inc.	Tennessee	51%
The El Dorado Multi- Specialty ASC, LLC	AmSurg Holdings, Inc.	Tennessee	51%
The Nashville TN Ophthalmology ASC, LLC	AmSurg Holdings, Inc.	Tennessee	51%
The Laurel MD Endoscopy ASC, LLC	AmSurg Holdings, Inc.	Tennessee	51%
The Torrance CA Muti-Specialty ASC, LLC	AmSurg Holdings, Inc.	Tennessee	51%
The Shenandoah TX Endoscopy ASC, LLC	AmSurg Holdings, Inc.	Tennessee	51%
The New Orleans LA Uptown/West Bank Endoscopy ASC, LLC	AmSurg Holdings, Inc.	Tennessee	51%
The Metairie LA Endoscopy ASC, LLC	AmSurg Holdings, Inc.	Tennessee	51%

46

SCHEDULE 5.15

Name of Entity	Legal Ownership	Jurisdiction of Organization	Ownership Interest
The Rockville, ESC-North MD Endoscopy ASC, LLC	AmSurg Holdings, Inc.	Tennessee	51%
The Silver Spring MD Endoscopy ASC, LLC	AmSurg Holdings, Inc.	Tennessee	51%
Ocean Endosurgery Center, LLC	AmSurg Holdings, Inc.	Tennessee	51%
The South Bend IN Endoscopy ASC, LLC	AmSurg Holdings, Inc.	Tennessee	51%
The Mesquite TX Endoscopy ASC, LLC	AmSurg Holdings, Inc.	Tennessee	51%
The Conroe TX Endoscopy ASC, LLC	AmSurg Holdings, Inc.	Tennessee	51%
The Glendale AZ Endoscopy ASC, LLC	AmSurg Holdings, Inc.	Tennessee	51%
Poway CA Multi-Specialty ASC, LLC	AmSurg Holdings, Inc.	Tennessee	51.57%
The San Diego CA Multi-Specialty ASC, LLC	AmSurg Holdings, Inc.	Tennessee	52.21%
The Baton Rouge LA Endoscopy ASC, LLC	AmSurg Holdings, Inc.	Tennessee	51%
The Pikesville MD Endoscopy ASC, LLC	AmSurg Holdings, Inc.	Tennessee	51%
The Glen Burnie MD Endoscopy ASC, LLC	AmSurg Holdings, Inc.	Tennessee	51%
West Bridgewater MA Endoscopy ASC, LLC	AmSurg Holdings, Inc.	Tennessee	51%
The Orlando/Mills FL Endoscopy ASC, LLC	AmSurg Holdings, Inc.	Tennessee	51%
Miami Kendall FL Endoscopy ASC, LLC	AmSurg Holdings, Inc.	Tennessee	51%
St. Clair Shores MI Opthamology ASC, LLC	AmSurg Holdings, Inc.	Tennessee	51%
Marin Endoscopy Center, LLC	AmSurg Holdings, Inc.	Tennessee	51%
Blaine MN Multi-Specialty ASC, LLC	AmSurg Holdings, Inc.	Tennessee	53%
Casa Colina Surgery Center, LLC	AmSurg Holdings, Inc.	Tennessee	51%
Digestive Health Center, LLC	AmSurg Holdings, Inc.	Tennessee	51%
Digestive Endoscopy Center, LLC	AmSurg Holdings, Inc.	Tennessee	51%
Phoenix Orthopaedic Ambulatory Center, L.L.C.	AmSurg Holdings, Inc.	Tennessee	51%
Gastroenterology Associates Endoscopy Center, LLC	AmSurg Holdings, Inc.	Tennessee	51%
Phoenix Endoscopy, L.L.C.	AmSurg Holdings, Inc.	Tennessee	51%
Central Texas Endoscopy Center, LLC	AmSurg Holdings, Inc.	Tennessee	51%
Eye Surgery Center, LLC	AmSurg Holdings, Inc.	Tennessee	51%
Carroll County Digestive Disease Center, LLC	AmSurg Holdings, Inc.	Tennessee	51%

47

SCHEDULE 5.15

Name of Entity	Legal Ownership	Jurisdiction of Organization	Ownership Interest
Elms Endoscopy Center, LLC	AmSurg Holdings, Inc.	Tennessee	51%
TEC North, LLC	AmSurg Holdings, Inc.	Tennessee	51%
Hermitage TN Endoscopy ASC, LLC	AmSurg Holdings, Inc.	Tennessee	51%
Central Park Endoscopy Center, LLC	AmSurg Holdings, Inc.	Tennessee	55%
North Richland Hills Endoscopy Center, LLC	AmSurg Holdings, Inc.	Tennessee	57%
Old Town Endoscopy Center, LLC	AmSurg Holdings, Inc.	Tennessee	56.3648%
Park Ventura Endoscopy Center, LLC	AmSurg Holdings, Inc.	Tennessee	54.6363%
Redbird Square Endoscopy Center, LLC	AmSurg Holdings, Inc.	Tennessee	57%
North Valley Orthopedic Surgery Center, L.L.C.	AmSurg Holdings, Inc.	Tennessee	55%
Boston Out-Patient Surgical Suites, L.L.C.	AmSurg Holdings, Inc.	Tennessee	58.25%
Waco Gastroenterology Endoscopy Center, LLC	AmSurg Holdings, Inc.	Tennessee	51%
Bethesda Outpatient Surgery Center, LLC	AmSurg Holdings, Inc.	Tennessee	55.42%
Hillmoor Eye Surgery Center, LLC	AmSurg Holdings, Inc.	Tennessee	55%
Surgery Center of Volusia, LLC	AmSurg Holdings, Inc.	Tennessee	51%
Arizona Endoscopy Center, LLC	AmSurg Holdings, Inc.	Tennessee	55%
COA ASC of Franklin County, LLC	AmSurg Holdings, Inc.	Tennessee	51%
North Valley Endoscopy Center, LLC	AmSurg Holdings, Inc.	Tennessee	51%
MDSINE, LLC	AmSurg Holdings, Inc.	Tennessee	52.17%
Pioneer Valley Surgicenter, LLC	AmSurg Holdings, Inc.	Tennessee	63%
East Valley Endoscopy, LLC	AmSurg Holdings, Inc.	Tennessee	51%
Eagle Eye Surgery and Laser Center, LLC	AmSurg Holdings, Inc.	Tennessee	51%
Doctors Park Surgery Center, LLC	AmSurg Holdings, Inc.	Tennessee	51%
Eastern Massachusetts Surgery Center, LLC	AmSurg Holdings, Inc.	Tennessee	61.36428%
Sierra Pacific Surgery Center, LLC	AmSurg Holdings, Inc.	Tennessee	0.01%
Northeast Surgical Care of Newington, LLC	AmSurg Holdings, Inc.	Tennessee	53.50%
AmSurg Tampa Bay Anesthesia, LLC	AmSurg Holdings, Inc.	Tennessee	51%
Middlesex Endoscopy Center, LLC	AmSurg Holdings, Inc.	Tennessee	65%
Mid Atlantic Endoscopy Center, LLC	AmSurg Holdings, Inc.	Tennessee	51%
Glen Endoscopy Center, LLC	AmSurg Holdings, Inc.	Tennessee	51%
32nd Street Surgery Center, LLC	AmSurg Holdings, Inc.	Tennessee	57.43%

48

SCHEDULE 5.15

Name of Entity	Legal Ownership	Jurisdiction of Organization	Ownership Interest
WB Surgery Center, LLC	AmSurg Holdings, Inc.	Tennessee	55.196%
Red River Surgery Center, LLC	AmSurg Holdings, Inc.	Tennessee	52.75%
Eastern Connecticut Endoscopy Center, LLC	AmSurg Holdings, Inc.	Connecticut	51%
Boston Endoscopy Center, LLC	AmSurg Holdings, Inc.	Tennessee	60%
Connecticut Eye Surgery Center South, LLC	AmSurg Holdings, Inc.	Connecticut	51%
Hudson Crossing Surgery Center, LLC	AmSurg Holdings, Inc.	Tennessee	51.8407%
Short Hills Surgery Center, LLC	AmSurg Holdings, Inc.	Tennessee	51.2069%
Surgery Center of Allentown, LLC	AmSurg Holdings, Inc.	Tennessee	62. %
Cascade Endoscopy Center, LLC	AmSurg Holdings, Inc.	Tennessee	51%
Diagnostic Endoscopy Center, LLC	AmSurg Holdings, Inc.	Tennessee	62%
Oak Lawn IL Endoscopy ASC, LLC	AmSurg Holdings, Inc.	Tennessee	51%
Physicians’ Eye Surgery Center, LLC	AmSurg Holdings, Inc.	Tennessee	54.32%
Center for Ambulatory Surgery, LLC	AmSurg Holdings, Inc.	Tennessee	53.5%
St. Charles-AmSurg ASC Partners, LLC	AmSurg Holdings, Inc.	Delaware	51%
AmSurg Rockledge FL Anesthesia, LLC	AmSurg Holdings, Inc.	Tennessee	51%
Bend Surgery Center, LLC	AmSurg Holdings, Inc.	Tennessee	51%
Eye Surgery Center of Wichita, LLC.	AmSurg Holdings, Inc.	Tennessee	51%
River Drive Surgery Center, LLC	AmSurg Holdings, Inc.	Tennessee	58.71540%
South Portland Surgical Center, LLC	AmSurg Holdings, Inc.	Tennessee	55%
Eye Surgery Center of Western Ohio, LLC	AmSurg Holdings, Inc.	Tennessee	51%
Surgical Speciality Center of Northeastern Pennsylvania, LLC	AmSurg Holdings, Inc.	Tennessee	1%
Sunrise Ambulatory Surgical Center, LLC	AmSurg Holdings, Inc.	Tennessee	51%
AmSurg Columbia Anesthesia, LLC	AmSurg Holdings, Inc.	Tennessee	51%
Surgical Center of Millburn, LLC	AmSurg Holdings, Inc.	Tennessee	55%
Associated Eye Surgical Center, LLC	AmSurg Holdings, Inc.	Tennessee	53%
Campus Surgery Center, LLC	AmSurg Holdings, Inc.	Tennessee	56.4103%
Waverly Surgery Center, LLC	AmSurg Holdings, Inc.	Tennessee	55%
Surgery Center of Northeast Texas, LLC	AmSurg Holdings, Inc.	Tennessee	53%
Nashville Gastrointestinal Specialists, LLC	AmSurg Holdings, Inc.	Tennessee	51%
Connecticut Eye Anesthesia, LLC	AmSurg Holdings, Inc.	Tennessee	51%

49

SCHEDULE 5.15

Name of Entity	Legal Ownership	Jurisdiction of Organization	Ownership Interest
Mississippi Coast Endoscopy and Ambulatory Surgery Center, LLC	AmSurg Holdings, Inc.	Tennessee	51%
Ocean Springs Surgical and Endoscopy Center, LLC	AmSurg Holdings, Inc.	Tennessee	51%
The Endoscopy Center of Knoxville, L.P.	AmSurg KEC, Inc.	Tennessee	51%
The Endoscopy Center of Topeka, L.P.	AmSurg EC Topeka, Inc.	Tennessee	51%
The Endoscopy Center of St. Thomas, L.P.	AmSurg EC St. Thomas, Inc.	Tennessee	60%
The Endoscopy Center of Southeast Texas, L.P.	AmSurg EC Beaumont, Inc.	Tennessee	51%
AmSurg South Bay Anesthesia, L.P.	AmSurg Torrance, Inc.	Tennessee	51%
Long Beach Surgery Center, L.P.	Long Beach NSC, LLC	California	51.77%
Davis Surgery Center, L.P.	Davis NSC, LLC	California	69.47%
Fullerton Surgical Center, L.P.	Fullerton NSC, LLC	California	62.37%
San Antonio ASC, LP	San Antonio NSC, LLC	Texas	52.76%
South Austin Holdings, L.L.P.	Austin NSC, LLC	Tennessee	56.97517%
West Palm Outpatient Surgery & Laser Center, Ltd.	NSC West Palm, LLC	Florida	52.74%
Weston Outpatient Surgical Center, Ltd.	Weston NSC, LLC	Florida	55.791%
Fresno CA Endoscopy ASC, L.P.	AmSurg Fresno Endoscopy, Inc.	Tennessee	51%
AmSurg Fresno CA Anesthesia, LP	AmSurg Fresno Endoscopy, Inc.	Tennessee	51%
AmSurg Arcadia Anesthesia, LP	AmSurg Arcadia CA, Inc.	Tennessee	51%
AmSurg Oakland Anesthesia, LP	AmSurg Oakland CA, Inc.	Tennessee	51%
Amsurg Marin Anesthesia, L.P.	AmSurg Holdings, Inc.	Tennessee	51%
AmSurg Stamford Anesthesia, LLC	AmSurg Holdings, Inc.	TN	62%
The Endoscopy Center of Santa Fe, L.P.	AmSurg EC Santa Fe, Inc.	Tennessee	51%
The Endoscopy Center of Washington D.C., L.P.	AmSurg EC Washington, Inc.	Tennessee	51%
Endoscopy Center of the South Bay, L.P.	AmSurg Torrance, Inc.	Tennessee	51%
The Abilene ASC, L.P.	AmSurg Abilene, Inc.	Tennessee	60%
The Maryville ASC, L.P.	AmSurg Maryville, Inc.	Tennessee	53%
The Melbourne ASC, L.P.	AmSurg Melbourne, Inc.	Tennessee	51%
The Hillmont ASC, L.P.	AmSurg Hillmont, Inc.	Tennessee	51%
The Northwest Florida ASC, L.P.	AmSurg Northwest Florida, Inc.	Tennessee	51%
The Palmetto ASC, L.P.	AmSurg Palmetto, Inc.	Tennessee	51%
The Ocala Endoscopy ASC, L.P.	AmSurg Ocala, Inc.	Tennessee	51%
The Crystal River Endoscopy ASC, L.P.	AmSurg Crystal River, Inc.	Tennessee	51%
The Abilene Eye ASC, L.P.	AmSurg Abilene Eye, Inc.	Tennessee	51%

50

SCHEDULE 5.15

Name of Entity	Legal Ownership	Jurisdiction of Organization	Ownership Interest
The El Paso ASC, L.P.	AmSurg El Paso, Inc.	Tennessee	51%
The La Jolla Endoscopy Center, L.P.	AmSurg La Jolla, Inc.	Tennessee	51%
The Burbank Ophthalmology ASC, L.P.	AmSurg Burbank, Inc.	Tennessee	51%
Los Angeles/Inglewood Endoscopy ASC, L.P.	AmSurg Inglewood, Inc.	Tennessee	51%
The Suncoast Endoscopy ASC, L.P.	AmSurg Suncoast, Inc.	Tennessee	51%
The San Antonio TX Endoscopy ASC, L.P.	AmSurg San Antonio TX, Inc.	Tennessee	51%
The Temecula CA Endoscopy ASC, L.P.	AmSurg Temecula CA, Inc.	Tennessee	51%
The Escondido CA Endoscopy ASC, LP	AmSurg Escondido CA, Inc.	Tennessee	51%
The San Luis Obispo CA Endoscopy ASC, L.P.	AmSurg San Luis Obispo CA, Inc.	Tennessee	51%
The Scranton PA Endoscopy ASC, L.P.	AmSurg Scranton PA, Inc.	Tennessee	51%
The Arcadia CA Endoscopy ASC, L.P.	AmSurg Arcadia CA, Inc.	Tennessee	51%
The Main Line PA Endoscopy ASC, L.P.	AmSurg Main Line PA, LLC	Tennessee	51%
The Oakland CA Endoscopy ASC, L.P.	AmSurg Oakland CA, Inc.	Tennessee	51%
The Pottsville PA Endoscopy ASC, L.P.	AmSurg Pottsville PA, LLC	Tennessee	51%
Glendora CA Endoscopy ASC, L.P.	AmSurg Glendora CA, Inc.	Tennessee	51%
The Lancaster PA Endoscopy ASC, L.P.	AmSurg Lancaster PA, LLC	Tennessee	51%
Manatee Surgical Center, LLC	FO Investments II, Inc.	Florida	50.1%
South Palm Ambulatory Surgery Center, LLC	FO Investments, Inc.	Florida	51%
Meadows Surgery Center, LLC	FO Investments III, Inc.	New Jersey	50.1%
Anesthesia Associates of Joplin, LLC	32nd Street Surgery Center, LLC	Tennessee	57.43%
AmSurg Westminster Anesthesia, LLC	Carroll County Digestive Disease Center, LLC	Tennessee	51%
Anesthesia Associates of Bryan, LLC	Central Texas Endoscopy Center, LLC	Tennessee	51%
Easton Anesthesia Associates, LLC	Eastern Shore Endoscopy, LLC	Tennessee	55%
Redding Anesthesia Associates LP	Gastroenterology Associates Endsocopy Center, LLC	Tennessee	51%
AmSurg Hermitage Anesthesia, LLC	Hermitage TN Endoscopy ASC, LLC	Tennessee	51%
Maryland Endoscopy Anesthesia, LLC	Maryland Endsocopy Center, LLC	Tennessee	51%
AmSurg MDSine Anesthesia, LLC	MDSINE, LLC	Tennessee	54.17%

51

SCHEDULE 5.15

Name of Entity	Legal Ownership	Jurisdiction of Organization	Ownership Interest
AmSurg North Valley Anesthesia, LLC	North Valley Endsocopy Center, LLC	Tennessee	51%
AmSurg Oak Lawn IL Anesthesia, LLC	Oak Lawn IL Endoscopy ASC, LLC	Tennessee	51%
AmSurg Citrus Anesthesia, LLC	Orland FL Endsocopy ASC, LLC	Tennessee	51%
AmSurg St. George Anesthesia, LLC	St. George Endoscopy Center, LLC	Tennessee	51%
AmSurg Port Orange Anesthesia, LLC	Surgery Center of Volusia, LLC	Tennessee	51%
Forty Fort Anesthesia Associates, LLC	Surgical Specialty Center of Northeastern Pennsylvania, Inc.	Tennessee	51%
AmSurg Abilene Anesthesia, LLC	The Abilene ASC, L.P.	Tennessee	60%
AmSurg Altamonte Springs Anesthesia, LLC	The Altamonte Springs FL Endsocopy ASC, LLC	Tennessee	51%
AmSurg Chattanooga Anesthesia, LLC	The Chatanooga Endoscopy ASC, LLC	Tennessee	35%
AmSurg Cincinnati Anesthesia, LLC	The Cincinnati ASC, LLC	Tennessee	51%
Anesthesia Associates of Columbia TN, LLC	The Columbia TN Endsocopy ASC, LLC	Tennessee	51%
AmSurg Greensboro Anesthesia, LLC	The Greensboro NC Endsocopy ASC, LLC	Tennessee	51%
AmSurg Greenville Anesthesia, LLC	The Greenville ASC, LLC	Tennessee	51%
Knoxville Eye Anesthesia, LLC	The Knoxville Ophthalmology ASC, LLC	Tennessee	51%
AmSurg Lewes Anesthesia, LLC	The Lewes DE Endoscopy ASC, LLC	Tennessee	51%
AmSurg Melbourne Anesthesia, LLC	The Melbourne ASC, L.P.	Tennessee	51%
AmSurg Indianapolis Anesthesia, LLC	The Northside Gastroenterology Endoscopy Center, LLC	Tennessee	51%
Anesthesia Associates of Ocala, LLC	The Ocala Endoscopy ASC, L.P.	Tennessee	51%
AmSurg San Luis Obispo Anesthesia, LLC	The San Luis Obispo CA Endoscopy ASC, L.P.	Tennessee	51%
AmSurg Toledo Anesthesia, LLC	The Toledo Endoscopy ASC, LLC	Tennessee	51%
AmSurg Willoughby Anesthesia, LLC	Willoughby ASC, LLC	Tennessee	51%
MSC Anesthesia, Inc.	Manatee Surgical Center, LLC	Florida	50.10%
Marblehead Surety & Reinsurance Company, Ltd.	Sheridan Healthcare, Inc.	Cayman Islands	100%

52

SCHEDULE 5.17

Environmental Matters

None.

53

SCHEDULE 5.20

Insurance

Coverage	Insured	Policy Number	Term	Insurer	Deductibles / SIR	Limits
Casualty
General Liability	Envision	HAZ40320740893	03/31/16 – 03/31/17	Continental Casualty	$2,750,000 deductible xs $250,000 SIR	$2,750,000 per occurrence / $5,000,000 general aggregate $100,000 damage to rented premises $10,000 medical expense
Automobile Liability All States	Envision	ISA H09041114	03/31/16 – 03/31/17	ACE American Ins. Co	$2,000,000	$10,000,000 CSL $10,000 medical payments
Automobile Liability Oklahoma	Envision	ISA H09041874	03/31/16 – 03/31/17	ACE American Ins. Co	$2,000,000	$10,000,000 CSL $10,000 medical payments UM/UIM
Automobile Liability Texas	Envision	ISA H09041886	03/31/16 – 03/31/17	ACE American Ins. Co	$2,000,000	$10,000,000 CSL $10,000 medical payments UM/UIM $1,000,000
Excess Automobile Liability	Envision	AEC019233700	03/31/16 – 03/31/17	American Guarantee & Liability Insurance Co. (Zurich)	N/A	$20,000,000 xs $10M
Workers Compensation All Other States	Envision	WLRC48602356	03/31/16 – 03/31/17	Indemnity Insurance Co. of N.A. (ACE)	$1,000,000	Statutory / $1,000,000
Workers Compensation Wisconsin	Envision	SCFC48602368	03/31/16 – 03/31/17	ACE Fire Underwriters	$1,000,000	Statutory / $1,000,000
Workers Compensation AR, AZ, CA, MA	Envision	WLRC48602344	03/31/16 – 03/31/17	ACE American Ins. Co	$1,000,000	Statutory / $1,000,000
Workers Compensation Excess OH & WA	Envision	WCU C4860237A	03/31/16 – 03/31/17	ACE American Ins. Co	$1,000,000 SIR	Statutory / $1,000,000
Healthcare Professional Liability (AMR) / Excess Umbrella Liability	Envision	6796605	03/31/16 – 03/31/17	Lexington Ins. Co.	N/A	$10,000,000 Healthcare PL / $14,000,000 Umbrella
Healthcare Professional Liability (AMR) / Excess Umbrella Liability	Envision	W1B173160101	03/31/16 – 03/31/17	Syndicates 2623/623 at Lloyd’s	N/A	$10,000,000 Healthcare PL / $11,000,000 Umbrella xs $10M/$14M
Excess Liability 1st Excess	Envision	EXC4223941	03/31/16 – 03/31/17	Great American Insurance Company of NY	N/A	$25,000,000 xs u/l
Excess Liability 2nd Excess	Envision	93642351	03/31/16 – 03/31/17	Federal Insurance Company	N/A	$25,000,000 xs $25M

54

SCHEDULE 5.20

Coverage	Insured	Policy Number	Term	Insurer	Deductibles / SIR	Limits
Excess Liability 3rd Excess	Envision	100003600306	03/31/16 – 03/31/17	Liberty Insurance Underwriters	N/A	$25,000,000 xs $50M
FINPRO
Fiduciary Liability	Envision	8223-8478	12/01/15 – 12/01/16	Federal Insurance Company	$75,000	$5,000,000
Excess Fiduciary 10M xs 5M	Envision	14-MGU-15-A36440	12/01/15 – 12/01/16	US. Specialty Insurance Company	N/A	$10,000,000 xs $5M
Excess Fiduciary 5M xs 15M	Envision	106209925	12/01/15 – 12/01/16	Travelers Casualty & Surety Co. of America	N/A	$5,000,000 xs $15M
Fiduciary Liability	Texas EM-1	8241-8192	12/01/15 – 12/01/16	Federal Insurance Company	$75,000	$5,000,000
Excess Fiduciary 10M xs 5M	Texas EM-1	14-MGU-15-A36438	12/01/15 – 12/01/16	US. Specialty Insurance Company	N/A	$10,000,000 xs $5M
Excess Fiduciary 5M xs 15M	Texas EM-1	106209918	12/01/15 – 12/01/16	Travelers Casualty & Surety Co. of America	N/A	$5,000,000 xs $15M
Crime Insurance	Envision	025856185	12/01/15 – 12/01/16	National Union Fire Insurance Co of Pittsburgh, PA (Chartis)	$100,000	$10,000,000
Excess Crime Insurance 10M xs 10M	Envision	IPR0379236500	03/31/16 - 03/31/17	Steadfast Insurance Company	$100,000	$10,000,000
Special Risk	Envision	34-215-756	12/01/14 – 12/01/17	National Union Fire Insurance Co of Pittsburgh, PA (Chartis)	$0	$5,000,000
Errors & Omissions – Medical Billing	Envision	6802-7537	12/01/15 – 12/01/16	Executive Risk Indemnity Inc. (Chubb)	$100,000	$10,000,000
Cyber Liability	Envision	W180C1160201	03/20/16 – 03/20/17	Lloyds of London – Beazley	$250,000	$10,000,000
Excess Cyber Liability	Envision	E05SAA4MH2002	03/20/16 – 03/20/17	Liberty Surplus Insurance Company	N/A	$10,000,000 xs $10M

55

SCHEDULE 5.20

Coverage	Insured	Policy Number	Term	Insurer	Deductibles / SIR	Limits
Excess Cyber Liability	Envision	USUCS269875216	03/20/16 – 03/20/17	Lloyds of London - Hiscox	N/A	$10,000,000 xs $20M
International
Foreign Policy – Commercial Package	Envision	PHFD37999313003	03/31/16 – 03/31/17	ACE American Ins. Co	N/A	$1,000,000/$2,000,000 agg
Public and Products Liability	GMRTT	B0509PA011910	09/30/15 – 09/30/16	QBE Syndicates	N/A	$5,000,000 Public Liability $5,000,000 Pollution Liability $5,000,000 Products Liability
Aviation & Pollution
Non-Owned Aviation	Envision	AV04505440603	06/03/16 - 06/03/17	AIG Specialty	N/A	$10,000,000
Excess Aviation	Envision	AX01166476904	06/03/16 - 06/03/17	AIG Aviation Insurance	N/A	$50,000,000 xs $10,000,000
Pollution Legal Liability & Remediation Legal Liability	Envision	PEC001843810	05/01/16- 05/01/17	Greenwich Insurance Co (XL)	$50,000	$4,500,000 (Aggregate) / $1,250,000 (each)
EmCare
EmCare Medical Professional Liability AOS	EmCare	HAZ104002538114	03/31/16 – 03/31/17	Continental Casualty	N/A

$1,000,000 shared by physicians and allied health professionals - each medical incident

$3,000,000 per physician or allied health professional - annual agg

$1,000,000 shared by corporate entities - each medical incident

$5,000,000 shared by all corporate entities - annual aggregate

EmCare Medical Professional Liability Florida	EmCare	HAZ106438754112	03/31/16 - 03/31/17	Continental Casualty	$250,000	$250,000 Each Medical Incident per Physician $750,000 Annual Agg - per Physician
EmCare Medical Professional Liability Indiana	EmCare	HAZ104002542815	03/31/16 - 03/31/17	Continental Casualty	$250,000	$250,000 Each Medical Incident per Physician $750,000 Annual Agg - per Physician
EmCare Medical Professional Liability Kansas	EmCare	HAZ106437784911	03/31/16 - 03/31/17	Continental Casualty	$200,000	$200,000 each claim $600,000 Aggregate
EmCare Professional Liability Louisiana	EmCare	HAZ104002540015	03/31/16 - 03/31/17	Continental Casualty	$100,000	$100,000 each Medical Incident per Physician $300,000 Aggregate per Physician
EmCare Professional Liability New York	EmCare	HAZ106440138715	03/31/16 - 03/31/17	Continental Casualty	$1,300,000	$1,300,000 each Medical Incident per Physician $3,900,000 Aggregate per Physician
EmCare Professional Liability Pennsylvania	EmCare	HAZ104002539515	03/31/16 - 03/31/17	Continental Casualty	$500,000	$500,000 Per Physician $1,500,000 Aggregate Per Physician

56

SCHEDULE 5.20

Coverage	Insured	Policy Number	Term	Insurer	Deductibles / SIR	Limits
EmCare Professional Liability Wisconsin	EmCare	HAZ104002541415	03/31/16 - 03/31/17	Continental Casualty	$1,000,000	$1,000,000 each Medical Incident per Physician $3,000,000 Aggregate per Physician
EmCare Work Comp
EmCare Workers Compensation/Employers Liability	EmCare	90-16943 (plus various suffixes)	09/01/16 - 09/01/17	Sentry Insurance	$500,000	Statutory / $1,000,000
Ascension Health At Home
Professional / General Liability	Ascension	MFL0045000216	02/01/16 – 02/01/17	OneBeacon (Homeland Insurance Company of NY)	$1,000 Employee Benefit Deductible per claim

Healthcare Professional: Claims Made Retro 2/1/2012

$1,000,000 Each Claim

$3,000,000 Aggregate Sexual Misconduct Sublimit; (Included in PL)

$1,000,000 Per claim /agg General Liability: Occurrence

$1,000,000 Each Claim $3,000,000 Aggregate for all claims

$100,000 Damage to Premises Rented

Excess Liability	Ascension	MFX0021100216	02/01/16 – 02/01/17	OneBeacon (Homeland Insurance Company of NY)	N/A	$10,000,000
Workers Compensation – AL	Ascension	PLAL129001	02/01/16 – 02/01/17	AL State Fund	N/A	Statutory/$1,000,000
Workers Compensation – WI, IL, OH, MI, IN, TX, OK, KS	Ascension	WC 5573428	02/01/16 – 02/01/17	AIG (Commerce and Industry Insurance Company)	N/A	Statutory/$1,000,000
Auto Liability	Ascension	ISAH09041746	03/31/16 – 03/31/17	ACE American Insurance Company	$150,000	$1,000,000 CSL $5,000 Medical Payment

Directors & Officers and Employment Practices Liability	Ascension	8242-1893	03/01/16 - 02/01/17	Chubb (Federal Insurance Company)	$50,000	$5,000,000
Crime Insurance	Ascension	8242-1893	03/01/16 - 02/01/17	Chubb (Federal Insurance Company)	$25,000	$5,000,000
Special Risk	Ascension	8242-1893	03/01/16 - 02/01/17	Chubb (Federal Insurance Company)	$0	$1,000,000

57

SCHEDULE 5.20

Coverage	Insured	Policy Number	Term	Insurer	Deductibles / SIR	Limits
Cyber Liability	Ascension	0309-4184	03/01/16 – 02/01/17	AWAC	$25,000	$5,000,000
UHS
General Liability/PL	UHS	MFL0049240416	4/24/16 - 4/24/17	Homeland Insurance Company of New York	$0	$1,000,000 Each Claim/ $3,000,000 Aggregate
Cyber Liability	UHS	03101056	4/24/16 - 4/24/17	Allied World Assurance Company (U.S.) Inc.	$10,000	$1,000,000 Aggregate
D&O	UHS	03101062	4/24/16 - 4/24/17	Allied World Assurance Company (U.S.) Inc.	$10,000	$1,000,000 Aggregate
EMX
Directors & Officers Runoff	EMX	8243-7044	09/15/15 – 09/15/21	Chubb (Federal Insurance Company)	$50,000 $100,000 (Anti-Trust)	$5,000,000
Directors & Officers Excess Runoff	EMX	SISIXFL21234315	09/15/15 – 09/15/21	Starr Indemnity	N/A	$5,000,000
Directors & Officers Go-Forward	EMX	8243-7043	09/15/15 – 09/15/17	Chubb (Federal Insurance Company)	$50,000 $100,000 (Anti-Trust)	$1,000,000
Rural/Metro
Contractors Pollution Liability	Rural/Metro	37313484	12/31/14 - 12/31/16	Chubb (Chubb Custom Insurance Company)	$100,000 Each Pollution Incident	$10,000,000 Each Pollution Incident $10,000,000 Agg Limit
Auto – NY	Rural/Metro	ISAH08867410	1/1/16 - 1/1/17	ACE American Insurance Company	N/A	$50,000
Property
Primary Property $50mm	EVHC	25032476	10/28/16-10/28/17	Lexington Insurance Company	25000	$50,000,000
D&O
Directors & Officers Runnoff - 01 - Rural Metro	EVHC	01-144-29-89	10/28/15 - 10/28/21	National Untion Fire Insurance CO
Directors & Officers Runnoff - 02 - Rural Metro	EVHC	8237-8577	10/28/15 - 10/28/21	Chubb Custom Ins

58

SCHEDULE 5.20

Coverage	Insured	Policy Number	Term	Insurer	Deductibles / SIR	Limits
Directors & Officers Runnoff - 03 - Rural Metro	EVHC	ELU18381-15	10/28/15 - 10/28/21	XL Specialty Insurance Company
Directors & Officers Runnoff - 04 - Rural Metro	EVHC	G23678950 002	10/28/15 - 10/28/21	ACE American Insurance Company

Directors & Officers Primary	EVHC	ELU141341-15	10/14/15 - 12/31/16	XL Specialty Insurance Company	2500000
Directors & Officers - 1st Shared Excess	EVHC	01-932-84-93	10/14/15 – 12/31/16	National Union Fire Insurance Company
Directors & Officers - 2nd Shared Excess	EVHC	G27164183 003	10/14/15 - 12/31/16	ACE American Insurance Company
Directors & Officers - 3rd Shared Excess	EVHC	DOX10007978800	10/14/15 - 12/31/16	Endurance American Insurance Company
Directors & Officers - 4th Shared Excess	EVHC	106392688	10/14/15 – 12/31/16	Travelers Casualty & Surety Comp
Directors & Officers - 5th Shared Excess	EVHC	MAXA6EL0002271	10/14/15 - 12/31/16	Markel Insurance Company
Directors & Officers - 6th Shared Excess	EVHC	01-932-94-17	10/14/15 - 12/31/16	National Union Fire Insurance Company
Directors & Officers - 7th Shared Excess	EVHC	01-932-94-20	10/14/15 - 12/31/16	National Union Fire Insurance Company
Directors & Officers - 8th Shared Excess	EVHC	MLA65N115A0Q	10/14/15 - 12/31/16	Aspen Bermuda Limited		$10,000,000 xs $90,000,000
Directors & Officers - 9th Shared Excess	EVHC	ELU141343-15	10/14/15 - 12/31/16	XL Specialty Insurance Company
Directors & Officers - 10th Shared Excess	EVHC	18015754	10/14/15 - 12/31/16	Berkley Professional Liability LLC

59

SCHEDULE 5.20

Coverage	Insured	Policy Number	Term	Insurer	Deductibles / SIR	Limits
State Workers’ Compensation Policies
Alabama WC	Care First Hospice LLC	100-1000128	01/01/16 - 01/01/17	Alabama Self-Insured Workers’ Compensation Fund		Statutory
Alabama WC	St. Vincent’s Home Health, LLC	100-1000127	01/01/16 - 01/01/17	Alabama Self-Insured Workers’ Compensation Fund		Statutory
Nevada WC	UHS JV	NRN4903-2016-04		Nevada Retail Network		Statutory
North Dakota	Rural Metro	1271960
Ohio BWC	Guardain Healthcare Holdings Inc	20005742	01/01/16 - 01/01/17	Ohio Bureau of Workers’ Compensation		Statutory
Ohio BWC	Ohio EM-I Medical Services, PC	1447675	01/01/16 - 01/01/17	Ohio Bureau of Workers’ Compensation		Statutory
Ohio BWC	Phoenix Physicians	1593854	01/01/16 - 01/01/17	Ohio Bureau of Workers’ Compensation		Statutory
Ohio BWC	Physicians & Surgeons Ambulance Service, Inc.	20005293	01/01/16 - 01/01/17	Ohio Bureau of Workers’ Compensation		Statutory
Ohio BWC	Rural/Metro of Ohio, Inc.	20005020	01/01/16 - 01/01/17	Ohio Bureau of Workers’ Compensation		Statutory
Washington WC	Envision Healthcare Corporation	602587788 / 890,424-02	01/01/16 - 01/01/17	Washington State Department of Labor & Industries		Statutory
Washington WC	Inpatient Services of Washington, PC	602479324 / 036,076-01	01/01/16 - 01/01/17	Washington State Department of Labor & Industries		Statutory
Washington WC	Washington EM-I Medical Services, PC	601913783 / 036,076-00	01/01/16 - 01/01/17	Washington State Department of Labor & Industries		Statutory

See also Annex A and Annex B attached hereto.

60

SCHEDULE 5.20

Annex A

Policy Effective Date	Policy Expiration Date	Carrier Name	Policy Number	Coverage Type	Limits of Insurance	Deductible/ Retention
10/1/2015	12/31/2016	Federal Insurance Company	82227077	Directors & Officers Liab ($10M)	$10,000,000	$250,000 Non- Securities Claims $1,500,000 Securities Claims $2,500,000 Merger Objection Securities Claims
10/1/2015	12/31/2016	Axis Insurance Co.	MNN710029012015	Excess Director & Officer ($10M x $10M)	$10,000,000	Nil
10/1/2015	12/31/2016	ACE American Insurance Company	DOX G26810425 002	Excess Director & Officer ($10M x $20M)	$10,000,000	Nil
10/1/2015	12/31/2016	RLI Insurance Company	EPG0013963	Excess Director & Officer ($10M x $30M)	$10,000,000	Nil
10/1/2015	12/31/2016	National Union Fire Company of Pittsburgh, Pa.	01-823-80-79	Excess Director & Officer ($10M x $40M)	$10,000,000	Nil
10/1/2015	12/31/2016	Argonaut Insurance Company	MLX 7601000-01	Excess Director & Officer 8th ($10x $50M)	$10,000,000	Nil
10/1/2015	12/31/2016	Ironshore Indemnity Inc.	2099101	Excess Director & Officer 9th ($10x $60M)	$10,000,000	Nil
10/1/2015	12/31/2016	RLI Insurance Company	EPG0013964	Excess Director & Officer 10th ($10M x $70) xs Side A	$10,000,000	Nil
10/1/2015	12/31/2016	XL Specialty Insurance Company	ELU140961-15	Excess Director & Officer 11th ($5M x $80M) xs Side A	$5,000,000	Nil
10/1/2015	12/31/2016	Endurance Risk Solutions Assurance Co.	ADX10005272501	Excess Director & Officer 12th ($10 x $85M) xs Side A	$10,000,000	Nil
10/1/2015	12/31/2016	National Union Fire Ins. Co. of PA	01-823-80-82	Excess Director & Officer 13th (5M xs $95M) xs Side A	$5,000,000	Nil

61

SCHEDULE 5.20

Annex A

Policy Effective Date	Policy Expiration Date	Carrier Name	Policy Number	Coverage Type	Limits of Insurance	Deductible/ Retention
10/1/2015	12/31/2016	Underwriters at Lloyds (Beazley Syndicate)	B0146ERUSA1500306	Employment Practices Liability	$10,000,000	$100,000 (AmSurg) $250,000 (Sheridan)
10/1/2015	12/31/2016	Federal Insurance Company	82227075	Fiduciary Liability ($10M)	$10,000,000	$25,000
10/1/2015	12/31/2016	RLI Insurance Company	EPG0013961	Excess Fiduciary Liability ($10M xs $10M)	$10,000,000	Nil
10/1/2015	12/31/2016	AXIS Insurance Company	MNN769441012015	Crime ($5M)	$5,000,000	$100,000
10/1/2015	12/31/2016	RLI Insurance Company	BND0101311	Excess Crime ($5M xs $5M)	$5,000,000	Nil
10/1/2015	12/31/2016	Federal Insurance Company	8241-2473	Employed Lawers Professional Liability	$1,000,000	$25,000
1/1/2015 until cancelled		Travelers Casualty & Surety Co. of Amer	106169161	ERISA Bond - Center #2063-001	$25,000	Nil
4/1/2008 until cancelled		Travelers Casualty & Surety Co. of Amer	105101282	ERISA Bond - Center #2155-001	$100,000	Nil
4/1/2008 until cancelled		Travelers Casualty & Surety Co. of Amer	105101288	ERISA Bond - Center #2150-001	$50,000	Nil
7/1/2008 until cancelled		Travelers Casualty & Surety Co. of Amer	105150268	ERISA Bond - Center #2177-001	$40,000	Nil
12/31/2009 until cancelled		Travelers Casualty & Surety Co. of Amer	105389246	ERISA Bond - Center #2211-001	$200,000	Nil
10/18/2015 until cancelled		Travelers Casualty & Surety Co. of Amer	106335504	ERISA Bond - Center #2206-001	$150,000	Nil
8/14/2016	8/13/2019	Great American Insurance Company	E062917	ERISA Bond	$84,000	Nil
7/29/2016	7/28/2019	Great American Insurance Company	1534103	ERISA Bond - Center #2034-001	$150,000	Nil
7/29/2016	7/28/2019	Great American Insurance Company	1534113	ERISA Bond - Center #2106-001	$100,000	Nil
11/1/2016	11/1/2017	Columbia Casualty Company	NSN4015780009	Medical Professional Liability (Anesthesologist/CRNA)	$1M/$3M	Nil

62

SCHEDULE 5.20

Annex A

Policy Effective Date	Policy Expiration Date	Carrier Name	Policy Number	Coverage Type	Limits of Insurance	Deductible/ Retention
10/1/2016	10/1/2017	Zurich American Insurance Company	HPC387160215	Professional/General Liability (Kansas)	$200K/$600K; $1M/$3M - PL $1M/$3M - GL	$25,000
10/1/2016	10/1/2017	Zurich-American Insurance Company of Illinois	HPC587239614	Professional/General Liability (Delaware)	$1M/$3M - PL $1M/$3M - GL	$25,000
10/1/2016	10/1/2017	Steadfast Insurance Company	HPC378263816	Professional/General Liability (All Other States)	$100K/$300K; $1M/$3M - PL $1M/$3M - GL	$25,000
10/1/2016	10/1/2017	Steadfast Insurance Company	HPC913954010	Umbrella	$10,000,000	$100,000
10/1/2016	10/1/2017	National Fire & Marine Insurance Company	42-XHC-170048-03	Excess Liability ($10M x $10M)	$10,000,000	Nil
10/1/2016	10/1/2017	Illinois Union Insurance Company	XFL G27114118 004	Excess Liability ($5M x $5M)	$5,000,000	Nil
10/1/2016	10/1/2017	American Zurich Insurance Company	BAP4353384-04	Commercial Automobile	$1,000,000	$1,000
10/1/2016	10/1/2017	Zurich American Insurance Company	WC435338304	Workers Compensation	$1,000,000	Nil
10/1/2016	10/1/2017	Zurich American Insurance Company	WC435338504	Workers Compensation - Wilton	$1,000,000	Nil
				Workers Compensation - Colton
6/30/2016	6/30/2017	XL Insurance America, Inc.	US00067448PR16A	Commercial Property	$200,000,000	$100K Per occurrence $300K Aggregate
6/30/2016	6/30/2017	QBE Specialty Insurance Company (75%) General Security Indemnity Co. of Arizona (25%)	ESE1358100 TR00014860050515	Earthquake	$30,000,000	5%, subject to $100,000 minimum per occurrence
4/30/2016	4/30/2017	Wright National Flood Insurance Company	17115032419206	Flood - Center #2084-001	$0 Building $500,000 Contents	$0 Building $1,000 Contents
9/6/2016	9/6/2017	Wright National Flood Insurance Company	9115006801407	Flood - Center #2028-001	$0 Building $500,000 Contents	$0 Building $1,000 Contents

63

SCHEDULE 5.20

Annex A

Policy Effective Date	Policy Expiration Date	Carrier Name	Policy Number	Coverage Type	Limits of Insurance	Deductible/ Retention
3/16/2016	3/16/2017	Wright National Flood Insurance Company	9115025756106	Flood - Center #2250-001	$0 Building $500,000 Contents	$0 Building $1,000 Contents
6/13/2016	6/13/2017	Wright National Flood Insurance Company	9115043864906	Flood - Center #2056-001	$0 Building $500,000 Contents	$0 Building $1,000 Contents
6/13/2016	6/13/2017	Wright National Flood Insurance Company	9115043865006	Flood - Center #2031-001	$0 Building $500,000 Contents	$0 Building $1,000 Contents
6/17/2016	6/17/2017	Wright National Flood Insurance Company	17115044798706	Flood - Center #2179-001	$0 Building $500,000 Contents	$0 Building $1,000 Contents
3/21/2016	3/21/2017	American Bankers Ins. Co. of FL	60029455972015	Flood - Center #2249-001	$500,000 Building $500,000 Contents	$1,250 Building $1,250 Contents
8/16/2016	8/16/2017	Standard Fire Insurance Company	60101835052015	Flood - Center #2265-001	$500,000 Building $500,000 Contents	$1,250 Building $1,250 Contents
1/18/2016	1/18/2017	Wright National Flood Insurance Company	17115088641103	Flood - Center #2178-001	$0 Building $500,000 Contents	$0 Building $50,000 Contents
3/30/2016	3/30/2017	Wright National Flood Insurance Company	9115088625802	Flood - Center #2198-001	$0 Building $500,000 Contents	$0 Building $1,000 Contents
1/8/2016	1/8/2017	Wright National Flood Insurance Company	39115105862002	Flood - Center #2276-001	$0 Building $500,000 Contents	$0 Building $1,000 Contents
11/6/2008	11/6/1959	ReliaStar Life Insurance Company	AD20066900	Key Man Life Insurance - Dr. William Mayoral	$2,000,000	Nil
11/3/2008	11/3/1945	ReliaStar Life Insurance Company	AD20064402	Key Man Life Insurance - Dr. William B. Ruderman	$2,000,000	Nil
8/13/2013	8/13/1964	ReliaStar Life Insurance Company	AD20586653	Key Man Life Insurance - Dr. Matthew Boyer	$2,000,000	Nil
10/1/2015	12/31/2016	Beazley Insurance Company	PH1500223	Breach Response Liability	$10,000,000	$25,000
12/9/2016	12/9/2017	Columbia Casualty Company	NSD6014620695	Professional Liability	$1M / $3M	Nil

64

SCHEDULE 5.20

Annex B

Policy Effective Date	Policy Expiration Date	Named Insured	Policy Number	Coverage Type	Carrier	Premium*	Limits of Insurance	Deductible/ Retention
2/14/2014	2/14/2015	Manatee Surgery Center, LLC	1259099	Directors & Officers	Carolina Casualty Insurance Company	$8,575	$1M D&O/EPL	$15,000
9/1/2013	9/1/2014	Manatee Surgery Center, LLC	CA00143165	Commercial Auto	FCCI Insurance Company	$285	$1M	NIL
9/1/2013	9/1/2014	Manatee Surgery Center, LLC	GL 00091415	General Liability	Federal Insurance Company	$3,829	$1M/$2M	$10,000
12/9/2013	12/9/2014	Manatee Surgery Center, LLC	IJG418010	Professional Liability	General Star Indemnity	$175,767	$1M/$3M	NIL
9/1/2013	9/1/2014	Manatee Surgery Center, LLC	UMB00094455	Umbrella	FCCI Insurance Company	$3,865	$3M	$10,000
1/1/2014	1/1/2015	Manatee Surgery Center, LLC	001-WC14A-67700	Workers Compensation	FCCI Insurance Company	$42,638	$500K/$500K/ $500K	NIL

9/1/2013	9/1/2014	Manatee Surgery Center, LLC	CP00058905	Property	FCCI Insurance Company	$32,963	$3,043,589 Building $1,862,715 BPP $1,800,000 Business Income	$5,000
12/11/2013	12/11/2014	Manatee Surgery Center, LLC	0305-1104	Professional Liab/ General Liab	Darwin Insurance Company	$16,011	$1M/$3M	NIL

4/7/2014	4/7/2015	Meadows Surgery Center, LLC	13 SBA R02274	Property/GL/Auto /UMB	Sentinel Insurance Company	$12,823	$1M/$2M; BPP $3,526,900; M&S $10k/$5k; BI on ALS basis; EPL $10k; HNOA $1M; EBL $1M; $3M UMB (which includes WC 13WBCZP1999)	NIL

65

SCHEDULE 5.20

Annex B

Policy Effective Date	Policy Expiration Date	Named Insured	Policy Number	Coverage Type	Carrier	Premium*	Limits of Insurance	Deductible/ Retention
1/31/2011	Until Cancelled	Meadows Surgery Center, LLC	13BDDFY1148	Crime Bond	Sentinel Insurance Company	$388	500000	NIL
4/7/2014	4/7/2015	Meadows Surgery Center, LLC	13WBCZP1999	Workers Comp	Sentinel Insurance Company	$9,752	$1M/$1M/$1M	NIL
10/30/2013	10/30/2014	Meadows Surgery Center, LLC	EKO3114814	Directors & Officers	National Casualty Company	$10,882	$2M D&O, $2M EPLI, $1M FID	$15,000 EPL
8/15/2013	8/15/2014	South Palm Ambulatory Surgery Center	87048406532013	Flood	Hartford Fire Insurance Company	$3,428	$500K limit	NIL
7/2/2013	7/2/2014	South Palm Ambulatory Surgery Center	G24299326002	Directors & Officers	Westchester Fire Insurance Company	$3,663	$1m/$2m	NIL
8/24/13	8/24/2014	South Palm Ambulatory Surgery Center	LHC740819	Professional Liab/ General Liab	Landmark American Ins Co (RSUI)	$36,625	$1M/$3M	NIL
3/21/2014	3/21/2015	South Palm Ambulatory Surgery Center	MXI-93057167 (COP)	Property	AGCS Marine Insurance Company	$34,197		$5,000
6/1/2013	6/1/2014	Melbourne Surgery Center - Excess Policy	HPE40320940520	Professional Liab/ General Liab Excess	CNA	$23,223	$1M/$1M	NIL

2/2/2015	2/2/2016	Western Pennsylvania Anesthesia Associates, Ltd.	1-GLCM001012	Professional Liability	Healthcare Providers Insurance Exchange	$34,721 MCARE Billed Separately	$500K/$1.5M Physicians $500K/$1.5M Entity $500K/$1.5M MCARE	NIl
2/2/2015	2/2/2016	Western Pennsylvania Anesthesia Associates, Ltd.	1-GLCM001013	Professional Liability	Healthcare Providers Insurance Exchange	$6,806	$500K/$1.5M Designated Medical Employee	NIL
2/2/2015 Cancellation Date		Leena P Shete, MD Western Pennsylvania Anesthesia Associates, Ltd.	1-CMP0000387	Professional Liability - Reporting Endorsement	Healthcare Providers Insurance Exchange	$0	$500K/$1.5M Physicians	NIL

66

SCHEDULE 5.20

Annex B

Policy Effective Date	Policy Expiration Date	Named Insured	Policy Number	Coverage Type	Carrier	Premium*	Limits of Insurance	Deductible/ Retention
8/1/2015	8/1/2016	Tennessee Valley Neonatology, Inc	MP77837	Professional Liability	ProAssurnace Indemnity Company, Inc.	$38,971	$1M/$3M	NIL
8/15/2015	8/15/2016	Physicians Office Partners	37 SBA UX3412 SA	BOP	Hartford Fire Insurance Company	$5,433	$1M/$2M GL Various by Location - BPP	$500 Property
1/1/2015	1/1/2016	Physicians Office Partners	8242-0642	EPL/Fiduciary/Miscellaneous Professional/Cyber/Crime	Federal Insurance Company	$23,374	$1M EPL $1M Fiduciary $1M Maximum Aggregate $1M Cyber $1M Crime	$10,000 EPL NIL Fiduciary $10,000 MP $25K Cyber $1K Crime
3/6/2015	3/6/2016	Radiology Associates of Hollywood, PA	Unknown	Professional Liability	Physicians Professional Liability Risk Retention Group	Unknown	$250K/$750K	NIL
4/1/2015	4/1/2016	Halifax Anesthesiology Associates, PA	Unknown	Professional Liability	Halifax Insurance Plan, Inc.	Unknown	$500K/$1M $1M Group Agg	NIL

67

SCHEDULE 7.2

Website Address for Electronic Financial Reporting

1.	investor.evhc.net

or

2.	ir.emsc.net

68

SCHEDULE 8.11

Affiliate Transactions

None.

69

SCHEDULE 8.13(d)

Third Amendment Effective Date Existing Indebtedness

General

1.	Schedule 1.1(a) is incorporated herein by reference.

2.	Surety Bonds listed on Annex A hereto.

70

SCHEDULE 8.13(d)

Annex A

[See attachment]

71

Surety Report (by Client/Surety)

Bond No.	State	Eff Date Exp Date	Renewal Type	Cancellation Provision		Bond Amount	Premium	Replacing Bond No.	Replaced By Bond No.
AmSurg Corp.

Active Bonds

Western Surety Company

62564367	FL	11/2/2016	Continuous Until Cancelled/Released	60 days NOC		$50,000.00	$375.00	N/A	N/A
		11/2/2017			Requested By:	Monique Crawford

Principal		Obligee			Description
Sheridan Healthcorp, Inc.			State of Florida, Agency for Health Care Administration (AHCA) Filed with: Florida Agency for Healthcare Administration Long Term Care Unit 2727 Mahan Dr., Mail Stop MS 33 Tallahassee, FL 32308-		Medicaid Provider Surety Bond Address: 814 S. Washington Avenue, Titusville, FL 32780-2406

62829917	FL	6/29/2016	Continuous Until Cancelled/Released	60 Days NOC		$50,000.00	$375.00	N/A	N/A
		6/29/2017			Requested By:	Thadius Sankey

Principal		Obligee			Description
Sheridan Healthcorp, Inc.			State of Florida, Agency for Health Care Administration (AHCA) Filed with: Florida Agency for Healthcare Administration Long Term Care Unit 2727 Mahan Dr., Mail Stop MS 33 Tallahassee, FL 32308-		Medicaid Provider Surety Bond Address: 1900 Don Wickman Road, Clermont, FL 34711-1979

62829920	FL	6/29/2016	Continuous Until Cancelled/Released	60 Days NOC		$50,000.00	$375.00	N/A	N/A
		6/29/2017			Requested By:	Thadius Sankey

Principal		Obligee			Description
Sheridan Healthcorp, Inc.			State of Florida, Agency for Health Care Administration (AHCA) Filed with: Florida Agency for Healthcare Administration Long Term Care Unit 2727 Mahan Dr., Mail Stop MS 33 Tallahassee, FL 32308-		Medicaid Provider Surety Bond Address: 1800 Oakley Seaver Drive, Clermont, FL 34711-1916

62829923	FL	6/29/2016	Continuous Until Cancelled/Released	60 Days NOC		$50,000.00	$375.00	N/A	N/A
		6/29/2017			Requested By:	Thadius Sankey

Principal		Obligee			Description
Sheridan Healthcorp, Inc.			State of Florida, Agency for Health Care Administration (AHCA) Filed with: Florida Agency for Healthcare Administration Long Term Care Unit 2727 Mahan Dr., Mail Stop MS 33 Tallahassee, FL 32308-		Medicaid Provider Surety Bond Address: 2040 Oakley Seaver Drive, Suite 100, Clermont, FL 34711-1962

Tuesday, November 15, 2016	Page 1 of 8

Bond No.	State	Eff Date Exp Date	Renewal Type	Cancellation Provision		Bond Amount	Premium	Replacing Bond No.	Replaced By Bond No.
62865556	FL	8/2/2016	Continuous Until Cancelled/Released	60 Days NOC		$50,000.00	$375.00	N/A	N/A
		8/2/2017			Requested By:	Thadius Sankey

Principal		Obligee			Description
Sheridan Healthcorp, Inc.			State of Florida, Agency for Health Care Administration (AHCA) Filed with: Florida Agency for Healthcare Administration Long Term Care Unit 2727 Mahan Dr., Mail Stop MS 33 Tallahassee, FL 32308-		Medicaid Provider Surety Bond Address: 1600 Southeast 17th Street, Ocala, FL 34471-4606

62879191	FL	8/22/2016	Continuous Until Cancelled/Released	60 Days NOC		$50,000.00	$375.00	N/A	N/A
		8/22/2016			Requested By:	Thadius Sankey

Principal		Obligee			Description
Sheridan Healthcorp, Inc.			State of Florida, Agency for Health Care Administration (AHCA) Filed with: Florida Agency for Healthcare Administration Long Term Care Unit 2727 Mahan Dr., Mail Stop MS 33 Tallahassee, FL 32308-		Medicaid Provider Surety Bond Address: 2550 S Douglas Road, Coral Gables, FL 33134-6104

62904899	FL	9/9/2016	Continuous Until Cancelled/Released	60 Days NOC		$50,000.00	$375.00	N/A	N/A
		9/9/2017			Requested By:	Thadius Sankey

Principal		Obligee			Description
Sheridan Healthcorp, Inc.			State of Florida, Agency for Health Care Administration (AHCA) Filed with: Florida Agency for Healthcare Administration Long Term Care Unit 2727 Mahan Dr., Mail Stop MS 33 Tallahassee, FL 32308-		Medicaid Provider Surety Bond Address: 1309 N Flagler Dr. , West Palm Beach, FL 33401-3406

69717160	FL	5/22/2016	Continuous Until Cancelled/Released	60 days NOC		$50,000.00	$375.00	N/A	N/A
		5/22/2017			Requested By:

Principal		Obligee			Description
Sheridan Healthcorp, Inc.			State of Florida, Agency for Health Care Administration (AHCA) Filed with: Florida Agency for Healthcare Administration Long Term Care Unit 2727 Mahan Dr., Mail Stop MS 33 Tallahassee, FL 32308-		Medicaid Provider Surety Bond Address: 60 Memorial Medical Pkwy Palm Coast, FL 32164

70273067	FL	3/26/2016	Continuous Until Cancelled/Released	60 days NOC		$50,000.00	$375.00	N/A	N/A
		3/26/2017			Requested By:

Principal		Obligee			Description
Sheridan Healthcorp, Inc.			State of Florida, Agency for Health Care Administration (AHCA) Filed with: Florida Agency for Healthcare Administration Long Term Care Unit 2727 Mahan Dr., Mail Stop MS 33 Tallahassee, FL 32308-		Medicaid Provider Surety Bond Address: 10101 Forest Hill Blvd, Wellington, FL 33414

Tuesday, November 15, 2016	Page 2 of 8

Bond No.	State	Eff Date Exp Date	Renewal Type	Cancellation Provision		Bond Amount	Premium	Replacing Bond No.	Replaced By Bond No.

70289838	FL	5/1/2016	Continuous Until Cancelled/Released	60 days NOC		$50,000.00	$375.00	N/A	N/A
		5/1/2017			Requested By:

Principal		Obligee			Description
Sheridan Healthcorp, Inc.			State of Florida, Agency for Health Care Administration (AHCA) Filed with: Florida Agency for Healthcare Administration Long Term Care Unit 2727 Mahan Dr., Mail Stop MS 33 Tallahassee, FL 32308-		Medicaid Provider Surety Bond Address: 13001 Southern Blvd, Loxahatchee, FL 33470

70293106	FL	5/7/2016	Continuous Until Cancelled/Released	60 days NOC		$50,000.00	$375.00	N/A	N/A
		5/7/2017			Requested By:

Principal		Obligee			Description
Sheridan Healthcorp, Inc.			State of Florida, Agency for Health Care Administration (AHCA) Filed with: Florida Agency for Healthcare Administration Long Term Care Unit 2727 Mahan Dr., Mail Stop MS 33 Tallahassee, FL 32308-		Medicaid Provider Surety Bond Address: 12961 Palms West Dr., Loxahatchee, FL 33470

70685144	FL	3/18/2016	Continuous Until Cancelled/Released	60 days NOC		$50,000.00	$375.00	N/A	N/A
		3/18/2017			Requested By:

Principal		Obligee			Description
Sheridan Healthcorp, Inc.			State of Florida, Agency for Health Care Administration (AHCA) Filed with: Florida Agency for Healthcare Administration Long Term Care Unit 2727 Mahan Dr., Mail Stop MS 33 Tallahassee, FL 32308-		Medicaid Provider Surety Bond Address: 1150 N 35th Ave #445, Hollywood, FL 33021-5430

70776204	FL	8/14/2016	Continuous Until Cancelled/Released	60 days NOC		$50,000.00	$375.00	N/A	N/A
		8/14/2017			Requested By:

Principal		Obligee			Description
Sheridan Healthcorp, Inc.			State of Florida, Agency for Health Care Administration (AHCA) Filed with: Florida Agency for Healthcare Administration Long Term Care Unit 2727 Mahan Dr., Mail Stop MS 33 Tallahassee, FL 32308-		Medicaid Provider Surety Bond Address: 9100 SW 87th Avenue, Miami, FL 33176

70825184	FL	11/2/2016	Continuous Until Cancelled/Released	60 days NOC		$50,000.00	$375.00	N/A	N/A
		11/2/2017			Requested By:

Principal		Obligee			Description
Sheridan Healthcorp, Inc.			State of Florida, Agency for Health Care Administration (AHCA) Filed with: Florida Agency for Healthcare Administration Long Term Care Unit 2727 Mahan Dr., Mail Stop MS 33 Tallahassee, FL 32308-		Medicaid Provider Surety Bond Address: 21 Hospital Drive, Suite 220, Palm Coast, FL 32164

Tuesday, November 15, 2016	Page 3 of 8

Bond No.	State	Eff Date Exp Date	Renewal Type	Cancellation Provision		Bond Amount	Premium	Replacing Bond No.	Replaced By Bond No.

70881265	FL	3/15/2016	Continuous Until Cancelled/Released	60 days NOC		$50,000.00	$375.00	N/A	N/A
		3/15/2017			Requested By:

Principal		Obligee			Description
Sheridan Healthcorp, Inc.			State of Florida, Agency for Health Care Administration (AHCA) Filed with: Florida Agency for Healthcare Administration Long Term Care Unit 2727 Mahan Dr., Mail Stop MS 33 Tallahassee, FL 32308-		Medicaid Provider Surety Bond Address: 1395 S State Rd 7 #100, Wellington, FL 33414

71124273	FL	7/1/2016	Continuous Until Cancelled/Released	60 days NOC		$50,000.00	$375.00	N/A	N/A
		7/1/2017			Requested By:

Principal		Obligee			Description
Sheridan Healthcorp, Inc.			State of Florida, Agency for Health Care Administration (AHCA) Filed with: Florida Agency for Healthcare Administration Long Term Care Unit 2727 Mahan Dr., Mail Stop MS 33 Tallahassee, FL 32308-		Medicaid Provider Surety Bond Address: 1005 Joe DiMaggio Dr., Hollywood, FL 33021

71158325	FL	9/30/2016	Continuous Until Cancelled/Released	60 days NOC		$50,000.00	$375.00	N/A	N/A
		9/30/2017			Requested By:

Principal		Obligee			Description
Sheridan Healthcorp, Inc.			State of Florida, Agency for Health Care Administration (AHCA) Filed with: Florida Agency for Healthcare Administration Long Term Care Unit 2727 Mahan Dr., Mail Stop MS 33 Tallahassee, FL 32308-		Medicaid Provider Surety Bond Address: 502 West Highland Blvd, Inverness, FL 34952

71430157	FL	6/20/2016	Continuous Until Cancelled/Released	60 days NOC		$50,000.00	$375.00	N/A	N/A
		6/20/2017			Requested By:

Principal		Obligee			Description
Sheridan Healthcorp, Inc.			State of Florida, Agency for Health Care Administration (AHCA) Filed with: Florida Agency for Healthcare Administration Long Term Care Unit 2727 Mahan Dr., Mail Stop MS 33 Tallahassee, FL 32308-		Medicaid Provider Surety Bond Address: 1613 N Harrison Pkwy, #200, Sunrise, FL 33323

RIDERS	Effective Date	Sign/Seal Date	Rider Description	Increased-Decreased By	Return-Addl Premium
	11/14/2014	10/8/2014	Bond cancelled per Monique Crawford	$0.00	Add’l/Return Premium, if any, included above

	6/20/2014	11/10/2014	Bond reinstated per Monique Crawford	$0.00	Add’l/Return Premium, if any, included above

Tuesday, November 15, 2016	Page 4 of 8

Bond No.	State	Eff Date Exp Date	Renewal Type	Cancellation Provision		Bond Amount	Premium	Replacing Bond No.	Replaced By Bond No.

71438883	FL	7/25/2016	Continuous Until Cancelled/Released	60 days NOC		$50,000.00	$375.00	N/A	N/A
		7/25/2017			Requested By:

Principal		Obligee			Description
Sheridan Healthcorp, Inc.			State of Florida, Agency for Health Care Administration (AHCA) Filed with: Florida Agency for Healthcare Administration Long Term Care Unit 2727 Mahan Dr., Mail Stop MS 33 Tallahassee, FL 32308-		Medicaid Provider Surety Bond Address: 8383 N. Davis Hwy. Pensacola, FL 32514

71438889	FL	7/25/2016	Continuous Until Cancelled/Released	60 days NOC		$50,000.00	$375.00	N/A	N/A
		7/25/2017			Requested By:

Principal		Obligee			Description
Sheridan Healthcorp, Inc.			State of Florida, Agency for Health Care Administration (AHCA) Filed with: Florida Agency for Healthcare Administration Long Term Care Unit 2727 Mahan Dr., Mail Stop MS 33 Tallahassee, FL 32308-		Medicaid Provider Surety Bond Address: 1431 S. W.1st Avenue, Ocala, FL 34471

71438892	FL	7/25/2016	Continuous Until Cancelled/Released	60 days NOC		$50,000.00	$375.00	N/A	N/A
		7/25/2017			Requested By:

Principal		Obligee			Description
Sheridan Healthcorp. Inc.			State of Florida, Agency for Health Care Administration (AHCA) Filed with: Florida Agency for Healthcare Administration Long Term Care Unit 2727 Mahan Dr., Mail Stop MS 33 Tallahassee, FL 32308-		Medicaid Provider Surety Bond Address: 4600 S. W. 46th Ct., Ocala, FL 34474

71439894	FL	7/25/2016	Continuous Until Cancelled/Released	60 days NOC		$50,000.00	$375.00	N/A	N/A
		7/25/2017			Requested By:

Principal		Obligee			Description
Sheridan Healthcorp, Inc.			State of Florida, Agency for Health Care Administration (AHCA) Filed with: Florida Agency for Healthcare Administration Long Term Care Unit 2727 Mahan Dr., Mail Stop MS 33 Tallahassee, FL 32308-		Medicaid Provider Surety Bond Address: 1000 Mar-Walt Dr., Fort Walton Beach, FL 32547

71467292	FL	10/11/2016	Continuous Until Cancelled/Released	60 days NOC		$50,000.00	$375.00	N/A	N/A
		10/11/2017			Requested By:

Principal		Obligee			Description
Sheridan Healthcorp, Inc.			State of Florida, Agency for Health Care Administration (AHCA) Filed with: Florida Agency for Healthcare Administration Long Term Care Unit 2727 Mahan Dr., Mail Stop MS 33 Tallahassee, FL 32308-		Medicaid Provider Surety Bond Address: 95 Bulldog Blvd., Ste. 104, Melbourne, FL 32901

Tuesday, November 15, 2016	Page 5 of 8

Bond No.	State	Eff Date Exp Date	Renewal Type	Cancellation Provision		Bond Amount	Premium	Replacing Bond No.	Replaced By Bond No.

71473854	FL	11/1/2016	Continuous Until Cancelled/Released	60 days NOC		$50,000.00	$375.00	N/A	N/A
		11/1/2017			Requested By:

Principal		Obligee			Description
Sheridan Heatlhcorp, Inc.			State of Florida, Agency for Health Care Administration (AHCA) Filed with: Florida Agency for Healthcare Administration Long Term Care Unit 2727 Mahan Dr., Mail Stop MS 33 Tallahassee, FL 32308-		Medicaid Provider Surety Bond Address: 3201 South Tamiami Trail, Sarasota, FL 34239

71492069	FL	1/1/2016	Continuous Until Cancelled/Released	60 days NOC		$50,000.00	$375.00	N/A	N/A
		1/1/2017			Requested By:

Principal		Obligee			Description
Sheridan Healthcorp, Inc.			State of Florida, Agency for Health Care Administration (AHCA) Filed with: Florida Agency for Healthcare Administration Long Term Care Unit 2727 Mahan Dr., Mail Stop MS 33 Tallahassee, FL 32308-		Medicaid Provider Surety Bond Address: 701 6th Street South Saint Petersburg, FL 33701

71492097	FL	1/1/2016	Continuous Until Cancelled/Released	60 days NOC		$50,000.00	$375.00	N/A	N/A
		1/1/2017			Requested By:

Principal		Obligee			Description
Sheridan Healthcorp, Inc.			State of Florida, Agency for Health Care Administration (AHCA) Filed with: Florida Agency for Healthcare Administration Long Term Care Unit 2727 Mahan Dr., Mail Stop MS 33 Tallahassee, FL 32308-		Medicaid Provider Surety Bond Address: 603 7th Street South Saint Petersburg, FL 33701

71588213	FL	10/1/2016	Continuous Until Cancelled/Released	60 Days NOC		$50,000.00	$375.00	N/A	N/A
		10/1/2017			Requested By: Monique Crawford

Principal		Obligee			Description
Sheridan Healthcorp, Inc.			State of Florida, Agency for Health Care Administration (AHCA) Filed with: Florida Agency for Healthcare Administration Long Term Care Unit 2727 Mahan Dr., Mail Stop MS 33 Tallahassee, FL 32308-		Medicaid Provider Surety Bond Address: 1401 West Seminole Blvd., Sanford, FL 32771 Seminole County

71590690	FL	11/1/2016	Continuous Until Cancelled/Released	60 Days NOC		$50,000.00	$375.00	N/A	N/A
		11/1/2017			Requested By: Monique Crawford

Principal		Obligee			Description
Sheridan Healthcorp, Inc.			State of Florida, Agency for Health Care Administration (AHCA) Filed with: Florida Agency for Healthcare Administration Long Term Care Unit 2727 Mahan Dr., Mail Stop MS 33 Tallahassee, FL 32308-		Medicaid Provider Surety Bond Address: 1041 Dunlawton Avenue, Port Orange, FL 32127 Volusia County

Tuesday, November 15, 2016	Page 6 of 8

Bond No.	State	Eff Date Exp Date	Renewal Type	Cancellation Provision		Bond Amount	Premium	Replacing Bond No.	Replaced By Bond No.

71590694	FL	11/1/2016	Continuous Until Cancelled/Released	60 Days NOC		$50,000.00	$375.00	N/A	N/A
		11/1/2017			Requested By: Monique Crawford

Principal		Obligee			Description
Sheridan Healthcorp, Inc.			State of Florida, Agency for Health Care Administration (AHCA) Filed with: Florida Agency for Healthcare Administration Long Term Care Unit 2727 Mahan Dr., Mail Stop MS 33 Tallahassee, FL 32308-		Medicaid Provider Surety Bond Address: 303 N. Clyde Morris Blvd., Daytona Beach, FL 32114 Volusia County

71623140	FL	2/1/2016	Continuous Until Cancelled/Released	60 days NOC		$50,000.00	$0.00	N/A	N/A
		2/1/2017			Requested By: Monique Crawford

Principal		Obligee			Description
Sheridan Healthcorp, Inc.			State of Florida, Agency for Health Care Administration (AHCA) Filed with: Florida Agency for Healthcare Administration Long Term Care Unit 2727 Mahan Dr., Mail Stop MS 33 Tallahassee, FL 32308-		Medicaid Provider Surety Bond Address: 449 W 23rd Street, Panama City, FL 32405

71663111	FL	5/1/2016	Continuous Until Cancelled/Released	60 days NOC		$50,000.00	$375.00
		5/1/2017			Requested By: Monique Crawford

Principal		Obligee			Description
Sheridan Healthcorp, Inc.			State of Florida, Agency for Health Care Administration (AHCA) Filed with: Florida Agency for Healthcare Administration Long Term Care Unit 2727 Mahan Dr., Mail Stop MS 33 Tallahassee, FL 32308-		Medicaid Provider Surety Bond Address: 6110 SW 70th Street, South Miami, FL 33143

71676654	FL	6/29/2016	Continuous Until Cancelled/Released	60 Days NOC		$50,000.00	$375.00
		6/29/2017			Requested By: Monique Crawford

Principal		Obligee			Description
Sheridan Healthcorp, Inc.			State of Florida, Agency for Health Care Administration (AHCA) Filed with: Florida Agency for Healthcare Administration Long Term Care Unit 2727 Mahan Dr., Mail Stop MS 33 Tallahassee, FL 32308-		Medicaid Provider Surety Bond Address: 4500 Newberry Road, Gainesville, FL 32607

71683071	FL	7/1/2016	Continuous Until Cancelled/Released	60 Days NOC		$50,000.00	$375.00
		7/1/2017			Requested By: Monique Crawford

Tuesday, November 15, 2016	Page 7 of 8

Bond No.	State	Eff Date Exp Date	Renewal Type	Cancellation Provision		Bond Amount	Premium	Replacing Bond No.	Replaced By Bond No.

Principal		Obligee			Description
Sheridan Healthcorp, Inc.			State of Florida, Agency for Health Care Administration (AHCA) Filed with: Florida Agency for Healthcare Administration Long Term Care Unit 2727 Mahan Dr., Mail Stop MS 33 Tallahassee, FL 32308-		Medicaid Provider Surety Bond Address: 1200 37th Street, Vero Beach, FL 32960

Total for Western Surety Company						$1,650,000.00	$12,000.00

Total for Active Bonds						$1,650,000.00	$12,000.00

Total for AmSurg Corp.						$1,650,000.00	$12,000.00

Tuesday, November 15, 2016	Page 8 of 8

SCHEDULE 8.14(b)

Existing Liens

Debtor	Jurisdiction	Secured Party / Other Obligee	Collateral / Amount	File Date	File Number
Air Ambulance Specialists, Inc.	Colorado	CapitalSource Bank	Equipment	12/7/12 1/11/13	20122075348 20132004029
American Medical Response Ambulance Service, Inc.	Delaware	Var Resources, LLC.	Equipment	12/6/13	2013 4951852
American Medical Response of Southern California	US District Court	National Emergency Medical Services Association	Judgment	8/1/11	Case No. 2:10-cv-09672-JHN-MANx
American Medical Response West	US District Court	National Emergency Medical Services Association	Judgment	1/31/12	Case No. 1:11-CV-00077-AWI-GSA
Bowers Companies, Inc.	California	Timepayment Corporation	Equipment	10/15/12	12-7333728329
Gem City Home Care, LLC.	Ohio	U.S. Bank Equipment Finance, A Division of U.S. Bank National Association	Equipment	2/13/13	OH00164820671
Gem City Home Care, LLC.	Ohio	U.S. Bank Equipment Finance, A Division of U.S. Bank National Association	Equipment	2/22/13	OH00164996389
Guardian Healthcare Holdings, Inc.	Delaware	Ricoh USA Inc	Equipment	1/18/13	2013 0253105
Guardian Health Care, Inc.	Travis County District Court	Texas State Board of Nurse Examiners	Judgment	4/5/07	Cause No. D-1-GN-06-003773
Medstat Ems, Inc.	Mississippi	Dell Financial Services L.L.C.	Equipment	12/30/08 9/17/13	20080282957E 20131141453B
Medstat Ems, Inc.	Mississippi	Dell Financial Services L.L.C.	Equipment	2/1/11 1/13/16	20110309857A 20161870135B
Physicians & Surgeons Ambulance Service, Inc.	Summit County Recorder, OH	Ohio Department of Job and Family Services	Tax	6/6/15	UC130106
Professional Medical Transport, Inc.	Maricopa County Superior Court, AZ	Virgil Nephew	Judgment	8/7/15	TJ2015-005165
Randle Eastern Ambulance Service, Inc.	Florida	State of Florida, Department of Revenue	Judgment	10/5/16	J16000658694

72

SCHEDULE 8.14(b)

Debtor	Jurisdiction	Secured Party / Other Obligee	Collateral / Amount	File Date	File Number
Rose Radiology, LLC	US District Court	Lisa Corbett and Avant & Mitchell, P.C.	Judgment	10/26/11	Case No. 1:10-cv-00773-SS
Rural/Metro Corporation	Delaware	CCA Financial, LLC	All personal property subject to the Master Lease Agreement dated 12/14/05	12/15/05 10/29/15	5389321 2 20155217186
Rural/Metro Corporation	Delaware	CCA Financial, LLC	All personal property subject to the Master Lease Agreement dated 1/14/10	1/25/10 12/1/14	2010 0255665 2014 4821732
Rural/Metro Corporation	Delaware	Qwest Communications Company, LLC	Equipment	12/15/11	2011 4828433
Rural/Metro Corporation	Delaware	Team Financial Group, Inc.	Equipment	6/11/14	2014 2264208
Rural/Metro of Northern California, Inc.	Delaware	BMO Harris Bank National Association	Lease	6/10/13 7/29/13	2013 2290295 2013 3034619
Rural/Metro Operating Company, LLC	Delaware	Northwest Savings Bank	Equipment	6/6/12 12/10/12	2012 2160838 2012 4778314
Rural/Metro Operating Company, LLC	Delaware	U.S. Bank Equipment Finance, A Division of U.S. Bank National Association	Equipment	3/1/13	2013 0813353
Rural/Metro Operating Company, LLC	Delaware	U.S. Bank Equipment Finance, A Division of U.S. Bank National Association	Equipment	3/1/13	2013 0814989
SW General, Inc.	Maricopa County Recorder, AZ	Steve M. Tidmore, Tidmore Law Offices, L.L.P. and Daniel S. Ho, Law Offices of Ho & Greene, P.L.L.C.	Judgment	12/5/13	20131038640
T.M.S. Management Group, Inc.	Florida	Dell Financial Services L.L.C.	Equipment	1/18/13	201308276670
Troup County Emergency Medical Services, Inc.	Georgia	Bank of America, N.A.	Equipment	2/14/05	033-2005-001450
North Florida Perinatal Associates, Inc.	Florida Secretary of State	General Electric Capital Corporation	Equipment	3/26/14	201401000175

73

SCHEDULE 8.14(b)

Debtor	Jurisdiction	Secured Party / Other Obligee	Collateral / Amount	File Date	File Number
Physician Office Partners, Inc.	Kansas Secretary of State	Sumner Group, Inc.	Equipment	5/13/13 6/5/13 8/10/15 2/16/16 4/11/16 9/20/16	100368953 100456071 104411964 106478102 107364566 109241481
Physician Office Partners, Inc.	Kansas Secretary of State	Toshiba Financial Services	Equipment	1/4/16	72119220
Sheridan Healthcorp, Inc.	Florida Secured Transaction Registry	Xerox Financial Services	Equipment	7/25/14 2/26/15 11/17/15 12/21/15 4/29/16 9/23/16	201401881147 201503157804 20150573888X 201506038032 20160746455X 201608948429
Sheridan Healthcorp, Inc.	Florida Secured Transaction Registry	General Electric Capital Corporation	Equipment	6/29/15 6/29/15 6/29/15 6/29/15 6/29/15 6/30/15 6/30/15 6/30/15 6/30/15 8/19/15 9/29/15 11/5/15 11/16/15	201504257144 201504257438 201504257489 201504257527 201504266119 20150427572X 201504275738 201504276076 201504273581 201504754156 201505166053 201505643293 201505724811
Sheridan Healthcorp, Inc.	Florida Secured Transaction Registry	GE HFS, LLC	Equipment	8/5/16	201608377731
Valley Anesthesiology Consultants, Ltd.	Arizona Secretary of State	CIT Finance, LLC	Equipment	7/10/12	201216984418
Valley Anesthesiology Consultants, Ltd.	Arizona Secretary of State	Cisco Systems Capital CRP	Equipment	12/14/12	201217201232
Valley Anesthesiology Consultants, Ltd.	Arizona Secretary of State	GE HFS, LLC	Equipment	5/30/13 5/30/13 11/24/14	201317413236 201317413329 201400364850
Valley Anesthesiology Consultants, Ltd.	Arizona Secretary of State	Everbank Commercial Finance, Inc.	Equipment	5/12/15	201500164137

74

SCHEDULE 8.14(b)

Debtor	Jurisdiction	Secured Party / Other Obligee	Collateral / Amount	File Date	File Number
AmSurg Corp. (predecessor by merger to Envision Healthcare Corporation)	Tennessee Secretary of State	Kingsbridge Holdings, LLC	Equipment	10/4/13	420535029

Liens securing debt listed on Schedule 1.1(a).

Pledge, Collateral Assignment and Control Agreement dated November 30, 2016, among AmSurg Corp., Citibank, N.A., as Secured Party, and Citibank, N.A., as Collateral Agent, which collateralizes continuing letter of credit obligations.

75